UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Clinigence Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies: 587,357,079 shares of Common Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $4.30*
	(4)	Proposed maximum aggregate value of transaction: $2,525,635,439.70
	(5)	Total fee paid: $234,126.41**

* Per share price based on the average of the high and low prices of Clinigence Holdings, Inc. Common Stock as reported on the OTC on February 1, 2022.

** The fee has been calculated at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate value of the transaction.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

To the stockholders of Clinigence Holdings, Inc.:

On November 23, 2021, Clinigence Holdings, Inc., a Delaware corporation (“Clinigence” or the “Company”), Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), Nutex Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Clinigence (“Merger Sub”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex (the “Nutex Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Nutex, with Nutex continuing as the surviving entity and a wholly owned subsidiary of Clinigence, on the terms and conditions set forth in the Merger Agreement (the “Merger”). The board of directors of Clinigence has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. If consummated, the Merger will be made effective at the time of filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware or at such later time as agreed to by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

In connection with the Merger Agreement, Nutex Holdco has entered into Contribution Agreements with holders of equity interests (“Nutex Members”) of subsidiaries and affiliates of Nutex Holdco and MHH (collectively, the “Nutex Subsidiaries”) pursuant to which such Nutex Members have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex Holdco in exchange for specified equity interests in Nutex Holdco (collectively, the “Contribution Transaction”), with the consummation of the Contribution Transaction occurring immediately prior to the Effective Time.

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals (each as defined on page 4) the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals (as defined on page 4), the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals.. EBITDA, a non-GAAP financial measure, is used solely in the calculation of value. It is and is not intended to be used as measure of financial liquidity or performance.

The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement. In addition, under the terms of the Contribution Agreements owners of the Under Construction Hospitals and Ramping Hospitals may be entitled to additional shares of Company Common Stock as set forth in “THE MERGER AGREEMENT – Additional Issuance of Company Common Stock” on page 62.

The common stock of Clinigence is currently quoted on OTC Pink Sheets and traded under the symbol “CLNH.” Clinigence has applied for listing of its common stock on the NASDAQ Capital Market to be effective as of the closing of the Merger. No assurance can be given that Clinigence’s application will be approved and if not, whether Nutex Holdco will waive this closing condition. On November 22, 2021, the last full trading day before the announcement of the Merger, the last reported sale price of Company Common Stock was $4.15 per share, and, on February 1, 2022, the latest practicable date prior to the date of this proxy statement, the last reported sale price of Company Common Stock was $4.30 per share.

The Merger has been structured to qualify as a tax-deferred transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Clinigence will hold a special meeting of its stockholders in lieu of its annual meeting (the “Special Meeting”). Clinigence stockholders will be asked to consider and vote on the following proposals (the “Proposals”):

(i) to approve the Merger between Merger Sub and Nutex Holdco pursuant to the terms and conditions of the Merger Agreement, the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of Company Common Stock to Nutex Members as merger consideration in the Merger (the “Merger Proposal”);

(ii) to approve an amended and restated Certificate of Incorporation of the Company (the “Restated Charter Proposal”);

(iii) to approve the second amended and restated Bylaws of the Company (the “Restated Bylaws Proposal”);

(iv) to approve and adopt the Amended and Restated Nutex 2022 Equity Incentive Plan (the “Option Plan Proposal”),

(v) to elect seven directors to serve as members of the board of directors of Clinigence (the “Board”) (the “Election of Directors Proposal”);

(vi) to approve, in a non-binding advisory vote, the “golden parachute” compensation that may become vested and payable to our named executive officers in connection with the Merger as disclosed on the Golden Parachute Compensation table on page 57 of this Proxy Statement (the “Golden Parachute Proposal”);

(vii) to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (the “Auditor Ratification Proposal”); and

(viii) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting there are not sufficient votes to approve one or more proposals presented to Clinigence stockholders for vote (the “Adjournment Proposal”).

The Special Meeting will be held on [●], 2022 at Noon Eastern Time, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, Florida 33304.

Completion of the Merger is conditioned upon the satisfaction or waiver of all closing conditions under the Merger Agreement, including the listing of the Company Common Stock on the NASDAQ Capital Market and the adoption and approval of the Merger Proposal by the affirmative vote of holders of a majority of the shares of Company Common Stock.

The Board determined that it is advisable and in the best interest of Clinigence and its stockholders for Clinigence to enter into the Merger Agreement and the Board authorized and approved the terms of the Merger Agreement and the transactions contemplated thereby, and recommends that Clinigence stockholders vote “FOR” the Merger Proposal, “FOR” the Restated Charter Proposal, “FOR” the Restated Bylaws Proposal, “FOR” the Option Plan Proposal, “FOR” each of the directors in the Election of Directors Proposal, “FOR” the approval of the nonbinding advisory Golden Parachute Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal.

This proxy statement provides you with important information about the Special Meeting and about Clinigence and Nutex and the proposed Merger and other transactions and documents related to the Merger.

Please carefully read this entire proxy statement, including “RISK FACTORS” beginning on page 23.

Your vote is very important. Whether or not you plan to attend the Special Meeting of Clinigence, please take the time to vote by completing and returning the enclosed proxy card to Clinigence or by granting your proxy electronically over the Internet or by telephone. If your shares are held in “street name,” you must instruct your broker in order to vote on all proposals.

Sincerely,

Warren Hosseinion, M.D.
Chief Executive Officer
Clinigence Holdings, Inc.

This proxy statement is dated [●], 2022 and is first being mailed to Clinigence stockholders on or about [●], 2022.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

i

CLINIGENCE HOLDINGS, INC.

2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, Florida 33304

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2022

To the Stockholders of Clinigence Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders in lieu of an annual meeting (the “Special Meeting”) of Clinigence Holdings, Inc., a Delaware corporation (“Clinigence” or the “Company”), will be held on [●], 2022, at Noon Eastern Time, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, Florida 33304, to consider and vote upon the following matters (collectively, the “Proposals”):

(1) The Merger Proposal — to approve the merger between Nutex Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Clinigence (“Merger Sub”), and Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 23, 2021, among Clinigence, Merger Sub, Nutex Holdco, Micro Hospital Holding LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections) and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex Holdco (the “Nutex Representative”), and the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of common stock of Clinigence (the “Company Common Stock”) to Nutex Members as merger consideration in the Merger (the “Merger Proposal”);

(2) The Restated Charter Proposal – to approve an Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the Company (the “Restated Charter Proposal”);

(3) The Restated Bylaws Proposal – to approve the Second Amended and Restated Bylaws (the “Restated Bylaws”) of the Company (the “Restated Bylaws Proposal”);

(4) The Option Plan Proposal – to approve and adopt the Amended and Restated Nutex 2022 Equity Incentive Plan (the “Option Plan Proposal”);

(5) The Election of Directors Proposal – to elect seven directors to serve as members of the board of directors of Clinigence (the “Board”) (the “Election of Directors Proposal”);

(6) Say on Golden Parachute Advisory Vote – to approve, in a non-binding advisory vote, the “golden parachute” compensation that may become vested and payable to our named executive officers in connection with the merger as disclosed on the Golden Parachute Compensation table on page 57 of this proxy statement (the “Golden Parachute Proposal”);

(7) The Auditor Ratification Proposal - to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (the “Auditor Ratification Proposal”); and

(8) The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

The Board has fixed the close of business on January 27, 2022, as the record date for the Special Meeting (the “Record Date”). Only holders of record of shares of Company Common Stock at the close of business on such date are entitled to receive notice of, and vote at, the Special Meeting or at any postponements or adjournments of the Special Meeting. A complete list of stockholders of record of Clinigence entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Approval of each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting. The Restated Bylaws Proposal requires the affirmative vote of at least 66.667% of the total shares entitled to vote present in person or represented by proxy at the Special Meeting. The election of each of the directors in the Election of Directors Proposal requires a plurality of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

THE BOARD DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTEREST OF CLINIGENCE AND ITS STOCKHOLDERS TO ENTER INTO THE MERGER AGREEMENT AND THE BOARD HAS AUTHORIZED AND APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL, “FOR” the Restated Charter Proposal, “FOR” the Restated Bylaws Proposal, “FOR” the Option Plan Proposal, “FOR” EACH OF THE DIRECTORS NAMED IN THE ELECTION OF DIRECTORS PROPOSAL, “FOR” THE GOLDEN PARACHUTE PROPOSAL, “FOR” THE AUDITOR RATIFICATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL

Your vote is very important. If your shares are registered in your name as a stockholder of record of Clinigence, whether or not you expect to attend the Special Meeting, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in “street name” through a broker, trust, bank or other nominee, and you received the notice of the Special Meeting through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary to instruct such broker or other intermediary how to vote your shares or contact your broker or other intermediary directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2022: This notice is not a form for voting and presents only an overview of the more complete proxy statement. We urge you to read the accompanying proxy statement, including its annexes and the section entitled “RISK FACTORS” beginning on page 23, carefully and in their entirety. Copies of the proxy statement and the accompanying proxy card are available, without charge on the internet at www.proxyvote.com and can be obtained by calling 1 (800) 690-6903 or sending an e-mail to info@clinigencehealth.com. To obtain timely delivery, Clinigence stockholders must request the materials no later than five business days prior to the Special Meeting. If you have any questions concerning the Proposals, the Special Meeting of stockholders or the accompanying proxy statement or need help voting your shares of Company Common Stock please contact Elisa Luqman at (954) 449-0641.

By Order of the Board of Directors,

/s/ Warren Hosseinion, M.D.
Warren Hosseinion, M.D.
Chairman of the Board of Directors

ii

SUMMARY	1
Parties Involved in the Merger	2
The Merger	6
Recommendation of Clinigence’s Board of Directors	7
Clinigence’s Reasons for the Merger	7
The Clinigence Special Meeting	8
Interests of Directors and Executive Officers of Clinigence in the Merger	9
Board Composition and Management of Clinigence after the Merger	9
Dissenters’ Rights	10
No Solicitation	10
Conditions to Completion of the Merger	11
Termination of Merger Agreement	12
Other Parties to the Merger Agreement	13
Federal Securities Laws	13
Accounting Treatment	13
Considerations with Respect to U.S. Federal Income Tax Consequences of the Merger	14
Regulatory Approvals	14
Opinion of The Benchmark Company, LLC	14
QUESTIONS AND ANSWERS	15
FORWARD-LOOKING STATEMENTS	22
RISK FACTORS	23
THE SPECIAL MEETING	33
General	33
Date, Time and Place	33
Purpose of the Clinigence Special Meeting	33
Recommendation of the Clinigence Board of Directors	33
Clinigence Record Date and Quorum	34
Vote Required for Approval	34
Abstentions, Failure to Vote and Broker Non-Votes	34
Manner of Submitting Proxy	35
Shares Held in Street Name	36
Revocation of Proxies and Voting Instructions	36
Tabulation of Votes	36
Solicitation of Proxies	36
Assistance	36
THE MERGER	37
General	37
Background of the Merger	38
Clinigence’s Reasons for the Merger	43
Opinion of Clinigence’s Financial Advisor	45
Restrictions on Sales of Shares of Company Common Stock Received in the Merger	51
U.S. Federal Income Tax Considerations	51
Ownership of Clinigence Following the Merger	51
Board Composition and Management of Clinigence after the Merger	51
Director Independence	53
Legal Proceedings	54
Compliance with Section 16(a) Beneficial Ownership Reporting Compliance	54
Certain Relationships/Related Party Transactions	54
Family Relationships	54
Interests of Clinigence’s Directors and Executive Officers in the Merger	54
Golden Parachute Compensation	56
Regulatory Approvals Required for the Merger	58
Dissenters’ Rights	58
Accounting Treatment	58
NASDAQ Market Listing	58
Federal Securities Laws	58
THE MERGER AGREEMENT	60
Form, Effective Time and Closing of Merger	60
Directors and Officers of Combined Company	60
Effects of Merger; Merger Consideration	61
Exchange Procedures	62
Representations and Warranties	62
Covenants and Agreements	65
Conditions to Completion of the Merger	66
Termination of the Merger Agreement	68
Effect of Termination	68
Termination Fees; Expenses in Connection with the Termination	69
Miscellaneous Provisions	69
PROPOSALS SUBMITTED TO CLINIGENCE STOCKHOLDERS	71
PROPOSAL 1 APPROVAL OF THE MERGER PROPOSAL	71
Required Vote	72
Recommendation of the Clinigence Board of Directors	72
PROPOSAL 2 APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	73
Proposal	73
Summary of Amendments	73
Required Vote	73
Recommendation of the Clinigence Board of Directors	73
PROPOSAL 3 APPROVAL OF RESTATED BYLAWS	74
Proposal	74
Summary of Amendments to the Restated Bylaws	74
Required Vote	74
Recommendation of the Clinigence Board of Directors	74
PROPOSAL 4 APPROVAL OF THE AMENDED AND RESTATED NUTEX 2022 EQUITY INCENTIVE PLAN	75
Overview	75
Purpose of the 2022 Plan	75
Summary of the Material Terms of the 2022 Plan	75
Required Vote	80
Recommendation of the Clinigence Board of Directors	80
PROPOSAL 5 APPROVAL OF THE ELECTION OF DIRECTORS PROPOSAL	81
General	81
Nominees for Election as Directors	81
Vote Required for Approval.	84
Recommendation of the Clinigence Board of Directors	84
PROPOSAL 6 APPROVAL OF THE GOLDEN PARACHUTE PROPOSAL	85
Vote Required for Approval	85
Recommendation of the Clinigence Board of Directors	85
PROPOSAL 7 AUDITOR RATIFICATION PROPOSAL	86
Principal Accountant Fees and Services	86
Vote Required for Approval	86
Recommendation of the Clinigence Board of Directors	86
PROPOSAL 8 APPROVAL OF THE ADJOURNMENT PROPOSAL	87
Vote Required for Approval	87
Recommendation of the Clinigence Board of Directors	87
ABOUT NUTEX	88
NUTEX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	97
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	112
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	113
FUTURE STOCKHOLDER PROPOSALS	122
WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE	123
INDEX TO NUTEX HOLDCO, LLC FINANCIAL STATEMENTS	124

ANNEXES

Annex A - Merger Agreement

Annex B - Amended and Restated Certificate of Incorporation

Annex C – Second Amended and Restated Bylaws

Annex D – Amended and Restated Option Plan

Annex E – Fairness Opinion

iii

SUMMARY

This Summary, together with the following section titled “Questions and Answers,” highlights selected information from this proxy statement. This Summary and the Questions and Answers section do not contain all of the information that may be important to you. You should read carefully the entire proxy statement for a more complete understanding of the matters being considered at the Special Meeting. This Summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this Summary. This proxy statement is dated [●], 2022 and is first being mailed to stockholders of record on or about [●], 2022.

In this proxy statement, the terms “Clinigence,” the “Company,” “we,” “us” and “our” refer to Clinigence Holdings, Inc. and, where appropriate, its subsidiaries. We refer to Nutex Acquisition LLC as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Nutex Holdco with Nutex Holdco continuing as the surviving corporation and all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of November 23, 2021, as may be amended from time to time, among Clinigence, Merger Sub, Nutex Health Holdco LLC, Micro Hospital Holding LLC (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex Holdco (the “Nutex Representative”), a copy of which is included as Annex A to this proxy statement. Nutex, following the consummation of the merger, is sometimes referred to herein as the “surviving corporation.” The Nutex entities currently in existence and before the Contribution Transaction (see below), which will occur immediately prior to and contingent upon the merger, are referred to herein as the “Nutex Entities” or “Nutex.” In this document, earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure, is used solely for the determination of the value of the participating Nutex hospital interests and is not intended to be used as measure of financial liquidity or performance.

Summary Term Sheet

Merger

Clinigence will merge its newly formed subsidiary, Merger Sub, with and into Nutex Holdco, with Nutex Holdco surviving as a wholly owned subsidiary of Clinigence. As a result of the merger, Clinigence will change its name to “Nutex Health Inc.”

NASDAQ Listing	We have applied for listing of the existing shares of the Company and the shares to be issued in the merger on the NASDAQ Capital Market under the trading symbol “NUTX.”
Post-Merger Ownership	Former members of Nutex Holdco will receive approximately 92.42% of shares of Nutex Health Inc. outstanding as a result of the Merger.
Exchange Ratio

Clinigence will issue 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share, for each unit representing a membership interest (“Nutex Membership Interests”) in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (see –“Contribution Transaction” below).

Merger Consideration	The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80.
Adjustment to Merger Consideration

The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests, taking into account any new debt incurred by Nutex Holdco to finance such redemptions.

The aggregate Merger Consideration will be increased by 2,500,000 shares of Company Common Stock which is equal to the number of shares of Company Common Stock to be issued by Clinigence to a consultant as required under the Merger Agreement.

Contribution Transaction

Doctor owners with ownership interests in Nutex-affiliated (i) Under Construction Hospitals and (ii) Mature and Ramping Hospitals representing 84.21% of the aggregate equity value of ten times TTM EBITDA, (as defined below) of the Mature and Ramping Hospitals and the Under Construction Hospitals have agreed, contingent upon the closing of the merger, to contribute all or a portion of their ownership interests in their respective hospitals to Nutex Holdco in exchange for membership interests in Nutex Holdco. Such hospitals will become partially or wholly owned subsidiaries of Nutex Holdco. See “The Nutex Entities—Nutex-affiliated Hospitals.”

Immediately prior to the merger, Nutex Holdco will issue membership interests to the participating Nutex doctor owners equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the capital contribution amounts received from the contributing owners of the Under Construction Hospitals.

Risk Factors	The proposed merger involves numerous risks, see “Risk Factors.”

1

Parties Involved in the Merger

Clinigence Holdings, Inc.
2455 East Sunrise Blvd., Suite 1204
Fort Lauderdale, FL 33304
Tel: (954) 449-0641

i) Clinigence Holdings, Inc.

The Company is a technology-enabled population health management company that manages risk-bearing provider networks. Our holding company wholly-owns the following entities:

ii) Clinigence Health, Inc.:

Clinigence Health, Inc. (“Clinigence Health”) is a healthcare information technology company with a cloud-based platform that enables healthcare organizations to provide value-based care and population health management (“PHM”). Our proprietary cloud-based PHM platform extracts claims and clinical data from multiple EHR and claims systems, which it then uses to report clinical quality measures, gaps in care, risk-stratification of patients, utilization statistics on every provider, predictive analytics, provider scorecard and other critical information. The platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. The Clinigence Health platform provides turnkey Software as a Service (“SaaS”) solutions that enable connected intelligence across the care continuum by transforming significant amounts of data into actionable insights. Clinigence Health’s solutions help healthcare organizations improve the quality and cost effectiveness of care, enhance population health management, and optimize provider networks, and enables risk-bearing organizations to achieve their objectives on the path to value-based care.

2

iii) AHP Health Management Services, Inc.:

AHP Health Management Services, Inc. (“AHP Management”) and its affiliate, Associated Hispanic Physicians of Southern California IPA, A Medical Corporation (“AHPIPA”), provide care for approximately 22,000 patients in Los Angeles through a network of 141 primary care physicians and 660 specialists. AHPIPA is a risk-bearing organization that contracts with multiple health plans and receives per member, per month (“PMPM”) capitation payments to care for its patients.

iv) Procare Health Inc.:

Procare Health, Inc. (“Procare”) is a leading management services organization (“MSO”) that provides services for one health plan and three independent physician associations (“IPAs”) in Southern and Northern California. Services include claims administration, credentialing, compliance, quality management, utilization management, contracting, provider relations, member relations, care management and other services.

v) Accountable Healthcare America, Inc.

Accountable Healthcare America, Inc. (“AHA”) provides population health management and medical management services.

Nutex Acquisition LLC

2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, FL 33304

Tel: (954) 449-0641

Nutex Acquisition LLC, a Delaware limited liability company, is a wholly owned subsidiary of Clinigence that was recently formed solely for the purpose of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement. It is not engaged in any business and has no material assets. In the Merger, Merger Sub will merge with and into Nutex, with Nutex surviving the Merger as Clinigence’s wholly owned subsidiary, and Merger Sub will cease to exist.

The Nutex Entities

Description of the Business

Based in Houston, Texas and founded in 2011, the Nutex Entities operate a network of micro hospitals that provide comprehensive and high-quality 24/7 care. Nutex Health, LLC (“Nutex Health”), owned 100% by Thomas T. Vo, M.D., is a healthcare service provider and facility management firm. Dr. Vo also owns 100% of Micro Hospital Holding LLC (“MHH”), a hospital holding company. In addition, Dr. Vo owns 50% of Tyvan, LLC, a healthcare billing, coding, and collections company (“Tyvan”). The Nutex Entities own controlling or significant interests in the hospital facilities they develop, operate, and manage.

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Nutex’s full-service care delivery model provides concierge-level care traditionally offered by hospitals in a patient-friendly and cost-effective setting. Nutex provides a full spectrum of healthcare services, including emergency room care, inpatient care, and behavioral health, and offers a complementary suite of ancillary services, including onsite imaging (CT scan, X-ray, MRI, ultrasound, etc.), certified and accredited laboratories, and onsite inpatient pharmacies. Nutex currently owns and operates 14 micro-hospital facilities across eight states, in addition to 17 de novo micro-hospitals under development. Nutex delivers care via approximately 200 board-certified physicians and has approximately 1,500 employees nationwide.

When developing new hospitals, the Nutex Entities provide a turn-key process from real estate acquisition, design, and development of the facility to staffing, training and operations. Nutex provides a comprehensive suite of operational and management services to operating hospitals, including management, billing, collections, recruiting and marketing.

Related Party Transactions.

The majority of the hospitals have contractual relationships with separately owned real estate entities (the “REEs”) and each hospital has contractual relationships with separately owned professional entities (the “PLLCs”). The PLLCs, which are owned by the same owners of the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers. The REEs, also held by the same owners as the corresponding hospital, own the land and hospital buildings in which the hospitals operate and lease the buildings to the hospitals. The land and buildings are collateral for the debt that has been incurred by the REEs, which is guaranteed by the hospitals. Ownership in either the PLLCs or the REEs will not be contributed to Nutex Holdco and as such, such entities will not be part of the combined company.

Contemplated Release of Hospital Guarantees of Real Estate Debt.

It is currently anticipated that in connection with the merger the individual hospital leases will be assumed by Nutex Holdco and each hospital’s guarantee of the REE debt will be terminated once the current debt arrangements of the individual REEs have been replaced post-merger with a new debt arrangement. Neither Nutex Holdco nor or any of its hospital subsidiaries will be party to such alternate REE debt arrangement. While Nutex is currently actively in the process of exploring such guarantee release and alternate debt arrangement for the REEs, it is uncertain when and whether the guarantee release and the alternate debt arrangement can be obtained on economic terms or at all.

The Contribution Transaction.

Doctor owners with ownership interests representing 84.21% of the agreed upon equity value of the Nutex-affiliated hospitals have agreed, contingent upon the closing of the merger, to contribute all or a portion of their equity interests, as applicable, in their respective hospitals to Nutex Holdco in exchange for corresponding equity interests in Nutex Holdco (collectively, the “Contribution Transaction”). Once the contributing doctor owners have received their equity interests in Nutex Holdco immediately prior to the merger, they will be referred to as “Nutex Members.” Immediately prior to the merger, pro forma as of September 30, 2021, Nutex Holdco will issue 163,599,820 membership interests to the participating Nutex doctor owners in exchange for their ownership interests in the respective hospitals and in the merger, assuming the Nutex debt outstanding at the Closing of the Merger is the same as at September 30, 2021, Clinigence will issue 584,857,079 shares of Company Common Stock in exchange for such member interests. (See Note 4 to "Unaudited Pro Forma Condensed Combined Financial Statements").

The aggregate percentage of participating Nutex doctor owners in Nutex Holdco may change from the current 84.21% of the agreed upon equity value of the Nutex-affiliated hospitals. Immediately upon receipt of the updated financial information as of September 30, 2021, Nutex delivered written notice required under the contribution agreements to the doctor owners of each of Alexandria Hospital, LLC, Oklahoma ER Hospital, LLC, Phoenix ER and Medical Hospital, LLC, Texarkana ER, LLC and Wylie ER, LLC, that their respective ownership percentage in Nutex Holdco have increased by more than 10% from the ownership percentages calculated based on the preliminary financial information available at the time of execution of the contribution agreements. As a result, each doctor owner receiving such notice may, within 10 calendar days from receipt of the written notice, elect to either proceed with the consummation of the transactions contemplated by the contribution agreements and the Merger Agreement, or terminate such doctor owner’s participation.

Nutex-affiliated Hospitals

The Nutex facilities are divided into the following three categories:

•	“Under Construction Hospitals” – not yet open;
•	“Ramping Hospitals” – operating for less than 24 months; and
•	“Mature Hospitals” – operating for more than 24 months.

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	Hospital Entity	Location	Beds	Ownership
Under Construction Hospitals
[17]	ABQ Hospital, LLC	Albuquerque, NM	4	100.00%
	Columbus ER Hospital, LLC	Dublin, OH	6	100.00%
	Covington Hospital, LLC	Mandeville, LA	10	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	10	100.00%
	Everest Real Estate Investments, LLP(1)	Humble, TX	44	100.00%
	Fort Myers Hospital, LLC	Fort Myers, FL	8	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	4	83.00%
	Gahanna Hospital, LLC	Gahanna, OH	8	100.00%
	Green Bay ER & Hospital	Green Bay, WI	8	75.00%
	Miami ER & Hospital, LLC	Miami, FL	8	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	8	80.00%
	NB Hospital, LLC	New Braunfels, TX	4	61.00%
	Royse City ER, LLC	Royse City, TX	4	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	20	61.00%
	Starkey Hospital LLC	Odessa, FL	8	62.00%
	Jacksonville ER & Hospital LLC	Jacksonville, FL	8	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	40	100.00%
Ramping Hospitals [4]
	Healthcare HL Emergency Services, LLC(2)	The Colony, TX	2	64.17%
	Northwest Indiana Hospital, LLC	Hammond, IN	4	74.90%
	Texoma ER, LLC	Sherman, TX	4	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	4	100.00%
Mature Hospitals [10]
	Albuquerque ER, LLC	Albuquerque, NM	4	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	10	99.50%
	Kyle ER, LLC	Kyle, TX	4	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	4	81.99%
	Oklahoma ER Hospital, LLC	Edmond, OK	4	68.70%
	Phoenix ER and Medical Hospital, L.L.C.	Chandler, AZ	3	100.00%
	Texarkana ER, LLC	Texarkana, TX	4	100.00%
	Tucson Hospital, LLC	Tucson, AZ	4	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, OK	8	79.62%
	Wylie ER, LLC	Wylie, TX	NA	80.17%

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(1) SE Texas ER & Hospital also operates two Hospital Outpatient Departments under its existing hospital license: Spring Valley - 6 ER beds, opened in December 2020; and Clear Lake, 8 ER beds, opened May 2021.

(2) The Colony Hospital also operates two Hospital Outpatient Departments under its existing hospital license: West Plano ER - 8 ER beds, opened in April 2021; and Coppell ER, 8 ER beds, opened May 2021.

Additional Information about Nutex

Additional information about Nutex can be found in the sections titled “ABOUT NUTEX” beginning on page 88 and “NUTEX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” beginning on page 97 and Nutex’s financial statements included elsewhere in this proxy statement.

Nutex’s principal website is https://nutexhealth.com. The information contained on, or that can be accessed through, Nutex’s website is specifically not incorporated by reference into this proxy statement and is not a part of this proxy statement.

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Nutex Health Holdco LLC

Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), was recently formed solely for the purpose owning and operating all or a portion of the 31 facilities pursuant to the contribution transaction and consummating the Merger and the other transactions contemplated by the Merger Agreement. Nutex Holdco currently is not engaged in any business and has no material assets. In the Merger, Merger Sub will merge with and into Nutex Holdco, with Nutex Holdco surviving the Merger as Clinigence’s wholly owned subsidiary, and Merger Sub will cease to exist.

The Merger

(1)	The Merger Agreement

On November 23, 2021, Clinigence, Merger Sub, Nutex Holdco, MHH (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and the Nutex Representative entered into the Merger Agreement. The Merger Agreement is the legal document governing the Merger and is included in this proxy statement as Annex A. All descriptions in this Summary and elsewhere in this proxy statement of the terms and conditions of the Merger are qualified in their entirety by reference to the full text of the Merger Agreement. Please read the Merger Agreement carefully for a more complete understanding of the Merger.

(2)	The Merger

At the Effective Time of the Merger, Merger Sub, a wholly owned subsidiary of Clinigence, will merge with and into Nutex Holdco. Upon completion of the Merger, the separate corporate existence of Merger Sub will cease, and Nutex Holdco will continue as the surviving entity and as a wholly owned subsidiary of Clinigence. At the Effective Time, Clinigence will change its name to “Nutex Health Inc.”

(3)	Effects of Merger; Merger Consideration

Pursuant to the Merger Agreement, each unit representing a member interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals. It is expected that the Nutex Members will receive Company Common Stock representing approximately 92.42% of the post-merger combined company outstanding Company Common Stock taking into account the amount of debt outstanding at Closing and the number of Nutex Holdco member interests being redeemed, if any.

The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement. In addition, under the terms of the Contribution Agreements owners of the Under Construction Hospitals and Ramping Hospitals may be entitled to additional shares of Company Common Stock as set forth in “THE MERGER AGREEMENT – Additional Issuance of Company Common Stock” on page 62.

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There will be no adjustment to the total number of shares of Company Common Stock that Nutex Members will be entitled to receive for changes in the market price of Company Common Stock. Accordingly, the market value of the shares of Company Common Stock issued pursuant to the Merger will depend on the market value of the shares of Company Common Stock at the time the Merger closes and could vary significantly from the market value on the date of this proxy statement.

For a full description of the Merger Consideration, see the sections titled “THE MERGER” beginning on page 37 and “THE MERGER AGREEMENT — Effects of Merger; Merger Consideration” beginning on page 61 of this proxy statement.

Recommendation of Clinigence’s Board of Directors

The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of shares of Company Common Stock to Nutex Members pursuant to the terms of the Merger Agreement, are just, equitable and fair to Clinigence and its stockholders and that it is in the best interests of Clinigence and its stockholders that Clinigence complete the Merger. The Board has adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the other transactions contemplated thereby. The Board believes that each of the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal, the election of each of the directors in the Election of Directors Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Clinigence and its stockholders and recommends that its stockholders vote “FOR” each of the proposals. For the factors considered by Clinigence’s board of directors in reaching its decision to approve the Merger and Merger Agreement, see the section entitled “THE MERGER — Clinigence’s Reasons for the Merger” beginning on page 43 of this proxy statement.

Clinigence’s Reasons for the Merger

In approving and authorizing the Merger Agreement and the Merger, the Board considered a number of factors. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Board viewed its determinations as being based on all of the information available and the factors presented to and considered by it. Individual directors may have given different weight to different factors.

In evaluating the Merger Agreement and the Merger, the Board consulted with Clinigence’s management and financial advisors, reviewed a significant amount of information, and considered a number of factors, including, among others, factors that the Board viewed as supportive of its decision, to approve the Merger Agreement and the Merger as being advisable, fair and in the best interests of Clinigence and Clinigence’s stockholders.

The Board also carefully considered and discussed a number of risks, uncertainties, and other countervailing factors in its deliberations regarding the Merger Agreement and the Merger.

The Board believes that, overall, potential benefits to Clinigence and its stockholders of the Merger Agreement, the Merger and the other transactions contemplated thereby outweigh the risks and uncertainties associated therewith.

For a more complete description of these reasons, see “THE MERGER — Clinigence’s Reasons for the Merger” beginning on page 43 of this proxy statement.

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The Clinigence Special Meeting

The Special Meeting will be held on [●], 2022, at Noon Eastern Time, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, Florida 33304. At the Special Meeting, Clinigence stockholders will be asked to consider and vote on the following proposals (collectively, the “Proposals”):

(1) The Merger Proposal — to approve the Merger between Merger Sub and Nutex Holdco pursuant to the terms and conditions of the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of Company Common Stock to Nutex Members as merger consideration in the Merger;

(2)  The Restated Charter Proposal – to approve the Restated Charter as attached as Annex B to this proxy statement;

(3)  The Restated Bylaws Proposal – to approve the Restated Bylaws as attached as Annex C to this proxy statement;

(4)  The Option Plan Proposal – to approve and adopt the Amended and Restated Nutex 2022 Equity Incentive Plan as attached as Annex D to this proxy statement;

(5)  The Election of Directors Proposal – to elect seven directors to serve as members of Clinigence’s board of directors;

(6)  The Golden Parachute Proposal – to approve, in a non-binding advisory vote, the “golden parachute” compensation that may become vested and payable to our named executive officers in connection with the merger and disclosed on the Golden Parachute Compensation Table on page 57 of this proxy statement;

(7)  The Auditor Ratification Proposal - to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021; and

(8)  The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

Only the holders of record of shares of Company Common Stock on the Record Date are entitled to receive notice of and to vote at the Special Meeting. Each share of Company Common Stock entitles the holder to one vote at the Special Meeting on each Proposal to be considered at the Special Meeting.

As of the Record Date, there were 48,174,932 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

At the close of business on the Record Date, directors and executive officers of Clinigence and their affiliates were entitled to vote 18,983,641 shares of Company Common Stock, or approximately 39.41% of the issued and outstanding shares of Company Common Stock on that Record Date. Clinigence currently expects that the Clinigence directors and executive officers will vote their shares of Company Common Stock in favor of the proposed Proposals, although none of them are obligated to do so.

Assuming a quorum is present, approval of each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting. The Restated Bylaws Proposal requires the affirmative vote of at least 66.667% of the total outstanding Company Common Stock. Each of the directors in the Election of Directors Proposal requires a plurality of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

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The Merger Proposal, Restated Charter Proposal, the Option Plan Proposal, and the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Clinigence will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present, but for purposes of approval an abstention will be counted toward the total vote and will have the same effect as a vote “AGAINST” the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal. If you fail to provide your bank, broker, or other nominee with instructions regarding how to vote your shares of Company Common Stock, your shares will be counted for purposes of determining a quorum but will be considered a vote “AGAINST” the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal. For the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, broker non-votes will not be counted toward the total vote and will have no effect on either proposal.

Interests of Directors and Executive Officers of Clinigence in the Merger

In considering the recommendation of the Board that Clinigence stockholders vote to approve all of the presented Proposals, Clinigence stockholders should be aware that some of Clinigence’s directors and officers have interests in the Merger and have arrangements that are different from, or in addition to, those of Clinigence stockholders generally. These interests and arrangements may create potential conflicts of interest. The Board was aware of these interests and considered these interests, among other matters, in adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in recommending that Clinigence stockholders approve the Merger Proposal.

When Clinigence’s stockholders consider the recommendation of the Board in favor of approval of the Merger Proposal, each of the directors in the Election of Directors Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, Clinigence’s stockholders should keep in mind that Clinigence’s directors and officers have interests in the proposals that are different from, or in addition to or in conflict with, the interests of its stockholders. These interests include:

•	certain directors and officers of Clinigence are expected to continue to serve as directors and officers of the combined company;
•	as current stockholders of Clinigence, certain of Clinigence’s directors and officers will retain an ownership stake in Clinigence after the closing of the Merger, at which time the operations of the Nutex Holdco business will comprise the majority of Clinigence’s operations;
•	certain Clinigence directors and officers have employment agreements with Clinigence which are expected to remain in place following the Merger; and
•	the continued indemnification of current directors and officers of Clinigence and the continuation of directors’ and officers’ liability insurance after the Merger.

For a more complete description of these interests, see “THE MERGER — Interests of Clinigence’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.

Board Composition and Management of Clinigence after the Merger

(1)	Board of Directors

The parties agree that at or immediately following the Effective Time, the Board will consist of seven directors and include the following appointees, subject to the approval of the Clinigence stockholders:

•	Thomas T. Vo, M.D. – Chairman of the Board
•	Warren Hosseinion, M.D.
•	Matthew S. Young, M.D.
•	John Waters, CPA
•	Cheryl Grenas, R.N., M.S.N.
•	Michael L. Reed
•	Mitchell Creem

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Under the Merger Agreement, Thomas T. Vo, M.D., will be appointed to the Board and Dr. Hosseinion will remain on the Board, subject to the approval of the Clinigence stockholders. The additional appointees have been designated by Nutex, subject to the approval of the Clinigence stockholders. Mr. Waters will serve as the Chair of the Audit Committee. It is expected that other committee assignments will be determined after the Closing of the Merger.

(2)	Management

At or immediately following the Effective Time, the executive officers of Clinigence will be appointed as follows:

Officer Name:	Position:
Thomas T. Vo, M.D.	Chief Executive Officer
Warren Hosseinion, M.D.	President
Michael Bowen	Chief Financial Officer
Denise Pufal	Chief Operating Officer
Michael Chang, M.D.	Chief Medical Officer
Larry Schimmel, M.D.	Chief Medical Information Officer
Elisa Luqman, J.D./MBA	Chief Legal Officer (SEC)
Pamela Montgomery, R.N., J.D.	Chief Legal Officer (Healthcare) & Secretary

Dissenters’ Rights

None of the Clinigence stockholders or Nutex Members will have any appraisal rights under the Merger Agreement or otherwise on the matters to be voted on at the Special Meeting.

No Solicitation

The Merger Agreement contains provisions that restrict each of Clinigence and Nutex from encouraging, soliciting, initiating or knowingly facilitating inquiries or proposals with respect to, or engaging in negotiations or discussions with, or providing confidential or non-public information to, any person concerning a merger, consolidation, sale of substantially all assets or other similar transaction involving Clinigence or Nutex that would result in the acquisition in any manner of more than 50% of the voting power in, or more than 20% of the fair market value of the applicable entity or an affiliate thereof.

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Conditions to Completion of the Merger

Currently, Clinigence and Nutex Holdco expect to complete the Merger during the first half of 2022. As set forth in this proxy statement and in the Merger Agreement, each party’s obligation to complete the Merger depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

•	the absence of any legal restraint or governmental order that would prevent or prohibit the completion of the Merger and the other transactions contemplated by the Merger Agreement;
•	the approval of the Clinigence stockholders of the Merger Proposal;
•	Clinigence shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex Holdco, which will be filed with the SEC on Form 8-K promptly following the Effective Time; and
•	the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The obligation of Clinigence and Merger Sub to complete the Merger is subject to the satisfaction or waiver of various closing conditions, including the following:

•	Nutex’s representations and warranties being true in all respects as of the date of the Merger Agreement and closing (except for those otherwise qualified as to a specified date), except to the extent that any and all failures of such representations and warranties to be true as of the closing, taken as a whole, would not have a material adverse effect;
•	Nutex’s Fundamental Representations being true in all respects as of the closing (except for those otherwise qualified as to a specified date);
•	the performance, in all material respects, by Nutex and the Nutex Representative, of its covenants and agreements required to be performed or complied with before or on the closing date of the Merger;
•	approval of the Merger Agreement, the Merger and the transactions contemplated therein and thereby by the Nutex Members;
•	completion of the Contribution Transaction;
•	the absence of any material adverse effect on Nutex as described in more detail in the section titled “THE MERGER AGREEMENT — Representations and Warranties” beginning on page 62 of this proxy statement;
•	entry into an employment agreement between Tom Vo and Clinigence (to be renamed Nutex Health Inc.), in form and substance reasonably satisfactory to the parties thereto;
•	Nutex obtaining the termination of the real property lease guarantees (the “Nutex Real Estate Guarantees”) or the physician owners entering into agreements indemnifying the applicable Nutex subsidiary against any claim against the Nutex Real Estate Guarantees; and
•	entry into lock-up agreements between Clinigence and the Nutex Members.

Clinigence anticipates waiving the closing condition requiring the Nutex Real Estate Guarantees be terminated prior to Closing, though Nutex agrees to continue to use reasonable best efforts to terminate the Nutex Real Estate Guarantees.

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The obligation of Nutex Holdco to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Clinigence and Merger Sub being true in all respects as of the date of the Merger Agreement and closing (except for those otherwise qualified as to a specified date), except to the extent that any and all failures of such representations and warranties to be true as of the closing, taken as a whole, would not have a material adverse effect;
•	Fundamental Representations of Clinigence and Merger Sub being true in all respects as of the closing (except for those otherwise qualified as to a specified date);
•	the performance, in all material respects, by Clinigence and Merger Sub of their covenants and agreements required to be performed or complied with before or on the closing date of the Merger;
•	approval of the Merger Agreement, the Merger and the transactions contemplated therein and thereby, by the stockholders of Clinigence;
•	approval of Company Common Stock for listing on the NASDAQ Capital Market, conditioned upon the consummation of the Merger and subject to official notice of issuance; and
•	the absence of any material adverse effect on Clinigence as described in more detail in the section titled “THE MERGER AGREEMENT — Representations and Warranties” beginning on page 62 of this proxy statement.

Neither Clinigence nor Nutex Holdco can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed. See “THE MERGER AGREEMENT — Conditions to Completion of the Merger” on page 66 of this proxy statement for a more complete summary of the conditions that must be satisfied prior to closing.

Termination of Merger Agreement

The Merger Agreement may be terminated by either party prior to closing of the Merger, in the following circumstances:

•	if the Merger and other transactions contemplated by the Merger Agreement have not been consummated on or before July 31, 2022 (the “End Date”);
•	by the mutual written consent of Clinigence and Nutex Holdco;
•	any law, order or legal restraint (a) makes the consummation of the Merger and the other transactions contemplated by the Merger Agreement illegal or otherwise prohibited or (b) enjoins a party from consummating the Merger and the other transactions contemplated by the Merger Agreement and such injunction, other legal restraint or order shall have become final and non-appealable;
•	if Clinigence withdraws its approval, recommendation, or declaration of advisability of the Merger, the Merger Agreement or the consummation of the transactions contemplated thereunder,
•	if either party adopts, approves, or declares advisable the adoption of any offer, proposal for merger, acquisition of assets or other business combination that would result in the acquisition of more than 50% of the voting power in, or more than 20% of the fair market value of the business, assets or deposits of such party (an “Alternative Proposal”)
•	if Clinigence agrees or proposes to take any such Alternative Proposal (each such action, an “Adverse Recommended Change”);
•	if Clinigence fails to obtain the requisite approval of the Merger Proposal at the Special Meeting or any adjournment or postponement thereof;
•	if a supplemental disclosure in a party’s supplemental disclosure schedule discloses facts that would constitute a breach of the disclosing party’s representations and warranties and such breach would reasonably be expected to result in the failure of the condition to closing;
•	if there is a material breach by either party of the non-solicitation provisions or approval provisions in the Merger Agreement; or
•	if there has been a material breach by either party of any representation, warranty, covenant or agreement contained in the Merger Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of such party at the closing and such breach has not been waived or cured within the earlier of 30 days after written notice by the other party or the End Date.

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In the event that the Merger Agreement is terminated pursuant to the above, the Merger Agreement will be void without further obligation or liability of any party (except for certain parties’ obligations of confidentiality and non-use of the other party’s confidential information) and no party will be entitled to any monetary damages, injunctive relief or any indemnification subject to certain limited exceptions; provided, that no party will be relieved from liability resulting from a knowing and intentional breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement or any other transaction contemplated thereunder.

Notwithstanding the above, Clinigence is subject to a termination fee equal to 1% of the Merger Consideration plus out-of-pocket costs in certain circumstances where the Merger Agreement is terminated and Clinigence enters into any definitive agreement with respect to, or consummates, any Alternative Proposal within twelve months of the date of any such termination.

See “THE MERGER AGREEMENT — Termination of the Merger Agreement” on page 68 of this proxy statement for a more complete summary of the termination options of either party.

Other Parties to the Merger Agreement

MHH is a party to the Merger Agreement for purposes of certain provisions therein and Nutex Holdco covenants to enforce the contribution agreements in the Contribution Transaction and to compel MHH and its affiliates to effect the contribution required, including to cause MHH and all equity owners of MHH to contribute such equity owner’s direct or indirect interest in the applicable Nutex Subsidiary to Nutex Holdco under the terms of the applicable contribution agreement. Further, Clinigence has the right to enforce, specifically, the obligation of Nutex Holdco to take such actions as may be necessary to cause all equity owners of MHH to contribute such equity owners’ interest in MHH to Nutex Holdco under the terms of the Contribution Agreement.

Nutex Health LLC is a party to the Merger Agreement to guarantee Nutex Holdco’s obligations under the Merger Agreement, including prompt and complete payment in full as and when payable by Nutex Holdco.

Federal Securities Laws

The issuance of Company Common Stock to Nutex Members in the Merger is exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Pursuant to the Contribution Agreements, each Nutex Member has represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. In addition, Nutex Holdco has represented that, to the knowledge of Nutex, each representation made by a Nutex Member in the Contribution Agreements that such Nutex Member is an “accredited investor” as defined in Rule 501(a) under the Securities Act is true and correct.

Accounting Treatment

Although Clinigence is the legal acquirer and will issue shares of its common stock to effect the Merger with Nutex Holdco, the business combination will be accounted for as a “reverse merger” under the acquisition method of accounting under the U.S. generally accepted accounting principles (“GAAP”) with Nutex Holdco being considered the acquiror of Clinigence for accounting purposes. Under the “acquisition” method of accounting, the assets and liabilities of Clinigence will be recorded, as of the completion of the Merger, at their respective fair values in the financial statements of Clinigence. The financial statements of Clinigence issued after the completion of the Merger will reflect these values but will not be restated retroactively to reflect the historical financial position or results of operations of Clinigence.

For a more complete discussion of the accounting treatment of the Merger, see the section titled “THE MERGER — Accounting Treatment.”

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Considerations with Respect to U.S. Federal Income Tax Consequences of the Merger

Clinigence stockholders will not recognize any gain or loss as a result of the Merger related to their ownership of Company Common Stock. Accordingly, there are no material U.S. federal income tax consequences to Clinigence stockholders as a result of the Merger.

Regulatory Approvals

Completion of the Merger is subject to the expiration or termination of the waiting period applicable to the Merger under the HSR Act. Under the HSR Act, the Merger may not be completed until the expiration of a 30-calendar day waiting period which will begin when Clinigence and Nutex each files a Premerger Notification and Report Form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”). The parties to the Merger Agreement are required to use their respective reasonable best efforts to consummate the offer and the Merger, including by taking all reasonable actions necessary to obtain any antitrust or other regulatory approvals.

For a more complete discussion of the regulatory approvals required in connection with the Merger, see the section entitled “THE MERGER — Regulatory Approvals Required for the Merger” on page 58 of this proxy statement.

Opinion of The Benchmark Company, LLC

The Clinigence Board retained The Benchmark Company, LLC (“Benchmark”) and Colliers Securities LLC (“Colliers” and together with Benchmark, the “Financial Advisors”) to act as a financial advisor to the Clinigence Board in connection with a possible business combination transaction with Nutex, and, if requested, to render to the Clinigence Board an opinion as to the fairness to stockholders, from a financial point of view, of the consideration to be paid by Clinigence in such transaction. On November 18, 2021, at a meeting of the Clinigence Board held to evaluate the proposed transaction, Benchmark delivered to the Clinigence Board an oral opinion and draft presentation of its supporting analysis, subsequently confirmed by delivery of a written opinion and final supporting analysis presentation on November 23, 2021, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Clinigence in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

The full text of the written opinion, dated November 23, 2021, of Benchmark, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex E to this document and is incorporated by reference herein in its entirety.

See “RISK FACTORS” and “THE MERGER - Opinion of Clinigence’s Financial Advisor” on page 45 of this proxy statement for more information.

* * *

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

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QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some questions expected to be asked by Clinigence stockholders regarding the Special Meeting or the Merger Agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Clinigence stockholder. Please refer to the section entitled “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.

Q: Why am I receiving this proxy statement?

A: You are receiving this proxy statement because Clinigence, Merger Sub, Micro Hospital Holding LLC (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex (the “Nutex Representative”), have signed an Agreement and Plan of Merger, dated as of November 23, 2021 (the “Merger Agreement”), which is described in more detail in this proxy statement. In connection with the Merger and as contemplated by the Merger Agreement, the stockholders of Clinigence are being asked to vote upon certain proposals as further described herein.

This proxy statement contains important information about the Merger and the proposals being voted on by Clinigence stockholders and you should read it carefully. This document serves as a proxy statement of Clinigence. It is a proxy statement because the Board (the “Clinigence board” or the “Board”) are soliciting proxies from stockholders of Clinigence. Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

A complete copy of the Merger Agreement is attached to this proxy statement as Annex A or a more complete discussion of the proposed merger, its effects and the other transactions contemplated by the Merger Agreement, see “THE MERGER.”

Q: What will happen in the merger?

A: At the closing of the Merger, Merger Sub will merge with and into Nutex Holdco, with Nutex Holdco continuing as the surviving entity and a wholly owned subsidiary of Clinigence (the “Merger”). The surviving entity and Clinigence are collectively referred to in this proxy statement as the “combined company.” If consummated, the Merger will be made effective by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware at the time of filing or at such later time as agreed to by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

In connection with the Merger Agreement, Nutex Holdco has entered into Contribution Agreements with holders of equity interests (“Nutex Members”) of subsidiaries and affiliates of Nutex and MHH (collectively, the “Nutex Subsidiaries”) pursuant to which such Nutex Members have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex Holdco in exchange for specified equity interests in Nutex Holdco (collectively, the “Contribution Transaction”) with consummation of the Contribution Transaction occurring immediately prior to the Effective Time.

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals. The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement. In addition, under the terms of the Contribution Agreements owners of the Under Construction Hospitals and Ramping Hospitals may be entitled to additional shares of Company Common Stock as set forth in “THE MERGER AGREEMENT – Additional Issuance of Company Common Stock” on page 62.

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For a more complete description of what Nutex Members will receive in the Merger, please see the section “THE MERGER AGREEMENT — Effects of Merger; Merger Consideration” in this proxy statement.

Q: When do Clinigence and Nutex Holdco expect to complete the Merger?

A: Clinigence and Nutex anticipate that the Merger will be consummated promptly following the Clinigence Special Meeting, provided that all other conditions to the consummation of the Merger in the Merger Agreement have been satisfied or waived. It is possible, however, that the failure to timely meet the closing conditions specified in the Merger Agreement or other factors outside of the control of Clinigence could result in completion of the Merger at a later time or failure to complete the Merger. See “THE MERGER AGREEMENT — Conditions to Completion of the Merger” on page 66 of this proxy statement for a more complete summary of the conditions that must be satisfied prior to closing.

Q: Why is Clinigence proposing to merge with Nutex Holdco?

Clinigence believes that the combined company following the Merger will have the potential to establish a leading position in the micro hospital market. Clinigence believes that the combined company will have the following potential advantages: (i) increased and synergistic operational expertise and capabilities, increased scale, including financial, clinical, network size as well as the aforementioned operational attributes which would potentially create near and long-term value for Clinigence stockholders; (ii) an experienced management team; and (iii) the potential to access additional sources of capital. For a discussion of Clinigence’s reasons for the Merger, please see the section entitled “THE MERGER — Clinigence’s Reasons for the Merger” in this proxy statement.

Q: What do I need to do now?

A: After you have carefully read this proxy statement and have decided how you wish to vote your shares, please authorize a proxy to vote your shares promptly so that your shares are represented and voted at the Clinigence Special Meeting.

Q: What will Clinigence stockholders receive in the Merger?

A:  Clinigence stockholders will not receive any consideration in the Merger and will continue to hold the shares of Company Common Stock that they hold immediately prior to the Merger.

Clinigence’s common stock is currently quoted on OTC Pink and traded under the symbol “CLNH.” Clinigence has applied for listing of its common stock on the NASDAQ Capital Market to be effective as of the closing of the Merger. No assurance can be given that Clinigence’s application will be approved and if not, whether Nutex Holdco will waive such condition to closing. On November 22, 2021, the last full trading day before the announcement of the Merger, the last reported sale price of Company Common Stock was $4.15 per share, and, on February 1, 2022, the latest practicable date prior to the date of this proxy statement, the last reported sale price of Company Common Stock was $4.30 per share.

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If the Merger is completed, Clinigence stockholders will experience significant dilution as a result of the issuance of Company Common Stock to the Nutex Members as merger consideration in connection with the Merger.

Immediately following completion of the Merger, the current Clinigence stockholders will continue to hold 48,174,932 shares, or 7.58% of the outstanding common stock of Clinigence, and former Nutex Members will own 587,357,079 shares, or 92.42% of the outstanding common stock of Clinigence. In addition, if the Merger is completed, there will be 6,500,010 options outstanding and exercisable, 12,354,977 warrants will remain outstanding and exercisable and 3,706,694 shares are issuable upon conversion of certain investor notes at maturity.

Q: How will Clinigence equity awards, warrants and convertible notes be treated?

A:  Certain current and former Clinigence employees, officers and directors hold equity compensation plan awards under the iGambit, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Plan”). At the closing of the transactions contemplated by the merger agreement, the 6,500,010 outstanding options held by Clinigence current and former employees, officers and directors will remain exercisable for such period of time as provided in the applicable award agreement and the 2019 Plan. The vesting of awards to current and former Clinigence employees, officers and directors will be accelerated as a result of the merger, in accordance with the terms of the applicable award agreement and the merger agreement. All 12,354,977 outstanding warrants will continue to be outstanding and remain exercisable. In addition, 3,706,694 shares are issuable upon conversion of certain investor notes at maturity.

Q: When and where is the Special Meeting being held?

A: The Special Meeting will be held on [●], 2022, at Noon Eastern Time, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, Florida 33304.

Q: What is being voted on?

A: At the Special Meeting, Clinigence stockholders will be asked to consider and vote in favor of the following:

(1)  The Merger Proposal — to approve the merger between Nutex Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Clinigence (“Merger Sub”), and Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 23, 2021, among Clinigence, Merger Sub, Nutex Holdco, Micro Hospital Holding LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, M.D., solely in his capacity as the representative of the Nutex Equityholders, the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of common stock of Clinigence to Nutex Members as merger consideration in the Merger (the “Merger Proposal”);

(2)  The Restated Charter Proposal – to approve an Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”) in connection with the Merger (the “Restated Charter Proposal”);

(3)  The Restated Bylaws Proposal – to approve the Second Amended and Restated Bylaws of the Company (the “Restated Bylaws”) in connection with the Merger (the “Restated Bylaws Proposal”);

(4)  The Option Plan Proposal – to approve and adopt the Amended and Restated Nutex 2022 Equity Incentive Plan (the “Option Plan Proposal”);

(5)  The Election of Directors Proposal – to elect seven directors to serve as members of Clinigence’s board of directors (the “Board”) (the “Election of Directors Proposal”);

(6)  The Golden Parachute Proposal – to consider and vote on a proposal to approve, in a non-binding advisory vote, certain golden parachute compensation arrangements for certain of Clinigence’s named executive officers (the “Golden Parachute Proposal”);

(7)  The Auditor Ratification Proposal - to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (the “Auditor Ratification Proposal”); and

(8) The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

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Q: What constitutes a quorum for the Special Meeting?

A: Pursuant to Clinigence’s bylaws, the presence of holders of at least a majority of the shares of Company Common Stock, outstanding and entitled to vote, and present in person or represented by proxy, is required to constitute a quorum. Stockholders present in person or by proxy will be counted for purposes of determining whether a quorum is present.

In the absence of a quorum, the chair of the meeting or the holders of the shares of Clinigence stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, and time. As of the record date for the Special Meeting, 24,087,467 shares of Company Common Stock would be required to achieve a quorum.

Q: What is the Record Date and what does it mean?

A: The Record Date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on January 27, 2022. The Record Date was established by the Board as required by Delaware law. As of the Record Date, there were 48,174,932 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting held by 2,048 record holders. As of the Record Date there were no outstanding shares of Preferred Stock of Clinigence.

Q: Who is entitled to vote at the Special Meeting?

A: Holders of Company Common Stock at the close of business on the Record Date may vote at the Special Meeting.

Q: How many votes do I have?

A: You are entitled to one vote on each proposal to be considered at the Special Meeting for each share of Company Common Stock that you owned as of the close of business on January 27, 2022, which is the Record Date.

Q: Why is my vote important?

A: If you do not submit a proxy or vote in person, it may be more difficult for Clinigence to obtain the necessary quorum to transact business at its Special Meeting. In addition, the Merger cannot be completed unless a majority of the holders of Company Common Stock in favor of the Merger Proposal is obtained.

Q: How do I vote?

A: If you are a stockholder of record, you may vote your shares of Company Common Stock on the matters to be presented at the Special Meeting in any of the following ways:

In Person – To vote in person, come to the Special Meeting and you will be able to vote by ballot. To ensure that your shares of Company Common Stock are voted at the Special Meeting, the Board recommends that you submit a proxy even if you plan to attend the Special Meeting.

By Mail – To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Clinigence before the Special Meeting, the persons named as proxies will vote your shares as you direct.

By Telephone – To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Clinigence number and control number from the enclosed proxy card.

By Internet – To vote over the Internet, go to the web address identified on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the Clinigence number and control number from the enclosed proxy card.

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If your shares are held in “street name” by a broker, bank, or other nominee, please refer to the voting instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if your shares are held in “street name” and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q: What is the vote required to approve each proposal?

A: Assuming a quorum is present, approval of each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting. In order to approve the Restated Bylaws Proposal, there is required the affirmative vote of at least 66.667% of the total shares entitled to vote present in person or represented by proxy at the Special Meeting. To elect each of the directors in the Election of Directors Proposal requires a plurality of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

Approval of each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other Proposal.

Q: Do I have any appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

A: No. Clinigence stockholders do not have any appraisal rights under Delaware law in connection with the matters to be voted on at the Special Meeting.

Q: How does Clinigence’s board of directors recommend that I vote at the Special Meeting?

A: Clinigence’s board of directors recommends that you vote “FOR” the Merger Proposal, “FOR” the Restated Charter Proposal, “FOR” the Restated Bylaws Proposal, “FOR” the Option Plan Proposal, “FOR” election of each of the directors in the Election of Directors Proposal, “FOR” the Golden Parachute Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal.

Q: What interests do Clinigence’s current executive officers and directors have in the Merger?

A: Clinigence’s directors and executive officers may have interests in the Proposals that are different from, or in addition to or in conflict with, your interests. These interests include:

•	Warren Hosseinion, M.D., of Clinigence is expected to continue to serve as a director and officer of the combined company;
•	as current stockholders of Clinigence, certain of Clinigence’s directors and officers will retain an ownership stake in Clinigence after the closing of the Merger, at which time the operations of the Nutex Holdco business will comprise the majority of Clinigence’s operations;
•	certain Clinigence directors and officers have employment agreements with Clinigence which are expected to remain in place following the Merger; and
•	the continued indemnification of current directors and officers of Clinigence and the continuation of directors’ and officers’ liability insurance after the Merger.

These interests may influence Clinigence’s directors in making their recommendation that you vote in favor of the approval of the Merger Proposal and other proposals.

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Q. Why am I being asked to consider and vote on the Golden Parachute Proposal?

A. Under SEC rules, Clinigence is required to seek a non-binding advisory vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the Merger, or so-called “golden parachute” compensation.

Q. What will happen if Clinigence’s stockholders do not approve the Golden Parachute Proposal?

A. The vote on the Golden Parachute Proposal is a vote separate and apart from the vote to adopt the Merger Agreement and other related proposals. Accordingly, a stockholder may vote to approve the Golden Parachute Proposal and vote not to approve the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and election of each of the directors in the Election of Directors Proposal (which are conditioned on each other) or vote to approve such Proposals and vote not to approve the Golden Parachute Proposal. Because the vote on the Golden Parachute Proposal is advisory only, it will not be binding on Clinigence or the combined company after the Merger. Accordingly, if the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and the Election of Directors Proposal are adopted by Clinigence’s stockholders and the Merger is completed, the Merger-related compensation may be paid to Clinigence’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Clinigence’s stockholders do not approve the Golden Parachute Proposal.

Q: What happens if I abstain from voting?

A: Clinigence will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present, but for purposes of approval of any Proposal an abstention will be counted toward the total vote and will have the same effect as a vote “AGAINST” the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal and election of the directors in the Election of Directors Proposal. For the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, broker non-votes will not be counted toward the total vote and will have no effect on either proposal.

Q: What will happen if I sign and return my proxy card without indicating how I wish to vote?

A: All proxies will be voted in accordance with the instructions contained therein. Signed and dated proxies received by Clinigence without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each of the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal, election of each of the directors in the Election of Directors Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal.

Q: What happens if I sell my shares of Clinigence stock before the Special Meeting?

A: Only holders of record of Company Common Stock at the close of business on the Record Date are entitled to notice of the Special Meeting of stockholders and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of stockholders of record entitled to vote at the Special Meeting will be available beginning 10 days before the Special Meeting at Clinigence’s principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: No. Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As it is expected that each of the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal, and the Election of Directors Proposal is considered “non-routine,” such organizations do not have discretion to vote on any of these Proposals. As a result, if you fail to provide your bank, broker or other nominee with instructions regarding how to vote your shares of Company Common Stock, your shares will be counted for purposes of determining a quorum but will be considered a vote “AGAINST” the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal and election of each of the directors in the Election of Directors Proposal. For the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, broker non-votes will not be counted toward the total vote and will have no effect on either proposal.

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Q: Can I attend the Special Meeting and vote my shares in person?

A: Yes. All holders of Company Common Stock as of the record date, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend the Special Meeting. Holders of record of Company Common Stock can vote in person at the Special Meeting. If you are not a stockholder of record, you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the Special Meeting. If you plan to attend the Special Meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

Q: Can I change or revoke my vote?

A: Yes. If you are a holder of record of Company Common Stock, you may revoke any proxy at any time prior or at the Special Meeting by:

•	attending the Special Meeting and voting in person;
•	voting again by telephone or over the Internet (as only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted);
•	completing and submitting a new valid proxy card bearing a later date; or
•	sending written notice of revocation to Clinigence at Clinigence Holdings, Inc., Attn: Secretary, 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304
•	which notice must be received before [●], Eastern Time, on [●], 2022.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards, or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q: Who can help answer my questions?

A: The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. Clinigence urges you to carefully read this entire proxy statement, including the documents referred to herein or otherwise incorporated by reference. If you have any questions, or need additional material, please feel free to contact:

Clinigence Holdings, Inc.:

2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, FL 33304

Attention: Corporate Secretary

Telephone: (954) 449-0641

If your broker, bank, or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

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FORWARD-LOOKING STATEMENTS

This proxy statement and other documents incorporated by reference into this proxy statement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about the proposed Merger (defined below), the benefits of the proposed Merger, our post-Merger business, financial condition, operating results, plans, objectives, expectations and intentions, the expected timing of completion of the Merger, any projections of earnings, revenue or other financial items, such as our projected capitation from CMS; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services, developments, mergers or acquisitions, including the proposed Merger (defined below); any statements regarding management's view of future expectations, plans and prospects for us; any statements about prospective adoption of new accounting standards or effects of changes in accounting standards; any statements regarding future economic conditions or performance; any statements of belief; any statements of assumptions underlying any of the foregoing; and other statements that are not historical facts.

Forward-looking statements involve risks and uncertainties and are based on the current beliefs, expectations, and certain assumptions of the Company’s management. Some or all of such beliefs, expectations and assumptions may not materialize or may vary significantly from actual results. We further caution that such statements are qualified by important economic, competitive, governmental, and technological factors that could cause our business, strategy, or actual results or events to differ materially, or otherwise, from those in the forward-looking statements in this Report.

Forward-looking statements may be identified by the use of forward-looking terms such as “anticipate,” “could,” “can,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “plan,” “envision,” “intend,” “continue,” “target,” “seek,” “contemplate,” “budgeted,” “will,” “would,” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. These forward-looking statements present Clinigence’s estimates and assumptions only as of the date of this report and are subject to change. Except as required by law, Clinigence does not intend, and undertakes no obligation, to update any forward-looking statement, whether as a result of the receipt of new information, the occurrence of future events, the change of circumstances or otherwise. Clinigence further does not accept any responsibility for any projections or reports published by analysts, investors or other third parties.

Although Clinigence believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of Clinigence’s forward-looking statements. Clinigence’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and significant risks and uncertainties that could cause actual condition, outcomes and results to differ materially from those indicated by such statements, including, without limitation, the risks and uncertainties set forth under the section entitled “RISK FACTORS” beginning on page 23 of this proxy statement. These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the inability to complete the Merger due to the failure to obtain stockholder approval or governmental or regulatory clearances or the failure to satisfy other conditions to the closing of the Merger or for any other reason;
•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the Merger as contemplated;
•	the risk that the proposed Merger disrupts current plans and operations;
•	fluctuations in the market value of Company Common Stock;
•	the effects of the Merger on the financial results of Clinigence and Nutex Holdco;
•	disruption from the Merger making it difficult to maintain business and operational relationships;
•	diversion of management time on issues related to the Merger;
•	the risk that the businesses will not be integrated successfully, or that the integration will be more costly or more time consuming and complex than anticipated;
•	the risk that synergies anticipated to be realized from the Merger may not be fully realized or may take longer to realize than expected;
•	adverse developments in general market, business, economic, labor, regulatory and political conditions;
•	the amount of any costs, fees, expenses, impairments and charges related to the Merger;
•	uncertainty regarding the adequacy of Clinigence’s and Nutex Holdco’s liquidity to pursue its business objectives;
•	the impact of any outbreak or escalation of hostilities on a national, regional or international basis, acts of terrorism or natural disasters; and
•	the impact of any change to applicable laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing, and healthcare reform.

Clinigence and Nutex Holdco do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, because, while the respective managements of Clinigence and Nutex Holdco believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this proxy statement.

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RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, including the matters addressed in the section titled “FORWARD-LOOKING STATEMENTS” beginning on page 22 of this proxy statement, you should carefully consider the following risks before deciding how to vote. In addition to the following risks, risks that are specific to our business that will also affect the combined company after completion of the Merger and risks that will continue to be applicable with respect ownership of Company Common Stock include those risks relating to us as found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and any amendments thereto, as such risks may be updated or supplemented in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference in this proxy statement. See the section entitled “WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE” beginning on page 123 of this proxy statement.

The issuance of shares of Company Common Stock to Nutex Members in the Merger will substantially dilute the voting power of current Clinigence stockholders. Having this diluted share position will reduce the influence that current Clinigence stockholders have on the management of Clinigence, which will be controlled by Tom Vo and his affiliated entities.

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 shares of Company Common Stock. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 and (b) with respect to the Under Construction Hospitals, the capital contribution amounts received from the contributing owners of the Under Construction Hospitals. The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement (see “THE MERGER AGREEMENT – Effects of Merger; Merger Consideration” beginning on page 61). Accordingly, the issuance of the shares of Company Common Stock to Nutex Members in the Merger will significantly reduce the ownership stake and relative voting power of each share of Company Common Stock held by current Clinigence stockholders. Consequently, following the Merger, the ability of Clinigence’s current stockholders to influence the management of Clinigence will be substantially reduced or effectively eliminated. Tom Vo and his affiliated entities are expected to be the largest stockholders of the combined company, holding approximately 41.55% of the post-merger outstanding Company Common Stock.

The Exchange Ratio is not adjustable based on the market price of Company Common Stock so the merger consideration at the closing may have a greater value than at the time the Merger Agreement was signed.

The Exchange Ratio in the Merger Agreement will not be adjusted in the event of any change in the stock price of Clinigence prior to the Merger. Any changes in the market price of Company Common Stock before the completion of the Merger will not affect the number of shares Nutex Members will be entitled to receive pursuant to the Merger Agreement. Therefore, if by the time of completion of the Merger the market price of Company Common Stock has increased from the current market price, then Nutex Members could receive merger consideration with substantially increased value for their membership interests in Nutex Holdco. Because the Exchange Ratio does not adjust as a result of changes in the value of Company Common Stock, for each one percentage point that the market value of Company Common Stock rises, there would be a corresponding one percentage point rise in the value of the total merger consideration issued to Nutex Members.

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The Exchange Ratio was determined using an agreed-upon valuation of Company Common Stock at $2.80 per share, which is a significantly lower per share price than the $4.65 current trading price of Company Common Stock.

There is no assurance when or if the Merger will be completed. Any delay in completing the Merger may substantially reduce the benefits that Clinigence expects to obtain from the Merger.

Completion of the Merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement. There can be no assurance that Clinigence and Nutex Holdco will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived. For a discussion of the conditions to the completion of the Merger, see the section titled “THE MERGER AGREEMENT — Conditions to Completion of the Merger” beginning on page 66 of this proxy statement.

If the Merger is not completed within the expected time frame, such delay could result in additional transaction costs or other adverse effects associated with uncertainty about the Merger and the ongoing businesses of Clinigence and Nutex Holdco could be adversely affected and be subject to a variety of risks, including without limitation, the following:

•	the attention of management of Clinigence and Nutex may have been diverted to the Merger rather than to each company’s own operations and the pursuit of other opportunities that could have been beneficial;
•	the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;
•	the price of Clinigence stock may decline and remain volatile; and
•	Clinigence and Nutex will have been subject to certain restrictions on the conduct of their businesses which may have prevented them from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger was pending.

Because Nutex and the Nutex Subsidiaries are private companies, it is difficult to evaluate the value of the combined companies, and the agreed upon consideration the Nutex Members will receive in the Merger may be greater than the value of the businesses of Nutex and the Nutex Subsidiaries.

Nutex and the Nutex Subsidiaries are private companies, and their securities are not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of the businesses of Nutex and the Nutex Subsidiaries. Since the percentage of Company Common Stock to be issued to Nutex Members was determined based on negotiations between the parties, it is possible that the agreed upon value of the Company Common Stock to be issued in connection with the Merger will be greater than the value the businesses of Nutex and the Nutex Subsidiaries in the publicly traded market.

The Company may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business, and insurance coverage may not be sufficient to cover all costs and damages.

Securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the announcement of a merger. The combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the combined company’s business.

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The Company is subject to various uncertainties and contractual restrictions, including the risk of litigation, while the Merger is pending, which may cause disruption and may make it more difficult to maintain relationships with employees and third parties.

Uncertainty about the effect of the Merger on relationships with our employees and third parties may have an adverse effect on Clinigence. Although Clinigence intends to take steps designed to reduce any adverse effects, these uncertainties may impair Clinigence’s ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause third parties that deal with Clinigence to seek to change, not renew or discontinue existing business relationships with Clinigence.

The pursuit of the Merger and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could adversely affect Clinigence’s financial results.

Management of the combined company will have limited experience in operating a public company.

Most of the executive officers and certain directors of the combined company have limited or no experience in the management of a publicly traded company. The combined company’s management team may not successfully or effectively manage the transition of Nutex’ legacy operations to a public company subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited or non-experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of management’s time may be devoted to these activities, which will result in less time being devoted to the management and growth of the combined company. The combined company may be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase operating costs in future periods.

Some Clinigence executive officers and directors have interests in the Merger that are different from your interests and such differing interests of such officers and directors may influence them to support or approve the Merger without regard to your interests.

When considering the recommendation by the Board that the Clinigence stockholders vote “for” each of the proposals being submitted to the Clinigence stockholders at the Special Meeting, the Clinigence stockholders should be aware that certain of the directors and executive officers of Clinigence have arrangements that provide them with interests in the Merger that are different from, or in addition to, those of the stockholders of Clinigence.  For instance, certain directors and officers of Clinigence are expected to continue to serve as directors and officers of the combined company and certain Clinigence directors and officers have employment agreements with Clinigence which are expected to remain in place following the Merger. The directors and executive officers of Clinigence also have certain rights to indemnification and to directors' and officers' liability insurance that will be provided by the combined company following completion of the Merger. These interests may have influenced the directors and executive officers of Clinigence to support or recommend the proposals presented to Clinigence stockholders. See the sections titled “THE MERGER — Interests of Clinigence’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.

There is no assurance when or if the Merger will be completed. Any delay in completing the Merger may substantially reduce the benefits to Clinigence.

If the Merger is not completed within the expected time frame, such delay could result in additional transaction costs or other adverse effects associated with uncertainty about the Merger. As a result, the ongoing businesses of Clinigence could be adversely affected, including being subject to the following risks:

•	the attention of management of Clinigence may have been diverted to the Merger rather than to Clinigence’s own operations and the pursuit of other opportunities that could have been beneficial;
•	the potential loss during the pendency of the Merger of key personnel as employees may experience uncertainty about their future roles with the combined company;
•	reputational harm due to the adverse perception of any failure to successfully complete the Merger;
•	the price of Clinigence stock may decline;
•	Clinigence will have been subject to certain restrictions on the conduct of its business which may have prevented it from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger was pending; and
•	Clinigence may be subject to litigation related to the Merger.

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Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Clinigence from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when the Board determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and is reasonably capable of being consummated and that failure to cooperate with the proponent of the proposal is reasonably likely to result in a breach of the board’s fiduciary duties. In addition, if Clinigence or Nutex Holdco terminate the Merger Agreement under certain circumstances, Clinigence would be required to pay a termination fee of $14,300,000 (plus certain reasonable third-party fees and expenses incurred by Nutex or its subsidiaries in connection with the drafting and consummation of the Merger Agreement and the Merger) to Nutex Holdco. This termination fee may discourage third parties from submitting alternative takeover proposals to Clinigence or its stockholders and may cause the Board to be less inclined to recommend an alternative proposal.

If Clinigence and Nutex Holdco are not successful in integrating their businesses and organizations, the anticipated benefits of the Merger may not be realized.

Historically, Clinigence and Nutex Holdco have operated as independent companies and will do so until the completion of the Merger. Achieving the anticipated benefits of the Merger will depend, in part, on the integration of technology, operations and personnel of Clinigence and Nutex Holdco. Clinigence cannot assure you that the integration will be successful or that the anticipated benefits of the Merger will be fully realized. The challenges involved in this integration include the following:

•	persuading the employees that Clinigence’s and Nutex Holdco’s business cultures are compatible and retaining the combined company’s key personnel;
•	maintaining the dedication of management resources to integration activities without diverting attention from the day-to-day business of the combined company;
•	maintaining management’s ability to focus on anticipating, responding to or utilizing changing technologies in the healthcare industry; and
•	keeping and retaining key Clinigence and Nutex Holdco employees after the Merger.

The concentration of capital stock ownership with Tom Vo and affiliated entities after the Merger may limit the ability of Clinigence stockholders to influence corporate matters.

Following the Merger, Tom Vo and his affiliated entities will in the aggregate beneficially own approximately 41.55% of Clinigence’s outstanding common stock. As a result, Tom Vo and his affiliated entities have a significant vote in matters that require approval by Clinigence’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. In addition, it is anticipated that Dr. Vo will retain, after the Merger, a significant interest in the real estate entities that own the land that is leased to the hospitals. The concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

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The market price of the combined company’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the combined company may be unable to sell their shares at a profit and might incur losses.

The market price of the combined company’s common stock could be subject to significant fluctuation following the Merger. The results of operations of the combined company and the market price of the combined company common stock following the Merger may be affected by factors different from those currently affecting the independent results of operations of Clinigence and the stock price of Clinigence. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:

•	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings and changes in the combined company’s business, operations or prospects;
•	announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by the combined company or the combined company’s competitors;
•	sale of the combined company’s common stock by stockholders, including executives and directors;
•	volatility and limitations in trading volumes of the combined company’s common stock;
•	the combined company’s ability to obtain financings;
•	failures to meet external expectations or management guidance;
•	changes in the combined company’s capital structure, future issuances of securities, sales or distributions of large blocks of Company Common Stock by Tom Vo, M.D., or other stockholders;
•	the combined company’s cash position;
•	announcements and events surrounding financing efforts, including debt and equity securities;
•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
•	departures and additions of key personnel;
•	disputes and litigations related to proprietary rights, contractual obligations and the business of Nutex Holdco;
•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and
•	other events or factors, many of which may be out of the combined company’s control.

An active, liquid trading market for the combined company’s Common Stock may not be sustained.

The combined company may not be able to maintain an active trading market for its Common Stock on NASDAQ or any other exchange in the future. If an active market for the Common Stock is not maintained after the Merger, or if the combined company fails to satisfy the continued listing standards of NASDAQ for any reason and its securities are delisted, it may be difficult for the combined company’s securityholders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair the combined company’s ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products, or technologies by using shares of capital stock as consideration.

If securities analysts do not publish research or reports about the business of the combined company, or if they publish negative evaluations, the price of the combined company’s common stock could decline.

The trading market for the combined company’s common stock will rely in part on the availability of research and reports that third-party industry or financial analysts publish about the combined company. There are many large, publicly traded companies active in the healthcare industry, which may mean it will be less likely that the combined company receives widespread analyst coverage. Furthermore, if one or more of the analysts who do cover the combined company downgrade its stock, its stock price would likely decline. If one or more of these analysts cease coverage of the combined company, the combined company could lose visibility in the market, which in turn could cause its stock price to decline.

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The unaudited pro forma combined financial statements are presented for illustrative purposes only, and future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this proxy statement.

The unaudited pro forma combined financial statements contained in this proxy statement are presented for illustrative purposes only and for several reasons, may not be an indication of the combined company’s financial condition or results of operations following the completion of the Merger. The unaudited pro forma combined financial statements have been derived from the historical financial statements of Clinigence and Nutex and adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. As a result, the actual financial condition, and results of operations of the combined company following the completion of the Merger may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may prove to be inaccurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the market price of Company Common Stock.

Subsequent to the consummation of the Merger, Clinigence may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

There can be no assurances that the diligence conducted by Clinigence regarding the Nutex Entities revealed all material issues that may be present in the business of Nutex Holdco or that factors outside of the control of Clinigence and the Nutex Entities will not later arise. As a result, Clinigence may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and not have an immediate impact on liquidity, any report by Clinigence of charges of this nature could contribute to negative market perceptions about Clinigence or its securities. In addition, charges of this nature may make future financing difficult to obtain on favorable terms or at all. For example, pro forma as of September 30, 2021, Clinigence expects to record goodwill in the amount of $241.6 million. The combined company may have to record a significant goodwill impairment in the future, which could materially adversely affect its reported financial results and negatively impact the trading value of its Common Stock.

Anti-takeover provisions under Delaware law could make an acquisition of the combined company, which may be beneficial to the stockholders of the combined company, more difficult and may prevent attempts by the stockholders to replace or remove management.

The combined company will be subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the combined company’s outstanding voting stock or an affiliate of the combined company that owned 15% or more of the combined company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL.

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As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the combined company.

Additionally, certain provisions in Clinigence’s Charter could make it more difficult for a third party to acquire control of Clinigence, even if such change in control would be beneficial to Clinigence stockholders.  Upon consummation of the Merger, the Restated Charter and Restated Bylaws will be in effect.

Nutex Holdco has, and may in the future become, subject to medical liability claims, which could cause significant expenses and may require Nutex Holdco to pay significant damages if not covered by insurance, and could harm its business, operating results, and financial condition.

Nutex Holdco’s business entails the risk of medical liability claims, including class actions, against the clinicians employed by the physician practice entity (an “Affiliated Practice Entity”), and the Nutex facilities. Although Nutex Holdco and the Affiliated Practice Entities carry insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our and their respective businesses, successful medical liability claims could result in substantial damage awards that exceed the limits of our and the Affiliated Practice Entities’ insurance coverage. Professional liability insurance is expensive and insurance premiums may increase significantly in the future.

Any claims made against Nutex Holdco that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against and divert the attention of management from operations, which could have a material adverse effect on the business, operating results, and financial condition. In addition, any claims may adversely affect Nutex Holdco’s business and reputation.

Nutex Holdco’s business and growth strategy depend on its ability to maintain and expand facilities staffed with qualified physicians. If Nutex Holdco is unable to do so, future growth would be limited and Nutex Holdco’s business, operating results and financial condition would be harmed.

Nutex Holdco’s success is dependent upon a continued ability to maintain an adequate staff of qualified providers to staff the facilities. If Nutex Holdco is unable to recruit and retain physicians and other healthcare professionals, it would have a material adverse effect on its business and ability to grow and would adversely affect the results of operations. In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our customers or difficulty meeting applicable regulatory or accreditation requirements. Nutex Holdco’s ability to develop and maintain satisfactory relationships with providers also may be negatively impacted by other factors not associated with Nutex Holdco, such as changes in reimbursement levels and consolidation activity among hospitals, physician groups and healthcare providers, the continued private equity investment in physician practice management platforms and other market and operating pressures on healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or inability to staff existing or new facilities, higher costs, healthcare provider network disruptions, less attractive service for patients and/or difficulty in meeting applicable regulatory requirements, any of which could have a material adverse effect on Nutex Holdco’s business, financial condition and results of operations.

The health care industry is heavily regulated. Nutex Holdco’s failure to comply with regulatory requirements could create liability for it, result in adverse publicity and otherwise negatively affect its business.

The health care industry is heavily regulated and is constantly evolving due to the changing political, legislative, and regulatory landscape and other factors. Many health care laws are complex, and their application to specific services and relationships may not be clear. Further, some health care laws differ from state to state, and it is difficult to ensure Nutex Holdco’s business complies with evolving laws in all states. Nutex Holdco’s operations may be adversely affected by enforcement initiatives. Nutex Holdco’s failure to accurately anticipate the application of these laws and regulations to its business, or any other failure to comply with regulatory requirements, could create liability, force it to change operations, result in adverse publicity and negatively affect the business. For example, failure to comply with these requirements could result in closure of one or more facilities, inability to obtain or recoupment of reimbursement for services, fines and/or penalties, or exclusion from governmental reimbursement programs. Federal and state legislatures and agencies periodically consider proposals to revise aspects of the legal rules applicable to the health care industry, or to revise or create additional statutory and regulatory requirements. Such proposals, if implemented, could impact Nutex Holdco operations or could create unexpected liabilities for Nutex Holdco. We cannot predict what changes to laws or regulations might be made in the future or how those changes could affect Nutex Holdco’s business or operating costs.

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Evolving government regulations may require increased costs or adversely affect Nutex Holdco’s business, operating results, and financial condition.

In a regulatory climate that is uncertain and constantly changing, Nutex Holdco’s operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require Nutex Holdco to change its practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on Nutex Holdco’s business, operating results and financial condition.

We have identified what we believe are the areas of government regulation that, if changed, would be costly to us. These include: rules governing the practice of clinical professions by licensed professionals; licensure standards for clinicians; licensure standards for facilities; laws limiting the corporate practice of medicine; laws governing financial relationships with current and potential referral sources; cybersecurity and privacy laws; labor and employment laws; employee benefits laws; and laws governing reimbursement for clinical services. There could be laws and regulations applicable to Nutex Holdco’s business that we have not identified or that, if changed, may be costly to Nutex Holdco, and we cannot predict all the ways in which implementation of such laws and regulations may affect Nutex Holdco.

In the states in which Nutex Holdco operates, we believe it is in compliance with all applicable regulations, but, due to the uncertain regulatory environment, certain states may determine that it is in violation of their laws and regulations. In the event that Nutex Holdco must remedy such violations, it may be required to modify services in such states in a manner that undermines its business, it may become subject to fines or other penalties or, if Nutex Holdco determines that the requirements to operate in compliance in such states are overly burdensome, it may elect to terminate operations in such states. In each case, revenue may decline, and business, operating results and financial condition could be materially adversely affected.

The COVID-19 global pandemic could negatively affect Nutex Holdco operations, business and financial condition, and our liquidity could be negatively impacted if the U.S. economy remains unstable for a significant amount of time.

The COVID-19 crisis is still rapidly evolving and much of its impact remains unknown and difficult to predict. It could potentially negatively impact Nutex Holdco’s financial performance in 2022 and beyond.

We experienced, and in the future could experience, supply chain disruptions, including shortages and delays, and could experience significant price increases, in equipment and medical supplies, particularly personal protective equipment or PPE. Staffing, equipment, and medical supplies shortages may also impact our ability to serve patients at our centers.

In addition, Nutex Holdco’s results and financial condition may be further adversely affected by future federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or the U.S. health care system, which, if adopted, could result in direct or indirect restrictions to its business, financial condition, results of operations and cash flow.

The foregoing and other continued disruptions to our business as a result of the COVID-19 pandemic (including the potential resurgences of COVID-19 in jurisdictions currently engaged in reopening) have had and are likely to continue to have a material adverse effect on our business and could have a material adverse effect on our results of operations, financial condition, cash flows and our ability to service our indebtedness.

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Nutex Holdco facilities may be adversely impacted by weather and other factors beyond our control, and disruptions in our disaster recovery systems or management continuity planning could limit our ability to operate our business effectively.

The financial results of our facilities may be negatively impacted by adverse weather conditions, such as tornadoes, earthquakes and hurricanes, or other factors beyond our control, such as wildfires. These weather conditions or other factors could disrupt patient scheduling, displace our patients, employees and physician partners and force certain of our facilities to close temporarily or for an extended period of time. In certain markets, we have a large concentration of centers that may be simultaneously affected by adverse weather condition or events beyond our control.

While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.

Our internal computer systems, or those of any of our manufacturers, other contractors, consultants, or collaborators, or third-party service providers may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

We use information technology systems, infrastructure, and data in many aspects of our business operations, and our ability to effectively manage our business depends significantly on the reliability and capacity of these systems. We are critically dependent on the integrity, security, and consistent operations of these systems. We also collect, process and store numerous classes of sensitive, personally identifiable and/or confidential information and intellectual property, including patients’ information, private information about employees and financial and strategic information about us and our business partners. The secure processing, maintenance and transmission of this information is critical to our operations.

Our systems, (including those of our contractors, consultants, collaborators and third-party service providers) may be subject to damage or interruption from power outages or damages, telecommunications problems, data corruption, software errors, network failures, acts of war or terrorist attacks, fire, flood, global pandemics and natural disasters; our existing safety systems, data backup, access protection, user management and information technology emergency planning may not be sufficient to prevent data loss or long-term network outages. In addition, we and our contractors, consultants, collaborators, and third-party service providers may have to upgrade our existing information technology systems or choose to incorporate new technology systems from time to time in order for such systems to support the increasing needs of our expanding business. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt our business and result in transaction errors, processing inefficiencies and loss of production or sales, causing our business and reputation to suffer.

Further, our systems and those of our contractors, consultants, collaborators, and third-party service providers may be vulnerable to security incidents, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. If unauthorized parties gain access to our networks or databases, or those of our third-party vendors, business partners, they may be able to steal, publish, delete, use inappropriately, or modify our private and sensitive third-party information, including credit card information and personal identification information. In addition, employees may intentionally or inadvertently cause data or security incidents that result in unauthorized release of personal or confidential information. Because the techniques used to circumvent security systems can be highly sophisticated, change frequently, are often not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address all possible techniques or implement adequate preventive measures for all situations.

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Security incidents compromising the confidentiality, integrity, and availability of this information and our systems and those of our third party vendors and business partners could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we rely. We anticipate that these threats will continue to grow in scope and complexity over time and such incidents have occurred in the past, and may occur in the future, resulting in unauthorized, unlawful, or inappropriate access to, inability to access, disclosure of, or loss of the sensitive, proprietary, and confidential information that we handle. As we rely on our contractors, consultants, collaborators, and third-party service providers, we are exposed to security risks outside of our direct control, and our ability to monitor these third-party service providers and business partners’ data security is limited. Despite the implementation of security measures, our internal computer systems, and those of our current and any other contractors, consultants, collaborators and third-party service providers, such measures may not be effective in every instance.

Cybercrime and hacking techniques are constantly evolving, and we and/or our third-party service providers may be unable to anticipate or avoid attempted or actual security breaches, react in a timely manner, or implement adequate preventative measures, particularly given the increasing use of hacking techniques designed to circumvent controls, avoid detection, and remove or obfuscate forensic artifacts. While we have taken measures designed to protect the security of the confidential and personal information under our control, we cannot assure you that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

If such an event were to occur and cause interruptions in our operations or result in the unauthorized acquisition of or access to personally identifiable information or individually identifiable health information (violating certain privacy laws, it could result in a material disruption of our business operations, whether due to a loss of our trade secrets or other similar disruptions.

Laws in all states and U.S. territories require businesses to notify affected individuals, governmental entities, and/or credit reporting agencies of certain security incidents affecting personal information. Such laws are inconsistent, and compliance in the event of a widespread security incident is complex and costly and may be difficult to implement. Additionally, our insurance policies covering cybersecurity and related matters may not adequately compensate us for the losses arising from any such disruption, failure or security breach, and, given the increasing prevalence of hacking and other cybersecurity related incidents, we may not be able to continue to obtain or maintain insurance policies on favorable or economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

The cost of investigating, mitigating and responding to potential security breaches and complying with applicable breach notification obligations to individuals, regulators, partners and others can be significant. Security breaches can also give rise to claims, and the risk of such claims is increasing. For example, as discussed below, the CCPA creates a private right of action for certain data breaches. Further, defending a suit, regardless of its merit, could be costly, divert management attention and harm our reputation. The successful assertion of one or more large claims against us could adversely affect our reputation, business, financial condition, revenues, results of operations or cash flows. Any material disruption or slowdown of our systems or those of our third-party service providers and business partners, could have a material adverse effect on our business, financial condition, and results of operations.

Reimbursement for medical services is subject to change, including that the reimbursement that Nutex currently receives for services could significantly decline.

Because Nutex Holdco provides emergency medicine services, it does not have extensive relationships with large commercial payors and is generally out-of-network. Although some licensed facilities are in-network with payors, the Company’s general payor contracting/government enrollment strategy is to remain out of network.

Although this is not an uncommon strategy employed by emergency medicine providers, there is increased scrutiny on the billing practices of out-of-network providers in the current regulatory landscape. When an enrollee receives emergency care either at an out-of-network facility or from an out-of-network provider because an insurer does not have a contract with the out-of-network facility or provider, it may decide not the pay the entirety of the bill. In this case, the out-of-network facility or provider will bill the enrollee for the balance of the bill. While 33 states have enacted laws to protect enrollees from “balance billing” practices, the No Surprises Act enacted by Congress in 2020, and effective January 1, 2022, provides protections in all 50 states from the most common sources of balance billing. The federal law prohibits providers from balance billing for (i) emergency services and (ii) non-emergency services rendered by out of-network providers at certain designated in-network facilities. In these instances, consumers’ financial liability will be capped at in-network cost sharing amounts. Texas, where the Company’s business is concentrated, already has comprehensive balance billing protections. Texas law prohibits out-of-network providers from billing enrollees for any amount beyond in-network cost sharing. Even to the extent the Company’s billing and coding practices are in compliance with current state law, effective January 1, 2022, its out-of-network providers in all states is required to comply with certain new notice and disclosure requirements under the No Surprises Act. Further, it is not clear how federal and state balance billing laws will interact and which aspects of Texas law may be preempted.

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THE SPECIAL MEETING

We are furnishing this proxy statement to Clinigence stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides Clinigence stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

General

Clinigence is furnishing this proxy statement to the holders of Company Common Stock as of the record date in connection with the solicitation of proxies by the Board for use at the Special Meeting of stockholders (in lieu of the annual meeting of stockholders) and any adjournment or postponement of the Special Meeting.

Date, Time and Place

The Special Meeting of stockholders will be held on [●], 2022, at Noon Eastern Time, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, Florida 33304.

Purpose of the Clinigence Special Meeting

At the Special Meeting, Clinigence stockholders will be asked to consider and vote upon the following matters:

(1) The Merger Proposal

(2) The Restated Charter Proposal

(3) The Restated Bylaws Proposal

(4) The Option Plan Proposal

(5) The Election of Directors Proposal;

(6) The Golden Parachute Proposal;

(7) The Auditor Ratification Proposal; and

(8) The Adjournment Proposal.

Clinigence stockholders also will consider and act on any other matters as may properly come before the Special Meeting or any adjournment or postponement of the meeting, including any procedural matters incident to the conduct of the meeting.

Recommendation of the Clinigence Board of Directors

The Board has determined that it is advisable and in the best interest of Clinigence and its stockholders to enter into the Merger Agreement and the Board has authorized and approved the terms of the Merger Agreement and the transactions contemplated thereby. Certain factors considered by the Board in reaching its decision to adopt and approve the Merger Agreement and the Merger can be found in the section of this proxy statement entitled “THE MERGER — Clinigence Reasons for the Merger” beginning on page 43.

Clinigence’s board of directors determined that it is advisable and in the best interest of Clinigence and its stockholders for Clinigence to enter into the Merger Agreement and the board authorized and approved the terms of the Merger Agreement and the transactions contemplated thereby, approved the Merger Agreement and recommends that Clinigence stockholders vote “FOR” the Merger Proposal, “FOR” the Restated Charter Proposal, “FOR” the Restated Bylaws Proposal, “FOR” the Option Plan Proposal, “FOR” the Election of Directors Proposal, “FOR” the Golden Parachute Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal.

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Clinigence Record Date and Quorum

The Board has fixed January 27, 2022, as the Record Date for the Special Meeting. Only the holders of record of shares of Company Common Stock as of the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting or at any postponement or adjournment of the Special Meeting.

As of the Clinigence record date, there were 48,174,932 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting held by 2,048 record holders. Each share of Company Common Stock entitles the holder to one vote at the Special Meeting on each proposal to be considered at the Special Meeting.

The presence of holders of a majority of all the shares of Clinigence stock entitled to vote at the Special Meeting is necessary to constitute a quorum.

In the absence of a quorum, the chair of the meeting or the holders of the shares of Clinigence stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, and time. As of the record date for the Special Meeting, 24,087,467 shares of Company Common Stock, would be required to achieve a quorum.

At the close of business on the Clinigence record date, directors and executive officers of Clinigence and their affiliates were entitled to vote 18,983,641 shares of Company Common Stock, or approximately 39.41% of the issued and outstanding shares of Company Common Stock on that date. Clinigence currently expects that the Clinigence directors and executive officers will vote their shares of Company Common Stock in favor of the proposed proposals, although none of them is obligated to do so.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at Clinigence’s offices, 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time.

Vote Required for Approval

Assuming a quorum is present, approval of each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting. The Restated Bylaws Proposal requires the affirmative vote of at least 66.667% of the outstanding voting securities, and each of the directors in the Election of Directors Proposal requires a plurality of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

Each of Merger Proposal, Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Abstentions, Failure to Vote and Broker Non-Votes

If you are an Clinigence stockholder and mark “ABSTAIN” on your proxy with respect to any of the proposals, your proxy will be counted toward the vote total for such proposal and will have the same effect as an “AGAINST” vote. Abstentions will be considered present for the purpose of determining the presence of a quorum.

If you are an Clinigence stockholder of record and fail to submit a proxy card or vote at the Special Meeting, your shares will not be counted toward the total vote and will have no effect on the Golden Parachute Proposal. The Auditor Ratification Proposal and the Adjournment Proposal but will be considered a vote “AGAINST” the Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal. If you fail to submit a proxy card or vote at the Special Meeting, your shares will not be counted for purposes of determining a quorum.

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Banks, brokers, and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As it is expected that each proposal is considered “non-routine,” such organizations do not have discretion to vote on any of the proposals. As a result, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares of Company Common Stock, your shares will be counted for purposes of determining a quorum but will be considered a vote “AGAINST” the Merger Proposal, Merger Proposal, the Restated Charter Proposal, the Restated Bylaws Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal. For the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, broker non-votes will not be counted toward the total vote and will have no effect.

Manner of Submitting Proxy

Whether or not you plan to attend the Special Meeting in person, you should submit your proxy as soon as possible. If you own shares of Company Common Stock in your own name, you are an owner or holder of record. This means that you may use the enclosed proxy card or the Internet or telephone voting options to tell the persons named as proxies how to vote your shares of Company Common Stock. You may vote your shares of Company Common Stock held of record in any of the following ways:

In Person — To vote in person, come to the Special Meeting and you will be able to vote by ballot. To ensure that your shares of Company Common Stock are voted at the Special Meeting, the Board recommends that you submit a proxy even if you plan to attend the Special Meeting.

By Mail — To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Clinigence before the Special Meeting, the persons named as proxies will vote your shares of Company Common Stock as you direct.

By Telephone — To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide Clinigence the control number from the enclosed proxy card.

By Internet — To vote over the Internet, go to the web address identified on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide Clinigence the control number from the enclosed proxy card.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly. Submitting a proxy will not affect your right to vote in person if you decide to attend the Special Meeting.

The Board has appointed Warren Hosseinion, M.D., to serve as proxy for the Special Meeting.

If a proxy card is signed and returned without an indication as to how the shares of Company Common Stock represented by the proxy are to be voted with regard to a particular proposal, the Company Common Stock represented by the proxy will be voted “FOR” each such proposal. As of the date of this proxy statement, Clinigence has no knowledge of any business that will be presented for consideration at the Special Meeting, and which would be required to be set forth in this proxy statement other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of Clinigence. In accordance with the bylaws and Delaware law, business transacted at the Special Meeting will be limited to those matters set forth in such notice.

Your vote as an Clinigence stockholder is very important. Please submit your proxy as soon as possible, whether or not you plan to attend the Special Meeting in person.

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Shares Held in Street Name

If you are a Clinigence stockholder and your shares are held in “street name” by a broker, bank or other nominee, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.

You may not vote shares held in “street name” by returning a proxy card directly to Clinigence or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, or other nominee. Further, brokers, banks or other nominees who hold shares of Company Common Stock on behalf of their customers may not give a proxy to Clinigence to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are an Clinigence stockholder and you do not instruct your broker, bank, or other nominee on how to vote your shares during the Special Meeting, it will have the same effect as described above under “— Abstentions and Broker Non-Votes.”

Revocation of Proxies and Voting Instructions

If your shares of Company Common Stock are registered in your own name, you may revoke your proxy in one of the following ways by:

•	Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy;
•	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted);
•	Completing and submitting a new valid proxy card bearing a later date; or
•	Sending written notice of revocation to Clinigence at Clinigence Holdings, Inc., Attn: Secretary, 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304, which notice must be received before [●], Eastern Time, on [●], 2022.

If your shares of Company Common Stock are held in “street name”, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

Tabulation of Votes

Clinigence will have a representative of Transfer Online appointed as the inspector of election for the Special Meeting to tabulate the affirmative and negative votes, broker non-votes and abstentions.

Solicitation of Proxies

The cost of solicitation of proxies from Clinigence stockholders will be borne by Clinigence. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, and employees of Clinigence in person or by telephone, telegram or other means of communication. These directors, officers and employees will not receive additional compensation for their efforts but will be reimbursed for reasonable out-of-pocket expenses they incur in connection with the solicitation. Clinigence will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding of solicitation materials to the beneficial owners of Company Common Stock and collecting voting instructions.

Assistance

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact:

Clinigence Holdings, Inc.

Attn: Secretary

2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, FL 33304

Tel: (954) 449-0641

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THE MERGER

The following discussion contains certain information about the Merger. The discussion is subject, and qualified in its entirety by reference, to the Merger Agreement and Amendments attached as Annex A to this proxy statement. Nutex Holdco and Clinigence urge you to read carefully this entire proxy statement, including the Merger Agreement and Amendments attached as Annex A for a more complete understanding of the Merger.

General

The board of directors of Clinigence and a majority of Nutex’s physician-owners have approved the Merger Agreement and the transactions contemplated therein, including the Merger, subject to Clinigence stockholder approval. Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Clinigence, will merge with and into Nutex Holdco, with Nutex Holdco continuing as the surviving entity and a wholly owned subsidiary of Clinigence. The Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties and specified in the Certificate of Merger. The time at which the Merger becomes effective is referred to as the “Effective Time”.

At the Effective Time, each unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the capital contribution amounts received from the contributing owners of the Under Construction Hospitals. The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”).

The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement. In addition, under the terms of the Contribution Agreements owners of the Under Construction Hospitals and Ramping Hospitals may be entitled to additional shares of Company Common Stock as set forth in “THE MERGER AGREEMENT – Additional Issuance of Company Common Stock” on page 62.

In connection with the Merger Agreement, Nutex Holdco has entered into Contribution Agreements with holders of equity interests (“Nutex Members”) of subsidiaries and affiliates of Nutex and MHH (collectively, the “Nutex Subsidiaries”) pursuant to which such Nutex Members have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex Holdco in exchange for specified equity interests in Nutex Holdco (collectively, the “Contribution Transaction”) with consummation of the Contribution Transaction occurring immediately prior to the Effective Time.

The closing price of Company Common Stock on the OTC Pink on November 22, 2021, the last full trading day prior to the public announcement of the Merger, was $4.15. The closing price of Company Common Stock on the OTC Pink on February 1, 2022, the last practicable full trading day prior to the date of this proxy statement, was $4.30.

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Background of the Merger

Clinigence Overview

i)  Clinigence Holdings, Inc.

The Company is a technology-enabled population health management company that manages risk-bearing provider networks. Our holding company wholly-owns the following entities:

ii)  Clinigence Health, Inc.:

Clinigence Health, Inc. (“Clinigence Health”) is a healthcare information technology company providing a cloud-based platform that enables healthcare organizations to provide value-based care and population health management (“PHM”). Our proprietary cloud-based PHM platform extracts claims and clinical data from multiple EHR and claims systems, which it then uses to report clinical quality measures, gaps in care, risk-stratification of patients, utilization statistics on every provider, predictive analytics, provider scorecard and other critical information. The platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. The Clinigence Health platform provides turnkey SaaS solutions that enable connected intelligence across the care continuum by transforming massive amounts of data into actionable insights. Clinigence Health’s solutions help healthcare organizations improve the quality and cost effectiveness of care, enhance population health management, and optimize provider networks, and enables risk-bearing organizations to achieve their objectives on the path to value-based care.

iii)  AHP Health Management Services, Inc.:

AHP Health Management Services, Inc. (“AHP Management”) and its affiliate, Associated Hispanic Physicians of Southern California IPA, A Medical Corporation (“AHPIPA”), provide care for approximately 22,000 patients in Los Angeles through a network of 141 primary care physicians and 660 specialists. AHPIPA is a risk-bearing organization that contracts with multiple health plans and receives per member, per month (“PMPM”) capitation payments to care for its patients.

iv)  Procare Health Inc.:

Procare Health, Inc. (“Procare”) is a leading management services organization (“MSO”) that provides services for one health plan and three independent physician associations (“IPAs”) in Southern and Northern California. Services include claims administration, credentialing, compliance, quality management, utilization management, contracting, provider relations, member relations, care management and other services.

v)  Accountable Healthcare America, Inc.

Accountable Healthcare America, Inc. (“AHA”) provides population health management and medical management services.

The Nutex Entities

Description of the Business

Based in Houston, Texas and founded in 2011, the Nutex Entities operate a network of micro-hospitals that provide comprehensive and high-quality 24/7 care. Nutex Health, LLC (“Nutex Health”), owned 100% by Tom Vo, M.D., is a healthcare service provider and facility management firm. Dr. Vo also owns 100% of Micro Hospital Holding LLC (“MHH”), a hospital holding company. In addition, Dr. Vo owns 50% of Tyvan, LLC, a healthcare billing, coding, and collections company (“Tyvan”). The Nutex Entities own controlling or significant interests in the hospital facilities they develop, operate, and manage.

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Nutex’s full-service care delivery model provides concierge-level care traditionally offered by hospitals in a patient-friendly and cost-effective setting. Nutex provides a full spectrum of healthcare services, including emergency room care, inpatient care, and behavioral health, and offers a complementary suite of ancillary services, including onsite imaging (CT scan, X-ray, MRI, ultrasound, etc.), certified and accredited laboratories, and onsite inpatient pharmacies. Nutex currently owns and operates 14 micro-hospital facilities, in addition to 17 de novo micro-hospitals under development. Nutex delivers care via approximately 200 board-certified physicians and has approximately 1,500 employees nationwide.

When developing new hospitals, the Nutex Entities provide a turn-key process from real estate acquisition, design, and development of the facility to staffing, training and operations. Other than physician services, the Nutex Entities provide all operational and management services to operating hospitals, including laboratory and pharmacy services and billings and collections.

Related Party Transactions.

The majority of the hospitals have contractual relationships with separately owned real estate entities (the "REEs") and each hospital has contractual relationships with separately owned professional entities (the "PLLCs"). The PLLCs, which are owned by the same owners of the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers. The REEs, also held by the same owners as the corresponding hospital, own the land and hospital buildings in which the hospitals operate and lease the buildings to the hospitals. The land and buildings are collateral for the debt that has been incurred by the REEs, which is guaranteed by the hospitals. Ownership in either the PLLCs or the REEs will not be contributed to Nutex Holdco and as such, such entities will not be part of the combined company.

Contemplated Removal of Hospital Guarantees of Real Estate Debt.

It is currently anticipated that post-merger the individual hospital leases will be assumed by Nutex Holdco and each hospital’s guarantee of the REE debt will be terminated once the current debt arrangements of the individual REEs have been replaced post-merger with a new debt arrangement. Neither Nutex Holdco nor or any of its hospital subsidiaries will be party to such alternate REE debt arrangement. While Nutex is currently actively in the process of exploring such alternate debt arrangement for the REEs, it is uncertain when and whether such alternate debt arrangement can be obtained on economic terms or at all.

The Contribution Transaction.

Doctor owners owning 84.21% of the aggregate equity value of the Nutex-affiliated hospitals have agreed, contingent upon the closing of the merger, to contribute all or a portion of their equity interests in their respective hospitals to Nutex Holdco in exchange for corresponding equity interests in Nutex Holdco (collectively, the “Contribution Transaction”). Once the contributing doctor owners have received their equity interests in Nutex Holdco immediately prior to the merger, they will be referred to as “Nutex Members.”

The aggregate percentage of participating Nutex doctor owners in Nutex Holdco may change from the current 84.21% of the agreed upon equity value of the Nutex-affiliated hospitals. Immediately upon receipt of the updated financial information as of September 30, 2021, Nutex delivered written notice required under the contribution agreements to the doctor owners of each of Alexandria Hospital, LLC, Oklahoma ER Hospital, LLC, Phoenix ER and Medical Hospital, LLC, Texarkana ER, LLC and Wylie ER, LLC, that their respective ownership percentage in Nutex Holdco have increased by more than 10% from the ownership percentages calculated based on the preliminary financial information available at the time of execution of the contribution agreements. As a result, each doctor owner receiving such notice may, within 10 calendar days from receipt of the written notice, elect to either proceed with the consummation of the transactions contemplated by the contribution agreements and the Merger Agreement, or terminate such doctor owner’s participation.

Nutex-affiliated Hospitals

The Nutex facilities are divided into the following three categories:

•	Under Construction Hospitals – not yet open;
•	Ramping Hospitals – operating for less than 24 months; and
•	Mature Hospitals – operating for more than 24 months.
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	Hospital Entity	Location	Ownership
Under Construction Hospitals
[17]	ABQ Hospital, LLC	Albuquerque, NM	100.00%
	Columbus ER Hospital, LLC	Dublin, OH	100.00%
	Covington Hospital, LLC	Mandeville, LA	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	100.00%
	Everest Real Estate Investments, LLP	Humble, TX	100.00%
	Fort Myers Hospital, LLC	Fort Myers, FL	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	83.00%
	Gahanna Hospital, LLC	Gahanna, OH	100.00%
	Green Bay ER & Hospital	Green Bay, WI	75.00%
	Miami ER & Hospital, LLC	Miami, FL	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	80.00%
	NB Hospital, LLC	New Braunfels, TX	61.00%
	Royse City ER, LLC	Royse City, TX	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	61.00%
	Starkey Hospital LLC	Odessa, FL	62.00%
	Jacksonville ER & Hospital LLC	Jacksonville, FL	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	100.00%
Ramping Hospitals [4]
	Healthcare HL Emergency Services, LLC	The Colony, TX	64.17%
	Northwest Indiana Hospital, LLC	Hammond, IN	74.90%
	Texoma ER, LLC	Sherman, TX	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	100.00%
Mature Hospitals [10]
	Albuquerque ER, LLC	Albuquerque, NM	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	99.50%
	Kyle ER, LLC	Kyle, TX	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	81.99%
	Oklahoma ER Hospital, LLC	Edmond, OK	68.70%
	Phoenix ER and Medical Hospital, L.L.C.	Chandler, AZ	100.00%
	Texarkana ER, LLC	Texarkana, TX	100.00%
	Tucson Hospital, LLC	Tucson, AZ	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, OK	79.62%
	Wylie ER, LLC	Wylie, TX	80.17%

vi) Background of the Merger

The management team and board of directors of Clinigence and Dr. Vo, in consultation with other doctor-owners have been actively monitoring and assessing developments in the healthcare services and population health management industry and are generally aware of the business activities of other major health management companies. As a result, executives, and board members from Clinigence and leadership of Nutex are generally familiar with the other company’s business and operations.

In light of the economic and regulatory landscape and trends in the U.S. healthcare system, Clinigence management has from time to time reviewed and considered potential strategic alternatives to grow the company’s business, including mergers and strategic combinations with other industry participants with a strong financial position. These strategic alternatives have been reviewed by the Board periodically since Clinigence became a publicly held company in October 2019 through a reverse merger. The Board also has explored financing opportunities periodically to satisfy the company’s requirements. In reviewing different strategic opportunities, the Board has prioritized long-term value for stockholders and directed management to focus on identifying companies with complementary service capabilities and management expertise which, if combined with Clinigence, could offer synergies, including increased operational scale, reduced risk and administrative costs, potential for introducing Clinigence’s core capabilities (including management of chronically ill, high-risk patients, home-health care and population health management services) to another company, addition of new expertise (such as Nutex’s micro-hospital operations) and transitioning to a value-based reimbursement business model. The Board and management also shared the view that any potential pursuit of a strategic combination should strengthen the combined company’s balance sheet and enable a post-transaction listing on a national securities exchange (such as NASDAQ) and thus enhancing Clinigence’s ability to obtain additional financing in the public markets. Since October 2019, Clinigence management has had multiple interactions with different parties, including Nutex.

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Following is a chronological record of material events leading up to event of the Merger Agreement and announcement of the pending Merger.

Beginning in November 2019, Clinigence management explored acquisition opportunities. In early to mid 2020, Clinigence engaged in discussions with a NASDAQ-listed SPAC to merge Clinigence and AHA into the SPAC, though the business combination was terminated in November 2020 due to the loss of an additional acquisition target. In late 2020, Clinigence signed a Letter of Intent with a liquid biopsy biotech company for a contemplated merger transaction, which was terminated because the target decided to pursue an IPO. In early 2021 Clinigence engaged in ongoing discussions with various other targets, including a NASDAQ-listed medical diagnostics company, a multi-state hospital company and a NASDAQ-listed healthcare services company, though the Company decided to not pursue further because management and the Board believed the Nutex business combination to be in the best interest of our stockholders. On November 15, 2019, Dr. Hosseinion held a meeting with Thomas Vo, M.D. and Oded Levy to discuss how to achieve a combination of the two companies. Following this meeting, Dr. Hosseinion, Dr. Vo and Mr. Levy exchanged information and signed non-disclosure agreements.

On January 13, 2020, Dr. Hosseinion and Dr. Vo had a teleconference during which Dr. Vo expressed his belief that he was unprepared to merge the two companies at that time.

On April 9, 2021, Dr. Hosseinion, Dr. Vo, and Mr. Levy had a 90-minute phone call regarding the possibility of merging the two companies. At that meeting, Dr. Hosseinion, Dr. Vo and. Mr. Levy discussed a possible business combination, as well as the potential advantages of a combined company, including increased and synergistic operational expertise, capabilities and scale, an experienced management team with complementary skills and the potential to access additional sources of capital.

On April 9, 2021, Nutex and Clinigence executed a non-disclosure agreement whereby Clinigence agreed to treat all information provided by Nutex as confidential.

On April 12, 2021, Clinigence provided Ernst & Young Capital Advisors, LLC (“EYCA”) preliminary due diligence information, including overview materials, pro forma historical financial statements, and a summary financial forecast.

On April 27, 2021, EYCA held a phone call with Dr. Hosseinion and Mr. Levy to discuss preliminary transaction considerations and to discuss initial due diligence questions regarding Clinigence.

On April 29, 2021, Dr. Hosseinion held an all-day meeting with Dr. Vo in Houston, Texas in the presence of representatives of EYCA to introduce Dr. Hosseinion to Nutex’s operations and to outline potential synergies and the strategic vision for growth for the combined companies.

On May 24, 2021, Clinigence management discussed with the Board the option of pursuing a Merger with the Nutex Entities. Nutex information was sent to the Board.

On May 28, 2021, Dr. Hosseinion, Dr. Vo, representatives from EYCA held a teleconference to discuss next steps.

On May 27, 2021, EYCA forwarded a draft confidentiality agreement to Clinigence for review.

On June 4, 2021, Nutex entered into a confidentiality agreement with Clinigence whereby Nutex agreed to keep all non-public information received from Clinigence strictly confidential.

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Starting on June 1, 2021, Nutex and Clinigence began exchanging financial and operating information with respect to each other and commenced financial due diligence. Nutex provided Clinigence with financial and operational information comprised of internal facility-level financial statements, organizational information, and operational key performance indicators. Clinigence provided financial information to representatives of EYCA and WG Consulting, the pre-audit advisor to Nutex.

On June 15, EYCA and members of Clinigence management had a teleconference discussion to discuss responses to outstanding due diligence questions.

On July 8, 2021, Locke Lord LLP, counsel to Nutex, transmitted an initial draft of a non-binding letter of intent to McDermott Will & Emery LLP, counsel to Clinigence.

On July 12, 2021, Dr. Hosseinion, Dr. Vo, representatives from EYCA held a teleconference to review a draft of the non-binding Letter of Intent.

On July 14, 2021, the Clinigence board met and approved the signing of a non-binding Letter of Intent with Nutex, MHH and Nutex Health. Subsequently, and as of July 16, 2021, a non-binding Letter of Intent outlining general terms of a potential business combination but not including agreement on merger consideration was executed by each party and mutual due diligence began.

On July 29, 2021, Dr. Hosseinion, representatives from EYCA held a call to discuss Clinigence’s requests for Nutex due diligence information.

On August 6, 2021, the Clinigence board held a telephonic meeting for an update on the progress of the merger with Nutex.

On September 1, 2021, Locke Lord transmitted an initial draft of the merger agreement to McDermott.

On September 9, 2021, the Clinigence board held a telephonic meeting wherein the Clinigence board discussed Nutex’s financial information and an initial draft of the merger agreement with Nutex.

On October 8, 2021, Locke Lord transmitted a summary of the proposed deal terms, a draft of the merger agreement and forms of the contribution agreements to be entered into by holders of equity interests of Nutex affiliates pursuant to which such Nutex Members would agree to contribute all or a portion of their ownership interests in Nutex affiliates to Nutex Holdco in exchange for equity interests in Nutex Holdco.

On October 9, 2021, each of Clinigence and Nutex signed an amendment to the Letter of Intent extending the term thereof.

On October 11, 2021, Locke Lord, on behalf of Nutex, transmitted a supplemental due diligence request to McDermott.

On October 19, 2021, Dr. Hosseinion, and other members of the Clinigence management team and a team from EYCA held an all-day meeting in Houston, Texas to exchange information, discuss the overall terms of the transaction and the business strategy of a combined company on a going forward basis.

On November 3, 2021, Nutex, Clinigence, EYCA, McDermott and Locke Lord held an all-hands call to discuss and resolve any remaining issues under the merger agreement.

On November 4, 2021, Dr. Vo conducted a confidential online presentation with the existing Nutex doctor owners who had expressed an interest to participate in the transaction and executed a non-disclosure agreement.

On November 18, 2021, the Board met for the purpose of considering the proposed business combination. At the meeting, representatives from The Benchmark Company, LLC reviewed its preliminary financial analyses of the proposed business combination. The Clinigence board then received updated reports from Colliers on the proposed business combination including the status of negotiations with Nutex on the Merger Agreement, directors’ fiduciary duties and the best practices in connection with considering approval of the Merger Agreement and the underlying transaction and key provisions of the Merger Agreement. The Clinigence board discussed the general framework of the stock-for-stock consideration in the proposed business combination, certain key terms of the Merger Agreement, including transaction structure, closing conditions, transaction consideration (including the exchange ratio) and termination provisions, as well as corporate governance changes that would apply to the combined company following the closing of the Merger, including the future composition of the Clinigence board and amendments to Clinigence’s Charter and Bylaws. The Clinigence board then discussed issues related to the then-current versions of the Transaction Documents as well as other recent revisions to the Merger Agreement.

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The meeting was adjourned. On November 22, representatives from The Benchmark Company, LLC reviewed its updated financial analyses and rendered its oral opinion, which was subsequently confirmed in writing on November 23, 2021, to the Board that, as of the date of the meeting and based upon and subject to the various assumptions and limitations described in such opinion, the consideration to be issued by Clinigence pursuant to the Merger Agreement, is fair to Clinigence’s shareholders from a financial point of view. Following these presentations and the opportunity for further discussion among the directors about the transaction, after careful deliberation, the Clinigence board determined that the proposed business combination was fair to and in the best interests of Clinigence and its stockholders, approved the Merger Agreement and other Transaction Documents, authorized Clinigence management to finalize and execute the Merger Agreement and other Transaction Documents (substantially in the form presented to the Clinigence board) and to consummate the transactions contemplated thereby, and resolved to recommend that Clinigence stockholders adopt and approve the Transaction Documents and the transactions contemplated hereby, including the Merger.

In reaching its decision, the Clinigence Board placed substantial weight on the prospect of bringing together two leading, complementary healthcare organizations to form one of the nation’s largest integrated healthcare delivery companies, which would be well positioned for the ongoing transition of U.S. healthcare from volume-based (fee for service) to value-based reimbursements (fee for value).

On or before November 23, 2021, the existing participating Nutex doctor owners delivered executed contribution agreements for the Contribution Transaction pertaining to such doctor owner's existing ownership interests in the Nutex Entities and agreed to the subsequent merger.

On November 23, 2021, Clinigence and Nutex Holdco executed the Merger Agreement. The entry into the Merger was announced on November 24, 2021, in a joint press release issued by Clinigence and Nutex.

Clinigence’s Reasons for the Merger

In approving and authorizing the Merger Agreement and the Merger, the Board considered a number of factors. Although the following discussion sets forth the material factors considered by the Board in reaching its determination, it may not include all of the factors considered by the Clinigence board. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Board viewed its position and determinations as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In evaluating the Merger Agreement and the Merger, the Board consulted with Clinigence’s management and legal and financial advisors, reviewed a significant amount of information, and considered a number of factors, including, among others, the following factors that the Clinigence board viewed as supportive of its decision, to approve the Merger Agreement and the Merger, as being advisable, fair and in the best interests of Clinigence and the Clinigence stockholders:

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•	the likelihood of increased scale, including financial, clinical, network size and operational attributes, which would create near and long-term value for both Clinigence stockholders and Nutex Members;
•	historical and current financial condition of Clinigence and Nutex Holdco and the ability to take on more strategic risk and have less stockholder risk;
•	the combined company’s increased management expertise following the Merger;
•	historical and current financial market conditions;
•	the highly strategic nature of the Merger, which would combine two physician-driven companies to create one of the nation’s leading integrated healthcare delivery systems, offering end-to-end solutions;
•	Clinigence’s liquidity position and financial statements;
•	the likelihood of establishing a leading position in the population health management setting;
•	Clinigence’s historical stock prices and trading volumes;
•	the capability to manage patient care and influence high-quality at lower costs across the continuum of care;
•	the possibility of geographic expansion;
•	the likelihood of growth opportunities from combining highly synergistic operational expertise and capabilities with highly complementary physician-centric cultures, management and clinical capabilities;
•	the ability to leverage our cloud-based technology platform;
•	historical and current information concerning Nutex’s business, operations and management and the results of the due diligence investigation of Nutex conducted by Clinigence’s management and advisors;
•	the combined company’s steady EBITDA streams, which increases the likelihood of listing approval by NASDAQ;
•	the ability to raise additional capital;
•	the potential for increased cash flow;
•	the likelihood of retaining key Nutex employees to manage the combined company;
•	the likelihood that the Merger will be consummated on a timely basis;
•	the possibility that the combined entity would be able to take advantage of the potential benefits resulting from the combination of the Clinigence public company infrastructure and population health management technology platform and Nutex’s management team and micro-hospital system;
•	the opinion of The Benchmark Company, dated November 23, 2021, to Clinigence’s board of directors as to the fairness to stockholders, from a financial point of view and as of the date of the opinion, of the consideration to be paid by Clinigence in the transaction based on the exchange ratio to Clinigence, assuming, at the direction of Clinigence, that the exchange ratio would be 3.571428575, as more fully described below in the section entitled “Opinion of Clinigence’s Financial Advisor.”

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The Board also carefully considered and discussed a number of risks, uncertainties, and other countervailing factors in its deliberations regarding entering into the Merger Agreement and consummating the Merger, including, among others, the following:

•	the risk that the conditions to the Merger will not be satisfied;
•	the risks and substantial costs, including public company costs, and the difficulty of obtaining additional financing on terms favorable to Clinigence or at all to cover such costs of Clinigence remaining a stand-alone publicly traded company, instead of agreeing to a transaction with Nutex;
•	the uncertainty of the trading price of Company Common Stock after announcing the Merger and after closing the Merger;
•	the possibility that the anticipated benefits of the Merger may not be realized or may be lower than expected;
•	the potential limitations on Clinigence’s operations due to pre-closing covenants in the Merger Agreement;
•	the effect of the public announcement of the Merger on Clinigence’s operations, stock price, and employees;
•	the disruption that may be caused by failure to complete the Merger;
•	the substantial fees and expenses incurred by Clinigence in connection with the Merger, which will be incurred whether or not the Merger is completed; and
•	other risks described in the sections entitled “RISK FACTORS” and “FORWARD-LOOKING STATEMENTS” beginning on page 23 and 22, respectively, of this proxy statement.

The Board believes that, overall, the potential benefits to Clinigence stockholders of the Merger Agreement, the Merger and the other transactions contemplated thereby outweigh the risks and uncertainties.

Although this discussion of the information and factors considered by the Board is believed to include the material factors it considered, it is not intended to be exhaustive and may not include all of the factors considered by the Clinigence board. The Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby are fair to, advisable, and in the best interests of Clinigence and its stockholders. The Board based its determination on the totality of the information presented to and factors considered by it. In addition, individual members of the Clinigence board may have given differing weights to different factors.

Opinion of Clinigence’s Financial Advisor

The Clinigence Board retained The Benchmark Company, LLC (“Benchmark”) and Colliers Securities LLC (“Colliers” and together with Benchmark, the “Financial Advisors”) to act as a financial advisor to the Clinigence Board in connection with a possible business combination transaction with Nutex, and, if requested, to render to the Clinigence Board an opinion as to the fairness, from a financial point of view, of the consideration to be paid by Clinigence in such transaction. On November 18, 2021, at a meeting of the Clinigence Board held to evaluate the proposed transaction, Benchmark delivered to the Clinigence Board an oral opinion and draft presentation of its supporting analysis, subsequently confirmed by delivery of a written opinion and final supporting analysis presentation on November 23, 2021, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Clinigence in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

The full text of the written opinion of Benchmark, dated November 23, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this proxy statement. The following summary of Benchmark’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Benchmark provided its opinion for the information and assistance of the Clinigence Board in connection with its consideration of the Merger. Benchmark’s opinion was not intended to and does not constitute a recommendation as to how any holder of Company Common Stock should vote or take any action with respect to the Merger or any other matter.

In connection with rendering its opinion, Benchmark reviewed and considered such financial and other matters as deemed relevant thereby, including, among other things:

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•	a draft copy of the Merger Agreement dated as of November 21, 2021;
•	certain information relating to the historical, current and future operations, financial condition and prospects of Nutex, made available to Benchmark by Clinigence, including financial statements that included the actual income statements and balance sheets for the twelve months ended September 30, 2021, and a financial model with projected income statements and balance sheets for the quarter ended December 31, 2021 and the years 2022-2026;
•	discussions with certain members of the management of Clinigence and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of Nutex, the Merger and related matters;
•	a certificate addressed to Benchmark from senior management of Clinigence which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) on Nutex provided to, or discussed with, Benchmark by or on behalf of Clinigence;
•	the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that Benchmark deemed to be relevant;
•	the publicly available financial terms of certain transactions that Benchmark deemed to be relevant; and
•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

In addition, Benchmark conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Benchmark deemed necessary and appropriate in arriving at its opinion.

In arriving at its opinion, Benchmark relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Benchmark, discussed with or reviewed by Benchmark, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Benchmark relied upon and assumed no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Nutex since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Benchmark that would be material to its analyses or opinion and is no information or facts that would make any of the information reviewed by Benchmark incomplete or misleading. In addition, Benchmark relied upon and assumed that the final form of the Merger Agreement did not differ in any material respect from the latest draft of the Merger Agreement provided to Benchmark as identified above. Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of Clinigence or Nutex nor was Benchmark furnished with any such independent evaluations or appraisals. Benchmark’s opinion was based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date of such opinion.

Benchmark has assumed that the Merger will be consummated on terms substantially similar to those set forth in the Merger Agreement provided to it by Clinigence. Benchmark was not requested to, and did not (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of Clinigence or Nutex or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction or (c) advise the Board or any other party with respect to alternatives to the Transaction.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Benchmark in connection with the preparation of its fairness opinion. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Benchmark or of its presentation to the Clinigence Board on November 23, 2021.

The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Benchmark, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Benchmark. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Benchmark. The order in which theses analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Benchmark or the Clinigence Board. Except as otherwise noted, the following quantitative information, to the extent it is based on market data, is based on market data as it existed on or before November 23, 2021, and is not necessarily indicative of current market conditions. All analyses conducted by Benchmark were going concern analyses and Benchmark expressed no opinion regarding the liquidation value of any entity.

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Selected Publicly Traded Companies Analysis

Benchmark reviewed publicly available financial and stock market information for 11 publicly traded U.S. operators of hospitals and medical facilities in its analysis of Nutex’s valuation. Benchmark reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on November 22, 2021, plus debt, plus preferred stock, plus minority interest, and less cash and cash equivalents, as a multiple of estimated calendar year 2021 and estimated calendar year 2022 earnings before interest, taxes, depreciations and amortization, which is referred to herein as EBITDA. The mean and median enterprise value /calendar year 2021 EBITDA multiple observed for the selected publicly traded companies were 15.12x and 8.80x, respectively, and the mean and median enterprise value / estimated calendar year 2022 EBITDA multiple for the selected publicly traded companies were 11.30x and 9.27x, respectively. The selected publicly traded companies and their respective multiples are as follows:

Enterprise Value / EBITDA
Selected Publicly Traded Companies	2021E	2022E
Apollo Medical Holdings	NA	NA
Cano Health	24.9x	17.0x
CareMax	36.9x	13.5x
Community Health Systems	7.4x	7.5x
Encompass Health Corporation	9.7x	9.3x
HCA Healthcare	8.7x	8.5x
Oak Street Health	NM	NM
Select Medical Holdings Corporation	8.8x	9.3x
Surgery Partners	25.2x	22.2x
Tenet Healthcare Corporation	7.1x	7.0x
Universal Health Services	7.4x	7.3x

NA – Not Available; NM – Not Meaningful

The overall low to high calendar year 2021 and 2022 EBITDA multiples observed for selected publicly traded companies were 7.06x to 36.94x (with an average of 15.12x and a median of 8.80x) and 6.97x to 22.17x (with an average of 11.30x and a median of 9.27x), respectively. Estimated financial data of the selected publicly traded companies were based on actual results for the first nine months of 2021 and publicly available research analysts’ estimates for the fourth quarter of 2021 and the calendar year 2022.

Based on the financial characteristics of the selected publicly traded companies and Nutex, and based on its professional judgement and experience, Benchmark applied calendar year 2021 and 2022 EBITDA average and median multiples of 15.12x to 11.30x (and medians of 8.80x to 9.27x), derived from the selected publicly traded companies, to Nutex’s calendar year 2021 and 2022 estimated EBITDA of $160,916,732 and $200,673,538, respectively, as set forth in the Nutex forecasts made available to Benchmark by Clinigence, to calculate ranges of implied enterprise values for Nutex. Benchmark then calculated implied base equity value reference ranges by deducting estimated net debt of Nutex of $0 at closing in order to calculate the equity value on a debt-free and cash-free basis since, as stated in the Merger Agreement, the Exchange Ratio and aggregate equity consideration issued to the applicable Nutex Owners would be adjusted downwards by any net debt outstanding at or immediately prior to the Closing.

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This analysis indicated the following approximate implied base equity value ranges for Nutex, as compared to the equity value of Nutex implied by the merger consideration, calculated based on Clinigence’s 10-day volume weighted average price (VWAP) as of November 22, 2021:

Implied Equity Value Range for Nutex
	2021E	2022E	Equity Value for Nutex Implied by Parent Stock Issuance Amount
Enterprise Value (based on Average EV/EBITDA)	$4.250 billion	$4.133 billion	$2.295 billion (based on 10-day VWAP as of 11/22/21)
Enterprise Value (based on Median EV/EBITDA)	$1.416 billion	$1.860 billion

No company used in this analysis is identical or directly comparable to Nutex. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves considerations and judgements concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Nutex is compared.

Selected Precedent Transactions Analysis

Benchmark reviewed, to the extent publicly available, financial information relating to eight selected transactions involving U.S. operators of hospitals and medical facilities. Benchmark reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated EBITDA/revenue. The selected transactions and their respective multiples are as follows:

Acquiror	Target	Enterprise Value/EBITDA
Jaws Acquisitions Corp.	Cano Health	177.85x
Deerfield Healthcare Technology Acquisitions Corp.	CareMax Medical Group	55.12x
Kohlberg Kravis Roberts & Co. LP	Envision Healthcare	8.89x
Humana, Inc.; TPG Capital; Others	Kindred Healthcare	9.42x
Apollo Management LP; LifePoint Health, Inc.	LifePoint Health	8.09x
Bain Capital Private Equity LP	Surgery Partners	9.53x
InGensa, Inc.	Surgical Care Affiliates	11.45x
Steward Health Care System LLC	Tenet Healthcare Corp. /5 Miami Hospitals/	9.02x

The overall low to high multiples of enterprise value to the target companies’ EBITDA for the selected transactions were 8.09x to 177.85x (with an average of 15.93x and a median of 9.42x, both excluding Cano Health as an outlier). Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of Nutex were based on the Nutex Forecasts made available to Benchmark by Clinigence.

Benchmark then applied average and median value/EBITDA multiples of 15.93x and 9.42x (excluding Cano Health), derived from the selected transactions and based on its professional experience and judgement, to Nutex’s calendar year 2021 and estimated calendar year 2022 EBITDA, to calculate ranges of implied enterprise values for Nutex. Benchmark then calculated implied based equity value reference ranges by deducting from such equity values the estimated net debt of Nutex of $0 at closing in order to calculate the equity value on a debt-free and cash-free basis since, as stated in the Merger Agreement, the Exchange Ratio and aggregate equity consideration issued to the applicable Nutex Owners would be adjusted downwards by any net debt outstanding at or immediately prior to the Closing. In applying the calendar year 2021 and 2022 multiples, Benchmark took into consideration, among other things, the observed data for the selected publicly traded companies and for Nutex, the common stock prices of the selected publicly traded companies and the differences in the financial profiles of Nutex and the selected publicly traded companies.

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This analysis indicated the following approximate implied equity value ranges for Nutex, as compared to the equity value of Nutex implied by the Merger Consideration, calculated based on Clinigence’s 10-day VWAP as of November 22, 2021:

Implied Equity Value for Nutex
	2021E	2022E	Equity Value for Nutex Implied by Merger Consideration
Enterprise Value (based on average EV/EBITDA)	$2.564 billion	$3.197 billion	$2.295 billion (based on 10-day VWAP as of 11/22/21)
Enterprise Value (based on median EV/EBITDA)	$1.516 billion	$1.890 billion

No company, business or transaction used in Benchmark’s analysis is identical or directly comparable to Nutex or the Merger. Accordingly, an evaluation of the results of such analysis is not entirely mathematical. Rather, the analysis involves considerations and judgements concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Nutex and the Merger were compared.

Discounted Cash Flow Analysis

Benchmark performed a discounted cash flow analysis of Nutex to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Nutex was forecasted to generate during the fourth quarter of 2021 and calendar years 2022 through 2026 based on the following key assumptions:

•	Nutex possessing revenue of $365.9 million in 2022 and increasing to $1.39 billion in 2026;
•	Nutex possessing EBITDA of $200.7 million in 2022 and increasing to $787.9 million in 2026; and
•	discount rates (WACC or Weighted-Average Cost of Capital) ranging from 9.5% to 13.8%.

Benchmark calculated terminal values for Nutex by applying terminal forward multiples of 4.8x net income and 7.3x EBITDA to Nutex’s calendar year 2026 estimated net income and EBITDA, respectively. The cash flows and terminal values were then discounted to present value as of November 23, 2021 using discount rates ranging from 9.8% to 13.8%, which were based on an estimate of Nutex’s weighted average cost of capital.

This analysis indicated the following approximate implied base equity value for Nutex compared to the equity value of Nutex implied by the Merger Consideration, calculated based on Clinigence’s 10-day VWAP as of November 22, 2021:

	Implied Equity Value Reference Range for Nutex	Equity Value for Nutex Implied by Parent Stock Issuance Amount
Net Present Value Analysis (Terminal Value P/E Multiple 4.8x)	$2.136 billion - $2.543 billion	$2.295 billion (based on 10-day VWAP as of 11/22/21)
Net Present Value Analysis (Terminal Value EV/EBITDA Multiple 7.3x)	$3.548 billion - $4.247 billion

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Other Factors

In rendering its opinion, Benchmark also noted certain additional factors that were not considered part of Benchmark’s material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

(1) historical trading prices and trading volumes of our common stock

(2) the $2.80 valuation for Clinigence agreed upon by the parties

(3) Enterprise value as a multiple of revenue for the last twelve months (LTM), estimated calendar year 2021 and estimated calendar year 2022 for the selected publicly traded companies

(4) Enterprise value as a multiple of last twelve months (LTM) of EBITDA for the selected publicly traded companies

Miscellaneous

As noted above, the discussion set forth above in the section entitled “—Summary of Financial Analyses” represents a brief summary of the material financial analyses presented by Benchmark to the Clinigence Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by Benchmark in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Benchmark considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Clinigence and Nutex. The estimates of the future performance of Nutex in or underlying Benchmark’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Benchmark’s analyses. These analyses were prepared solely as part of Benchmark’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to Clinigence’s board of directors in connection with the delivery of Benchmark’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Benchmark’s view of the actual value of Nutex.

Clinigence has agreed to pay the Financial Advisors for their services in connection with the Merger an aggregate fee of up to $500,000, of which (a) $125,000 being paid to Benchmark upon the execution of the engagement letter among the parties, (b) an additional $125,000 being paid to Colliers upon the completion of Colliers’ due diligence review, (c) an additional $125,000 paid to Benchmark upon Benchmark being prepared to deliver the opinion and (d) a final $125,000 paid to Colliers upon the closing of the transaction. Clinigence has also agreed to reimburse the Financial Advisors up to $30,000, for their expenses incurred in connection with the engagement and to indemnify the Financial Advisors and each of their affiliates, and the respective controlling persons, directors, officers, partners and employees of each of the foregoing against any actions taken or omitted to be taken in connection with Clinigence’s engagement of the Financial Advisors or otherwise relate to or arise out of the Financial Advisors’ activities on the Company’s behalf under the Financial Advisors engagement.

Benchmark comprises a research, sales and trading, and investment banking firm engaged in securities, commodities and derivatives trading and other broker activities, as well as providing financing and financial advisory services and other commercial services to a wide range of companies and individuals. In the ordinary course of its business, Benchmark may have actively traded the equity securities of Clinigence and may continue to actively trade such equity securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of Clinigence.

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In addition, Benchmark in the future may provide financial advisory or investment banking services to Nutex or its affiliates and may receive compensation for the rendering of these services.

Restrictions on Sales of Shares of Company Common Stock Received in the Merger

The shares of Company Common Stock to be issued in connection with the Merger will not be registered under the Securities Act and will be subject to Lock-Up Agreements between Clinigence and each of the Nutex members.

Additional restrictions will apply to any Nutex member who may be deemed to be an “affiliate” of Clinigence for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Clinigence include individuals or entities that control, are controlled by, or are under common control with, Clinigence and may include the executive officers, directors and significant stockholders of Clinigence.

U.S. Federal Income Tax Considerations

Clinigence stockholders will not recognize any gain or loss as a result of the Merger related to their ownership of Company Common Stock. Accordingly, there are no material U.S. federal income tax consequences to Clinigence stockholders as a result of the Merger.

Ownership of Clinigence Following the Merger

Immediately following the Effective Time, assuming the number of shares of Company Common Stock issued in the Merger is as reflected in the pro forma information set forth in "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS", Clinigence and Nutex Holdco anticipate that legacy Nutex members will receive 92.42% of the total issued and outstanding shares of Company Common Stock, calculated in accordance with the Merger Agreement (see “THE MERGER AGREEMENT – Effects of Merger; Merger Consideration” beginning on page 61.

Board Composition and Management of Clinigence after the Merger

The parties agree that at or immediately following the Effective Time, the Board will consist of seven directors and include the following appointees, subject to the approval of the Clinigence stockholders:

•	Warren Hosseinion, M.D.
•	Thomas T. Vo, M.D., Chairman of the Board
•	Matthew S. Young, M.D.
•	John Waters, CPA
•	Cheryl Grenas, R.N., M.S.N.
•	Michael L. Reed
•	Mitchell Creem

Under the Merger Agreement, Thomas T. Vo, M.D., will be appointed to the Board and Dr. Hosseinion will remain on the Board, subject to the approval of the Clinigence stockholders. The additional appointees have been designated by Clinigence and Nutex Holdco, subject to the approval of the Clinigence stockholders. Mr. Waters will serve as the Chair of the Audit Committee, and it is expected that other committee assignments will be determined after the closing of the Merger.

Under the terms of the Merger Agreement, Thomas T. Vo, M.D. will serve as Chief Executive Officer and Warren Hosseinion, M.D., will serve as President. Michael Bowen will serve as Chief Financial Officer and Pamela Montgomery will serve as Secretary of Clinigence at the Effective Time.

It is anticipated that the existing directors and officers of Clinigence other than Warren Hosseinion, Mitchell Creem and John Waters will resign effective as of the Effective Time.

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Executive Compensation

Item 11 “Executive Compensation” of the Company’s Annual Report on Form 10-K is hereby incorporated into this proxy statement by reference.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and Governance and Nominating Committee.

Audit Committee

The Audit Committee is responsible for monitoring and reviewing our financial statements and internal controls over financial reporting. In addition, they recommend the selection of the independent auditors and consult with management and our independent auditors prior to the presentation of financial statements to stockholders and the filing of our forms 10-Q and 10-K. The Audit Committee has adopted a charter and it is posted on our web site at www.clinigencehealth.com.

Prior to the Merger, the Audit Committee consisted of Messrs. John Waters, Mitchell Creem and Terence Breslin, with Mr. Waters serving as Chairman. The Company’s Board of Directors determined that Mr. Waters is an “audit committee financial expert” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) and, each of the three audit committee members are “independent” directors that satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act.

Messrs. John Waters will serve as the Chair of the Audit Committee following the Merger. It is expected that other committee assignments will be determined after the Closing of the Merger.

Compensation Committee

The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and over-all benefits of our executive officers. The Compensation Committee may, but is not required to, consult with outside compensation consultants. The Compensation Committee has adopted a charter and the charter is posted on our web site at www.clinigencehealth.com.

Prior to the Merger, the Compensation Committee consisted of Messrs. David Meiri, John Waters, Mitchell Creem, and Terence Breslin. The Compensation Committee assignments of the combined company will be determined after the Closing of the Merger.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible assisting the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of corporate governance and Board membership matters.

The Governance and Nominating Committee activities are currently handled by the full board of directors. The Governance and Nominating Committee assignments of the combined company will be determined after the Closing of the Merger.

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Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.clingencehealth.com.

The Company expects that its Code of Business Conduct and Ethics will continue in place for the combined company following the Closing of the Merger.

Director Independence

The Board has determined that a majority of its current members and a majority of its director nominees for election at the Special Meeting meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”). Based upon information requested from and provided by each director or nominee concerning his background, employment and affiliations, including family relationships, the Board has affirmatively determined that Mitchell Creem, John Waters, Cheryl Grenas R.N., M.S.N, and Michael L. Reed would qualify as “independent” as defined in NASDAQ Listing Rule 5605(a)(2). In making such determinations, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, not merely from the standpoint of a director or nominee, but also from that of persons or organizations affiliated with the director or nominee.

Subject to certain exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent” director if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation(or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

The Board also makes such independence determinations with respect to its committees after taking into account the additional independence standards for members of each such committee, as applicable, pursuant to the rules and regulations of the SEC and NASDAQ listing rules as currently in effect. In order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a committee member may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. Based upon information requested from and provided by each director who is currently serving on a committee of the Board concerning his or her background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of its three standing committees consists solely of “independent” directors who meet NASDAQ Listing Rule 5605(a)(2) and all other applicable independence standards.

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Legal Proceedings

None of the directors or executive officers have been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) under the Exchange Act during its most recent fiscal year and through the date hereof and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and through the date hereof, and any written representation to the Company from the reporting person that no Form 5 is required, the Form 3 for Mr. Barnett (appointment as officer) and Forms 4 for each of Messrs. Fawcett and Hosseinion (merger exchange) were filed late with respect to the fiscal year ended December 31, 2021.

Certain Relationships/Related Party Transactions

A shareholder and former officer, Mihir Shah, made a $30,000 non-interest bearing, loan to the Company on December 31, 2020, which was repaid with common stock on January 28, 2021. The Company’s former subsidiary, Arcmail owed amounts on a credit card that is guaranteed by the husband of the Company’s Chief Financial Officer, Muhammad Luqman, who was held personally responsible by the credit card company for the unpaid balance. The balance of $128,477 was included in the Assumed Liabilities of the AHA Asset Purchase Agreement.

During the first quarter of 2019, the Chairman Warren Hosseinion made a $300,000 equity investment and was issued 21,590 warrants pursuant to the Equity Private Placement Memorandum.

During the first quarter of 2019, former Director Mark Fawcett made a $50,000 equity investment and was issued 3,598 warrants pursuant to the Equity Private Placement Memorandum.

Family Relationships

Mr. Barnett is Mr. Sternberg’s son. There are no other family relationships amongst any of the Company’s executive officers and directors.

Interests of Clinigence’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board to approve and adopt the Merger Proposal, as stockholders of Clinigence, officers and directors owning shares of Clinigence will be treated as other stockholders of Clinigence and will experience the same stock appreciation, if any, as a result of the Merger. However, Clinigence stockholders should be aware that certain of Clinigence’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Clinigence stockholders generally. Clinigence’s board of directors was aware of these interests and considered them, among other matters, in approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

Please see the section of this proxy statement entitled “The Merger—Golden Parachute Compensation" beginning on page 56 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.

Treatment of Stock Options

Effective as of immediately prior to the effective time of the merger, each then-outstanding and unexercised option to purchase shares of Company common stock held by an officer or director will become fully vested. Vested stock options will not be cancelled as of the Closing; instead, options may continue to be held until the end of their term as per the current terms of their option award agreement.

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Security Holdings of Certain Persons

As of [●], 2022, the latest practicable date before the printing of this proxy statement, the directors and executive officers of Clinigence beneficially owned [●]% of the outstanding shares of Company Common Stock. The following table sets forth, as of January 27, 2022, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year:

•	the aggregate number of outstanding shares of Company common stock held directly and indirectly;
•	the pre-tax value of such outstanding shares of Company common stock based on the January 27, 2022 stock price of $4.34;
•	the aggregate number of stock options outstanding that are vested as of January 27, 2022;
•	the pre-tax value of the difference between the stock price of $4.34 on January 27, 2022 less the option exercise price (the option spread) for all vested stock options as of January 27, 2022;
•	the aggregate pre-tax value of such shares of Company common stock and the option spread on all vested options as of January 27, 2022 (which is the sum of the third, fifth columns below).

The following table sets forth information as of January 27, 2022, and the amounts shown do not attempt to forecast any grants, dividends, deferrals or forfeitures following the date of the filing of this proxy statement, and depending upon when the closing date occurs, certain of the equity-based awards in the table may vest in accordance with their existing terms as further disclosed below regarding golden parachute compensation. The following table does not capture vesting that would occur between January 27, 2022 and the closing. The following table also assumes that the equity-based awards that are not vested as of the closing of the merger will become fully vested pursuant to the terms of the merger agreement and applicable award agreements.

(1) Director or Officer	(2) Number of Shares of Common Stock	(3) Value of Shares of Common Stock	(4) Number of Vested Stock Options	(5) Option Spread for Vested Stock Options	(6) Aggregate Value (3) + (5)
Warren Hosseinion	1,151,563	$5,469,924	800,000	$964,000	$6,433,924
Fred Sternberg	1,821,672	$8,652,942			$8,652,942
Elisa Luqman	12,870	$61,133	517,106	$1,636,595	$1,697,728
Michael Bowen	447,105	$2,123,749			$2,123,749
Andrew Barnett	1,709,896	$8,122,006			$8,122,006
Lawrence Schimmel	234,047	$1,111,723			$1,111,723
Charles Kandzierski	77,379	$367,550	17,056	$56,285	$423,835
Robert Chan	4,389,691	$20,851,032			$20,851,032
Dominus Embree	6,473,483	$30,749,044			$30,749,044
Martin Breslin	724,496	$3,441,356	130,120	$376,853	$3,818,209
Jacob Margolin	574,998	$2,731,241	75,000	$238,800	$2,970,041
Mitchell Creem	31,746	$150,794	130,120	$376,853	$527,647
John Waters	81,746	$388,294	147,800	$475,400	$863,694
Mark Fawcett	277,259	$1,316,980	85,120	$235,553	$1,552,533
Anh Nguyen	759,036	$3,605,421			$3,605,421

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Employment Arrangements; Compensatory Arrangements Relating to the Merger

Clinigence is party to three (3) year employment agreements with Elisa Luqman, and Dr. Lawrence Schimmel dated October 29, 2019, and April 1, 2019, respectively. Pursuant to the employment agreements with Ms. Luqman and Dr. Schimmel, each is entitled to receive a base annual salary of $225,000 and 180,000, respectively, during the term. Dr. Hosseinion entered into a five (5) year employment agreement with the Company on January 19, 2022, effective upon consummation of the Merger, pursuant to which Dr. Hosseinion is entitled to receive a base salary of $750,000 during the term. If the Merger is not consummated, Dr. Hosseinion’s existing employment agreement will remain in place and Dr. Hosseinion will continue to receive a base salary of $475,000. AHA is party to five (5) year employment agreements with each of Fred Sternberg. Michael Bowen and Andrew Barnett, all dated May 1, 2020. Pursuant to the employment agreements with Mr. Sternberg, Mr. Bowen, and Mr. Barnett, each is entitled to receive a base annual salary of $250,000, $225,000, and $250,000, respectively, during the term. The employment agreements for all these officers contain automatic one-year extensions at the end of their respective terms unless notice of non-extension is delivered by either party.

In the event Clinigence (or its successor) terminates an officer’s employment without cause or the officer resigns for good reason, severance benefits would be provided as follows:

Mr. Bowen and Ms. Luqman: twelve months of base salary (and for Ms. Luqman a cash subsidy for group medical, dental and vision programs for twelve months)

Dr. Schimmel, Dr. Hosseinion (under both the existing employment agreement and the new employment agreement) and Mr. Sternberg; twenty-four months base salary and cash subsidy for continued group medical, dental and vision programs

Mr. Barnett: base salary for the remaining months of the then current term of his employment agreement. and a cash subsidy for group medical, dental and vision programs for a period of twenty-four (24) months

No severance is payable under the employment agreements if an officer’s employment is terminated by the Company for cause (as defined in the officer’s employment agreement), resigns without good reason (as defined in the officer’s employment agreement, or is unable to perform due to death or disability. An officer is entitled to receive payment of all salary and benefits accrued up to the termination date of his or her employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days.

Please see the section of this proxy statement entitled "Golden Parachute Compensation" beginning on page 56 for an estimate of the value of the amounts that would be payable to each of our named executive officers pursuant to the arrangements listed above.

Additional Narrative Description of Arrangements

Other than Dr. Hosseinion, no named executive officer is entitled to a tax gross-up for golden parachute excise taxes in connection with the Merger. Each employment agreement provides that if the compensation and benefits payable under such agreement would constitute a “parachute payment” under Section 280G of the Code, then the employment agreement or award agreements, as the case may be, (would provide either the full amount or a lesser amount such that no portion is subject to Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Section 4999.) The table above does not reflect any potential cutbacks under this provision.

Golden Parachute Compensation

In analyzing the severance and other payments that could be made to the named executive officers in connection with the merger, the Company confirmed that the amount of any benefits or payments contingent on the closing would not exceed the 2.99x limitation to avoid parachute payment other than for Dr. Hosseinion. If applicable, the Parachute Provisions could result in the imposition of a 20% excise tax on a portion of both the cash (and non-cash) severance payments and the equity-based payments that may be made to the named executive officers in connection with the merger and/or a qualified termination or termination without cause or for good reason following the merger.

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The Board believes it is important to retain Dr. Hosseinion through and after the closing of the merger. Parachute payment treatment with respect to the accelerated vesting of Dr. Hosseinion’s options will occur because he received compensation for several prior years significantly below market levels for an executive of his experience. For example, Dr. Hosseinion receive no taxable compensation in 2020. As a result, the Company amended the employment agreement with Dr. Hosseinion, contingent on Closing of the Merger, so that he receives an amount sufficient, after payment of applicable taxes to pay for any excise taxes that may become payable by him pursuant to the Parachute Provisions. We refer to these payments as the Section 280G tax gross up payments.

In accordance with Item 402(t) of the SEC’s Regulation S-K, the table below presents the estimated amounts of compensation for each “named executive officer” of Clinigence that may be paid or become payable to Clinigence’s named executive officers. The plans or arrangements pursuant to which such payments would be made consist of Clinigence’s employment agreements with each of the named executive officers, Clinigence’s stock plans and the respective equity and performance awards specifying the terms and conditions of each such award.

The potential payments in the table below are based on the following assumptions:

•	The “effective time” of the Merger is January 1, 2022, which is the assumed date of the Closing solely for purposes of this Merger-related compensation disclosure; and
•	immediately following the effective time of the Merger, each of Clinigence’s named executive officers was terminated without “Cause” or resigned for “Good Reason” (as defined in such executive officer’s employment agreement);

The amounts shown are estimates based on multiple assumptions and do not reflect certain compensation actions that could occur before the Effective Time of the Merger. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

Name	Cash($)(1)	Equity($)(2)	Perquisites/ Benefits($)(3)(4)	Tax Reimbursement ($)(5)	Total($)
Warren Hosseinion, M.D.	950,000	3,200,000	24,000	4,732,274	8,906,274
Fred Sternberg	500,000	150,000	48,000		698,000
Elisa Luqman	225,000	300,000	24,000		549,000
Michael Bowen	225,000	300,000			525,000
Andrew Barnett	1,000,000	300,000	48,000		1,348,000
Lawrence Schimmel	360,000	400,000	131,692		891,692

(1) The amount listed in this column represents cash severance payments which are payable upon a qualified termination. For this purpose, a "qualified termination" is defined as a termination of employment for any reason other than because of (a) the officer's death or disability, (b) a termination by the Company for cause, or (c) a resignation or retirement by the executive without good reason, as such terms are defined in the applicable employment agreement. Cash severance payments are paid in equal weekly installments over the course of the named executive officer's severance period. The severance period is 24 months for Dr. Hosseinion, Mr. Sternberg, and Mr. Schimmel, and 12 months for Ms. Luqman and Mr. Bowen. The severance period for Mr. Barnett is the number of months remaining on his five (5) year agreement. For purposes of this chart, the severance period for Mr. Barnett is 48 months.

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(2) The amount listed in this column represents the option spread for each option that becomes vested as of the merger provided that the executive is then employed by Clinigence. As noted above, the options that vest as of the change in control will not be cashed out, but instead will remain outstanding subject to earlier expiration in connection with employment termination.

(3) The amount listed in this column represents the Company's cost to forgo charging the executive officers any amount in excess of the employee-side premiums under COBRA for group health, dental and vision coverage for a period of time following the executive officer's termination of employment, as follows: 12 months for Dr. Hosseinion, 24 months for Mr. Sternberg, 12 months for Ms. Luqman, 24 months for Mr. Barnett, and 12 months for Mr. Schimmel. Based on Mr. Bowen’s employment agreement, he is not eligible to receive any additional benefits following termination.

(4) The disclosed amount also includes $107,692 of deferred compensation payable to Mr. Schimmel based on a prior transaction.

(5) The amount listed in this column represents the Section 280G gross up payment Mr. Hosseinion would be entitled to receive in accordance with gross-up arrangements under his employment agreement. This amount is based on the assumption that his employment is terminated without cause on the closing of the merger, the stock price is $4.75 per share and each option which vests on the merger is approximately equal to seventy-five percent (75%) of the value of a share. The estimated amount based on these assumptions are subject to change if stock price is different than $4.75 as of the closing. If Mr. Hosseinon’s employment is not terminated in a manner that results in severance benefits, the tax gross-up payment is reduced to $4,018,341.

Regulatory Approvals Required for the Merger

Completion of the Merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities.

Under the HSR Act, the Merger may not be completed until the expiration of a 30-calendar day waiting period, which will begin when Clinigence and Nutex each files a Premerger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division. The parties to the Merger Agreement are required to use their respective reasonable best efforts to consummate the offer and the Merger, including by taking all reasonable actions necessary to obtain any antitrust or other regulatory approvals. At any time before or after the Effective Time, and notwithstanding that the Merger may have been consummated, the FTC, the Antitrust Division or any state could take such action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the Merger or seeking the divestiture of substantial assets of Clinigence or Nutex. Private parties may also institute legal actions under the antitrust laws under some circumstances. Although Clinigence and Nutex believe that the Merger is legal under applicable antitrust laws, a challenge to the Merger on antitrust grounds may be made, and if a challenge is made, it may be successful.

Under the terms of the Merger Agreement, neither Clinigence nor Nutex is required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets or enter into any consent decree or other agreement that would restrict either Clinigence or Nutex in the conduct of its business. No additional stockholder approval is expected to be required or sought for any decision by Clinigence or Nutex, after their respective stockholder meetings, to agree to any terms and conditions necessary to resolve any regulatory objections to the Merger, and stockholder approval will not be sought unless additional stockholder approval is required to approve the terms and conditions under applicable law.

Clinigence must also comply with the applicable federal and state securities laws in connection with the issuance of shares of Company Common Stock in the Merger.

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The foregoing is a summary of the material regulatory requirements for the Merger, satisfaction, or waiver of certain of which requirements is a condition to the completion of the Merger. There can be no guarantee as to if and when any of the consents or approvals required for the Merger will be obtained or as to the conditions that such consents and approvals may contain.

Dissenters’ Rights

Under the DGCL, none of the Clinigence stockholders or Nutex Members are entitled to appraisal rights in connection with the Merger.

Accounting Treatment

Although Clinigence is the legal acquirer and will issue shares of its common stock to effect the Merger with Nutex Holdco, if the business combination is completed it will be accounted for as an acquisition of Clinigence by Nutex Holdco using the “acquisition” method of accounting. Nutex Holdco will record net tangible and identifiable intangible assets acquired and liabilities assumed from Clinigence at their respective fair values at the date of the completion of the Merger. Any excess of the purchase price, which will equal the fair value of the aggregate amount of Company Common Stock issued pursuant to the Merger Agreement on the date of the completion of the Merger plus any cash paid in lieu of fractional shares, over the net fair value of such assets and liabilities will be recorded as goodwill.

The financial condition and results of operations of Nutex Holdco after completion of the Merger will reflect Clinigence’s results but will not be restated retroactively to reflect the historical financial condition or results of operations of Clinigence. The earnings of Nutex Holdco following the completion of the Merger will reflect the effect of acquisition accounting adjustments, including changes in the carrying values of assets and liabilities and on depreciation and amortization expense. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually, and all assets including goodwill will be tested for impairment when certain indicators are present. If in the future Nutex Holdco determines that tangible or intangible assets (including goodwill) are impaired, Nutex Holdco would record an impairment charge at that time.

NASDAQ Market Listing

Clinigence’s common stock is currently quoted on OTC Pink and traded under the symbol “CLNH.” Clinigence has applied for listing of its common stock on the NASDAQ Capital Market to be effective as of the closing of the Merger.

Federal Securities Laws

The issuance of Company Common Stock to Nutex Members in the Merger is exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and such shares will be “restricted securities.” Pursuant to the Contribution Agreements, each Nutex Member has represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. In addition, Nutex Holdco has represented that, to the knowledge of Nutex, each representation made by a Nutex Member in the Contribution Agreements that such Nutex Member is an “accredited investor” as defined in Rule 501(a) under the Securities Act is true and correct.

In connection with the Merger, as described in “The Merger Agreement —Agreements Related to the Merger — Registration Rights Agreement,” the Company has agreed to file as promptly as possible but in no event more than three months after the Effective Time a resale “shelf” registration statement to register the shares of Company Common Stock issued to Nutex Members in the Merger.

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THE MERGER AGREEMENT

The following summary describes material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. You should read the Merger Agreement carefully and in its entirety, as it is the base legal document governing the Merger and the other transactions contemplated thereby.

The Merger Agreement has been included to provide you with information regarding its terms and the transactions described in this proxy statement. Neither Clinigence nor Nutex Holdco intends that the Merger Agreement will be a source of business or operational information about Clinigence or Nutex Holdco. The representations, warranties and covenants made in the Merger Agreement by Clinigence, Merger Sub and Nutex Holdco were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by Clinigence, Merger Sub and Nutex Holdco in negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not complete the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. You should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts relating to Clinigence, Merger Sub and Nutex Holdco or any of their respective subsidiaries or affiliates.

Form, Effective Time and Closing of Merger

The Merger Agreement provides that, at the Effective Time, Merger Sub, a wholly owned subsidiary of Clinigence, will merge with and into Nutex Holdco. Upon completion of the Merger, the separate corporate existence of Merger Sub will cease, and Nutex Holdco will continue as the surviving entity and as a wholly owned subsidiary of Clinigence.

If consummated, the Merger will be made effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as agreed to by the parties in writing and specified in the Certificate of Merger. The Merger Agreement provides that the closing of the Merger shall take place on the second business day after all of the closing conditions set forth in the Merger Agreement have been satisfied or waived or at such other date and time as may be mutually agreed upon by the parties in writing (the “Closing”).

At the Effective Time, Clinigence will change its name to “Nutex Health Inc.”

Directors and Officers of Combined Company

Board of Directors

The Merger Agreement provides that the Board immediately after the Effective Time will consist of Tom Vo and Warren Hosseinion and such other directors as nominated by Nutex, as set forth below:

•	Thomas T. Vo, M.D., Chairman of the Board
•	Warren Hosseinion, M.D.
•	Matthew S. Young, M.D.
•	John Waters, CPA
•	Cheryl Grenas, R.N., M.S.N.
•	Michael L. Reed
•	Mitchell Creem

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Management

The Merger Agreement further provides that immediately following the Effective Time, the following individuals will be appointed by the Board:

Officer Name:	Position:
Thomas T. Vo, M.D.	Chief Executive Officer
Warren Hosseinion, M.D.	President
Michael Bowen	Chief Financial Officer

Denise Pufal	Chief Operating Officer
Michael Chang, M.D.	Chief Medical Officer
Larry Schimmel, M.D.	Chief Medical Information Officer
Elisa Luqman, J.D./MBA	Chief Legal Officer (SEC)
Pamela Montgomery, R.N., J.D.	Chief Legal Officer (Healthcare) & Secretary

Effects of Merger; Merger Consideration

Pursuant to the Merger Agreement, each issued and outstanding unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction shall be converted into the right to receive 3.571428575 shares of Company Common Stock. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Holdco Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions.
The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the capital contribution amounts received from the contributing owners of the Under Construction Hospitals.

The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80.

The aggregate Merger Consideration to be issued with respect to Nutex Membership Interests shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement.

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Additional Issuance of Company Common Stock

Under the terms of the Contribution Agreements, contributing owners of the Under Construction Hospitals and Ramping Hospitals are eligible to receive a one-time additional issuance of Company Common Stock. Specifically, on the 24-month anniversary of the opening date of the applicable Ramping Hospital, such owner is eligible to receive such owner’s pro rata share of a number of shares of Company Common Stock equal to (a)(i) the TTM EBITDA of the applicable Ramping Hospital times (ii) ten minus (iii) the initial equity value received at the Closing of the Merger Agreement minus (iv) such owner’s pro rata share of the aggregate Debt of the applicable Ramping Hospital outstanding as of the Closing of the Merger divided by (b) the greater of (i) the price of the Company Common Stock and (ii) $2.80. On the 24-month anniversary of the opening date of the applicable Under Construction Hospital, such owner is eligible to receive such owner’s pro rata share of a number of shares of Company Common Stock equal to (a)(i) the TTM EBITDA of the applicable Under Construction Hospital times (ii) ten minus (iii) the aggregate amount of such owner’s capital contribution minus (iv) such owner’s pro rata share of the aggregate Debt of the applicable Under Construction Hospital outstanding as of the Closing of the Merger divided by (b) the greater of (i) the price of the Company Common Stock at the time of determination and (ii) $2.80.

Contribution Transaction

In connection with the Merger Agreement, Nutex Holdco has entered into Contribution Agreements with Nutex Members pursuant to which such Nutex Members have agreed to contribute certain equity interests in Nutex Subsidiaries to Nutex Holdco in exchange for specified equity interests in Nutex Holdco with consummation of the Contribution Transaction occurring immediately prior to the Effective Time.

Exchange Procedures

In order for Nutex members to receive the applicable merger consideration under the Merger Agreement, Nutex members must do the following:

•	Execute the signature page of a letter of transmittal and provide the wire instructions and address (to be used to distribute cash to the Nutex member in lieu of fractional shares of Company Common Stock due to the Nutex member, if any), and deliver the executed letter of transmittal to the exchange agent.
•	Complete the description of the Nutex member’s units as attached to the letter of transmittal and deliver the completed description to the exchange agent as set forth therein.
•	Execute the Substitute W-9 attached to the letter of transmittal and deliver the executed Substitute W-9 to the exchange agent.
•	Execute and deliver the Lock-Up Agreements.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Clinigence and Merger Sub solely to Nutex Holdco and by Nutex Holdco solely to Clinigence and Merger Sub. The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of Nutex Holdco, Merger Sub and Clinigence, as applicable, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Nutex Holdco and Clinigence rather than establishing matters as facts, and may be subject to standards of materiality that differ from those generally applicable to shareholders and reports and documents filed with the SEC. You should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition relating to Nutex Holdco, Merger Sub, Clinigence or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Clinigence. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.

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Clinigence and Merger Sub have made representation and warranties to Nutex Holdco, including those related to the following matters:

•	Authority of Clinigence; Capacity;
•	Organization and Qualification of Clinigence;
•	Organization and Power and Qualification of Merger Sub;
•	Financial Statements;
•	Absence of Certain Changes;
•	Material Contracts;
•	Litigation;
•	Service Providers;
•	Clinigence Benefit Plans;
•	Taxes;
•	Brokers;
•	Title and Sufficiency of Assets;
•	Capitalization; Ownership of Clinigence; Debt;
•	Legal and Regulatory Compliance;
•	No Conflicts; Required Consents;
•	Subsidiaries;
•	Absence of Undisclosed Liabilities;
•	Leased Real Property;
•	Transactions with Affiliates;
•	Insurance Policies;
•	Intellectual Property;
•	Bank Accounts;
•	Powers of Attorney;
•	Certain Securities Law Matters; Certain Business Practices;
•	Information Provided; and
•	Clinigence Fairness Opinion.

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Nutex Holdco has made representations and warranties to Clinigence and Merger Sub in the Merger Agreement, including representations and warranties relating to the following matters:

•	Authority of Nutex Holdco; Capacity
•	Organization and Qualification;
•	Financial Statements;
•	Absence of Changes;
•	Material Contracts;
•	Litigation;
•	Service Providers;
•	Nutex Holdco Benefit Plans;
•	Taxes;
•	Brokers;
•	Title and Sufficiency of Assets;
•	Capitalization; Ownership of Nutex Holdco; Debt;
•	Legal and Regulatory Compliance;
•	No Conflicts; Required Consents;
•	Subsidiaries;
•	Absence of Undisclosed Liabilities;
•	Leased Real Property;
•	Transactions with Affiliates;
•	Insurance Policies;
•	Intellectual Property;
•	Bank Accounts;
•	Powers of Attorney;
•	Certain Business Practices;
•	Information Provided; and
•	Accredited Investor.

Certain representations and warranties in the Merger Agreement are qualified as to “materiality”, “knowledge” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” means any change, effect, fact, event, occurrence, state of facts or development that, individually or together with any other changes, effects, facts, events, occurrences, states of facts or developments, materially and adversely affects, or could reasonably be expected to materially and adversely affect (a) the consolidated financial condition, results of operations, assets, liabilities, income, business or prospects of Nutex Holdco or (b) the ability of the applicable party to perform its obligations under this Agreement or (c) Clinigence’s ability to operate the surviving entity; provided, however, that Material Adverse Effect shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from (i) general economic conditions or other conditions generally affecting the industry in which Nutex Holdco’s business competes; or (ii) public or industry knowledge of the transactions contemplated by this Agreement (including, without limitation, any action or inaction by Nutex Holdco’s business employees and vendors) except if such conditions in either clause (i) or clause (ii) above have a disproportionate impact on Nutex Holdco’s business.

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Covenants and Agreements

Conduct of Business Prior the Completion of the Merger

From the date the Merger Agreement was executed (the “Execution Date”) until the Closing, each of Clinigence, Nutex Holdco and Merger Sub have agreed to (i) conduct their respective businesses in the ordinary course of business, consistent with past practices (including in light of the current COVID-19 pandemic), (ii) preserve substantially intact their respective business organizations, and (iii) preserve their present relationships with customers, suppliers, and other persons with which they have significant business relations. These general obligations include a detailed set of business activities that may not be undertaken during the period between the Execution Date and Closing without the prior written consent of the other party.

No Solicitation

The Merger Agreement contains provisions that restrict each of Clinigence and Nutex Holdco from encouraging, soliciting or initiating discussions or negotiations with, or engaging in negotiations or discussions with, or providing non-public information to any person concerning, a merger, consolidation, sale of substantially all assets or other similar transaction involving their respective businesses, assets or equity, in each case that would result in the acquisition in any manner of more than 50% of the voting power or 20% of the fair market value of the business, assets, or deposits of such party.

Agreement Not to Change Recommendation

Nutex Holdco’s board of directors will not withdraw their approval of the Merger Agreement or approve or endorse any Alternative Proposal or take any such actions to further such a proposal, including not entering into any letter of intent or other definitive agreement which is reasonably likely to lead to any such competitor acquisition.

Notice of Certain Events

Each of Clinigence and Nutex Holdco have agreed to promptly notify the other party of and deliver to such other party copies of all documentation relating to (i) obtaining third party consents, (ii) the commencement of any legal action that relates to either party’s business or the consummation of the Merger, (iii) communications with any governmental authority in connection with the Merger, and (iv) material operating and financial reports prepared for either party’s management.

Confidentiality, Press Releases and Public Announcements

Nutex and Clinigence previously entered into a Nondisclosure Agreement which was incorporated by reference into the Merger Agreement and shall continue in full force and effect until the Closing. Each of the parties agreed that the use of confidential information will be used solely for the purposes of evaluating the party that disclosed such information.

Nutex Holdco and Clinigence will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by the Merger Agreement.

Third Party Consents and Approvals

Each of Nutex Holdco, Clinigence and the Nutex Representative agreed to use its commercially reasonable efforts to take such actions as are necessary or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all necessary consents, authorizations and approvals from any governmental authority, including, without limitation, Notification and Report Forms and related material required to be filed with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby or other third party, and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger.

Clinigence believes that the Merger does not raise antitrust or other significant regulatory concerns and that both parties will be able to obtain all requisite regulatory approvals prior to the Closing. Clinigence must comply with the applicable federal and state securities laws in connection with the issuance of shares of Company Common Stock in the Merger.

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Proxy

Clinigence, Nutex Holdco and Merger Sub agreed to cooperate with each other in the preparation of, and filing of, this proxy statement as soon as practicable after the effectiveness of the Merger Agreement.

Clinigence Stockholder Approval

As soon as practicable following the date the proxy clearance is obtained, Clinigence shall give notice (the “Clinigence Stockholder Meeting Notice”) to the Clinigence stockholders for the purpose of approving the Merger Agreement and the other transactions contemplated by the Merger Agreement, together with any other matters required to be approved or adopted by the Clinigence stockholders in order to carry out the intentions of the Merger Agreement. In furtherance of that obligation, Clinigence will take, all action necessary to duly call, give notice of, convene and hold a Special Meeting of the holders of Company Common Stock, to be held no later than 30 calendar days following the date Clinigence sends the Clinigence Stockholder Meeting Notice, to consider and vote upon (i) the Merger, including the issuance of Clinigence shares that will comprise the merger consideration, and the other transactions contemplated by the Merger Agreement, (ii) the Restated Charter, (iii) the Restated Bylaws, (iv) the 2022 Plan, (v) the election to the board of directors of Clinigence of the persons designated by Nutex Holdco and Clinigence as set forth above, (vi) the golden parachute compensation that may become vested and payable to the Company’s named executed officers in connection with the Merger, (vii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021 and (viii) any other action required to be approved by the shareholders of Clinigence in connection with the Merger Agreement, the Merger or any other such matters.

Nutex Financial Statements

Nutex Holdco agreed to provide Clinigence certain financial statements of Nutex and its subsidiaries in accordance with GAAP.

Minimum Net Working Capital

Nutex Holdco covenants and agrees that as of the Closing Date, Nutex Holdco will have a net working capital greater than $0.

Conditions to Completion of the Merger

Currently, Clinigence and Nutex Holdco expect to complete the Merger during the first quarter of 2022. As set forth in this proxy statement and in the Merger Agreement, each party’s obligation to complete the Merger depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

•	the absence of any legal restraint or governmental order that would prevent or prohibit the completion of the Merger and the other transactions contemplated by the Merger Agreement;
•	the approval of the Clinigence stockholders of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal;
•	Clinigence shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex Holdco, which will be filed with the SEC on Form 8-K promptly following the Effective Time; and
•	The termination or expiration of any applicable waiting period under the HSR Act.

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The obligation of Clinigence and Merger Sub to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	Nutex Holdco’s representations and warranties being true in all respects as of the date of the Merger Agreement and closing (except for those otherwise qualified as to a specified date), except to the extent that any and all failures of such representations and warranties to be true as of the closing, taken as a whole, would not have a material adverse effect;
•	Nutex Holdco’s Fundamental Representations being true in all respects as of the closing (except for those otherwise qualified as to a specified date);
•	the performance, in all material respects, by Nutex Holdco and the Nutex Representative, of its covenants and agreements required to be performed or complied with before or on the closing date of the Merger;
•	approval of the Merger Agreement, the Merger and the transactions contemplated therein and thereby by the members of Nutex Holdco;
•	completion of the Contribution Transaction;
•	the absence of any material adverse effect on Nutex Holdco. For a more complete discussion on what constitutes a material adverse effect on Nutex Holdco, see the section titled “THE MERGER AGREEMENT — Representations and Warranties” beginning on page 62 of this proxy statement;
•	entry into an employment agreement between Tom Vo and Clinigence, in form and substance reasonably satisfactory to the parties thereto;
•	Nutex Holdco obtaining the real property lease guarantee (the “Nutex Real Estate Guarantees”) terminations or the physician owners entering into agreements indemnifying the applicable Nutex subsidiary against any claim against the Nutex Real Estate Guarantees; and
•	Nutex Holdco having satisfied other customary closing conditions.

Clinigence anticipates waiving the closing condition requiring the Nutex Real Estate Guarantees be terminated prior to Closing, though Nutex agrees to continue to use reasonable best efforts to terminate the Nutex Real Estate Guarantees.

The obligation of Nutex Holdco to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	Clinigence’s and Merger Sub’s representations and warranties being true in all respects as of the date of the Merger Agreement and closing (except for those otherwise qualified as to a specified date), except to the extent that any and all failures of such representations and warranties to be true as of the closing, taken as a whole, would not have a material adverse effect;
•	Clinigence’s and Merger Sub’s Fundamental Representations being true in all respects as of the closing (except for those otherwise qualified as to a specified date);
•	the performance, in all material respects, by Clinigence and Merger Sub of their covenants and agreements required to be performed or complied with before or on the closing date of the Merger;
•	approval of the Merger Agreement, the Merger and the transactions contemplated therein and thereby, including approvals to amend and restate the Certificate of Incorporation and to increase the number of incentive awards available for issuance by amending the Existing Plan, by the stockholders of Clinigence;
•	Approval of Company Common Stock for listing on the NASDAQ Capital Market, conditioned upon the consummation of the Merger and subject to official notice of issuance;
•	the absence of any material adverse effect on Clinigence. For a more complete discussion on what constitutes a material adverse effect on Clinigence, see the section titled “THE MERGER AGREEMENT — Representations and Warranties” beginning on page 62 of this proxy statement; and
•	Clinigence having satisfied other customary closing conditions.

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Neither Clinigence nor Nutex Holdco can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the closing of the Merger by mutual written consent of the parties. The Merger Agreement may also generally be terminated by either party, prior to closing of the Merger, in the following circumstances:

•	if the Merger and other transactions contemplated by the Merger Agreement have not been consummated on or before July 31, 2022 (the “End Date”);
•	by the mutual written consent of Clinigence and Nutex Holdco;
•	any law, order or legal restraint (a) makes the consummation of the Merger and the other transactions contemplated by the Merger Agreement illegal or otherwise prohibited or (b) enjoins a party from consummating the Merger and the other transactions contemplated by the Merger Agreement and such injunction, other legal restraint or order shall have become final and non-appealable;
•	if (i) Clinigence withdraws its approval, recommendation or declaration of advisability of the Merger, the Merger Agreement or the consummation of the transactions contemplated thereunder, (ii) either party adopts, approves or declares advisable the adoption of any offer, proposal for merger, acquisition of assets or other business combination that would result in the acquisition of more than 50% of the voting power in, or more than 20% of the fair market value of the business, assets or deposits of such party (an “Alternative Proposal”) or (iii) Clinigence agrees or propose to take any such actions (each such action, an “Adverse Recommended Change”);
•	if Clinigence fails to obtain the requisite approval of the Merger Proposal, the Restated Charter Proposal, or the Option Plan Proposal at its Special Meeting of stockholders or any adjournment or postponement thereof;
•	if a supplemental disclosure in a party’s supplemental disclosure schedule discloses facts that would constitute a breach of the disclosing party’s representations and warranties and such breach would reasonably be expected to result in the failure of the condition to closing;
•	if there is a material breach by either party of the non-solicitation provisions or approval provisions in the Merger Agreement; or
•	if there has been a material breach by either party of any representation, warranty, covenant or agreement contained in Merger Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of such party at the closing and such breach has not been waived or cured within the earlier of 30 days after written notice by the other party or the End Date.

Effect of Termination

In the event that the Merger Agreement is terminated pursuant to the above, the Merger Agreement will become void and of no effect without further obligation or liability of any party (except for certain parties’ obligations of confidentiality and non-use with respect to the other Party’s confidential information pursuant to the Nondisclosure Agreement) and no party will be entitled to any monetary damages, injunctive relief or any indemnification; provided, that no party will be relieved from liability resulting from a knowing and intentional breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement or any other transaction contemplated thereunder.

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Termination Fees; Expenses in Connection with the Termination

Notwithstanding the above, Clinigence and Nutex Holdco is subject to a termination fee equal to $14,300,000 (plus any reasonable documented third-party fees and expenses incurred by Nutex Holdco or any of its subsidiaries in connection with the drafting and consummation of the Merger Agreement and the Merger) in certain circumstances where the Merger Agreement is terminated and it enters into any definitive agreement with respect to, or consummates, any Alternative Proposal within twelve months of the date of any such termination.

Other Parties to the Merger Agreement

MHH is a party to the Merger Agreement for purposes of certain provisions therein and Nutex Holdco covenants to enforce the contribution agreements in the Contribution Transaction and to compel MHH and its affiliates to effect the contribution required, including to cause MHH and all equity owners of MHH to contribute such equity owner’s direct or indirect interest in the applicable Nutex Subsidiary to Nutex Holdco under the terms of the applicable contribution agreement. Further, Clinigence has the right to enforce, specifically, the obligation of Nutex Holdco to take such actions as may be necessary to cause all equity owners of MHH to contribute such equity owners’ interest in MHH to Nutex Holdco under the terms of the Contribution Agreement.

Nutex Health LLC is a party to the Merger Agreement to guarantee Nutex Holdco’s obligations under the Merger Agreement, including prompt and complete payment in full as and when payable by Nutex Holdco.

Miscellaneous Provisions

Expenses

Except with respect to costs and expenses of all filing and other fees in connection with the notification and report form required for the transactions contemplated in the Merger Agreement under the HSR Act, each of which shall be borne equally by Clinigence and Nutex Holdco, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Each party will pay all costs and expenses incurred by it incident to its negotiation and preparation of the Merger Agreement and to its performance and compliance with all agreements and conditions contained in the Merger Agreement on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, advisors and consultants.

Amendment, Modification or Waiver

The Merger Agreement may not be amended except by a written amendment signed by Nutex Holdco (or the Nutex Representative if after Closing) and Clinigence.

Governing Law; Exclusive Jurisdiction

All disputes, claims or controversies arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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AGREEMENTS RELATED TO THE MERGER

Lock-Up Agreements

Prior to or concurrently with the completion of the Merger and as a condition to the obligation of Clinigence and Merger Sub to consummate the transactions contemplated thereby, each member of Nutex Holdco is required to enter into a Lock-Up Agreement with Clinigence. Under the terms of the Lock-Up Agreement, each Nutex Member will agree not to, without the prior written consent of Clinigence and except in limited circumstances (i) offer, pledge, sell, contract to sell, sell any option or contract purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Covered Securities (as defined in the Lock-Up Agreement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Covered Securities (as defined in the Lock-Up Agreement).

The lock-up restrictions terminate with respect to one-third of the shares of Company Common Stock issued in connection with the Merger immediately following each of (i) six months after the Effective Time of the Merger, (ii) twelve months after the Effective Time of the Merger and (iii) eighteen months after the Effective Time of the Merger.

Registration Rights Agreement

In connection with the Merger, the Company has agreed to register the Company Common Stock held by Nutex Members pursuant to a Registration Rights Agreement among Nutex Health Inc., Nutex Holdco and the Nutex Members (the “Registration Rights Agreement”) to be entered into prior to or concurrently with the completion of the Merger. Under the terms of the Registration Rights Agreement, as promptly as possible but in no event more than three months following the Effective Time of the Merger, the combined company shall file with the SEC a resale registration statement covering the Company Common Stock issued to Nutex Members in the Merger and to use its commercially reasonable efforts to have it declared effective no later than six months after the Effective Time of the Merger. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the resale registration statement continuously until the date that is the earlier of (i) two years following the effectiveness of the resale registration statement or (ii) the date that is the earlier of (A) the date that all securities covered by the resale registration statement may be sold by the holders under Rule 144 (and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)) or (B) the date on which the holders no longer hold any securities covered by the resale registration statement.

The Registration Rights Agreement terminates on the earlier of (i) the date when there are no shares subject to the Registration Rights Agreement or (ii) the dissolution or liquidation of the Company.

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PROPOSALS SUBMITTED TO CLINIGENCE STOCKHOLDERS

PROPOSAL 1
APPROVAL OF THE MERGER PROPOSAL

As discussed in this proxy statement, Clinigence is asking its stockholders to adopt and approve the Merger Proposal, which includes an approval of the Merger Agreement and the Merger and the other transactions contemplated thereby, including the issuance of shares of Company Common Stock in connection therewith.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger elsewhere in this proxy statement, including the information set forth in sections entitled “THE MERGER” beginning on page 37 and “THE MERGER AGREEMENT” beginning on page 60. A copy of the Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference. You are urged to read carefully this proxy statement and the Merger Agreement attached hereto in their entirety before voting on this proposal.

Under the terms of the Merger Agreement, Merger Sub will merge with and into Nutex Holdco, with Nutex Holdco becoming a wholly owned subsidiary of Clinigence. The Merger has been structured to qualify for federal income tax purposes as a tax-deferred transaction pursuant to Section 351 of the Internal Revenue Code of 1986.

In connection with the Merger Agreement, Nutex Holdco has entered into Contribution Agreements with holders of equity interests (“Nutex Members”) of subsidiaries and affiliates of Nutex Holdco and MHH (collectively, the “Nutex Subsidiaries”) pursuant to which such Nutex Members have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex Holdco in exchange for specified equity interests in Nutex Holdco (collectively, the “Contribution Transaction”) with consummation of the Contribution Transaction occurring immediately prior to the Effective Time.

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex Holdco issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex Holdco to finance such redemptions. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals, the capital contribution amounts received from the contributing owners of the Under Construction Hospitals.

The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex Subsidiaries at Closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement.

The terms of, and reasons for and other aspects of the Merger Agreement, the Merger and the issuance of shares of Company Common Stock pursuant to the Merger Agreement are described in detail elsewhere in this proxy statement.

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Required Vote

Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

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PROPOSAL 2
APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposal

The Board seeks to amend and restate the Certificate of Incorporation of the Company to change the Company’s name to “Nutex Health Inc.” and make clean-up changes in connection with the Merger.

Summary of Amendments

Clinigence is seeking stockholder approval of a proposal to adopt the Amended and Restated Certificate of Incorporation, as shown in Annex B to this proxy statement. The following is a summary of the key changes effected by the proposed Amended and Restated Certificate of Incorporation, but this summary is qualified by the full text of the proposed charter, a copy of which is included as Annex B:

•	Name – change of the name of the Company from “Clinigence Holdings, Inc.” to “Nutex Health Inc.” and
•	Authorized Shares – increases the number of authorized shares of Common Stock that the Company is authorized to issue from 800,000,000 to 900,000,000 and removes authorized shares of preferred stock.

The changes to the current Clinigence charter in connection with the Clinigence proposal to amend and restate its certificate of incorporation are reflected in the text of the Amended and Restated Certificate of Incorporation, in the form included as Annex B to this proxy statement. Clinigence stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Amended and Restated Certificate of Incorporation and are urged to carefully read the entire Amended and Restated Certificate of Incorporation included as Annex B to this proxy statement before voting on this proposal. If Clinigence and Nutex Holdco do not consummate the merger, the Company will not amend and restate the Clinigence certificate of incorporation to effect the amendments contemplated by the above proposal, notwithstanding that Clinigence stockholders may have approved this proposal to adopt the Amended and Restated Certificate of Incorporation.

Required Vote

Assuming a quorum is present, approval of the Restated Charter Proposal requires the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE RESTATED CHARTER PROPOSAL.

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PROPOSAL 3
APPROVAL OF RESTATED BYLAWS

Proposal

After careful consideration, the Board consented to approve, and to recommend to its stockholders to approve, a proposal to amend and restate the Bylaws to change the voting threshold required to amend the Bylaws from 66.667% of the total shares to a majority of the total shares and make clean-up changes in connection with the Merger.

Summary of Amendments to the Restated Bylaws

Clinigence is seeking stockholder approval of a proposal to adopt the second amended and restated bylaws, as shown in Annex C to this proxy statement. The following is a summary of the key changes effected by the proposed second amended and restated bylaws, but this summary is qualified by the full text of the proposed second amended and restated bylaws, a copy of which is included as Annex C:

•	Name – change of the name of the Company from “Clinigence Holdings, Inc.” to “Nutex Health Inc.”
•	Amendment Approval Threshold - changes the voting threshold required to amend the Bylaws from 66.667% of the total shares to a majority of the total shares; and
•	Exclusive Forum – provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.

The changes to the current Clinigence amended and restated bylaws in connection with the Clinigence proposal to amend and restate its bylaws are reflected in the text of the second amended and restated bylaws, in the form included as Annex C to this proxy statement. Clinigence stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the second amended and restated bylaws and are urged to carefully read the entire second amended and restated bylaws included as Annex C to this proxy statement before voting on this proposal.

Required Vote

Assuming a quorum is present, approval of the Restated Bylaws Proposal requires the affirmative vote of at least 66.667% of the total shares.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE RESTATED BYLAWS PROPOSAL.

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PROPOSAL 4
APPROVAL OF THE AMENDED AND RESTATED NUTEX 2022 EQUITY INCENTIVE PLAN

Overview

Currently, Clinigence sponsors the iGambit, Inc. 2019 Omnibus Equity Incentive Plan (“Existing Equity Plan”), which had only 70,000 shares available for issuance of additional shares as of January 1, 2022. The Clinigence Board is asking its shareholders to approve the amendment and restatement of the Existing Equity Plan and renaming it as the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan (the “2022 Plan”). If approved by stockholders, the 2022 Plan will be effective at the Closing of the transaction. On September 9, 2021, the Clinigence Board approved the 2022 Plan for submission to the stockholders at the Meeting, to be effective upon consummation of the Transaction, provided that it is approved by the Clinigence stockholders.

The Clinigence Board is seeking to reserve 5,000,000 shares of Company Common Stock for issuance of awards after the merger under the 2022 Plan. In addition, the 2022 Plan includes an annual increase to the share reserve beginning on January 1, 2023 and ending on and including January 1, 2027, equal to the lesser of: (A) 5% of the aggregate number of shares of the Company Common Stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by the Clinigence Board.

The following summary of the 2022 Plan is qualified in its entirety by the complete text of the 2022 Plan contained in Annex D.

Purpose of the 2022 Plan

The purpose of the 2022 Plan is (i) to promote the interests of Clinigence and its stockholders by providing eligible employees, directors, and consultants with additional incentives to remain with the Company and its subsidiaries, (ii) to increase their efforts to make the Company more successful, (iii) to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms, and (iv) to attract and retain the best available personnel to participate in the ongoing business operations of the Company.

Summary of the Material Terms of the 2022 Plan

Set forth is a summary of the other provisions in the 2022 Plan. This summary does not purport to be a complete description of all provisions of the 2022 Plan. It is qualified in its entirety by reference to the full text of the 2022 Plan.

Types of Awards. The 2022 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock units (“RSUs”), performance share units, stock appreciation rights (“SARs”), and other forms of stock based compensation. The 2022 Plan permit’s the Clinigence board of directors to change the type, terms, and conditions of awards as circumstances may change.

Eligibility and Administration. Employees, officers, consultants, and directors of the Company and its affiliates are eligible to receive awards under the 2022 Plan. The 2022 Plan is administered by the Compensation Committee or such other committee or individuals appointed by the Board to administer the 2022 Plan. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2022 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration conditions.

Number of Awards Granted to Employees, Directors, and Consultants. The number of Awards that an employee, director, or consultant may receive under the 2022 Plan is at the discretion of the Compensation Committee. As noted above, the Committee granted Awards under the 2022 Plan in September and December 2021, subject to approval of the 2022 Plan by the Company’s shareholders. The following table sets forth (i) the aggregate number of shares of common stock subject to non-qualified stock options granted under the 2022 Plan and (ii) the per share exercise price of such options. No shares will be issued under these Awards unless the 2022 Plan is approved by the Company’s shareholders.

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Share Reserve. As noted above, 5,000,000 shares shall be available under share reserve for the grant of awards under the 2022 Plan along with adding an evergreen provision. The share reserve available for awards granted under the 2022 Plan is subject to the adjustments described below; however, the 5 million shares of Common Stock shall not be adjusted by the merger To the extent an award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares), which were subject thereto will become available for future grant or sale under the 2022 Plan. Notwithstanding the foregoing (and except with respect to shares of restricted stock that are forfeited rather than vested), Shares that have actually been issued under the 2022 Plan under any award after the Effective Date will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units or performance stock units are repurchased by Clinigence or are forfeited to Clinigence, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2022 Plan.

The following table sets forth the amount available for grants under the Existing Plan as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Notes
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,930,000	$1.57	70,000	2,000,000	Original reserve when plan approved by security holders
Equity compensation plans not approved by security holders	0

Total	1,930,000

Stock Options. Both ISOs (which are entitled to potentially favorable tax treatment) and nonqualified stock options (“NQSOs”) may be granted under the 2022 Plan. The committee will determine the vesting schedule and number of shares covered by each stock option granted to a participant. The stock option exercise price is determined at grant by the committee and must be at least 100% of the fair market value of a share of common stock on the date of grant (110% for ISOs granted to stockholders who own more than 10% of the total outstanding shares of the company, its parent or any of its subsidiaries). The term of a stock option shall not exceed 10 years from the date of grant (or 5 years for ISOs granted to stockholders who own more than 10% of the total outstanding shares of the company, its parent or any of its subsidiaries).

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Restricted Stock and Restricted Stock Units. The committee may award restricted stock and RSUs under the 2022 Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified vesting conditions are not satisfied. RSU awards result in the transfer of shares of stock to the participant only after specified vesting conditions are satisfied. A holder of restricted stock is treated as a current shareholder and shall be entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a shareholder with respect to the award only when the shares are delivered in the future. RSUs may include dividend equivalents. Specified vesting conditions may include performance goals to be achieved during any performance period and the length of the performance period. The committee may, in its discretion, make adjustments to performance goals based on certain changes in the company business operations, corporate or capital structure or other circumstances. When the participant satisfies the conditions of an RSU award, the Combined Company may settle the award (including any related dividend equivalent rights) in shares, cash or other property, as determined by the committee, in its sole discretion.

Other Shares or Share-Based Awards. The committee may grant other forms of equity-based or equity-related awards other than stock options, restricted stock, or restricted stock units. Such awards may be based upon attainment of performance goals established by the administrator and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Clawback Rights. Awards granted under the 2022 Plan will be subject to recoupment or clawback under the company’s clawback policy or applicable law, both as in effect from time to time.

Change of Control of Company. Awards granted under the 2022 Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a Sale of the Company. The 2022 Plan provides flexibility to the committee to determine how to adjust awards at the time of a Sale of the company.

No Repricing. The 2022 Plan prohibits the amendment of the terms of any outstanding award, and any other action taken in a manner to achieve (i) the reduction of the exercise price of NQSOs, ISOs or stock appreciation rights (collectively, “Stock Rights”); (ii) the cancellation of outstanding Stock Rights in exchange for cash or other awards with an exercise price that is less than the exercise price or base price of the original award; (iii) the cancellation of outstanding Stock Rights with an exercise price or base price that is less than the then current fair market value of a share of Common Stock in exchange for other awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for the purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted without stockholder approval.
Transferability of Awards. Awards under the 2022 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2022 Plan and any outstanding awards, as well as the exercise price or base price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, reverse stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination. The board of directors may amend, modify or terminate the 2022 Plan without stockholder approval, except that stockholder approval must be obtained for any amendment that, in the reasonable opinion of the board or the committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which shares of common stock are then listed. The 2022 Plan will terminate at the earliest of (1) termination of the 2022 Plan by the board of directors, or (2) the tenth anniversary of the board adoption of the 2022 Plan. Awards outstanding upon expiration of the 2022 Plan shall remain in effect until they have been exercised or terminated or have expired.

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New Plan Benefits

The shareholders are being asked to approve the 2022 Plan. The board has adopted the 2022 Plan, subject to approval by the shareholders at the Special Meeting or any adjournment thereof.

In September and December of 2021, the Compensation Committee made grants of 3,624,000 Nonqualified Stock Options (the “Contingent Awards”) to the executive officers, consultants, and directors under the 2022 Plan as described below. If the shareholders approve the 2022 Plan, it will amend and replace the Existing Equity Plan effective as of the Closing of the Merger and the Contingent Awards will remain intact. If shareholders do not approve the 2022 Plan, all of the Contingent Awards will be void and the Company will continue to be able to make grants under the Existing Equity Plan from time to time.

NUMBER OF CONTINGENT AWARDS GRANTED TO EMPLOYEES, DIRECTORS AND CONSULTANTS IN 2022

Participant	Number of Nonqualified Stock Options	Per Share Exercise Price
Warren Hosseinion, M.D., CEO and Chairman of the Board	1,900,000	$2.75
Fred Sternberg, President and Director	75,000	$2.75
Michael Bowen, CFO	200,000	$2.75
Elisa Luqman, EVP of Finance General Counsel	150,000	$2.75
Andrew Barnett, Executive VP of M&A	150,000	$2.75
Lawrence Schimmel, M.D., President and CMO Clinigence Health, Inc.	200,000	$2.75
Paul Rothman,	100,000	$2.75
Robert Chan, M.D. Director, CEO AHP Health Management Services, Inc.	50,000	$3.50	(1)
Tam Doan	25,000	$3.50	(1)
All Executive Officers, as a Group	2,850,000	$3.12
All Director who are not Executive Officers as a Group	774,000	$3.12
All Employees who are not Directors, as a Group	0	0

(1) Options granted to Robert Chan and Tam Doan were granted on 12/17/2021. The share price, as of 12/17/2021, was $3.50.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to different types of awards available under the 2022 Plan, post completion of the Transactions, based on current U.S. income taxation with respect to participants who are subject to U.S. income tax. Participants subject to taxation in other countries should consult their tax advisor.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any U.S. federal income tax to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of shares of common stock of the Combined Company acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares of common stock of the Combined Company equal to the fair market value of the shares at the time of exercise. The Combined Company is entitled to an income tax deduction in the amount of the income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Incentive Stock Options. The grant of an incentive stock option will not result in U.S. federal income tax to the participant. The exercise of an incentive stock option will not result in U.S. federal income tax to the participant provided that the participant was an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Code).

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The excess of the fair market value of the shares of common stock of the Company at the time of the exercise of an incentive stock option over the exercise price generally will constitute an item which increases the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired under the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares of common stock of the Combined Company at the time of exercise.

If a participant does not sell or otherwise dispose of the shares of common stock of the Combined Company within two years from the date of the grant of the incentive stock option or within one year after the transfer of the shares of common stock of the Combined Company to the participant, then, upon disposition of such shares of common stock of the Combined Company, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the above holding period requirements are not met, a participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock of the Combined Company on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, a participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of common stock at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, a participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares of common stock of the Combined Company at the time of grant. The Combined Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the participant, subject to the $1 million deduction limitation under Section 162(m) of the Code.

Restricted Stock Units. A participant generally does not recognize income on the receipt of a restricted stock unit award until a cash payment or a distribution of shares of common stock of the Company is received thereunder. At such time, the participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares of common stock of the Company or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

Withholding of Taxes. The Company may withhold amounts from awards to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may satisfy withholding requirements through cash payment, by having the shares of common stock of the Company withheld from awards or by tendering previously owned shares of common stock of the Company to the Company. Shares withheld from awards may be used to satisfy not more than the maximum individual tax rate for the participant in the applicable jurisdiction for such participant.

ERISA. The 2022 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2022 Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 2022 Plan. In addition, if a participant resides outside the U.S., the Participant may be subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

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What Happens If Shareholders Do Not Approve This Proposal?

Because of their mutual dependence, if any of the Proposals, except for the Restated Bylaw Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal, or the Adjournment Proposal, is not approved, then the Merger will not proceed and the Option Plan Proposal will not be implemented.

Required Vote

Approval of the Option Plan Proposal requires the affirmative vote of the majority of the Company’s shares as of the record date represented in person or by proxy at the Meeting.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE OPTION PLAN PROPOSAL.

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PROPOSAL 5
APPROVAL OF THE ELECTION OF DIRECTORS PROPOSAL

General

The Election of Directors Proposal will only be presented to the Special Meeting of Clinigence if the Merger Proposal is approved.

As currently in effect, Clinigence’s Bylaws provide that the authorized number of directors shall be fixed from time to time by the Clinigence board, provided that the authorized number of directors shall not be less than one. The Board currently consists of ten members. Pursuant to the Merger Agreement, Clinigence and Nutex Holdco have nominated seven individuals for election at the Special Meeting.

There are no family relationships among any of the current directors, the nominees for directors and Clinigence’s executive officers.

Clinigence is asking its stockholders to approve the election of seven nominees to the board of directors of Clinigence, each of whom shall serve until his or her replacement is duly elected.

Nominees for Election as Directors

The following are the nominees for election as directors to the Board:

Warren Hosseinion, M.D.

Thomas T. Vo, M.D.

Matthew S. Young, M.D.

John Waters

Cheryl Grenas, R.N., M.S.N.

Michael L. Reed

Mitchell Creem

Each nominee has extensive business experience, education and personal skills that qualifies them to serve as an effective Board Member. The specific experience, qualifications and skills of each nominee are set forth below.

Warren Hosseinion, M.D., Director.

Age: 49

Dr. Hosseinion serves as Chief Executive Officer and Chairman of the Board of Clinigence Holdings, Inc. Dr. Hosseinion has also served as Chairman of the Board for Clinigence Holdings, Inc. since April 2019. Dr. Hosseinion was a Co-Founder of Apollo Medical Holdings, Inc. (NASDAQ: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008 until March 2019, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed Hospitalists. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board of Directors include his position as our current Chief Executive Officer. In addition, Dr. Hosseinion as a physician, along with his background at Apollo Medical Holdings, Inc., brings to our Board of Directors and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.

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Thomas D. Vo, M.D., Nominee for Director, Chairman of the Board and Chief Executive Officer.

Age 49

Thomas T. Vo, MD. has since 2010 served as the founder and executive officer of the Nutex Entities, which operate a network of micro hospitals that provide comprehensive and high-quality 24/7 care throughout the United States. Although no longer practicing, Dr. Vo. worked as an emergency medicine physician in Houston, Texas for over twenty years. Between the years of 2008 and 2011, Dr. Vo served as a founder and original partner at the free-standing emergency health company, Neighbors Emergency Center. Since then, Dr. Vo has been involved with the opening of 40 FSEDs and Micro Hospitals. Dr. Vo holds a bachelor’s degree in Life Sciences from Kent State University, and received his M.D. from Northeastern Ohio Universities College of Medicine. In 2004, Dr. Vo also received his MBA from Rice University. The Company believes that Dr. Vo’s unique background in the free-standing emergency hospital field and proven management experience, makes him well qualified to serve as a director.

Matthew S. Young, M.D., FACEP, Nominee for Director.

Age 53

Matthew S. Young, M.D. has been a practicing emergency medicine physician in East Texas for over 20 years, and has been, since January 2015, the Managing Partner and, since June 2020, the Chief Medical Officer of the Texarkana Emergency Center & Hospital. He has been the Chief Medical Officer of Cabot Emergency Hospital in Arkansas since October 2019. Dr. Young is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians. Since February 2020, he has served as The Health Authority of Bowie County, Texas as appointed by Judge Bobby Howell at the beginning of the COVID-19 pandemic. Since 2003, Dr. Young has also served as one of the Medical Directors for LifeNet, Inc., an ambulance service company serving nearly 350,000 people across Northeast Texas, Southwest Arkansas and portions of Oklahoma. During his career he has served as Medical Director for the largest hospital systems in the region. He also has and continues to serve on state committees regarding emergency medicine, EMS related care, and trauma care for the citizens of Arkansas and Texas. Dr. Young holds a bachelor’s degree in Natural Sciences from University of Arkansas, and received his MD from the University of Arkansas Medical Sciences. The Company believes that Dr. Young’s background and experience in healthcare management roles makes him well qualified to serve as a director.

John Waters, Director and Chair of the Audit Committee

Age: 76

Mr. Waters is a former Senior Partner at Arthur Andersen (1967-2001) with exceptional leadership skills in mergers and acquisitions (particularly reverse mergers) and 1933 Act fillings with the SEC. In the last fifteen years with the firm, Mr. Waters built three very successful businesses within Andersen in the areas of merger and acquisition, manufacturing, and entertainment. In 2001, Mr. Waters started his own merger and acquisition advisory consulting business and has consummated the acquisition of three manufacturing companies with combined annual sales of $50 million. In 2003, he participated in a group that acquired A-1 Components Corp., a wholly owned subsidiary of United Technologies Corp. Mr. Waters led due diligence efforts and created a tax structure beneficial to both the buyer and seller. In September 2004, Mr. Waters participated with a group of investors that acquired Metpar Corp., a $19 million manufacturer of metal sanitary and plastic plumbing fixtures. In October 2007, he participated with a group of investors that acquired World Dryer Corporation, a $20 million manufacturer of hand dryer products. He prepared pro-forma financial statements for the lenders and assisted in obtaining financing for these transactions. In July of 2004 he was appointed Chief Administrative Officer of Authentidate Holding Corp. and led a massive restructuring of the business and hired an entirely new executive management team. In January of 2006 he was appointed Chief Financial Officer of Avantair Inc., which was taken public through a merger with a Special Purpose Acquisition Company (SPAC) and raised $60 million in capital for this company. From 2016 to present, Mr. Waters has served as an Advisor to the Board of Directors of the Company. Previously, he was a member of the Board of Directors of the Company and served as a member of the Audit Committee. For the past five years, he has also worked as a consultant to various companies. Mr. Waters is a Certified Public Accountant, Member of AICPA and New York State Society of CPA's and has a BBA degree from Iona College.

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Cheryl Grenas, R.N., M.S.N., Nominee for Director.

Age 61

Since March 2018, Ms. Grenas has served as the Chief Nursing Officer at Behavioral Hospital of Bellaire.

From July 2017 until March 2018, she was a consultant to start-up an existing freestanding emergency department in the Houston Metropolitan area. From August 2015 to July 2017 she was Regional Facility Director at Neighbors (Free Standing Emergency Departments).

Cheryl served in the United States Navy for 20 years, achieved the rank of Lieutenant Commander, and is a veteran of two deployments in support of Operation Iraqi Freedom (2005) and Operation Enduring Freedom (2011). She was awarded two Navy Commendation Medals and four Navy Achievement Medals during her service. The Company believes that Ms. Grenas’ background and experience in healthcare management roles makes her well qualified to serve as a director.

Michael L. Reed, Nominee for Director

Age: 63

Michael L. Reed has been an independent consultant providing advisory services in the areas of emergency medicine, hospitalist medicine, hospital operations, risk-based payor contracts, value-based care and physician practice operations and development since January of 2018. From January 2019 to January 2020, Mr. Reed was Senior Vice President of Business Development and Strategic Partnerships of The Oncology Institute, a value-based oncology care company. From April 2018 to December 2018, Mr. Reed served as the Chief Executive Officer of Turtle Peak Customer Service, LLC, a Las Vegas, Nevada based privately held customer service company. Since August 2017, Mr. Reed has served as Senior Advisor to NueHealth, LLC, based in Leawood, Kansas, a privately held developer and investor in lower-cost healthcare centers.  From July 2009 to October 2013, Mr. Reed was President and CEO of Team Health Hospital Medicine, a division of TeamHealth, a publicly traded company that was acquired by Blackstone in 2017. In addition, from December 2001 to November 2004, he served as the Chief Operating Officer of Pinnacle Health System, a health care solutions company providing outpatient, inpatient, claims, billing and medical management. Mr. Reed holds a bachelor’s degree in health services management from California State University, and received his masters in public health from the University of California at Los Angeles. The Company believes that Mr. Reed’s long-standing career as a professional healthcare executive within the emergency medicine system and value-based care makes him well qualified to serve as a director.

Mitchell Creem, Director

Age: 62

Mr. Creem has spent over 30 years as a “C-level” executive of healthcare organizations, and brings strong business evaluation and operational experience to the Company. Since July 2017 to Present, Mr. Creem has served as President of The Bridgewater Healthcare Group, which provides hospital and health network management services and performance consulting. From October 2015 to July 2017 Mr. Creem served as the CEO and CAO of Verity Health System, a six-hospital system in California. Prior to this, he served as the CFO and Board Member of Apollo Medical Holdings, Inc. (NASDAQ: AMEH) (“ApolloMed”) from October 2012 to October 2015. Prior to ApolloMed, he served as the CEO of the Keck Hospital of USC and USC Norris Cancer Center. Prior to his tenure at USC, he served as the CFO and Associate Vice Chancellor of UCLA Health Sciences, including UCLA Medical Center, the Geffen School of Medicine at UCLA, and UCLA Faculty Practice. Prior to UCLA, he served as CFO of Beth Israel Deaconess Medical Center, a Harvard University teaching hospital, and CFO of Tufts University Medical Center. Prior to this, he worked for several years in a senior management position at the healthcare practice group of PricewaterhouseCoopers, where he was responsible for numerous consulting engagements, financial statement audits and financial feasibility studies. He has been a guest lecturer at USC, UCLA and Harvard. Mr. Creem holds a B.S. in Accounting and Business Administration from Boston University and a Masters’ degree in Health Administration from Duke University. Mr. Creem’s qualifications to serve on our Board of Directors include over 30 years of corporate experience working as a senior executive in the healthcare industry and prior service on private and public company boards.

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Vote Required for Approval.

Assuming a quorum is present, approval of the Election of Directors Proposal requires the affirmative vote of a plurality of the shares entitled to vote present in person or represented by proxy at the Special Meeting.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT THE CLINIGENCE STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTORS IN THE ELECTION OF DIRECTORS PROPOSAL.

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PROPOSAL 6
APPROVAL OF THE GOLDEN PARACHUTE PROPOSAL

The Dodd-Frank Act and Rule 14a-21 under the Exchange Act require that Clinigence seek a non-binding advisory vote from Clinigence’s stockholders to approve certain merger-related executive compensation, as disclosed in the section entitled “THE MERGER – Interests of Clinigence’s Directors and Executive Officers in the Merger”, beginning on page 54, including the table entitled “Merger-Related Compensation for Clinigence’s Named Executive Officers” and accompanying footnotes and narrative discussion. Accordingly, Clinigence is asking its stockholders to vote in favor of the adoption of the following Resolution, on a non-binding advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to Clinigence’s named executive officers, as disclosed pursuant to Item 402(t) of Regulation S-K, including the compensation tables and any related information disclosed in this proxy statement is hereby APPROVED”. / "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as disclosed in the table in the section of the proxy statement entitled 'The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation' including the associated narrative discussion, is hereby approved."

In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or "golden parachute" compensation, as reported on the Golden Parachute Compensation table on page 57.

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement. Accordingly, you may vote "FOR" either or both of the proposal to adopt the merger agreement and the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement and vote "AGAINST" or "ABSTAIN" for this nonbinding advisory proposal regarding "golden parachute" compensation (and vice versa).

Because your vote is advisory, it will not be binding upon the Company, the Board, the Board's compensation committee, Clinigence or any affiliate of Clinigence. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement is adopted by the stockholders and the merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Special Meeting and voting on such proposal.

The Board recommends that you vote "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation.

Vote Required for Approval

The approval, by non-binding advisory vote, of the Golden Parachute Proposal requires the affirmative vote of holders of a majority of the number of shares of Company Common Stock entitled to vote present or represented by proxy at the Special Meeting. Votes to “ABSTAIN” are counted for purposes of determining a quorum and will be considered a vote “AGAINST” the Golden Parachute Proposal.

The vote on the Golden Parachute Proposal is a vote separate and apart from the vote to adopt the Merger Agreement and other related proposals. Accordingly, a stockholder may vote to approve the Golden Parachute Proposal and vote not to approve the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal and each of the directors in the Election of Directors Proposal (which are conditioned on each other) or vote to approve such proposals and vote not to approve the Golden Parachute Proposal. Because the vote on the Golden Parachute Proposal is advisory only, it will not be binding on Clinigence or the combined company after the Merger. Accordingly, if the Merger Proposal, the Board Classification Proposal, and each of the directors in the Election of Directors Proposal are adopted by Clinigence’s stockholders and the Merger is completed, the Merger-related compensation may be paid to Clinigence’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Clinigence’s stockholders do not approve the Golden Parachute Proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE GOLDEN PARACHUTE PROPOSAL.

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PROPOSAL 7
AUDITOR RATIFICATION PROPOSAL

The Audit Committee of the Board of Directors has selected Marcum LLP (“Marcum”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ended December 31, 2021. The Company is submitting its selection of Marcum for ratification by the stockholders at the Annual Meeting. Marcum has served as our independent registered public accounting firm since February 1, 2021. The Company’s bylaws do not require that stockholders ratify the selection of Marcum as the Company’s independent registered public accounting firm; however, the Company is submitting the selection of Marcum to stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Marcum. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2021 fees for services provided by Marcum were as follows:

2021
Audit Fees	$142,623
Audit Related Fees	—
Tax Fees	—
Total	$142,623

Audit Fees include amounts related to the audit of the Company’s annual financial statements and internal control over financial reporting, and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees include amounts related to accounting consultations and services.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by Marcum for services rendered to the Company, other than the services described above, in 2021.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2021, services provided by Marcum were pre-approved by the Audit Committee in accordance with this policy.

Vote Required for Approval

Assuming a quorum is present, approval of the Auditor Ratification Proposal requires the affirmative vote of holders of a majority of the number of shares of Clinigence stock entitled to vote present in person or represented by proxy at the Special Meeting. Adoption of the Auditor Ratification Proposal is not conditioned upon the approval of any of the other proposals.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

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PROPOSAL 8
APPROVAL OF THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Clinigence’s board of directors to adjourn the Special Meeting of stockholders to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals presented at the Special Meeting. In no event will Clinigence’s board of directors adjourn the Special Meeting without further notice, to a date that is more than 30 days after the date for which the Special Meeting was originally noticed or if a new record date is fixed for the adjourned meeting.

In the Adjournment Proposal, Clinigence is asking its stockholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to Clinigence’s board of directors to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If Clinigence’s stockholders approve the Adjournment Proposal, Clinigence could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Clinigence stockholders who have previously voted. If Clinigence adjourns the Special Meeting, it will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the Special Meeting.

Vote Required for Approval

Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the number of shares of Clinigence stock entitled to vote present in person or represented by proxy at the Special Meeting. Adoption of the Adjournment Proposal is not conditioned upon the approval of any of the other proposals.

Each of the Merger Proposal, the Restated Charter Proposal, the Option Plan Proposal, and each of the directors in the Election of Directors Proposal are all conditioned on each other. The Restated Bylaws Proposal, the Golden Parachute Proposal, the Auditor Ratification Proposal and the Adjournment Proposal are not conditioned on any other proposal.

Recommendation of the Clinigence Board of Directors

THE CLINIGENCE BOARD OF DIRECTORS RECOMMENDS THAT CLINIGENCE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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ABOUT NUTEX

Overview of Business

History of Nutex

Based in Houston, Texas and founded in 2011, the Nutex Entities (as defined below) operate a network of micro-hospitals that provide comprehensive and high-quality 24/7 care. Nutex Health, LLC (“Nutex Health”), owned 100% by Tom Vo, M.D., is a healthcare service provider and facility management firm. Dr. Vo also owns interests in all Nutex-affiliated hospitals as a result of his 100% ownership of Micro Hospital Holding LLC (“MHH”), a hospital holding company. In addition, Dr. Vo owns 50% of Tyvan, LLC, a healthcare billing, coding, and collections company (“Tyvan”, and together with Nutex Health and MHH referred to herein as the “Nutex Entities” or “Nutex”).

Nutex Holdco

Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”, “we” or “our”), was recently formed solely for the purpose of owning and operating all or a portion of hospital facilities affiliated with Nutex pursuant to a contribution transaction, whereby existing Nutex affiliated doctor owners agreed, pending consummation of the Merger, to transfer all or a portion of their ownership interests in their individual hospitals to Nutex Holdco (the “Contribution Transaction”) (see –“Recent Developments”).

The Contribution Transaction is conditioned upon the Merger (see –“Recent Developments”) and, pending approval of the Merger by the Clinigence stockholders at the Special Meeting, will be followed immediately by the Merger with Clinigence Holdings, Inc., and the issuance of shares of Clinigence Holdings, Inc. in exchange for the Nutex doctor owners’ ownership interests in Nutex Holdco. As a result of the Merger, the Nutex affiliated doctor owners are expected to receive, assuming the number of shares of Company Common Stock issued in the Merger is as reflected in the pro forma information set forth in "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS", approximately 92.42% of the combined company outstanding Company Common Stock. Dr. Vo, Chairman and CEO of the combined company, is expected to own, directly and indirectly, approximately 41.55% of the common stock of the combined company outstanding immediately upon closing of the Merger.

Giving effect to the Contribution Transaction, Nutex Holdco operates a network of micro-hospitals that provide comprehensive and high-quality 24/7 care, and also owns Nutex Health and Tyvan to provide management, operating, regulatory compliance and billing services.

As of September 30, 2021, and giving effect to the Contribution Transaction, Nutex Holdco owns ownership interests in 31 hospital facilities in Arizona, Arkansas, Florida, Indiana, Kansas, Louisiana, New Mexico, Ohio, Oklahoma, Texas, and Wisconsin, as described in detail in the table below.

Nutex-affiliated Hospitals

The Nutex hospital facilities are divided into the following three categories, as of September 30, 2021:

•	Under Construction Hospitals – not yet open;
•	Ramping Hospitals – operating for less than 24 months; and
•	Mature Hospitals – operating for more than 24 months.

The table below shows Nutex Holdco ownership of hospitals as of September 30, 2021, reflecting final trailing twelve months EBITDA financial information as of such date, and giving effect to the Contribution Transaction.

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	Hospital Entity	Location	Ownership
Under Construction Hospitals
[17]	ABQ Hospital, LLC	Albuquerque, NM	100.00%
	Columbus ER Hospital, LLC	Dublin, OH	100.00%
	Covington Hospital, LLC	Mandeville, LA	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	100.00%
	Everest Real Estate Investments, LLP	Humble, TX	100.00%
	Fort Myers Hospital, LLC	Fort Myers, FL	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	83.00%
	Gahanna Hospital, LLC	Gahanna, OH	100.00%
	Green Bay ER & Hospital	Green Bay, WI	75.00%
	Miami ER & Hospital, LLC	Miami, FL	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	80.00%
	NB Hospital, LLC	New Braunfels, TX	61.00%
	Royse City ER, LLC	Royse City, TX	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	61.00%
	Starkey Hospital LLC	Odessa, FL	62.00%
	Jacksonville ER & Hospital LLC	Jacksonville, FL	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	100.00%
Ramping Hospitals [4]
	Healthcare HL Emergency Services, LLC	The Colony, TX	64.17%
	Northwest Indiana Hospital, LLC	Hammond, IN	74.90%
	Texoma ER, LLC	Sherman, TX	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	100.00%
Mature Hospitals [10]
	Albuquerque ER, LLC	Albuquerque, NM	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	99.50%
	Kyle ER, LLC	Kyle, TX	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	81.99%
	Oklahoma ER Hospital, LLC	Edmond, OK	68.70%
	Phoenix ER and Medical Hospital, L.L.C.	Chandler, AZ	100.00%
	Texarkana ER, LLC	Texarkana, TX	100.00%
	Tucson Hospital, LLC	Tucson, AZ	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, OK	79.62%
	Wylie ER, LLC	Wylie, TX	80.17%

As of December 31, 2020, Nutex Holdco did not have an ownership stake in any of the hospitals. Prior to the Contribution Transaction, the hospital facilities were owned directly and indirectly by MHH and the Nutex affiliated doctors who work within the facilities.

Business Description

Nutex Holdco’s full-service care delivery model provides concierge-level care traditionally offered by larger hospitals in a patient-friendly and cost-effective setting. Nutex Holdco provides a full spectrum of healthcare services, including emergency room care, inpatient care, and behavioral health, and offers a complementary suite of ancillary services, including onsite imaging (CT scan, X-ray, MRI, ultrasound, etc.), certified and accredited laboratories, and onsite inpatient pharmacies. Giving effect to the Contribution Transaction, Nutex Holdco owns and operates 14 micro-hospital facilities across eight states, in addition to 17 de novo micro-hospitals under development. Nutex delivers care via approximately 200 board-certified physicians and has approximately 1,500 employees nationwide.

When developing new hospitals, Nutex provides a turn-key process from location selection, real estate acquisition, design, and development of the facility to staffing, training and operations. Nutex provides a comprehensive suite of operational and management services to operating hospitals, including management, billing, collections, recruiting and marketing.

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The majority of the hospitals have contractual relationships with separately owned real estate entities (the "REEs") and each hospital has contractual relationships with separately owned professional entities (the "PLLCs"). The PLLCs, which are owned by the same owners of the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers. The REEs, also held by the same owners as the corresponding hospital, own the land and hospital buildings in which the hospitals operate and lease the buildings to the hospitals. The land and buildings are collateral for the debt that has been incurred by the REEs, which is guaranteed by the hospitals. Giving effect to the Contribution Transaction, Nutex Holdco has no ownership interests in either the REEs or PLLCs.

Micro-Hospitals

Nutex has two missions: excel in patient experience and achieve physician investor satisfaction. Nutex believes that its micro hospitals are an attractive and competitive platform to achieve these goals.

Over the last ten years, Nutex has developed a unique expertise in developing and managing micro hospitals by growing its independent network of hospitals to a national footprint and continuing expansion into new states/markets. Nutex’ micro hospitals are small scale in-patient facilities that typically host fewer than ten in-patient beds and offer a wide range of medical services in addition to emergency services, such as pharmacy, imaging services and pathology lab. Unlike free standing emergency rooms, micro hospitals allow short-term patients stays. Unlike larger hospitals, micro hospitals are community-based and are easily accessible due to a lower number of patients. Nutex’ micro hospitals are subject to similar licensing requirements as larger hospitals and must adhere to similar health care regulations.

Nutex operates one the largest independent networks of micro hospitals and is not partnered with any large scale hospital system nor does it have extensive relationships with large commercial payors and is generally out-of-network. In addition, Nutex generally does not seek reimbursements from Medicare or Medicaid.

Significant Challenges Face the Healthcare System Today

The healthcare system in the U.S. today faces many challenges. The U.S. spends more on healthcare per capita than any other country in the world, but its health outcomes are no better and, in many cases, worse than other comparable nations. The current U.S. healthcare model has significant shortcomings, with poor primary care access and experience, a lack of longitudinal engagement and care coordination for patients, poor use of data to effectively drive decision-making and physicians incentivized to provide higher quantities of procedures over quality of care. The U.S. suffers from lower relative spending on primary care, with approximately 6% of U.S. healthcare spending on primary care compared to an average of approximately 14% across the 37 member countries of the Organization for Economic Co-operation and Development, or OECD. The result is inferior health outcomes, with preventive health services used at approximately 55% of the recommended rate, 18 million avoidable visits to U.S. emergency rooms each year, 28% of Americans with two or more chronic conditions compared to an 18% OECD average and an estimated $850 billion of additional healthcare spending annually. Moreover, physician satisfaction with the current healthcare model is low. For example, 63% of referring physicians are dissatisfied with the referral process and 70% of specialists rate background information from referrals as fair or poor.

Competition

The healthcare industry is highly competitive and fragmented. We currently face competition in every aspect of our business, including in offering a favorable reimbursement structure for existing physician partners and attracting physician partners who are not contracted with us, from a range of large and medium-sized local and national companies that provide care under a variety of models that could attract patients, providers, and payors. Our primary competitors are Free-Standing Emergency Departments and traditional large local hospital systems that are developing micro hospitals to increase their footprint in their local communities. Our competitors typically vary by geography, and we may also encounter competition in the future from other new entrants.

Since there are virtually no substantial capital expenditures required for providing healthcare services, there are few financial barriers to entry in the healthcare industry. Other companies or hospital groups could enter the micro hospital market in the future and divert some or all of our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competing facilities in the local market and the types of services available at those facilities, our local reputation for quality care of members, the commitment and expertise of our medical staff, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities.

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Our growth strategy and our business could be adversely affected if we are not able to continue to access existing geographies, successfully expand into new geographies or maintain or establish new relationships with physician partners. See “Risk Factors.”

The principal competitive factors in our business include the nature and caliber of relationships with physicians; patient healthcare quality, outcomes, and cost; the strength of relationships with payors; the quality of the physician experience; local geography leadership position; and the strength of the underlying economic model. We believe our business, partnership and operations model enables us to compete favorably.

Our Market Opportunity

Nutex has accumulated ten years of unique expertise in the development, management, and operation of micro hospitals, including licensing, regulatory and billing services. Nutex believes its expertise and services are particularly attractive to highly qualified physicians seeking the favorable working environment at our efficiently managed facilities.

Impact of COVID-19

Despite operating in the worst pandemic in over 100 years, our recurring revenue model has allowed us to remain economically resilient throughout COVID-19 and the economic downturn resulting from the pandemic.

Once the outbreak gained momentum, we remained open and increased our services and staffing. Our hospital facilities remained open for emergency visits and other urgent procedures. We were able to support an increased patient count during the pandemic.

We made a conscious decision not to furlough any of our employees, even if their function was disrupted by COVID-19. We believe this decision has and will continue to engender loyalty from our employees and was in effect an investment in our staff and a meaningful demonstration of a corporate culture that values our employees, especially during times of heightened stress.

As COVID-19 cases grew nationally, we took immediate action and deployed a specific COVID-19 focused tools to allow physicians to screen members for COVID-19 and related complications, as well as to refer them to a specialized team that is dedicated to helping COVID-19 members. An algorithm then assessed the risk level of each member who responded and high-risk members were referred to our COVID-19 taskforce. The taskforce then employed updated algorithms and treatment tools to treat those members based on the latest guidance.

Government Regulation

Regulatory Licensing and Certification

Many states, including Arizona, Arkansas, Florida, Indiana, Kansas, Louisiana, New Mexico, Ohio, Oklahoma, Texas, and Wisconsin, require regulatory approval, including licensure and certification, before establishing certain types of clinics offering certain professional and ancillary services, including the services Nutex offers. The operations of the Nutex owned and managed hospitals are subject to extensive federal, state, and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, and proof of financial ability to operate. Our ability to operate profitably depends in part on the ability of Nutex owned and managed clinics and its providers to obtain and maintain all necessary licenses and other approvals, and maintain updates to their enrollment in the Medicare and Medicaid programs, including the addition of new hospital locations, providers and other enrollment information. In addition, certain ancillary services such as the provision of diagnostic laboratory testing require additional state and federal licensure and regulatory oversight, including oversight by CMS, under Clinical Laboratory Improvement Amendments of 1988, or CLIA, which requires all clinical laboratories to meet certain quality assurance, quality control and personnel standards, and comparable state laboratory licensing authorities. Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with tests classified as “high complexity,” “moderate complexity,” or “waived.” Nutex owned and managed clinics hold CLIA Certificates of Waiver and perform certain CLIA-waived tests, which subjects such clinics to certain CLIA requirements. Sanctions for failure to comply with applicable state and federal licensing, certification and other regulatory requirements include suspension, revocation or limitation of the applicable authorization, significant fines and penalties and/or an inability to receive reimbursement from government healthcare programs and other third-party payors.

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Nutex’ providers must meet minimum requirements to apply for participation or continued participation with Nutex through a credentialing process, including, without limitation, having a valid, current medical license and DEA registration, if required for the provider’s scope of practice, the absence of any debarment, suspension, exclusion or other restriction from receiving payments from any government or other third-party payor program, and clearing National Practitioner Data Bank of any reports and/or disciplinary actions. Nutex’ credentialing program is designed to meet CMS and the National Committee for Quality Assurance, or NCQA, credentialing requirements as well as applicable federal and state laws. Providers are generally recredentialed every three years or more often if necessary, which is consistent with industry guidelines. In addition, network providers are required under their participating provider agreements with Nutex to have established an ongoing quality assurance program. Moreover, Nutex’ contracts may allow Nutex to withhold compensation from time to time based upon the providers meeting certain quality metrics, including HEDIS quality measures and care coordination metrics.

State Corporate Practice of Medicine and Fee-Splitting Laws

Our arrangements with our affiliated professional entities and other physician partners are subject to various state laws, commonly referred to as corporate practice of medicine and fee-splitting laws, which are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment and prohibiting the sharing of professional service fees with non-professional or business interests. These laws vary from state to state, including those where the Company does business, and are subject to broad interpretation and enforcement by state regulators.

A determination of non-compliance against us and/or our affiliated professional entities or other physician partners based on the reinterpretation of existing laws or adoption of new laws could lead to adverse judicial or administrative action, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, and/or restructuring of these arrangements.

Healthcare Fraud and Abuse Laws

We are subject to a number of federal and state healthcare regulatory laws that restrict certain business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, false claims, self-referral and other healthcare fraud and abuse laws.

The federal Anti-Kickback Statute, or AKS, prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration, directly or indirectly, in cash or kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Several courts have interpreted the AKS’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the AKS has been violated.

The AKS includes statutory exceptions and regulatory safe harbors that protect certain arrangements. By way of example, the AKS safe harbor for value-based arrangements and the safe harbor for arrangements between managed care organizations and downstream contractors both require, among other things, that the arrangement does not induce a person or entity to reduce or limit medically necessary items or services furnished to any patient. Failure to meet the requirements of an applicable AKS safe harbor, however, does not render an arrangement illegal. Rather, the government may evaluate such arrangements on a case-by-case basis, taking into account all facts and circumstances, including the parties’ intent and the arrangement’s potential for abuse, and may be subject to greater scrutiny by enforcement agencies.

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The Stark Law prohibits a physician who has a financial relationship, or who has an immediate family member who has a financial relationship, with entities providing designated health services, or DHS, from referring Medicare and Medicaid patients to such entities for the furnishing of DHS, unless an exception applies. The Stark Law also prohibits the entity from billing for any such prohibited referral. Unlike the AKS, the Stark Law is violated if the financial arrangement does not meet an applicable exception, regardless of any intent by the parties to induce or reward referrals or the reasons for the financial relationship and the referral.

The Federal False Claims Act, or FCA, prohibits a person from knowingly presenting, or caused to be presented, a false or fraudulent request for payment from the federal government, or from making a false statement or using a false record to have a claim approved. A claim includes “any request or demand” for money or property presented to the United States government. Moreover, the government may assert that a claim including items and services resulting from a violation of the AKS or the Stark Law constitutes a false or fraudulent claim for purposes of the civil False Claims Act. Penalties for a violation of the FCA include fines for each false claim, plus up to three times the amount of damages caused by each false claim. Private individuals also have the ability to bring actions under these false claims’ laws in the name of the government alleging false and fraudulent claims presented to or paid by the government (or other violations of the statutes) and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, are pervasive in the healthcare industry.

Further, the Civil Monetary Penalties Statute authorizes the imposition of civil monetary penalties, assessments, and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to offering remuneration to a federal health care program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive health care items or services from a particular provider. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries can also be held liable under the AKS and civil FCA. One of the statutory exceptions to the prohibition is non-routine, unadvertised waivers of copayments or deductible amounts based on individualized determinations of financial need or exhaustion of reasonable collection efforts. The HHS’ Office of Inspector General emphasizes, however, that this exception should only be used occasionally to address special financial needs of a particular patient. Although this prohibition applies only to federal healthcare program beneficiaries, the routine waivers of copayments and deductibles offered to patients covered by commercial payors may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts and statutory or common law fraud.

HIPAA also established federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program.

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Violation of any of these laws or any other governmental regulations that apply may result in significant penalties, including, without limitation, administrative civil and criminal penalties, damages, disgorgement, fines, additional reporting requirements and compliance oversight obligations, in the event that a corporate integrity agreement or other agreement is required to resolve allegations of noncompliance with these laws, the curtailment or restructuring of operations, exclusion from participation in governmental healthcare programs and/ or individual imprisonment.

Healthcare Reform

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, many of which are intended to contain or reduce healthcare costs. By way of example, in the United States, the ACA substantially changed the way healthcare is financed by both governmental and private insurers. The ACA required, among other things, CMS to establish a Medicare shared savings program that promotes accountability and coordination of care through the creation of ACOs. The Medicare shared savings program allows for providers, physicians and other designated health care professionals and suppliers to form ACOs and voluntarily work together to invest in infrastructure and redesign delivery processes to give coordinated high-quality care to their Medicare patients, avoid unnecessary duplication of services and prevent medical errors. ACOs that achieve quality performance standards established by CMS are eligible to share in a portion of the Medicare program’s cost savings. ACO program methodologies and participation requirements are updated by CMS for each performance year and participants are expected to comply with such program requirements and required to report on performance after the close of the year. ACOs that fail to comply with such program requirements can face penalties or even termination of their participation in the Medicare shared savings program.

Since its enactment, there have been judicial, executive, and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021, through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In addition, on January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Additionally, the Center for Medicare and Medicaid Innovation continues to test an array of value-based alternative payment models, including the Global and Professional Direct Contracting Model to allow Direct Contracting Entities to negotiate directly with the government to manage traditional Medicare beneficiaries and share in the savings and risks generated from managing such beneficiaries. Although we currently do not participate in these pilot payment models, we may choose to do so in the future. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement. In addition, there likely will continue to be regulatory proposals directed at containing or lowering the cost of healthcare, as government healthcare programs and other third-party payors transition from FFS to value-based reimbursement models, which can include risk-sharing, bundled payment and other innovative approaches. It is possible that the federal or state governments will implement additional reductions, increases, or changes in reimbursement in the future under government programs that may adversely affect us or increase the cost of providing our services. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue or attain growth, any of which could have a material impact on our business.

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Further, healthcare providers and industry participants are also subject to a growing number of requirements intended to promote the interoperability and exchange of patient health information. For example, on April 5, 2021, healthcare providers and certain other entities became subject to information blocking restrictions pursuant to the Cures Act that prohibit practices that are likely to interfere with the access, exchange or use of electronic health information, except as required by law or specified by the HHS as a reasonable and necessary activity. Violations may result in penalties or other disincentives. It is unclear at this time what the costs of compliance with the new rules will be, and what additional risks there may be to our business.

Data Privacy and Security Laws

We are subject to a number of federal and state laws and regulations that govern the collection, use, disclosure, and protection of health-related and other personal information, including health information privacy and security laws, data breach notification laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act). For example, HIPAA imposes obligations on “covered entities,” including certain healthcare providers, such as the affiliated professional entities, health plans, and healthcare clearinghouses, and their respective “business associates” that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, as well as their covered subcontractors with respect to safeguarding the privacy, security and transmission of individually identifiable health information. Entities that are found to be in violation of HIPAA, whether as the result of a breach of unsecured PHI, a complaint about privacy practices, or an audit by HHS, may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance.

In addition, certain state laws, such as the CMIA, the CCPA, and the CPRA, govern the privacy and security of personal information, including health-related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

Federal and State Insurance and Managed Care Laws

Regulation of downstream risk-sharing arrangements, including, but not limited to, at-risk and other value-based arrangements, varies significantly from state to state. Some states require downstream entities and risk-bearing entities to obtain an insurance license, a certificate of authority, or an equivalent authorization, in order to participate in downstream risk-sharing arrangements with payors. In some states, statutes, regulations and/or formal guidance explicitly address whether and in what manner the state regulates the transfer of risk by a payor to a downstream entity. However, the majority of states do not explicitly address the issue, and in such states, regulators may nonetheless interpret statutes and regulations to regulate such activity. If downstream risk-sharing arrangements are not regulated directly in a particular state, the state regulatory agency may nonetheless require oversight by the licensed payor as the party to such a downstream risk-sharing arrangement. Such oversight is accomplished via contract and may include the imposition of reserve requirements, as well as reporting obligations. Further, state regulatory stances regarding downstream risk-sharing arrangements can change rapidly and codified provisions may not keep pace with evolving risk-sharing mechanisms and other new value-based reimbursement models. Certain of the states where we currently operate or may choose to operate in the future regulate the operations and financial condition of risk bearing organizations like us and our affiliated providers.

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Recent Developments

On November 23, 2021, doctor owners with ownership interests representing 84.21% of the agreed upon equity value of the Nutex-affiliated hospitals agreed, contingent upon the closing of the Merger, to contribute all or a portion of their equity interests in their respective hospitals to Nutex Holdco in exchange for corresponding equity interests in Nutex Holdco.

Also on November 23, 2021, Clinigence Holdings, Inc. (“Clinigence”), Nutex Holdco, Nutex Acquisition LLC, a wholly owned subsidiary of Clinigence (“Merger Sub”), Micro Hospital Holding LLC, (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of Merger Sub with and into Nutex Holdco, with Nutex Holdco surviving the Merger as Clinigence’s wholly owned subsidiary, and Merger Sub will cease to exist.  As a result of the Merger, Clinigence will change its name to “Nutex Health Inc.”

Subsequent to September 30, 2021, the following events with respect to the hospitals occurred:

•	On December 22, 2021, Nutex secured two new hospital locations in Gainsville and Lakeland, both in Florida.

Working Capital Facility. Nutex is in the process of engaging with potential lenders to obtain a working capital facility in connection with the closing of the Merger, and expects to have such facility available for borrowing at closing of the Merger or immediately thereafter. Nutex may not be able to obtain such working capital facility in the time frame desired, at favorable economic terms or at all.

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NUTEX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion and analysis presents Nutex’ management’s view of the business, financial condition and overall performance of Nutex’ and its subsidiaries and should be read in conjunction with Nutex’s Audited Financial Statements for the years ended December 31, 2020 and 2019, as well as Nutex’s unaudited condensed consolidated Financial Statements for the nine months ended September 30, 2021 and 2020, contained elsewhere in this proxy statement.

The following discussion, the financial statements and the footnotes contained in this proxy statement reflect the effect of the Contribution Transaction (as defined below) as if it had been effective December 31, 2018.

The discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

Overview of Business

History of Nutex

Based in Houston, Texas and founded in 2011, the Nutex Entities (as defined below) operate a network of micro-hospitals that provide comprehensive and high-quality 24/7 care. Nutex Health, LLC (“Nutex Health”), owned 100% by Thomas T. Vo, M.D., is a healthcare service provider and facility management firm. Dr. Vo also owns interests in all Nutex-affiliated hospitals as a result of his 100% ownership of Micro Hospital Holding LLC (“MHH”), a hospital holding company. In addition, Dr. Vo owns 50% of Tyvan, LLC, a healthcare billing, coding, and collections company (“Tyvan”, and together with Nutex Health and MHH referred to herein as the “Nutex Entities” or “Nutex”).

Nutex Holdco

Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”, “we” or “our”), was recently formed solely for the purpose of owning and operating all or a portion of hospital facilities affiliated with Nutex pursuant to a contribution transaction, whereby existing Nutex affiliated doctor owners agreed, pending consummation of the Merger, to transfer all or a portion of their ownership interests in their individual hospitals to Nutex Holdco (the “Contribution Transaction”) (see –“Subsequent Events”).

The Contribution Transaction is conditioned upon the Merger (see –“Subsequent Events”) and, pending approval of the Merger by the Clinigence stockholders at the Special Meeting, will be followed immediately by the Merger with Clinigence Holdings, Inc., and the issuance of shares of Clinigence Holdings, Inc. in exchange for the Nutex doctor owners’ ownership interests in Nutex Holdco. As a result of the Merger, the Nutex affiliated doctor owners are expected to receive, assuming the number of shares of Company Common Stock issued in the Merger is as reflected in the pro forma information set forth in "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS", approximately 92.42% of the combined company outstanding Company Common Stock. Dr. Vo, Chairman and CEO of the combined company, is expected to own approximately 41.55% of the combined company outstanding Company Common Stock.

Giving effect to the Contribution Transaction, Nutex Holdco operates a network of micro-hospitals that provide comprehensive and high-quality 24/7 care, and also owns Nutex Health and Tyvan to provide management, operating, regulatory compliance and billing services.

As of September 30, 2021, and giving effect to the Contribution Transaction, Nutex Holdco owns ownership interests in 31 hospital facilities in Arizona, Arkansas, Florida, Indiana, Kansas, Louisiana, New Mexico, Ohio, Oklahoma, Texas, and Wisconsin, as described in detail in the table below.

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Nutex-affiliated Hospitals

The Nutex hospital facilities are divided into the following three categories, as of September 30, 2021:

•	Under Construction Hospitals – not yet open;
•	Ramping Hospitals – operating for less than 24 months; and
•	Mature Hospitals – operating for more than 24 months.

The table below shows Nutex Holdco ownership of hospitals as of September 30, 2021, reflecting final trailing twelve months EBITDA financial information as of such date, and giving effect to the Contribution Transaction.

	Hospital Entity	Location	Ownership
Under Construction Hospitals
[17]	ABQ Hospital, LLC	Albuquerque, NM	100.00%
	Columbus ER Hospital, LLC	Dublin, OH	100.00%
	Covington Hospital, LLC	Mandeville, LA	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	100.00%
	Everest Real Estate Investments, LLP	Humble, TX	100.00%
	Fort Myers Hospital, LLC	Fort Myers, FL	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	83.00%
	Gahanna Hospital, LLC	Gahanna, OH	100.00%
	Green Bay ER & Hospital	Green Bay, WI	75.00%
	Miami ER & Hospital, LLC	Miami, FL	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	80.00%
	NB Hospital, LLC	New Braunfels, TX	61.00%
	Royse City ER, LLC	Royse City, TX	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	61.00%
	Starkey Hospital LLC	Odessa, FL	62.00%
	Jacksonville ER & Hospital LLC	Jacksonville, FL	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	100.00%
Ramping Hospitals [4]
	Healthcare HL Emergency Services, LLC	The Colony, TX	64.17%
	Northwest Indiana Hospital, LLC	Hammond, IN	74.90%
	Texoma ER, LLC	Sherman, TX	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	100.00%
Mature Hospitals [10]
	Albuquerque ER, LLC	Albuquerque, NM	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	99.50%
	Kyle ER, LLC	Kyle, TX	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	81.99%
	Oklahoma ER Hospital, LLC	Edmond, OK	68.70%
	Phoenix ER and Medical Hospital, L.L.C.	Chandler, AZ	100.00%
	Texarkana ER, LLC	Texarkana, TX	100.00%
	Tucson Hospital, LLC	Tucson, AZ	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, OK	79.62%
	Wylie ER, LLC	Wylie, TX	80.17%

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As of December 31, 2020, Nutex Holdco did not have an ownership stake in any of the hospitals. Prior to the Contribution Transaction, the hospital facilities were owned directly and indirectly by MHH and the Nutex affiliated doctors who work within the facilities.

Business Description

Nutex Holdco’s full-service care delivery model provides concierge-level care traditionally offered by larger hospitals in a patient-friendly and cost-effective setting. Nutex Holdco provides a full spectrum of healthcare services, including emergency room care, inpatient care, and behavioral health, and offers a complementary suite of ancillary services, including onsite imaging (CT scan, X-ray, MRI, ultrasound, etc.), certified and accredited laboratories, and onsite inpatient pharmacies. Giving effect to the Contribution Transaction, Nutex Holdco owns and operates 14 micro-hospital facilities across eight states, in addition to 17 de novo micro-hospitals under development. Nutex delivers care via approximately 200 board-certified physicians and has approximately 1,500 employees nationwide.

When developing new hospitals, Nutex provides a turn-key process from location selection, real estate acquisition, design, and development of the facility to staffing, training and operations. Nutex provides a comprehensive suite of operational and management services to operating hospitals, including management, billing, collections, recruiting and marketing.

The majority of the hospitals have contractual relationships with separately owned real estate entities (the "REEs") and each hospital has contractual relationships with separately owned professional entities (the "PLLCs"). The PLLCs, which are owned by the same owners of the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers. The REEs, also held by the same owners as the corresponding hospital, own the land and hospital buildings in which the hospitals operate and lease the buildings to the hospitals. The land and buildings are collateral for the debt that has been incurred by the REEs, which is guaranteed by the hospitals. Giving effect to the Contribution Transaction, Nutex Holdco has no ownership interests in either the REEs or PLLCs.

Subsequent Events

Contribution Transaction. On November 23, 2021, doctor owners with ownership interests representing 84.21% of the agreed upon equity value of the Nutex-affiliated hospitals agreed, contingent upon the closing of the Merger, to contribute all or a portion of their equity interests in their respective hospitals to Nutex Holdco in exchange for corresponding equity interests in Nutex Holdco.

Merger. Also on November 23, 2021, Clinigence Holdings, Inc. (“Clinigence”), Nutex Holdco, Nutex Acquisition LLC, a wholly owned subsidiary of Clinigence (“Merger Sub”), Micro Hospital Holding LLC, (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of Merger Sub with and into Nutex Holdco, with Nutex Holdco surviving the Merger as Clinigence’s wholly owned subsidiary, and Merger Sub will cease to exist.  As a result of the Merger, Clinigence will change its name to “Nutex Health Inc.”

Hospitals. Subsequent to September 30, 2021, the following events with respect to the hospitals occurred:

•	On December 22, 2021, Nutex secured two new hospital locations in Gainsville and Lakeland, both in Florida.

Working Capital Facility. Nutex is in the process of engaging with potential lenders to obtain a working capital facility in connection with the closing of the Merger, and expects to have such facility available for borrowing at closing of the Merger or immediately thereafter. Nutex may not be able to obtain such working capital facility in the time frame desired, at favorable economic terms or at all.

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Impact of COVID-19

On March 11, 2020, the World Health Organization designated COVID-19 a global pandemic. The rapid spread of COVID-19 around the world and throughout the U.S. has altered the behavior of business and people, with significant negative effects on Federal, state, and local economies, the duration of which continues to remain unknown. Various mandates were implemented by Federal, state, and local governments in response to the pandemic. While some of these restrictions have been eased across the U.S. some restrictions remain in place, and many state and local governments are re-imposing certain restrictions due to an increase in reported COVID-19 cases.

The COVID-19 crisis is still rapidly evolving and much of its impact remains unknown and difficult to predict. It could potentially negatively impact Nutex Holdco’s financial performance in 2022 and beyond.

We experience, and in the future could experience, supply chain disruptions, including shortages and delays, and could experience significant price increases, in equipment and medical supplies, particularly personal protective equipment or PPE. Staffing, equipment, and medical supplies shortages may also impact our ability to serve patients at our centers.

Nutex Holdco’s results and financial condition may be further adversely affected by future federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or the U.S. healthcare system, which if adopted, could result in direct or indirect restrictions to its business, financial condition, results of operations and cash flow.

Results of Operations

For the years ended December 31, 2020 and December 31, 2019

Overview and Discussion of Comparability of Results. In this section, we discuss our results of operations, both on a consolidated basis and, where appropriate, by segment, for the years ended December 31, 2020 and 2019. We report the results of our operations as two separate segments in our consolidated financial statements: (i) Healthcare and (ii) Real Estate. The healthcare segment is comprised of our corporate-level entities, ERs, and PLLCs. The real estate segment is comprised of our REEs. See note 1 - Organization and Operations in our audited year end 2020 financial statements for more information on these entities.

Consolidated Summary Financial Information—Year Ended December 31, 2020, Compared to Year Ended December 31, 2019

The following table provides summary financial data regarding our consolidated results of operations for the years ended December 31, 2020 and 2019:

	Year ended December 31, 2020		Year ended December 31, 2019		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%
Net revenue	$273,422,221	100%	$97,057,120	100%	$176,365,101	182%
Selling, general and administrative expenses
Payroll	65,320,545	24%	35,228,041	36%	30,092,504	85%
Contract services	20,969,736	8%	12,622,520	13%	8,347,216	66%
Medical supplies	10,605,926	4%	4,938,676	5%	5,667,249	115%
Insurance expense	5,702,962	2%	3,082,339	3%	2,620,624	85%
Other	12,529,347	5%	3,997,232	4%	8,532,115	213%
Total selling, general and administrative expenses	115,128,516	42%	59,868,808	62%	55,259,708	92%
Depreciation	5,960,766	2%	2,477,576	3%	3,483,190	141%
Operating income	152,332,939	56%	34,710,736	36%	117,622,203	339%

Interest expense	6,432,941	2%	3,530,522	4%	2,902,419	82%
Other expense (income)	342,104	0%	(909,162)	1%	1,251,266	(138)%
Net income	145,557,894	53%	32,089,376	33%	113,468,518	354%
Less: Net income attributable to noncontrolling interest	44,741,979	16%	11,166,225	12%	33,575,754	301%
Net income attributable to Nutex Holdco members	$100,815,915	37%	$20,923,151	22%	$79,892,764	382%

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The following tables provide summary financial data regarding our results of operations by segment for the years ended December 31, 2020 and 2019, respectively:

	Year ended December 31, 2020
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$273,422,221	$—	$—	$273,422,221
Rental income	—	18,540,922	(18,540,922)	—
Selling, general and administrative expenses
Payroll	65,251,077	69,468	—	65,320,545
Contract services	20,969,736	—	—	20,969,736
Medical supplies	5,685,131	17,831	—	5,702,962
Insurance expense	10,605,926	—	—	10,605,926
Other	12,448,144	81,203	—	12,529,347
Total selling, general and administrative expenses	114,960,014	168,502	—	115,128,516
Depreciation	8,508,683	68,449	(2,616,366)	5,960,766
Operating income	149,953,524	18,303,971	(15,924,556)	152,332,939
Interest expense	9,004,389	(2,765,835)	194,387	6,432,941
Other expense (income)	344,104	(2,000)	—	342,104
Net income	140,605,031	21,071,806	(16,118,943)	145,557,894
Less: Net income attributable to noncontrolling interest	36,911,819	21,071,806	(13,241,646)	44,741,979
Net income attributable to Nutex Holdco members	$103,693,212	$—	$(2,877,297)	$100,815,915

	Year ended December 31, 2019
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$97,057,120	$—	$—	$97,057,120
Rental income	—	25,941,748	(25,941,748)	—
Selling, general and administrative expenses
Payroll	35,228,041	—	—	35,228,041
Contract services	12,595,501	27,019	—	12,622,520
Medical supplies	4,938,676	—	—	4,938,676
Insurance expense	3,082,339	—	—	3,082,339
Other	3,955,565	41,667	—	3,997,232
Total selling, general and administrative expenses	59,800,122	68,686	—	59,868,808
Depreciation	4,056,021	12,957	(1,591,402)	2,477,576
Operating income	33,200,977	25,860,105	(24,350,346)	34,710,736
Interest expense	4,191,320	(741,930)	81,132	3,530,522
Other expense (income)	(654,162)	(255,000)	—	(909,162)
Net income	29,663,819	26,857,035	(24,431,478)	32,089,376
Less: Net income attributable to noncontrolling interest	8,043,830	26,857,035	(23,734,640)	11,166,225
Net income attributable to Nutex Holdco members	$21,619,989	$—	$(696,838)	$20,923,151

101

The following tables show the change in operations for each segment for the years ended December 31, 2020 and 2019:

	Healthcare Segment
	Year ended December 31, 2020		Year ended December 31, 2019		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%
Net revenue	$273,422,221	100%	$97,057,120	100%	$176,365,101	182%
	—		—
Selling, general and administrative expenses
Payroll	65,251,077	24%	35,228,041	36%	30,023,036	85%
Contract services	20,969,736	8%	12,595,501	13%	8,374,235	66%
Medical supplies	5,685,131	2%	4,938,676	5%	746,455	15%
Insurance expense	10,605,926	4%	3,082,339	3%	7,523,587	244%
Other	12,448,144	5%	3,955,565	4%	8,492,579	215%
Total selling, general and administrative expenses	114,960,014	42%	59,800,122	62%	55,159,891	92%
Depreciation	8,508,683	3%	4,056,021	4%	4,452,662	110%
Operating income	149,953,524	55%	33,200,977	34%	116,752,548	352%
Interest expense	9,004,389	3%	4,191,320	4%	4,813,069	115%
Other expense (income)	344,104	0%	(654,162)	1%	998,266	(153)%
Net income	140,605,031	51%	29,663,819	31%	110,941,213	374%
Less: Net income attributable to noncontrolling interest	36,911,819	13%	8,043,830	8%	28,867,989	359%
Net income attributable to Nutex Holdco members	$103,693,212	38%	$21,619,989	22%	$82,073,224	380%

	Real Estate Segment
	Year ended December 31, 2020		Year ended December 31, 2019		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%
Rent revenue	$18,540,922	100%	$25,941,748	100%	$(7,400,826)	(29)%
Selling, general and administrative expenses
Payroll	69,468	0%	—	0%	69,468	NM
Contract services	—	0%	27,019	0%	(27,019)	(100)%
Medical supplies	17,831	0%	—	0%	17,831	NM
Insurance expense	—	0%	—	0%	—	NM
Other	81,203	0%	41,667	0%	39,536	95%
Total selling, general and administrative expenses	168,502	1%	68,686	0%	99,816	145%
Depreciation	68,449	0%	12,957	0%	55,492	428%
Operating income	18,303,971	99%	25,860,105	100%	(7,556,134)	(29)%
Interest expense	(2,765,835)	15%	(741,930)	3%	(2,023,905)	273%
Other expense (income)	(2,000)	0%	(255,000)	1%	253,000	(99)%
Net income	21,071,806	114%	26,857,035	104%	(5,785,229)	(22)%
Less: Net income attributable to noncontrolling interest	21,071,806	114%	26,857,035	104%	(5,785,229)	(22)%
Net income attributable to Nutex Holdco members	$0	0%	$0	0%	$—	NM

102

Discussion of Consolidated Results of Operations

Revenues.

Healthcare segment

The following table summarizes the change in revenues for the healthcare segment for the years ended December 31, 2020 and 2019:

	2020	2019	Variance
Net revenue	$273,422,221	$97,057,120	$176,365,101

Explanation of Change:
Increase in operating facilities in 2020 compared to 2019	4 facilities		$3,038,356
Facilities with partial year operations in 2019	$86,194,759	$26,860,433	59,334,326
Increase in patients at existing facilities	382,963 patients	90,884 patients	113,992,419
Total explanation of change			$176,365,101

Real estate segment

The decrease in rental revenue for the real estate segment is driven by the 2019 recognition within Rent revenue of the difference between historical net book value of assets and their value as a right-of-use asset, in accordance with ASC 842, offset by the increase in the number of operating ERs in the healthcare segment which have lease agreements with the real estate segment. 100% of the change in rental revenues is reflected as a corresponding change to controlling interest in the statement of operations.

Selling, general and administrative. The following tables summarize the change in selling, general and administrative costs at a consolidated level and for each of our segments:

	Year ended December 31,
	2020	2019	Variance
Selling, general and administrative expenses	$115,128,516	$59,868,808	$55,259,708

Explanation of Change:

Increase in SGA due to new facilities:	$3,191,185	$2,057	$3,189,127
Facilities with partial year operations in 2019	35,942,218	9,825,681	26,116,538

Remaining facilities
Payroll	$51,003,077	$29,284,761	$21,718,315
Contract services	7,508,510	7,527,407	(18,896)
Insurance expense	2,773,299	2,237,156	536,144
Medical supplies	6,375,146	3,463,139	2,912,006
Other	8,335,081	7,528,607	806,474
Total remaining facilities			25,954,043
Total variance			$55,259,708

Increases in payroll and medical supplies for the remaining facilities in the table above are primarily driven by an increase in the number of patient visits, resulting in a higher usage of medical supplies and in shift work hours at our ERs.

103

Depreciation. The following table summarizes the change in depreciation at a consolidated level and for each of our segments:

	Year ended December 31,
	2020	2019	Variance
Healthcare segment	$8,508,683	$4,056,021	$4,452,662
Real estate segment	68,449	12,957	55,492
Eliminations	(2,616,366)	(1,591,402)	(1,024,964)
Total depreciation	$5,960,766	$2,477,576	$3,483,190

The increase in depreciation is driven by the increase in operating facilities and inter-segment leases between 2019 and 2020.

Interest expense. The following table summarizes the change in interest expense at a consolidated level and for each of our segments:

	Year ended December 31,
	2020	2019	Variance
Healthcare segment	$9,004,389	$4,191,320	$4,813,069
Real estate segment	(2,765,835)	(741,930)	(2,023,905)
Eliminations	194,387	81,132	113,255
Total interest expense	$6,432,941	$3,530,522	$2,902,419

Interest expense for the healthcare expense increased year-over-year primarily due to the increase in operating facilities and the associated debt used to establish each of the new facilities, in addition to an increase in intercompany real estate lease agreements with the real estate segment. Correspondingly, the real estate segment recognized more interest income due to the increase of real estate leases with the healthcare segment. Please see note 7 – Debt in our audited financial statements for more information concerning our external debt obligations.

For the Nine Months ended September 30, 2021 and September 30, 2020

Overview and Discussion of Comparability of Results. In this section, we discuss our results of operations, both on a consolidated basis and, where appropriate, by segment, for the years ended September 30, 2021 and 2020. We report the results of our operations as two separate segments in our consolidated financial statements: (i) Healthcare and (ii) Real Estate. The healthcare segment is comprised of our corporate-level entities, ERs, and PLLCs. The real estate segment is comprised of our REEs. See note 1 - Organization and Operations in our audited year end 2020 financial statements for more information on these entities.

104

Consolidated Summary Financial Information—Nine Months Ended September 30, 2021, Compared to Nine Months Ended September 30, 2020

The following table provides summary financial data regarding our consolidated results of operations for the nine months ended September 30, 2021 and 2020:

	Nine months ended September 30, 2021		Nine months ended September 30, 2020		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%
Net revenue	$266,505,137	100%	$167,288,734	100%	$99,216,403	59%
Selling, general and administrative expenses
Payroll	62,888,713	24%	41,384,857	25%	21,503,856	52%
Contract services	17,610,030	7%	12,918,101	8%	4,691,929	36%
Medical supplies	10,078,781	4%	7,163,710	4%	2,915,071	41%
Insurance expense	7,567,426	3%	3,809,726	2%	3,757,700	99%
Other	10,651,126	4%	8,762,834	5%	1,888,292	22%
Total selling, general and administrative expenses	108,796,076	41%	74,039,228	44%	34,756,848	47%
Depreciation	5,873,439	2%	4,248,406	3%	1,625,033	38%
Operating income	151,835,622	57%	89,001,100	53%	62,834,522	71%

Interest expense	4,251,277	2%	4,690,584	3%	(439,307)	(9)%
Other expense (income)	(7,291,142)	3%	(670,969)	0%	(6,620,173)	987%
Net income	154,875,487	58%	84,981,485	51%	66,894,002	82%
Less: Net income attributable to noncontrolling interest	151,928,279	14%	24,419,141	15%	12,624,667	52%
Net income attributable to Nutex Health	$117,831,619	44%	$60,562,344	36%	$57,269,275	95%

105

The following tables provide summary financial data regarding our results of operations by segment for the nine months ended September 30, 2021 and 2020, respectively:

	Nine months ended September 30, 2021
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$266,505,137	$—	$—	$266,505,137
Rental income	—	5,972,648	(5,972,648)	—
Selling, general and administrative expenses
Payroll	62,888,713	—	—	62,888,713
Contract services	17,610,030	—	—	17,610,030
Medical supplies	10,078,781	—	—	10,078,781
Insurance expense	7,567,426	—	—	7,567,426
Other	10,529,684	121,442	—	10,651,126
Total selling, general and administrative expenses	108,674,634	121,442	—	108,796,076
Depreciation	8,347,435	192,864	(2,666,860)	5,873,439
Operating income	149,483,068	5,658,342	(3,305,788)	151,835,622
Interest expense	6,884,551	(2,912,656)	279,382	4,251,277
Other expense (income)	(7,294,685)	3,543	—	(7,291,142)
Net income	149,893,202	8,567,455	(3,585,170)	154,875,487
Less: Net income attributable to noncontrolling interest	35,048,098	8,567,455	(6,277,685)	37,337,868
Net income attributable to Nutex Holdco members	$114,845,104	$—	$2,692,515	$117,537,619

	Nine months ended September 30, 2020
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$167,288,734	$—	$—	$167,288,734
Rental income	—	4,927,027	(4,927,027)	—
Selling, general and administrative expenses
Payroll	41,384,857	—	—	41,384,857
Contract services	12,918,101	—	—	12,918,101
Medical supplies	7,163,710	—	—	7,163,710
Insurance expense	3,809,726	—	—	3,809,726
Other	8,686,834	76,000	—	8,762,834
Total selling, general and administrative expenses	73,963,228	76,000	—	74,039,228
Depreciation	6,020,304	31,227	(1,803,125)	4,248,406
Operating income	87,305,202	4,819,800	(3,123,902)	89,001,100
Interest expense	6,021,947	(1,464,249)	132,886	4,690,584
Other expense (income)	(662,969)	(8,000)	—	(670,969)
Net income	81,946,224	6,292,049	(3,256,788)	84,981,485
Less: Net income attributable to noncontrolling interest	6,451,768	6,292,049	11,675,324	24,419,141
Net income attributable to Nutex Holdco members	$75,494,456	$—	$(14,932,112)	$60,562,344

106

The following tables show the change in operations for each segment for the nine months ended September 30, 2021 and 2020:

	HEALTHCARE SEGMENT
	Nine months ended September 30, 2021		Nine months ended September 30, 2020		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%
Net revenue	$266,505,137	100%	$167,288,734	100%	$99,216,403	59%
Selling, general and administrative expenses
Payroll	62,888,713	24%	41,384,857	25%	21,503,856	52%
Contract services	17,610,030	7%	12,918,101	8%	4,691,929	36%
Medical Supplies	10,078,781	4%	7,163,710	4%	2,915,071	41%
Insurance expense	7,567,426	3%	3,809,726	2%	3,757,700	99%
Other	10,529,684	4%	8,686,834	5%	1,842,850	21%
Total selling, general and administrative expenses	108,674,634	41%	73,963,228	44%	34,711,406	47%
Depreciation	8,347,435	3%	6,020,304	4%	2,327,131	39%
Operating income	149,483,068	56%	87,305,202	52%	62,177,866	71%
Interest Expense	6,884,551	3%	6,021,947	4%	862,604	14%
Other expense (income)	(7,294,685)	3%	(662,969)	0%	(6,631,716)	1000%
Net income	149,893,202	56%	81,946,224	49%	67,946,978	83%
Less: Net income attributable to noncontrolling interest	35,048,098	13%	6,451,768	4%	596,330	43%
Net income attributable to Nutex Health	$114,845,104	43%	$75,494,456	45%	$39,350,648	49%

	REAL ESTATE SEGMENT
	Nine months ended September 30, 2021		Nine months ended September 30, 2020		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%

Rent revenue	$5,972,648	100%	$4,927,027	100%	$1,045,621	21%
Selling, general and administrative expenses
Payroll	—	0%	—	0%	—	NM
Contract services	—	0%	—	0%	—	NM
Medical Supplies	—	0%	—	0%	—	NM
Insurance expense	—	0%	—	0%	—	NM
Other	121,442	2%	76,000	2%	45,442	60%
Total selling, general and administrative expenses	121,442	2%	76,000	2%	45,442	60%
Depreciation	192,864	3%	31,227	1%	161,637	518%
Operating income	5,658,342	95%	4,819,800	98%	838,542	17%
Interest Expense	(2,912,656)	49%	(1,464,249)	30%	(1,448,407)	99%
Other expense (income)	3,543	0%	(8,000)	0%	11,543	(144)%
Net income	8,567,455	143%	6,292,049	128%	2,275,406	36%
Less: Net income attributable to noncontrolling interest	8,567,455	143%	6,292,049	128%	2,275,406	36%
Net income attributable to Nutex Health	$0	0%	$0	0%	$—	NM

107

Discussion of Consolidated Results of Operations for the Nine Months Ended September 30, 2021 and 2020

Revenues.

Healthcare segment

The following table summarizes the change in revenues for the healthcare segment:

	2021	2020	Variance
Revenues	$266,505,137	$167,288,734	$99,216,403

Explanation of Change:
Increase in operating facilities in 2021	6 facilities		$9,319,406
Facilities with partial year operations in 2020			30,880,472
Increase in patients at existing facilities	305,596 patients	214,161 patients	59,016,525
Total			$99,216,403

Real estate segment

Changes in rental revenue for the real estate segment is driven by the increase in the number of operating ERs in the healthcare segment which have lease agreements with the real estate segment.

Selling, general and administrative. The following tables summarize the change in selling, general and administrative costs at a consolidated level:

	2021	2020	Variance
Selling, general and administrative expenses	$108,796,076	$74,039,228	$34,756,848

Explanation of Change:

Increase in SGA due to new facilities:	$15,054,933	$9,113,415	$5,941,518
Facilities with partial year operations in 2019	14,745,426	3,343,865	11,401,561

Remaining facilities
Payroll	$47,821,325	$35,584,410	$12,236,915
Contract services	9,549,410	9,556,372	(6,962)
Insurance expense	5,558,043	3,268,601	2,289,442
Medical supplies	8,000,151	5,760,206	2,239,945
Other	8,066,790	7,412,359	654,430
Total remaining facilities			$17,413,769
Total variance			$34,756,848

The increase in payroll and medical supplies costs was driven primarily by the increase in the number of patient visits at our ERs, resulting in an increase usage of medical supplies hours worked by shift employees. The increase to insurance expense is primarily driven by the increase in the number of ERs, resulting in increases to property and liability insurance.

108

Depreciation. The following table summarizes the change in depreciation at a consolidated and at a segment level:

	Nine months ended September 30,
	2021	2020	Variance
Healthcare segment	$8,347,435	6,020,304	$2,327,131

Real estate segment	192,864	31,227	161,637

Eliminations	(2,666,860)	(1,803,125)	(863,735)

Total depreciation	$5,873,439	$4,248,406	$1,625,033

The increase in depreciation is driven by the increase in operating facilities and inter-segment leases between 2020 and 2021.

Interest expense. The following table summarizes the change in interest expense at a consolidated and at a segment level:

	Nine months ended September 30,
	2021	2020	Variance
Healthcare segment	$6,884,551	6,021,947	$862,604

Real estate segment	(2,912,656)	(1,464,249)	(1,448,407)

Eliminations	279,382	132,886	146,496

Total interest expense	$4,251,277	$4,690,584	$(439,307)

Interest expense for the healthcare segment increased year-over-year primarily due to the increase in operating facilities and the associated debt used to establish each of the new facilities, in addition to an increase in intercompany real estate lease agreements with the real estate segment. Correspondingly, the real estate segment recognized more interest income due to the increase of real estate leases with the healthcare segment. Please see note 7 – Debt in our audited financial statements for more information concerning our external debt obligations.

Other income (expense). The following table summarizes the change in Other income (expense) at a consolidated level:

	2021	2020	Variance
Other expense (income)	$7,291,142	$670,969	$6,620,173

Explanation of variance:
PPP Loan Forgiveness			4,142,635
Related party service billings			624,413
Other Income			1,853,125
Total variance			$6,620,173

109

Liquidity and Capital Resources

Sources and Use of Cash

Operating Activities

All of our operating activities are financed with cash on hand which is generated from patient revenues. Nutex Holdco receives payment for services rendered from federal agencies, private insurance carriers, and patients for facility services from the ER’s and doctor services from the PLLC’s. On average, greater than 90% of revenues are paid by insurers, federal agencies, and other non-patient third parties. The remaining revenues are paid by our patients in the form of copays, deductibles, and self-payment.

During the year ended December 31, 2020, Nutex Holdco generated $81.3 million in cash from operating activities and at December 31, 2020, had $25.5 million cash on hand. During the period ended September 30, 2021, Nutex Holdco generated $131.9 million in cash from operating activities and at September 30, 2021, had $34.2 million cash on hand.

Financing Activities

Nutex Holdco affiliated real estate entities and hospitals, as applicable, have entered into private debt arrangements with banking institutions for the purposes of purchasing land, constructing new hospital facilities, making leasehold improvements, purchasing equipment, and to provide working capital and liquidity through cash and lines of credit (“LOC”).

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief and Economic Security (the “CARES Act”) which outlines the provisions of the Paycheck Protection Program (the “PPP”). Nutex Health, LLC determined that it met the criteria to be eligible to obtain a loan under the PPP because, among other reasons, considering the COVID-19 outbreak and the uncertainty of economic conditions related thereto, the loans were considered necessary to support the Company’s ongoing operations and retain its employees.

On April 24, 2020, President Trump signed into law the Paycheck Protection Program and Health Care Enhancement Act which increased funding provided by the CARES Act. On June 5, 2020, the Paycheck Protection Program Flexibility Act was signed into law and extended the program until December 31, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the program. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities.

As of December 31, 2020, Nutex Holdco and affiliated real estate entities had outstanding long-term debt of $81.9 million. As of September 30, 2021, debt classified as long term was $71.9 million. Consolidated interest expense for the year ended December 31, 2020, was $6.2 million and for the nine-month period $4.1 million.

The PLLCs and REEs are consolidated by Nutex Holdco as VIEs (Variable Interest Entities) because they do not have significant equity at risk and the hospitals have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses. The REEs are also consolidated by the Company as VIEs because they do not have sufficient equity at risk and the hospitals are guarantors of the mortgage loans held by the REEs.

Nutex Holdco has no direct or indirect ownership interest in the PLLCs or Rees, so 100% of the equity for these entities is shown as non-controlling interest in the consolidated and combined balance sheets and statements of operation.

Investing Activities

Nutex Holdco has entered into hospital property and equipment rental agreements with various lessors. For the period ended December 31, 2020, total lease expense was $6.4 million and for the period ended September 30, 2021, total lease expense was $3.8 million.

110

Significant Accounting Policies

Adoption of ASC Topic 606

On January 1, 2019, the Company adopted Revenue from Contracts with Customers (Accounting Standards Codification Topic 606) (“Topic 606” or “new guidance”) retrospectively. The adoption of Topic 606 did not have a material impact on the Company’s consolidated financial statements as the Company recorded no cumulative effect adjustments from the adoption of Topic 606. Further, the new guidance has no impact on the timing or classification of the Company’s cash flows as reported in the consolidated statements of cash flows.

Net Patient Service Revenue

Net patient service revenue relates to contracts with patients and in most cases involve a third-party payor (commercial insurance and workers compensation insurance) in which the Company’s performance obligations are to provide emergency health care services. The Company provides services primarily on an outpatient basis. Net patient service revenues are recorded at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are net of appropriate discounts to give recognition to differences between the Company’s charges and reimbursement rates from third party payors. The Company is reimbursed from third party payors under various methodologies based on the level of care provided.

Because all of the Company’s performance obligations relate to contracts with a duration of less than one year, the Partnership has selected to apply the practical expedient provided under Topic 606 and, therefore, is not required to disclose the aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.
The transaction price is determined based on gross charges for services provided, reduced by contractual adjustments provided to third-party payors, discounts and implicit price concessions provided primarily to uninsured patients in accordance with the Company’s policy. For uninsured patients, the Company recognizes revenue based on established rates, subject to certain discounts and implicit price concessions as determined by the Company.

Patients who have health care insurance may also have discounts applied related to their copayment or deductible. Estimates of contractual adjustments and discounts are determined by major payor classes for outpatient revenues based on historical experience. The Company determines estimate of implicate price concessions based on its historical collection experience with these classes of patients using a portfolio approach as a practical expedient to account for patient contracts as collective groups rather than individually. The portfolios consist of major payor classes for outpatient revenue. Based on historical collection trends and other analyses, the Company concluded that revenue for a given portfolio would not be materially different than if accounting for revenue on a contract-by-contract basis.

Construction in Progress

The Company is in the process of constructing new facilities. Costs incurred to construct assetss which will ultimately be classified as fixed assets are capitalized and classified in our financial statements as Construction in progress until construction is completed and the asset is available for use. Once the asset is available for use, it is reclassified as another category of fixed assets and depreciated across its useful life.

Accounting Standards Not Yet Adopted

In July 2021, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2021-05, “Leases (Topic 842): Lessors - Certain Leases with Variable Lease Payments” which requires lessors to classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: (1) the lease would have been classified as a sales-type lease or a direct financing lease in accordance with the classification criteria in ASC 842-10-25-2 through 25-3; and (2) the lessor would have otherwise recognized a day-one loss. The amendments are effective for annual periods beginning after December 15, 2021, with early adoption permitted. The Company is currently assessing the impact of this ASU on its consolidated condensed financial statements.

In June 2016, the FASB issued ASU2016-13, Financial Instruments—Credit Losses, which replaces the existing incurred loss impairment model with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company has not adopted this ASU as of September 30, 2021. The Company is currently assessing the impact of adopting this standard on its financial statements and the timing of adoption.

111

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us, as of January 27, 2022, relating to the beneficial ownership of shares of common stock by: (i) each person who is known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all executive officers and directors as a group. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) or securities that can be acquired by him within 60 days, including upon the exercise of options, warrants or convertible securities. The Company determines a beneficial owner’s percentage ownership by assuming that options, warrants and convertible securities that are held by the beneficial owner and which are exercisable within 60 days, have been exercised or converted. The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dominis-Embree AHA Investor, LLC	6,973,483		14.48%
Robert Chan, M.D. Director, CEO AHP Health Management Services, Inc.	4,389,691		9.11%
Warren Hosseinion, M.D., CEO and Chairman of the Board	1,973,153	(1)	4.10%
Fred Sternberg, President and Director	1,821,672		3.78%
Andrew Barnett, Executive VP of M&A	1,709,896		3.55%
Anh Nguyen, Officer	759,036		1.58%
Terence Martin Breslin, Director	854,616	(2)	1.77%
Jacob Margolin, Director	649,998	(3)	1.35%
Elisa Luqman, EVP of Finance General Counsel	529,976	(4)	1.10%
Michael Bowen, CFO	447,105		.93%
David Meiri, Director	396,747	(2)	.82%
Mark Fawcett, Director	365,977	(7)	.76%
Lawrence Schimmel, M.D., President and CMO Clinigence Health, Inc.	299,731	(5)	.62%
John Waters, Director	294,062	(6)	.61%
Mitchell Creem, Director	161,866	(3)	.34%
Charles Kandzierski, COO, Clinigence Health, Inc.	94,435	(8)	.20%
Executive Officers and Directors as Group:	21,721,444	(9)	45.09%

1.	Includes options to purchase 200,000 shares of the common stock at $1.50 per share, options to purchase 600,000 shares of the common stock at $1.61 per share and a warrant to purchase 21,590 common shares at $5.56 per share
2.	Includes options to purchase 10,120 shares of the common stock at $5.56 per share, options to purchase 75,000 shares of common stock at $1.50 per share and options to purchase 45,000 shares at $1.61.
3.	Includes options to purchase 30,000 shares of common stock at $1.50 per share and options to purchase 45,000 shares at $1.61.
4.	Includes 1,370 shares of common stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 117,106 shares of the commons stock at $1.50 per share and options to purchase 400,000 shares of the common stock at $1.61 per share.
5.	Includes options to purchase 6,288 shares of the common stock at $1.50 per share, options to purchase 30,000 shares of the common stock at $1.50 per share, convertible debenture to purchase 19,597 common shares at $1.55 and warrant to purchase 9,799 common shares at $1.55 per share.
6.	Includes options to purchase 17,986 shares of the common stock at $5.56 per share, 52,800 shares of common stock at $1.50 per share, 26,000 shares of common stock at $1.25 per share and convertible debenture to purchase 66,516 common shares at $1.55.
7.	Includes options to purchase 10,120 shares of the common stock at $5.56 per share, options to purchase 75,000 shares of common stock at $1.50 per share and warrants to purchase shares 3,598 at $5.56.
8.	Includes options to purchase 17,056 shares at $1.45.
9.	Includes items 1, 2, 3, 4, 5, 6, 7 and 8 above.

112

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the pending merger between Clinigence and Nutex Holdco based on the historical financial position and results of operations of Clinigence and Nutex Holdco. It is presented as follows:

•	The unaudited pro forma condensed combined balance sheet as of September 30, 2021, was prepared based on (i) the historical unaudited condensed consolidated balance sheet of Clinigence as of September 30, 2021, and (ii) the historical unaudited balance sheet of Nutex Holdco as of September 30, 2021.
•	The unaudited pro forma combined statement of operations for the year ended December 31, 2020, was prepared based on (i) the historical audited consolidated statement of operations of Clinigence for the year ended December 31, 2020, and (ii) the historical audited statement of operations of Nutex Holdco for the year ended December 31, 2020.
•	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, was prepared based on (i) the historical unaudited condensed consolidated statement of operations of Clinigence for the nine months ended September 30, 2021, and (ii) the historical unaudited statement of operations of Nutex Holdco for the nine months ended September 30, 2021.

While Clinigence will be the legal acquirer, the merger will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Nutex Holdco will be deemed to be the acquirer for financial accounting purposes. Pursuant to the guidance under ASC 805, the following relevant factors were considered in determining that Nutex is the accounting acquirer and Clinigence is the accounting acquiree:

•	Nutex Holdco members will become stockholders of the combined company and will own approximately 90% of the voting stock immediately after the Merger therefore owners receive the largest portion of the voting rights in the combined entity.
•	Nutex will control corporate governance of the combined entity.
•	Nutex’s size is significantly larger than Company’s as measured in terms of assets and revenues.

The unaudited pro forma condensed combined balance sheet data gives effect to the merger as if it had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2021, give effect to the merger as if it had occurred on January 1, 2021, and the unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2020, give effect to the merger as if it had occurred on January 1, 2020.

The pro forma adjustments reflecting the completion of the Merger are based upon the application of the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the Note 6 of the unaudited pro forma condensed combined financial statements. These adjustments are subject to further revision upon the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Mergers. There can be no assurance, however, that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, and other operating expenses and changes in corporate infrastructure. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Mergers been completed at the date indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company subsequent to the Merger.

113

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	Nutex Health Holdco LLC (Nutex) (as reported)	Proforma Recapitalization Adjustments	Notes	Nutex as Recapitalized	Clinigence Holdings Inc. (CLNH) (as reported)	Proforma Adjustments	Notes	Proforma Combined
Current Assets
Cash and cash equivalents	$34,238,334			$34,238,334	$6,011,442			$40,249,776
Accounts receivable, net	142,975,340			106,490,415	432,349			143,407,689
Accounts receivable - related party	763,327			763,327				763,327
Inventories	1,730,569			1,730,569				1,730,569
Stock subscriptions receivable				—	4,770,000			4,770,000
Prepaid expenses and other current assets	545,573			545,573	393,938			939,511
Total current assets	$180,253,143			$180,253,143	$11,607,729			$191,860,872

Long-term assets								-
Property and equipment, net	144,210,476			144,210,476	9,398			144,219,874
Right of use asset, net	45,392,663			45,392,663	108,842			45,501,505
Investment in ACMG				—	7,578,171			7,578,171
Intangible assets, net	682,249			682,249	9,269,694			9,951,943
Goodwill	1,139,297			1,139,297	54,697,684	186,859,855	B	242,696,836
Other non-current assets	453,077			453,077	—			453,077
Total assets	$372,130,905			$372,130,905	$83,271,518	186,859,855		$642,262,278

Current liabilities
Accounts payable and accrued expenses	$18,614,010			$18,614,010	$3,330,337			21,944,348
Customer deposits				—	25,326			25,326
Accrued interest on notes payable				—	181,935			181,935
Amounts due to related parties	529,562			529,562	128,176			657,738
Lease lability - current	1,795,528			1,795,528	45,440			1,840,968
Deferred revenue				—	45,022			45,022
Convertible notes payable, net of debt discount				—	1,965,155			1,965,155
Current portion of notes payable	19,669,216			19,669,216	813,127			20,482,343
Current tax liability				—		30,739,059	I	30,739,059
Lines of credit	73,518			73,518	—			73,518
Total current liabilities	40,681,835			$40,681,835	$6,534,518	30,739,059		$30,739,059

Long-term liabilities
Lease liability - long term	46,484,006			46,484,006	67,882			46,551,888
Deferred tax liability				—	2,429,500			2,429,500
Notes Payable				—	300,000			300,000
Long term debt, net	71,882,615			71,882,615	—			71,882,615
Total liabilities	$159,048,455			$159,048,455	$9,331,900	30,739,059		$199,119,414

Stockholder's equity				—
Member's equity	121,400,880	(21,400,880)	C	—				-
Common Stock $.001 par value		587,357	A	587,357	45,595	2,500	F	635,452
APIC		(34,061,964)	A	(34,061,964)	101,187,532	140,737,444	A,B,D,F	207,863,012
Retained earnings (deficit)		154,875,487	E	154,875,487	(27,305,852)	15,380,852	D, F	142,950,487

Noncontrolling interest	91,681,570			91,681,570	12,343		H	91,693,913

Total stockholders' equity	213,082,450			213,082,450	73,939,618	156,120,796		443,142,864

Total liabilities and stockholders' equity	$372,130,905			372,130,905	83,271,518	186,859,855		$642,262,278

See accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

114

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2021

	Nutex Health LLC (Nutex) (as reported)	Clinigence Holdings, Inc (CLNH) (as reported)	Proforma Adjustments	Notes	Proforma Combined
Nutex Revenue, net	$266,505,137	$—	$—		$266,505,13729
Capitation revenue, net		11,554,559			11,554,559
SaaS- Population Health Analytics SaaS		1,319,049			1,319,049
Cost of sales		10,156,087	—		10,156,087

Gross profit (loss)	$266,505,137	$2,717,521	$—		$269,222,658

Operating expenses					—
General and administrative expenses	108,796,076	8,180,122	(575,531)	G	116,400,667
Depreciation and Amortization	5,873,439	448,306			6,321,745
Total operating expenses	$114,669,515	$8,628,428	$(575,531)		$122,722,412

Income (Loss) from operations	$151,835,622	$(5,910,907)	$575,531		$146,500,246

Other income (expenses)					—
Income from forgiveness of debt		314,807	—		314,807
Income (loss) from earnings from equity investment		444,171			444,171
Interest income	7,291,142	629	—		7,291,771
Interest expense, net	(4,251,277)	(3,923,246)	—		(8,174,523)
Total other income (expenses)	$3,039,865	$(3,163,639)	$—		$(123,774)

Net income (loss) from operations before provision for income tax	$154,875,487	$(9,074,546)	$575,531		$146,376,472
Provision for Income tax	$—	$—	$25,670,582	I	$25,670,582
Net income (loss) from operations	$154,875,487	$(9,074,546)	(30,163,328)		$115,637,413
Net income attributable to noncontrolling interest	$37,337,868	$12,343	$—		$37,350,211,151
Net Income (Loss) attributable to Company	$117,537,619	$(9,086,889)	$(30,163,528)		$78,287,202

Basic and fully diluted income (loss) per common share:
Continuing operations		$(0.27)			$0.190
Discontinued operations		0.00			0.00
Net income (loss) per common share		$(.27)			$0.19

Weighted average common shares outstanding - basic and fully diluted		33,746,690			621,103,769

See accompanying notes to the unaudited pro forma condensed combined consolidated financial information.

115

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2020

	Nutex Health LLC (Nutex) (as reported)	Clinigence Holdings, Inc (CLNH) (as reported)	Proforma Adjustments	Notes	Proforma Combined
Nutex Revenue, net	$273,422,221	$—	$—		$273,422,221
Capitation revenue, net		—			—
SaaS- Population Health Analytics SaaS	0	1,585,952			1,585,952
Cost of sales		909,780	—		909,780

Gross profit (loss)	$273,422,221	$676,172	$—		$274,098,393

Operating expenses					—
General and administrative expenses	115,128,516	3,975,369			119,103,885
Goodwill impairment loss		3,471,508			3,471,508
Gain on sale of assets		(8,395,702)			(8,395,702)
Gain on lease termination		(25,174)			(25,174)
Loss on sale of fixed assets		54,819			54,819
Depreciation and Amortization	5,960,766	222,032			6,182,798
Total operating expenses	$121,089,282	$(697,148)	$—		$120,392,134

Income (Loss) from operations	$152,332,939	$1,373,320	$—		$153,706,259

Other income (expenses)					—
Loss on extinguishment of debt		(167,797)	$—		(167,797)
Impairment Series E investment		(6,402,278)			(6,402,278)
Interest income	—	1,030	$—		1,030
Interest expense, net	(6,775,045)	(335,450)			(7,110,495)
Total other income (expenses)	$(6,775,045)	$(6,904,495)			$(13,679,540)

Net income (loss) from operations before provision for income tax	$133,208,562	$(5,531,175)			$127,677,387
Provision for Income tax	$—	$—	$29,405,611	I	$29,405,611
Net income (loss) from operations	$133,208,562	$(5,531,175)	$(26,812,251)		$100,865,136
Net income attributable to noncontrolling interest	$44,741,979	$12,343			$44,754,322
Net Income (Loss) attributable to Company	$100,815,915	$(5,543,518)	$(29,405,611)		$65,866,786

Basic and fully diluted income (loss) per common share:
Continuing operations		$(0.16)			$0.19
Discontinued operations		0.00			0.00
Net income (loss) per common share		$(.16)			$0.19

Weighted average common shares outstanding - basic and fully diluted		33,746,690			594,103,058

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

116

1.  Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical consolidated financial data of Clinigence and Nutex Holdco has been adjusted to give pro forma effect to events that are (i) directly attributable to the pending Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.

Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; management believes, however, that the disclosures are adequate such that the information presented is not misleading.

The unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Clinigence and Nutex Holdco, after giving effect to the Merger and adjustments described in the following footnotes and are intended to reflect the impact of the Merger on Clinigence on a pro forma basis.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had been consummated on September 30, 2021. These adjustments are subject to further revision upon finalization of the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, combines Clinigence’s historical results for the nine months ended September 30, 2021, with Nutex Holdco’s historical results for the nine months ended September 30, 2021. The unaudited pro forma statement of operations gives effect to the Merger as if it had taken place on January 1, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combines Clinigence’s historical results for year ended December 31, 2020, with Nutex Holdco’s historical results for the year ended December 31, 2020. The unaudited pro forma statement of operations gives effect to the Merger as if it had taken place on January 1, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

2.  Description of Merger

On November 23, 2021 Clinigence entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Clinigence, Nutex Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Clinigence (“Merger Sub”), Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex Holdco”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”) (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections), and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex Holdco (the “Nutex Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Nutex Holdco, with Nutex Holdco surviving the merger as a wholly owned subsidiary of Clinigence. For financial reporting and accounting purposes, Nutex Holdco will be the acquirer of Clinigence upon completion of the Merger. At the closing of the Merger, Clinigence will change its name to “Nutex Health Inc.”

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock (“Company Common Stock”) of the Company, par value $0.001 per share. The Exchange Ratio may be adjusted proportionally upward based on potential pre-closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex to finance such redemptions. The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger will be will be equal to (a) with respect to the Ramping Hospitals and Mature Hospitals (as defined in the Merger Agreement), the aggregate EBITDA of Nutex from the contributing members for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the Under Construction Hospitals (as defined in the Merger Agreement) the capital contribution amounts received from contributing members of the Under Construction Hospitals. The aggregate number of shares of Company Common Stock to be issued in the Merger will be equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance the redemptions of Nutex Membership Interests) divided by (ii) $2.80, plus (y) with respect to the Under Construction Hospitals (as defined in the Merger Agreement) (i) the capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (ii) $2.80 (collectively, the “Merger Consideration”). The aggregate Merger Consideration to be issued in respect of Nutex Membership Interests shall be increased by such number of shares of Company Common Stock as is equal to the number of shares of Company Common Stock as may be issued by Clinigence to a certain consultant as required under the Merger Agreement.

117

3.  Variable Interest Entities

As reflected in Nutex Holdco’s historical Notes to Nutex’ Combined and Consolidated Financial Statements, Nutex Holdco is a holding company in the Micro-hospital and Freestanding Emergency Room industry. Nutex owns:

•	100% of Nutex Health, LLC (“Nutex Health”), a healthcare service provider and facility management firm;
•	100% of Tyvan LLC (“Tyvan”), a healthcare billing and collections company; and
•	Ownership interests in multiple emergency room facilities (the “ERs”).

In addition, the ERs have financial and operating relationships with multiple professional entities (the “PLLCs”) and Real Estate Entities (the “REEs”). The PLLCs employ the doctors who work in the ERs. Nutex Holdco has no direct or indirect ownership interest in the PLLCs or REEs, so 100% of the equity for these entities is shown as non-controlling interest in the consolidated and combined balance sheets and statements of operations of Nutex Holdco.

The PLLCs and the REEs entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from the ER LLCs and are, therefore, classified as VIEs of the ER LLCs.

The operations of Nutex Holdco are comprised of independent entities which are generally organized as:

•	A LLC (“ER LLC”) which owns or leases the hospital building and bills patients and insurance for facility services and medications. These entities also own or lease medical equipment, such as MRIs and Xray machines, from unrelated third parties. This entity is also a guarantor of the debt issued by the REE. See Note 6 to the Nutex Consolidated Financial Statements for the Nine Months Ended September 30, 2021 for additional information related to the REEs debt.
•	A PLLC which houses the professional services of the hospital (doctors, nurses, etc.) and bills patients and insurance for professional services. The PLLC pays the professionals it employs. The ERs have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses.

An REE owns the land on which the hospital/ER is constructed and has issued non-public debt to build the hospital/ER facility. This entity leases the building to the ER LLC and utilizes the amount of lease payments received from the ER LLC to make the payments on such debt. The ER LLC is a guarantor of the debt issued by the REE. The ER LLC will not receive any benefit if the REE is sold and does not receive the benefit of any income earned by the REE. We expect that, if an ER LLC’s status as guarantor of the debt issued by the REE is eliminated, the designation of the REE as a VIE of the ER LLC will no longer be applicable and the REE will no longer be consolidated in the company’s financial statements. Nutex Holdco does not, and the combined company will not have any direct or indirect ownership interest in the REEs.

Note 11 to the Nutex Consolidated Financial Statements for the Nine Months Ended September 30, 2021, and 2020 sets forth the financial information related to the REE which would not be included in the consolidated Company’s financial statements if the REE are no longer treated as a VIE.

118

4.  Merger Consideration Calculation

The preliminary estimated Merger Consideration, pro forma as of September 30, 2021, is calculated as follows:

Participating Nutex Holdco TTM EBITDA at 9/30/2021(1)(2)	$163,991,062
Multiple	10
EBITDA times multiple	$1,639,910,622
Plus Participating Nutex ER Cash as of 9/30/2021(3)	$10,000,000
Less Participating Nutex ER Debt as of 9/30/2021(4)	$23,016,601
Nutex Participating TTM Value	$1,626,894,021
Participating Capital Contributions from Under Construction Facilities	$10,705,799
Total Nutex Value	$1,637,599,820
Shares at $2.80/share	584,857,079
Additional Merger Consideration Shares Equal to Certain Consultant's Shares	2,500,000
Nutex Merger Consideration Shares	587,357,079

(1) EBITDA excludes other income/expense and physician subsidy. Represents such percentage of the aggregate EBITDA of Nutex Holdco as corresponds to the contributing percentages of the participating Nutex hospital facilities for the trailing 12-month period ended  September 30, 2021. EBITDA is used solely in the calculation of the number of Clinigence shares to be issued in the merger. It is a non- GAAP financial measure and is not intended to be used as measure of financial liquidity or performance.

(2) Excludes Everest Real Estate Holdings, LP TTM EBITDA of ($67,449) as the facility is treated as Under Construction.

(3) Represents the agreed upon amount of operating cash to be available for the combined entity at closing, after distributions of remaining cash to hospital owners. In addition, Nutex Health Inc. expects to have a working capital facility available at or immediately after Closing.

(4) Debt includes participating related party payables of $6,039,808.

In connection with the anticipated waiver by Clinigence of the condition to Closing in the Merger Agreement relating to the Nutex Real Estate Guarantees (as defined below) prior to or in connection with the Closing, the calculation of the number of shares to be issued by Clinigence in the Merger will only reflect ER Debt (as defined below) as a reduction to TTM EBITDA. The $23,016,601 of hospital and related party debt (“ER Debt”) does not include $64,313,166 of indebtedness of the REEs which is currently guaranteed by subsidiaries of Nutex Holdco ("Nutex Real Estate Guarantees”). Nutex Holdco does not, and the combined company will not, have any direct or indirect ownership interest in the REEs.  Further, the ER Debt will not include any of the finance lease obligations of Nutex Holdco required to be shown as indebtedness on Nutex Holdco’s balance sheet under U.S. GAAP.

The fair value of the Clinigence common stock to be issued upon closing as Merger Consideration is $2,801,693,265. The fair value per share of Clinigence’s common stock was assumed for pro forma purposes to be $4.77 per share. This is the closing price of Clinigence’s common stock on January 14, 2022. Although changes in the stock price of Clinigence’s Common Stock will impact the fair value of total estimated purchase consideration transferred, they will not impact the number of shares to be transferred to the Nutex Members.

The estimated number of shares to be transferred to the Nutex Holdco may fluctuate if the there are changes to the TTM EBITDA, the debt and if any new debt is incurred to finance the redemptions of Nutex Membership Interest.

The final fair value of the merger consideration will be based on the Clinigence’s closing price per share immediately prior to the effective time of the Merger. Accordingly, the fair value of the merger consideration and goodwill may change significantly if the trading price of Clinigence’s common stock fluctuates materially from the January 14, 2022, value of $4.77 per share.

119

5. Reverse acquisition and purchase price allocation

Fair Value of Total Estimated Consideration Transferred

The fair value of preliminary purchase consideration expected to be transferred on the closing date includes the value of the estimated number of shares of the combined company to be owned by Clinigence shareholders at closing of the merger. The fair value per share of Clinigence’s common stock was assumed for pro forma purposes to be $4.77 per share. This is the closing price of Clinigence’s common stock on January 14, 2021.

Purchase consideration	Amounts
Number of Clinigence common shares outstanding as of September 30, 2021	48,174,932
Total shares of Clinigence common stock assumed to be outstanding as of closing of the merger	48,174,932
Clinigence share price as of January 14, 2024	$4.77
Preliminary estimate of fair value of common shares	$229,794,426
Preliminary estimate of fair value of share-based instruments (Clinigence options and warrants)	$31,005,048
Fair value of total estimated purchase consideration transferred	$260,799,473

Purchase Price Allocation

The following is a preliminary estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes the preliminary fair value of intangible assets acquired at the time of the merger:

Purchase price allocation	Amounts
Book value of Clinigence net assets acquired as of September 30, 2020	$9,972,240
Intangibles, net (see table below)	$9,269,694
Fair value of Clinigence net assets acquired as of September 30, 2020	$19,241,934
Goodwill	$241,557,539
Fair value of total estimated consideration transferred	$260,799,473

Amounts
Remove legacy Clinigence goodwill not acquired in the merger	$(54,697,684)
Record goodwill from the merger	$241,557,539
Net pro forma adjustment to goodwill	$186,859,855

The intangibles identified relate to technology, member relationships and tradenames and are based upon preliminary independent valuation reports and are estimated to be representative of the fair value as of today. The Company anticipates updated valuations reports will be obtained as of the date of the merger. Changes in fair values could result in material adjustments in the purchase price allocation and resulting goodwill.

The acquired identified intangible assets are expected to be comprised of the following:

Intangible	Estimated Remaining Useful life	Estimated Fair Value	*Incremental Amortization Expense for the March 1, 2021 through September 30, 2021	Estimated Fair Value at Closing
Technology	11 years	$2,729,000	$144,720	$2,584,280
Member relationship	15 years	6,444,000	250,600	6,193,400
Trademark	6 years	545,000	52,986	492,014
		$9,718,000	$448,306	$9,269,694

*The intangibles were acquired as of March 1, 2021, and 7 months of Amortization expense was accrued on the Clinigence financial statements for the nine months ended September 30, 2021.

The final purchase consideration will be based on the Clinigence closing price per share immediately prior to the effective time of the merger. Accordingly, the purchase consideration and goodwill may change significantly if the trading price of Clinigence’s common stock fluctuates materially from the January 14, 2022, value of $4.77 per share.

120

6. Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined financial statements incorporate the following pro forma assumptions and adjustments:

A.	The issuance to the Nutex Members of 587,357,079 shares of Clinigence common stock, par value $0.001. (See note 4 for more details.)
B.	Goodwill recognized as a result of the Merger (See notes 5 for more details.)
C.	Elimination of former Nutex Member’s interest
D.	Elimination of Clinigence retained earnings (deficit) prior to January 1, 2021.
E.	Recognition of Nutex Holdco retained earnings as of September 30, 2021.
F.	To record issuance of 2,500,000 shares of Clinigence common stock, par value $0.001 to a consultant and reduction to retained earnings for the associated one-time transactional cost of $11,925,000 for the issuance of the 2,500,000 shares at fair value. (See note 2 for more details.)
G.	To eliminate Nutex Holdco non-recurring transaction costs of $575,531 incurred as of September 30, 2021.
H.	To recognize Nutex Holdco earnings from noncontrolling interests
I.	Adjustment to represents the estimated income tax impacts from the pro forma adjustments.

7.  Pro Forma Earnings Per Share (Net Loss per Share)

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a)  The number of Clinigence weighted-average shares used in computing historical net loss per share, basic and diluted; and

b)  The number of shares of Clinigence common stock issued to the former Nutex Members as consideration in the Merger. The December 31, 2020, Earnings Per Share calculation does not reflect the 19,000,000 common shares issued to the former AHP shareholders and the 14,218,247 common shares issued to the former AHA shareholders to related to the AHP and AHA mergers as these transactions did not occur until February 2021.

121

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Clinigence does not expect to hold a 2022 annual meeting of stockholders. However, if the merger is not completed, the Company will hold a 2022 annual meeting of stockholders. Whether or not the merger is completed, Clinigence stockholders will continue to be entitled to attend and participate in our stockholder meetings.

Clinigence stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2022 special meeting in lieu of the annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of Clinigence, at 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304 no later than the close of business on [●], 2022. Nothing in this paragraph shall be deemed to require Clinigence to include in its proxy statement and proxy relating to the 2022 annual meeting any stockholder proposal that may be omitted from the proxy materials of Clinigence under applicable regulations of the Exchange Act in effect at the time such proposal is received. The inclusion of any such proposal in Clinigence’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act.

For any proposal that is not submitted for inclusion in the proxy statement for the next annual meeting but is instead sought to be presented directly at such annual meeting, Clinigence’s bylaws require stockholders to give notice of such proposals. The required notice, which must include the information and documents set forth in the bylaws, must be given no more than one hundred twenty (120) days and no less than ninety (90) days prior to the first (1) anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice must be received on or after the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the day on which public announcement of the date of such meeting is first made.

122

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

Clinigence’s filings referred to above are also available on our internet website, www.Clinigencehealth.com, under “About - Investors,” without charge. Information contained in our internet website does not constitute a part of this proxy statement. In addition, you may obtain a copy of the reports, without charge, upon written request to: Clinigence Holdings, Inc., Attn: Secretary, 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Company Common Stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents before the Special Meeting, any such request should be made promptly to Clinigence. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to Clinigence’s reasonable expenses in furnishing the exhibit) to Clinigence Holdings, Inc., Attn: Secretary, 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 5, 2021;
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 24, 2021, for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021; and
•	Current Reports on Form 8-K filed with the SEC on October 1, 2021, October 21, 2021, and November 24, 2021 and the Current Report on Form 8-K/A filed with the SEC on December 15, 2021.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

The financial and other information relating to Nutex Holdco and the Nutex Entities has been provided by Nutex.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [●], 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

123

124

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

(With Independent Auditor’s Report Thereon)

125

NUTEX HOLDCO, LLC AND AFFILIATES

126

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of

Nutex Holdco, LLC and Affiliates

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Nutex Holdco, LLC and Affiliates (the “Company”) as of December 31, 2020 and 2019, the related combined and consolidated statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Houston, Texas
February 2, 2022

F-1

COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
Assets
Current assets:
Cash and cash equivalents	$25,514,275	$8,004,250
Accounts receivable	107,373,703	36,138,998
Accounts receivable - related party	763,177	—
Inventories	1,725,689	899,915
Prepaid expenses and other current assets	130,570	700,074
Total current assets	135,507,414	45,743,237

Property and equipment, less accumulated depreciation of $6,563,921 and $3,139,002, respectively	123,169,182	65,402,175
Right of use assets	47,640,229	65,877,348
Other long term assets	1,098,683	1,062,472
Goodwill	1,139,297	1,139,297
Total assets	$308,554,805	$179,224,529

Liabilities and Equity
Current liabilities:
Accounts payable	$8,464,295	$4,638,024
Accounts payable - related party	166,366	649,189
Lines of credit	936,714	2,603,370
Current portion of long-term debt	17,708,377	10,750,081
Lease liabilities, current portion	1,739,979	50,330,127
Accrued expenses and other current liabilities	2,435,285	3,162,125
Total current liabilities	31,451,016	72,132,916

Long-term debt, less unamortized debt issuance costs of $321,095 and $169,915, respectively	81,903,657	40,877,963
Lease liabilities	47,831,307	15,378,075
Total liabilities	161,185,980	128,388,954
Commitments and Contingencies

Equity:
Members' equity	85,806,895	28,309,764
Noncontrolling interest	61,561,930	22,525,811
Total equity	147,368,825	50,835,575
Total liabilities and equity	$308,554,805	$179,224,529

See accompanying notes to combined and consolidated financial statements.

F-2

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Net revenue	$273,422,221	$97,057,120
Selling, general and administrative expenses
Payroll	65,320,545	35,228,041
Contract services	20,969,736	12,622,520
Medical supplies	10,605,926	4,938,676
Insurance expense	5,702,962	3,082,339
Other	12,529,347	3,997,232
Total selling, general and administrative expenses	115,128,516	59,868,808
Depreciation	5,960,766	2,477,576
Operating income	152,332,939	34,710,736

Interest expense	6,432,941	3,530,522
Other expense (income)	342,104	(909,162)
Net income	145,557,894	32,089,376
Less: Net income attributable to noncontrolling interest	44,741,979	11,166,225
Net income attributable to Nutex Health members	$100,815,915	$20,923,151

See accompanying notes to combined and consolidated financial statements.

F-3

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Noncontrolling interest	Nutex Health members	Total equity
Balance at January 1, 2019	$13,498,139	$12,761,194	$26,259,333
Members' contributions	1,432,587	7,451,282	8,883,869
Members' distributions	(3,571,140)	(15,331,863)	(18,903,003)
Contribution of SE Texas to the combined group	—	2,506,000	2,506,000
Net income	11,166,225	20,923,151	32,089,376
Balance at December 31, 2019	22,525,811	28,309,764	50,835,575
Members' contributions	7,713,720	2,312,901	10,026,621
Members' distributions	(13,419,581)	(45,631,685)	(59,051,265)
Net income	44,741,979	100,815,915	145,557,894
Balance at December 31, 2020	$61,561,930	$85,806,895	$147,368,825

See accompanying notes to combined and consolidated financial statements.

F-4

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Cash flows from operating activities:
Net income	$145,557,894	$32,089,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,960,766	2,477,576

Other non-cash income	(580,636)	(596,940)
Changes in operating assets and liabilities:
Accounts receivable	(71,234,706)	(24,945,945)
Accounts receivable - related party	—	203,368
Right of Use Assets	—	39,532
Inventories	(825,773)	(486,271)
Prepaid expenses	569,504	(506,049)
Accounts payable	3,826,271	1,058,860
Accounts payable - related party	(1,246,000)	574,142
Accrued expenses and other current liabilities	(726,840)	2,379,858
Other current assets and liabilities	(36,210)	(162,842)
Net cash provided by operating activities	81,264,270	12,124,664

Cash flows from investing activities:
Acquisition of property and equipment	(61,191,925)	(32,275,356)
Acquisition of SE Texas	—	1,041,250
Net cash used in investing activities	(61,191,925)	(31,234,106)

Cash flows from financing activities:
Proceeds from lines of credit	1,000,000	2,296,137
Proceeds from notes payable	57,172,769	38,847,891
Proceeds from notes payable-related party	3,650,307	351,750
Repayments of lines of credit	(2,666,656)	(569,473)
Repayments of notes payable	(12,694,097)	(5,357,280)
Members' contributions	10,026,621	5,047,312
Members' distributions	(59,051,265)	(18,903,003)
Net cash provided by (used in) financing activities	(2,562,320)	21,713,333

Net increase in cash and cash equivalents	17,510,025	2,603,892
Cash and cash equivalents - beginning of the period	8,004,250	5,400,358
Cash and cash equivalents - end of the period	$25,514,275	$8,004,250

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,634,652	$427,405
Cash paid for income taxes	$—	$—

See accompanying notes to combined and consolidated financial statements.

F-5

NUTEX HOLDCO, LLC AND AFFILIATES

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Note 1 – Organization and Operations

Nutex Holdco, LLC (the “Company”, “Nutex”, “we” or “our”) is a holding company in the Micro-hospital and Freestanding Emergency Room (“FSER”) industry. The Company’s operations are based in the United States, its corporate office is based in Houston, TX, and the Company employs approximately 1,500 employees. Giving effect to the transactions contemplated by the Contribution Agreements (as defined below), Nutex owns:

•	100% of Nutex Health, LLC (“Nutex Health”), a healthcare service provider and facility management firm;
•	100% of Tyvan Billing, LLC (“Tyvan”), a healthcare billing and collections company;
•	Additional ownership interests in certain emergency room facilities (the “ERs”) as discussed in the following:

As of December 31, 2020, Nutex did not have an ownership stake in any of the ERs to which it provides services. These facilities were owned directly and indirectly by certain doctors who worked within the facilities (the “Members”). On November 22, 2021, the Members agreed to either (i) keep their existing ownership unchanged, or (ii) transfer all or a portion of their ownership interests in their individual ER’s to the Company (the “Contribution Agreement”) followed by a merger with Clinigence Holdings, Inc. and the exchange of their respective ownership interests in the Company for shares of Clinigence Holdings, Inc. (the “Contribution Agreement”)  (see Footnote 14 – “Subsequent Events” for more information on the reverse merger transaction). The ERs are not VIEs as they have significant equity at risk and the Company has no variable interest in them. The ERs are combined in these financial statements as entities under common control. The Company’s ownership interest in each ER is presented in the following table:

ER Entity	Location	Date of formation	Ownership
Albuquerque ER, LLC	Albuquerque, NM	May 22, 2019	100.00%
Alexandria, LLC	Alexandria, LA	September 1, 2019	99.50%
Everest Real Estate Holdings, LP	Houston, TX	April 15, 2019	100.00%
Healthcare HL Emergency Services, LLC	Dallas, TX	February 1, 2017	64.17%
Kyle ER, LLC	Kyle, TX	March 17, 2016	46.32%
Little Rock Hospital 1, LLC	Little Rock, AR	August 1, 2019	81.99%
NW Indiana ER Hospital, LLC	Hammond, IN	January 15, 2020	74.90%
Oklahoma ER Hospital, LLC	Oklahoma City, OK	January 16, 2019	68.70%
Phoenix ER, LLC	Phoenix, TX	March 1, 2019	100.00%
Texarkana ER, LLC	Texarkana, TX	November 18, 2015	100.00%
Texoma ER, LLC	Texoma, TX	April 1, 2018	100.00%
Topeka ER Hospital, LLC	Topeka, KS	January 15, 2020	100.00%
Tucson Hospital, LLC	Tucson, AZ	August 1, 2019	100.00%
Tulsa ER & Hospital, LLC	Tulsa, AZ	August 1, 2019	79.62%
Wylie ER, LLC	Wylie, TX	April 1, 2018	80.17%

F-6

Note 1 – Organization and Operations (Continued)

In addition, the ERs have financial and operating relationships with multiple professional entities (the “PLLCs”) and real estate entities (the “REEs”). The PLLCs employ the doctors who work in the ERs. These entities are consolidated by the Company as VIEs because they do not have significant equity at risk, and the ERs have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses.

The REEs own the land and hospital buildings in which the ERs operate and lease the buildings to the ERs. The REEs have loans payable to third parties which are collateralized by the land and buildings. The REEs are also consolidated by the Company as VIEs because they do not have sufficient equity at risk and the ERs are guarantors of the mortgage loans held by the REEs.

The Company has no direct or indirect ownership interest in the PLLCs or REEs, so 100% of the equity for these entities is shown as Non-controlling interest in the consolidated and combined balance sheets and statements of operations. Nutex, Tyvan, Nutex Health, MHH, the ERs, PLLCs, and REEs referenced above are referred to as a group as the Companies.

All material inter-company balances and transactions have been eliminated.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Noncontrolling Interests. As discussed in footnote 1, Nutex does not own 100% of the equity interests in the entities which are included in these combined and consolidated financial statements (the “Financial Statements”). Noncontrolling interest (“NCI”) represents noncontrolling ownership interests in entities included in our Financial Statements held by outside parties. NCI is presented as a component of total equity in the consolidated balance sheet and the share of net loss attributable to non-controlling interests is shown as a component of net income in the consolidated statement of operations.

Principles of Consolidation. The combined and consolidated financial statements of the Partnership include the accounts of Nutex, the ERs listed in footnote 1 which are combined as a control group, and the PLLCs and REEs listed in footnote 1 which are consolidated as VIEs (collectively, the “Company”). See Note 14 – VIEs for more information concerning these entities. All significant intercompany balances and transactions are eliminated in consolidation.

Adoption of ASC Topic 606. On January 1, 2019, the Company adopted Revenue from Contracts with Customers (Accounting Standards Codification Topic 606) (“Topic 606” or “new guidance”) retrospectively. The adoption of Topic 606 did not have a material impact on the Company’s consolidated financial statements as the Company recorded no cumulative effect adjustments from the adoption of Topic 606. Further, the new guidance has no impact on the timing or classification of the Company’s cash flows as reported in the consolidated statements of cash flows.

F-7

Note 2 - Summary of Significant Accounting Policies (Continued)

Net Revenue and Accounts Receivable. Net patient service revenue relates to contracts with patients and in most cases involve a third-party payor (commercial insurance and workers compensation insurance) in which the Company’s performance obligations are to provide emergency health care services. The Company provides services primarily on an outpatient basis. Net patient service revenues are recorded at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are net of appropriate discounts to give recognition to differences between the Company’s charges and reimbursement rates from third party payors.

Patient service net revenues earned by the Company are recognized at a point in time when the services are provided, net of contractual allowances and discounts, and are further reduced by allowances for uncollectable accounts. Because all of the Company’s performance obligations relate to contracts with a duration of less than one year, the Company has selected to apply the practical expedient provided under Topic 606 and, therefore, is not required to disclose the aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

The transaction price is determined based on gross charges for services provided, reduced by contractual adjustments provided to third-party payors, discounts and implicit price concessions provided primarily to uninsured patients in accordance with the Company’s policy. For uninsured patients, the Company recognizes revenue based on established rates, subject to certain discounts and implicit price concessions as determined by the Company. The Company is reimbursed from third party payors under various methodologies based on the level of care provided. Each of the ERs and PLLCs are considered “Out-of-Network” with commercial health plans. As there are no contractual rates established with the insurance entities, revenues are estimated based on the “usual and customary” charges allowed by insurance payors using historical collection experience, historical trends of refunds and payor payment adjustments (retractions). Revenue from the Medicare program is based on reimbursement rates set by governmental authorities.

Patients who have health care insurance may also have discounts applied related to their copayment or deductible. Estimates of contractual adjustments and discounts are determined by major payor classes for outpatient revenues based on historical experience. The Company determines estimate of implicit price concessions based on its historical collection experience with these classes of patients using a portfolio approach as a practical expedient to account for patient contracts as collective groups rather than individually. The portfolios consist of major payor classes for outpatient revenue. Based on historical collection trends and other analyses, the Company concluded that revenue for a given portfolio would not be materially different than if accounting for revenue on a contract-by-contract basis.

Customer payments are due upon receipt of an explanation of benefits for insured patients or it is due upon receipt of the bill from the Company for uninsured payments,. There is no financing component associated with payments due from insurers and patients.

Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. The Federal Deposit Insurance Corporation is an independent agency of the United States government which insures deposits in deposit accounts, including checking and savings accounts, money market deposit accounts and certificates of deposit. The standard insurance amount is $250,000 per depositor (i.e., per brokerage customer), per insured bank, for each account ownership category. The Company has amounts held in covered banking institutions in excess of the covered amounts, but does not deem the risk of loss to be likely or material.

Allowance for Uncollectible Accounts. Net revenue recognition and allowances for uncollectible billings require the use of estimates of the amounts that will be realized considering, among other items, retroactive adjustments that may be associated with regulatory reviews, audits, billing reviews and other matters. The Company’s policy is based on the Company’s historical bad debt adjustments. Because of the inherent uncertainties in estimating the allowances, it is at least reasonably possible that the estimates used will change in the near term.

Inventories. Inventories, which consist primarily of medical supplies and pharmaceuticals, are valued at the lower of cost or net realizable value. Cost is determined using first-in, first-out method. All inventory on-hand is classified as finished goods.

Property and Equipment. Property and equipment are recorded at cost. Depreciation is provided principally on the straight-line method over the estimated lives of the assets. The estimated useful lives of the property and equipment are 5 to 39 years. Expenditures for additions, major renewal, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Intangible Assets. The Company’s intangible assets, including goodwill, have indefinite lives. ASC 350, Intangibles-Goodwill and Other requires an entity to assess whether goodwill and other indefinite-lived assets.

F-8

Note 2 - Summary of Significant Accounting Policies (Continued)

have become impaired at least annually, or when certain indicators of impairment exist on an interim basis. We have elected October 1 for our annual assessment. Examples of the indicators of impairment include, but are not limited to:

•	a deterioration of general economic conditions, limitation on accessing capital, or other developments in equity and credit markets;
•	increases in costs which have a negative effect on earnings and cash flows;
•	overall financial performance such as negative or declining cash flows or a decline in actual or planned revenue or earnings;
•	other relevant entity-specific events such as changes in management, key personnel, strategy, or customers, contemplation of bankruptcy, or litigation;
•	a more likely than not expectation of selling or disposing all, or a portion, of a reporting unit; and,
•	recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

Leases. On January 1, 2019, the Company adopted the cumulative accounting standard updates issued by the FASB in February 2016 that amend the accounting for leases and are codified as Accounting Standards Codification Topic 842 (“ASC 842”). These changes to the lease accounting model require operating leases be recorded on the balance sheet through recognition of a liability for the discounted present value of future fixed lease payments and a corresponding right-of-use (“ROU”) asset. Accounting for finance-type capital leases remained substantially unchanged from its prior accounting. The ROU asset recorded at commencement of the lease represents the right to use the underlying asset over the lease term in exchange for the lease payments. Leases which (i) have an initial term of 12 months or less and (ii) do not have an option to purchase the underlying asset that is deemed reasonably certain to be exercised, are not recorded on the balance sheet. Rent expense for these short-term leases is recognized on a straight-line basis over the lease term, or when incurred if a month-to-month lease. When readily determinable, the Company uses the interest rate implicit in a lease to determine the present value of future lease payments. For leases where the implicit rate is not readily determinable, the Company’s incremental borrowing rate is utilized. The Company calculates its incremental borrowing rate on a quarterly basis using a third-party financial model that estimates the rate of interest the Company would have to pay to borrow an amount equal to the total lease payments on a collateralized basis over a term similar to the lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Fair Value Measurements. Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. In estimating fair value, we use discounted cash flow (“DCF”) projections, recent comparable market transactions, if available, or quoted prices. We consider assumptions that third parties would make in estimating fair value, including, but not limited to, the highest and best use of the asset. There is a significant amount of judgment involved in cash-flow estimates, including assumptions regarding market convergence, discount rates, market prices, useful lives and growth factors. The assumptions used by another party could differ significantly from our assumptions.

F-9

Note 2 - Summary of Significant Accounting Policies (Continued)

Our estimate of fair value reflects the impact of credit risk. We utilize market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs are classified as readily observable, market corroborated, or generally unobservable. We utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. We classify fair value balances based on the classification of the inputs used to calculate the fair value of a transaction. The three levels related to fair value measurements are as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The estimated fair value of accounts receivable, accounts payable, accrued expenses and notes payable approximate the carrying amount due to the relatively short maturity or time to maturity of these instruments.  Accounts receivable and payable with related parties may not be arms-length transactions and therefore, may not reflect fair value.

Income Taxes. The Company is not subject to income tax in accordance with federal partnership tax rules. Therefore, there is no provision for income taxes in the combined statements of income since income is taxed at the individual member level. The Companies are subject to franchise taxes, which are recognized in Selling, general and administrative expenses in the statements of operations.

Business Combinations Accounting. The Company accounts for its business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). ASC 805 requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at fair value at the acquisition date. It also requires an acquirer to measure any goodwill acquired and determine what information to disclose to enable users of an entity’s financial statements to evaluate the nature and financial effects of the business combination. In addition, transaction costs are expensed as incurred.

F-10

Segment Reporting. A public company is required to report descriptive information about its reportable operating segments. Operating segments, as defined, are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Aggregation of similar operating segments into a single reportable operating segment is permitted if the businesses have similar economic characteristics and meet the criteria established by U.S. GAAP. The Company operates two operating segments – Healthcare and Real Estate. The Healthcare segment is comprised of Nutex, Tyvan, the ER’s and PLLC’s. The Real Estate segment is comprised of the REE’s. See footnote 12 for more information.

Estimates. The preparation of the combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

There are no other new accounting pronouncements that are expected to have a material impact on the consolidated financial statements.

Note 3 - Net Patient Service Revenue

The Company receives payment for services rendered from federal agencies, private insurance carriers, and patients for facility services from the ER’s and doctor services from the PLLC’s. On average, greater than 90% of revenues are paid by insurers, federal agencies, and other non-patient third parties. The remaining revenues are paid by our patients in the form of copays, deductibles, and self-payment.

Patient service revenue, net of allowances and discounts, recognized from the ERs and PLLCs for the 12 months ended December 31, 2020 and 2019 are as follows:

	2020	2019
ER facilities services revenues	$229,648,824	$82,031,434
PLLC services revenues	43,773,397	15,025,686
Net revenue	$273,422,221	$97,057,120

The following tables present our percentage of payments received by payor type:

Year ended December 31, 2020
Insurance	96%
Self pay	3%
Workers comp	1%
Medicare/Medicaid	0%
Total accounts receivable	100%

Year ended December 31, 2019
Insurance	92%
Self pay	7%
Workers comp	1%
Medicare/Medicaid	0%
Total accounts receivable	100%

F-11

Note 4 - Acquisition of SE Texas ER

On April 15, 2019, a purchase contract was fully executed between 4LN, LLC (“4LN”) and MHH, wherein MHH (the “Buyer”) purchased 100% of the ownership of 4LN Partners, LLC (the “Acquiree”), excluding any liabilities or obligations of 4LN, for a purchase price of $1,041,250 the (“Acquisition”). Any debts, contractual obligations, judgments, claims or other liabilities, know or unknown, having occurred before May 9, 2019, were the sole responsibility of the Seller. Upon completion of the purchase, MHH owned 42.5% of Everest Property Investments, LLC, and began operating under the name S.E. Texas ER and Hospital (“SE Texas”). The Company acquired control of SE Texas upon its acquisition due to the ability of the Company to control operations, cash flows, and expansion of the license to new sites.

On February 10, 2020, MHH purchased an additional 20% of the member interests in SE Texas for an additional $525,000.

The Acquisition was accounted for in accordance with ASC 805, with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition dates: April 15, 2019, and February 10, 2020. Nutex recognized $5.2 million and $1.3 million in revenue for the years ended December 31, 2020 and 2019, respectively. If SE Texas had been purchased January 1, 2019, the combined and consolidated statement of operations for the twelve months ended December 31, 2019, would have included additional revenues and SG&A of approximately $762 thousand and $2.7 million, respectively, resulting in a decrease to net income of $1.9 million.

The enterprise value of the acquisition is shown in the following table:

Cash Consideration April 15, 2019	$1,041,250
Cash Consideration February 10, 2020	525,000
Total consideration for 62.5% equity ownership	$1,566,250
Calculated equity value at 100%	$2,506,000

As of February 10, 2020, the fair value of assets acquired and liabilities assumed were the following:

Working Capital	$(165,946)
Fixed Assets, Net	850,000
Total Tangible Assets	$684,054

Licenses	$682,649
Goodwill	1,139,297
Total Intangible Assets	$1,821,946

Total Assets	$2,506,000

Noncontrolling interest	$(939,750)
Purchase Price	$1,566,250

In order to fair value the assets acquired and liabilities assumed in this transaction, the Company utilized the following methodologies:

Tangible Assets

The Company used the replacement cost method to fair value long term tangible assets, which was comprised of medical equipment, such as Xray, MRI, and CAT scan machines. This valuation is classified as Level 3 in the fair value hierarchy.

Intangible Assets

To determine the fair value of the SE Texas intangible license assets as of the Valuation Date, we used the Differential Income Method, or “with and without” valuation method.

Selecting the Appropriate Discount Rates for Intangible Assets

In determining the appropriate discount rate for the intangible assets, Nutex considered the nature of the individual asset, the overall composition of assets, and the weighted-average cost of capital (“WACC”). Theoretically, the weighted average of the rates of return of a company’s assets (the “WARA”) as a group should approximate the WACC. Tangible assets, typically with a required rate of return lower than the WACC, represented 34% of the enterprise value. The intangible discount rate was 22.0% based on the WARA analysis. There is typically a premium associated with goodwill due to the unidentifiable nature of the asset as compared to identifiable intangible assets.

F-12

Note 4 - Acquisition of SE Texas ER (continued)

Tax Amortization Benefit

The value of an intangible asset includes the present value of the cash flows attributable to the asset and tax benefits resulting from the amortization of that intangible asset for income tax purposes. To derive the value of the tax shield benefits, we applied the statutory tax amortization period for intangible assets of 15 years to the present value of cash flows attributable to the intangible assets to derive an estimate of the amortization per year. This amount was then tax-affected to conclude an after-tax value of the amortization payment and discounted to the present using the appropriate discount rate to arrive at the present value of the tax amortization benefits.

The fair value of the intangible asset was therefore estimated as the sum of the present values of the after-tax cash flows attributable to the asset plus the present value of tax amortization benefits.

Licenses

The Company estimated there would be an 18–24-month delay in the opening of the facility caused by having to file for new Medicare and Hospital licenses. Utilizing the Differential Income Method, we discounted the valuation from two years in the future and compared it to the base case discounted cash flows starting from the date of acquisition. The difference is the fair value of these licenses. Based on this method, the fair value of the licenses was calculated to be $682,649 and have an estimated useful economic life of 15 years. This valuation is classified as Level 3 in the fair value hierarchy.

Note 5 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

	2020	2019
Buildings	$64,153,226	$21,811,874
Land	16,230,514	9,443,076
Land improvements	808,595	808,595
Leasehold improvements	25,011,189	15,890,472
Construction in progress	—	4,041,966
Machinery and equipment	19,426,713	13,553,932
Office furniture and equipment	2,197,468	1,549,418
Computer hardware and software	754,440	616,477
Vehicles	161,590	113,888
Signage	989,368	711,480
Total cost	129,733,103	68,541,177
Less: accumulated depreciation	6,563,921	3,139,002
Total property and equipment, net	$123,169,182	$65,402,175

Note 6 - Intangible Assets

The Company’s intangible asset consists of licenses and goodwill as part of the SE Texas acquisition (see Note 4 for more details). The following table shows the balance of intangible assets as of December 31, 2020 and 2019.

F-13

Note 6 - Intangible Assets (continued)

	As of December 31, 2020
	Gross	Accumulated	Net
	Amount	Amortization	Amount
Goodwill	$1,139,297	—	$1,139,297
Licenses	682,649	—	682,649
Total	$1,821,946	$—	$1,821,946

	As of December 31, 2019
	Gross	Accumulated	Net
	Amount	Amortization	Amount
Goodwill	$1,139,297	—	$1,139,297
Licenses	682,649	—	682,649
Total	$1,821,946	$—	$1,821,946

Note 7 - Debt

The Company and its affiliates have entered into private debt arrangements with banking institutions for the purposes of purchasing land, constructing new ER facilities, building out leasehold improvements, purchasing equipment, and to provide working capital and liquidity through cash and lines of credit (“LOC”).

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief and Economic Security (the “CARES Act”) which outlines the provisions of the Paycheck Protection Program (the “PPP”). Nutex Holdco, LLC determined that it met the criteria to be eligible to obtain a loan under the PPP because, among other reasons, considering the COVID-19 outbreak and the uncertainty of economic conditions related thereto, the loans were considered necessary to support the Company’s ongoing operations and retain its employees.

On April 24, 2020, President Trump signed into law the Paycheck Protection Program and Health Care Enhancement Act which increased funding provided by the CARES Act. On June 5, 2020, the Paycheck Protection Program Flexibility Act was signed into law and extended the program until December 31, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the program. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities.

F-14

The Company’s outstanding debt principal as of December 31, 2020 and 2019, is shown in the following table:

Facility	Type of Debt	Collateral/Guarantor	Loan Date	Maturity Date	Interest Rate	12/31/2020	12/31/2019
Kyle ER, LLC:
	Term Loan	Company assets and Members	Aug-15	Feb-23	4.00%	26,056	449,653
	Term Loan	Company assets and Members	Apr-16	Apr-23	3.25%	319,703	454,288
	Term Loan	Company assets and Members	Jun-18	Jun-24	4.50%	858,733	1,082,762
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	379,100	—
	LOC	Company assets and Members	Aug-15	Aug-21	4.75%	—	70,919
Kyle Assets, LLC:
	Term Loan	Commercial Properties and Members	Jun-15	Jun-31	4.35%	552,626	1,118,520
Texarkana Emergency Center & Hospital, LLC:
	Term Loan	Commercial Properties and Members	Dec-18	Dec-24	5.75%	3,602,199	1,265,233
	Term Loan	Commercial Properties and Members	Feb-20	Aug-25	5.00%	952,787	—
	Term Loan	Company assets and Members	Apr-20		4.75%	426,895	—
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	400,000	—
	Term Loan	Acquired Equipment	Aug-20	Aug-25	4.75%	327,641	—
	Term Loan	Acquired Equipment	Sep-20	Sep-25	4.90%	85,720	—
Texarkana Assets, LLC:
	Term Loan	land and building and Members	Dec-18	Dec-24	5.75%	1,522,990	1,352,530
	Term Loan	land and building and Members	Apr-15	Apr-32	5.25%	1,377,772	1,781,679
Alexandra Hospital, LLC:
	Term Loan	land and building and Members	Sep-18	Oct-29	5.61%	3,770,373	4,165,511
	Term Loan	land and building and Members	Sep-18	Oct-24	6.08%	1,029,729	1,523,795
	Term Loan	Acquired Equipment	Aug-19	Jul-24	6.90%	433,374	532,713
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	205,000	—
	Term Loan	Acquired Equipment	Sep-19	Sep-24	6.90%	195,217	235,277
	Term Loan	Acquired Equipment	Oct-20	Nov-25	4.90%	88,830	—
	Term Loan	Acquired Equipment	Jul-20	Jul-25	4.62%	73,242	—
Alexandria Assets, LLC:
	Term Loan	Land and Members	Sep-19	Oct-29	5.61%	3,339,652	3,686,220
Albuquerque ER, LLC:
	Term Loan	Land Construction and Members	Oct-18	Oct-23	4.80%	1,385,387	1,517,359
	Term Loan	Acquired Equipment	Apr-19	Oct-23	5.18%	368,452	478,137
	Term Loan	Acquired Equipment	Apr-19	Apr-24	5.26%	162,761	211,132
	LOC	Company assets and Members	Aug-18	Aug-20	6.00%	—	700,000
	PPP Loan	Federal Paycheck Protection Program	Jul-20	Apr-21	1-2%	365,800	—
Albuquerque Assets, LLC:
	Term Loan	Land Construction and Members	Oct-18	Oct-23	4.80%	5,465,435	6,051,482
Little Rock Hospital 1, LLC:
	Term Loan	Furniture, fixtures, equipment and Members	Jan-19	Jul-24	5.50%	2,022,178	3,082,916
	Term Loan	Commercial Properties and Members	Dec-19	Jul-24	5.50%	1,143,357	1,424,311
	LOC		Jan-19	Mar-20	5.25%	—	499,544
	Term Loan	Acquired Equipment	Feb-19	Jul-24	5.50%	100,760	128,224
	Term Loan	Acquired Equipment	Jun-19	Jul-24	4.66%	132,995	169,963
	Term Loan	Acquired Equipment	Sep-19	Nov-19	5.50%	40,232	50,395
	Term Loan	Acquired Equipment	Oct-19	Nov-24	4.37%	297,801	358,030
	Term Loan	Acquired Equipment	Oct-19	Nov-24	4.49%	423,804	509,106
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Jan-21	1-2%	400,235	—
	Term Loan	Acquired Equipment	Aug-20	Aug-25	4.75%	85,223	—
Cabot Assets, LLC:
	Term Loan	Commercial Properties and Members	Dec-20	Jan-36	4.25%	4,507,960	—
Northwest Indiana Hospital, LLC:
	Term Loan	Company assets and Members	Nov-20	Nov-25	3.25%	743,307	—
	Term Loan	Acquired Equipment	Nov-20	Nov-25	3.25%	700,000	—
	Term Loan	Acquired Equipment	May-20	May-25	4.75%	500,458	—
	Term Loan	Acquired Equipment	Jun-20	Jun-25	4.75%	321,731	—
	Term Loan	Acquired Equipment	Jun-20	Jun-25	4.75%	163,421	—
	Term Loan	Acquired Equipment	Jun-20	Jun-25	4.75%	48,897	—
Oklahoma ER, LLC:
	Term Loan	Equipment and fixtures.	Dec-18	Feb-24	4.75%	2,377,105	3,155,976
	LOC	Company assets and Members	Dec-18	Dec-20	4.75%	—	754,605
	Term Loan	Acquired Equipment	Dec-19	Jan-24	5.73%	156,319	202,746
	Term Loan	Acquired Equipment	Feb-19	Feb-24	5.52%	363,241	476,914
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Jan-21	1-2%	366,800	—
Oklahoma Assets, LLC:
	Term Loan	Company assets and Members	Mar-20	Mar-31	5.45%	8,521,360	—
Phoenix ER Chandler Holdings, LLC:
	Term Loan	Company assets and Members	Nov-20	Nov-30	3.78%	6,820,880	—
Phoenix ER, LLC:
	Term Loan	Land Construction and Members	Dec-17	Jan-25	5.00%	1,791,069	2,600,000
	LOC	Company assets and Members	Dec-17	Jan-20	5.25%	—	30,427
	PPP Loan	Federal Paycheck Protection Program	May-20	May-21	1-2%	528,600	—
The Colony
	PPP Loan	Federal Paycheck Protection Program			1-2%	365,762	—
Topeka ER Hospital, LLC:
			Jul-20	Jul-25	4.15%	1,540,840	—
	Term Loan	Company assets and Members	Jul-20	Jul-21	4.75%	686,875	—
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	520,534	—
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	327,979	—
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	165,712	—
	Term Loan	Equipment and Members	Sep-20	Sep-25	4.75%	51,531	—
Tucson Hospital, LLC:
			Mar-18	Mar-23	5.29%	1,113,006	1,592,324
	Term Loan	Equipment and Members	Mar-18	Sep-23	3.67%	226,883	620,836
	Term Loan	Equipment and Members	Jun-19	Jul-24	4.74%	402,451	505,721
	Term Loan	Equipment and Members	Jan-20	Sep-24	4.19%	281,200	352,669
	Term Loan	Equipment and Members	Mar-20	Oct-24	4.25%	70,408	86,452
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-22	1-2%	539,900	—
Tucson Assets, LLC:
			Mar-18	Sep-23	5.38%	6,041,046	6,217,359
	LOC	Company assets and Members	Mar-18	Dec-20	6.75%	—	—
Wylie ER, LLC:
			Dec-18	Apr-24	6.05%	340,412	705,433
	LOC	Company assets and Members	Mar-18	Dec-20	7.05%	—	147,972
	PPP Loan	Federal Paycheck Protection Program	May-20	Jun-21	1-2%	242,000	—
SE Texas
	PPP Loan	Federal Paycheck Protection Program	May-20	Jun-21	1-2%	447,000	—
SE Texas Assets, LLC:
	Term Loan	Company assets and Members	Aug-18	Aug-43	5.25%	7,757,986	—
Tulsa ER & Hospital, LLC:
	Term Loan	Company assets and Members	Jul-19	Jan-24	4.75%	—	1,017,878
	Term Loan	Company assets and Members	Jul-19	Jul-20	4.75%	—	964,070
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	305,600	—
Tulsa Assets, LLC:
	Term Loan	Company assets and Members	Dec-20	51471	0.04	12948462	Jan-00
Tyvan, LLC:
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-22	1-2%	745,800	—
Texoma ER, LLC:
	Term Loan	Company assets and Members	Feb-18	Aug-23	6.00%	981,481	1,305,745
	PPP Loan	Federal Paycheck Protection Program	Apr-20		1-2%	255,000	—
	LOC	Company assets and Members	Feb-18	Feb-21	6.50%	236,711	399,904
Everest Real Estate Investments, LLP:
	Term Loan	Equipment and Members	Mar-19	Mar-24	5.45%	—	12,850

F-15

The amounts of lines of credit and long-term debt coming due during the five years after December 31, 2020, are as follows:

Years Ending
December 31,	Amount
2021	$18,645,091
2022	11,725,503
2023	15,783,559
2024	6,398,797
2025	10,359,433
Thereafter	33,955,404
Total	$96,867,787

The term loan to Kyle Assets is subject to a minimum debt service coverage ratio (“DSCR”) of 1.25:1, tested annually. The term loan for Kyle ER is subject to a minimum DSCR of 1.15:1, tested annually. The term loan to Texarkana ER is subject to a minimum DSCR of 1.25:1, tested annually. The term loan to Tucson ER and Tucson Assets are subject to a minimum DSCR of 1.25:1 and minimum fixed charge coverage ratio of 1.15:1, tested quarterly. The term loans to Alexandria ER and Alexandria Assets are subject to a minimum DSCR of 1.2:1, tested annually, and require one of the partnerships to maintain unencumbered cash and cash equivalents in excess of $5,000,000. The term loan to Phoenix ER is subject to a minimum DSCR of 1.2:1, tested semi annually at June 30th and December 31st of each calendar year, and must maintain liquid assets of not less than $750,000 to be tested annually, and must maintain a cash reserve account with the bank containing an average balance of $250,000 or greater, tested quarterly. The term loan to Topeka ER is subject to a minimum DSCR of 1.3:1.

Note 8 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following as of December 31:

	2020	2019
Accrued wages and benefits	$1,323,575	$2,304,675
Accrued other	1,111,710	857,450
Total accrued expenses and other current liabilities	$2,435,285	$3,162,125

F-16

Note 9 – Leases

The Companies have entered into hospital property and equipment rental agreements with various lessors. The ERs have intercompany lease agreements with the REEs, which are eliminated and not shown in the tables below. The third party leases shown in the following tables represent hospital building and medical equipment leases. The hospital operating leases expire on various dates between July 2024 through June 2039. In 2020, a number of ERs executed the purchase option for the buildings they leased, resulting in the decrease in short term financing liabilities from 2019 to 2020. The following tables disclose the impact of third-party leases on our balance sheets, statements of operations, and statements of cash flows as of and for the years ended December 31, 2020 and 2019:

	December 30, 2020	December 30, 2019
Operating lease cost	$1,223,510	$1,137,558

Finance lease cost:
Amortization of right-of-use assets	$2,476,600	$1,422,575
Interest on lease liabilities	3,181,514	2,121,990
Total finance lease cost	$5,658,114	$3,544,565

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,165,269	$1,059,937
Operating cash flows from finance leases	$3,181,514	$2,121,990
Financing cash flows from finance leases	$1,712,036	$1,818,591

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2,263,815	$994,334
Finance leases	$31,840,051	$51,777,507

Operating lease right-of-use assets	$11,745,050	$10,187,957
Finance lease right-of-use assets	35,895,179	55,689,391
Total ROU Assets	$47,640,229	$65,877,348

Operating lease liabilities	$11,571,319	$9,989,929
Finance lease liabilities	36,259,988	5,388,146
Total Lease liabilities	$47,831,307	$15,378,075

Operating lease - current portion	$666,681	$632,738
Finance lease - current portion	1,073,298	49,697,389
Total Lease liabilities, current portion	$1,739,979	$50,330,127

F-17

Weighted Average Remaining Lease Term (Years)	2020	2019
Operating leases	8.1	7.5
Finance leases	18.1	1.9

Weighted Average Discount Rate
Operating leases	5.0%	5.0%
Finance leases	5.3%	5.4%

Minimum lease payments for the next five years as of December 31, 2020 are as follows:

Years Ending December 31,	Operating Leases	Finance Leases
2021	$1,263,127	3,034,469
2022	1,280,597	3,087,253
2023	1,297,731	3,086,282
2024	1,314,188	2,930,461
2025	1,334,534	2,767,724
Thereafter	10,239,721	44,226,652
Total minimum lease payments	16,729,898	59,132,841
Less Interest	4,491,898	21,799,555
Total lease liabilities	$12,238,000	$37,333,286

Note 10 - Employee Benefit Plans

The Company’s employees are eligible to participate in the 401(k) Savings Plan. There are no restrictions in eligibility to contribute to the 401(k) Savings Plan. Salary deferrals are allowed in amounts up to 100% of an eligible employees’ salary, not to exceed the maximum allowed by law. Texarkana Emergency Center & Hospital, LLC (“Texarkana”) is the only entity which may contribute a discretionary match up to 5% of its employees’ salaries. For the years ended December 31, 2020 and 2019, Texarkana did not make a material discretionary contribution to the employee plan.

Note 11 – Commitments and Contingencies

Legal

The affiliates of the Company are named in various claims and legal actions in the normal course of its activities. Based upon counsel and management’s opinion, the outcome of such matters is not expected to have a material adverse effect on the Company’s Financial Statements.

F-18

Note 12 – Segment Information

Reportable segment information, including intercompany transactions, for the years ended December 31, 2020 and 2019, is presented in the following tables:

	December 31, 2020
	Healthcare	Real Estate	Eliminations	Consolidated
Revenue (net of allowances and discounts)	$273,422,221	$—	$—	$273,422,221
Rental income	—	18,540,922	(18,540,922)	—
Selling, general and administrative expenses
Payroll	65,251,077	69,468	—	65,320,545
Contract services	20,969,736	—	—	20,969,736
Insurance expense	5,685,131	17,831	—	5,702,962
Medical supplies	10,605,926	—	—	10,605,926
Other	12,448,144	81,203	—	12,529,347
Total selling, general and administrative expenses	114,960,014	168,502	—	115,128,516
Depreciation	8,508,683	68,449	(2,616,366)	5,960,766
Operating income	149,953,524	18,303,971	(15,924,556)	152,332,939
Interest expense	9,004,389	(2,765,835)	194,387	6,432,941
Other expense (income)	344,104	(2,000)	—	342,104
Net income	140,605,031	21,071,806	(16,118,943)	145,557,894
Less: Net income attributable to noncontrolling interest	36,911,819	21,071,806	(13,241,646)	44,741,979
Net income attributable to Nutex Health members	$103,693,212	$—	$(2,877,297)	$100,815,915

Total assets	$322,915,319	$137,778,153	$(152,138,667)	$308,554,805
Capital expenditures	$10,792,105	$50,399,820	$—	$61,191,925

F-19

	December 31, 2019
	Healthcare	Real Estate	Eliminations	Consolidated
Revenue (net of allowances and discounts)	$97,057,120	$—	$—	$97,057,120
Rental income	—	25,941,748	(25,941,748)	—
Selling, general and administrative expenses
Payroll	35,228,041	—	—	35,228,041
Contract services	12,595,501	27,019	—	12,622,520
Medical supplies	4,938,676	—	—	4,938,676
Insurance expense	3,082,339	—	—	3,082,339
Other	3,955,565	41,667	—	3,997,232
Total selling, general and administrative expenses	59,800,122	68,686	—	59,868,808
Depreciation	4,056,021	12,957	(1,591,402)	2,477,576
Operating income	33,200,977	25,860,105	(24,350,346)	34,710,736
Interest expense	4,191,320	(741,930)	81,132	3,530,522
Other expense (income)	(654,162)	(255,000)	—	(909,162)
Net income	29,663,819	26,857,035	(24,431,478)	32,089,376
Less: Net income attributable to noncontrolling interest	8,043,830	26,857,035	(23,734,640)	11,166,225
Net income attributable to Nutex Health members	$21,619,989	$—	$(696,838)	$20,923,151

Total assets	$203,498,565	$70,513,588	$(94,787,624)	$179,224,529
Capital expenditures	$17,366,426	$14,908,930	$—	$32,275,356

Note 13 - Related Party Transactions

Certain Members of the Companies may have member interest in other entities which are not included within these combined and consolidated financial statements. Transactions with these entities or directly with members of the Companies are classified as related party transactions and are disclosed in the following tables for the year ended and as of December 31, 2020 and 2019. The income statement amounts primarily relate to Tyvan’s billing services provided to related parties.

	2020	2019
Balance sheet line items containing related party amounts
Accounts receivable - related party	$763,177	$—
Accounts payable - related party	(166,366)	(649,189)
Long-term debt - related party	(4,002,056)	(351,749)

Income statement line items containing related party amounts
Other expense (income) – with unconsolidated entities	$(1,439,613)	$(1,264,257)

F-20

Note 14 – VIEs

The PLLCs and REEs are consolidated in these financial statements as VIEs. Please see Note 1 – Organization and Operations for more information. The following tables provide the amounts related to the VIEs which are included on the Company’s combined and consolidated balance sheet.

	December 31, 2019
	REEs	PLLCs	Total
Current assets	$1,945,735	$5,479,583	$7,425,318
Fixed assets	34,303,897	—	34,303,897
Long-term assets	350	4,279	4,629

Total assets	36,249,982	5,483,862	41,733,844

Current liabilities	6,657,675	2,366,449	9,024,124
Long-term liabilities	17,875,966	—	17,875,966

Total liabilities	24,533,641	2,366,449	26,900,090

Equity	11,716,341	3,117,413	14,833,754

Total liabilities and equity	$36,249,982	$5,483,862	$41,733,844

	December 31, 2020
	REEs	PLLCs	Total
Current assets	$1,253,579	$20,505,125	$21,758,704
Fixed assets	83,845,968	—	83,845,968
Long-term assets	40,350	4,279	44,629

Total assets	85,139,897	20,509,404	105,649,301

Current liabilities	8,850,534	2,598,775	11,449,309
Long-term liabilities	57,167,003	—	57,167,003

Total liabilities	66,017,537	2,598,775	68,616,312

Equity	19,122,360	17,910,629	37,032,989

Total liabilities and equity	$85,139,897	$20,509,404	$105,649,301

The assets of each ER may only be used to settle the liabilities of the ER or its consolidated VIEs, (i.e. Kyle ER, Kyle PLLC and Kyle Assets LLC) and may not be required to be used to settle the liabilities of any other ER, VIE, or corporate entity (i.e. Topeka ER cannot be required to make payments on Kyle Assets’ debt in an event of default). Additionally, the assets of corporate entities cannot be used to settle the liabilities of VIEs. The Company has aggregated all of the PLLCs and REEs into two categories above, because (i) they have similar risk characteristics, and (ii) presenting distinct financial information for each VIE would not add more useful information to the Financial Statements.

Note 15 - Subsequent Events

SE Texas Equity Purchase. On October 15, 2021, MHH acquired an additional 7.5% member interest in the SE Texas ER for $95,000.

PPP Loan Forgiveness. During 2021, $5.2 million of the Company’s PPP loans were forgiven which the Company has classified in Other income. The Colony has the only remaining outstanding PPP loan with a principal balance of about $365,000, the forgiveness of which is being processed.

Merger with Clinigence Holdings. On November 23, 2021, Clinigence Holdings, Inc., a Delaware corporation (“Clinigence”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nutex Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Clinigence (“Merger Subsidiary”), Nutex Holdco LLC, a Delaware limited liability company, Micro Hospital Holding LLC, a Texas limited liability company (solely for the purposes of certain sections of the Merger Agreement), Nutex Holdco LLC (solely for the purposes of certain sections of the Merger Agreement) and Thomas Vo, M.D., not individually but in his capacity as the representative of the equity holders of Nutex (the “Nutex Representative”). The Merger Agreement is filed as Exhibit 99.1 to Clinigence’s Current Report on Form 8-K filed November 24, 2021. Under the terms of the Merger Agreement, Merger Subsidiary will merge with and into Nutex, with Nutex becoming a wholly owned subsidiary of Clinigence (the “Merger”).

In connection with the Merger Agreement, Nutex has entered into certain Contribution Agreements with holders of equity interests (“Nutex Owners”) of subsidiaries and affiliates of Nutex and MHH (the “Nutex Subsidiaries”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”).

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the effective time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 shares of common stock of Clinigence, (the “Exchange Ratio”). The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests, taking into account any new debt incurred by Nutex to finance such redemptions. The structure, number rights privileges and related dollar amounts are not included in this statement for Nutex equity instruments.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Merger will be equal to the aggregate EBITDA of Nutex and the contributing percentages of the Nutex Subsidiaries for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”). The aggregate number of shares of Clinigence Common Stock to be issued in the Merger will be equal to (a) ten times TTM EBITDA (minus the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, including any new debt incurred to finance the redemptions of Nutex Membership Interests divided by (b) $2.80 (the “Merger Consideration”).

Upon completion of the Merger, which the Nutex Holdco, LLC believes will be accounted for as a “reverse merger,” with Nutex as the accounting acquirer in accordance with ASC 805, Business Combinations, and Clinigence as the accounting acquiree. Resultantly, upon completion of the Acquisition, the identifiable assets and liabilities of Clinigence will be fair valued in accordance with ASC 805. Further, the accounting successor will become Nutex, requiring the historical accounting results of Nutex being reported as the historical results of the Company in all SEC filings related to any periods ending after the acquisition date. The Company’s management is considering the tax elections available upon the acquisition by an incorporate entity.

F-21

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

F-22

NUTEX HOLDCO, LLC AND AFFILIATES

F-23

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,238,334	$25,514,275
Accounts receivable	142,975,340	107,373,703
Accounts receivable - related party	763,327	763,177
Inventories	1,730,569	1,725,689
Prepaid expenses and other current assets	545,573	130,570
Total current assets	180,253,143	135,507,414

Property and equipment, less accumulated depreciation of $10,672,363 and $6,563,921, respectively	144,210,476	123,169,182
Right of use assets	45,392,663	47,640,229
Other long-term assets	1,135,326	1,098,682
Goodwill	1,139,297	1,139,297
Total assets	$372,130,905	$308,554,805

Liabilities and Equity
Current liabilities:
Accounts payable	$14,505,224	$8,464,295
Accounts payable - related party	529,562	166,366
Lines of credit	73,518	936,714
Current portion of long-term debt	19,669,216	17,708,377
Lease liabilities, current portion	1,795,528	1,739,979
Accrued expenses and other current liabilities	4,108,786	2,435,285
Total current liabilities	40,681,834	31,451,016

Long-term debt, less unamortized debt issuance costs of $334,204 and $321,095, respectively	71,882,615	81,903,657
Lease liabilities	46,484,006	47,831,307
Total liabilities	159,048,456	161,185,980
Commitments and Contingencies

Equity:
Members' equity	121,400,880	85,806,896
Noncontrolling interest	91,681,570	61,561,929
Total equity	213,082,450	147,368,825
Total liabilities and equity	$372,130,905	$308,554,805

See accompanying notes to combined and consolidated financial statements.

F-24

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

`	2021	2020
Net revenue	$266,505,137	$167,288,734
Selling, general and administrative expenses
Payroll	62,888,713	41,384,857
Contract services	17,610,030	12,918,101
Medical supplies	10,078,781	7,163,710
Insurance expense	7,567,426	3,809,726
Other	10,651,126	8,762,834
Total selling, general and administrative expenses	108,796,076	74,039,228
Depreciation	5,873,439	4,248,406
Operating income	151,835,622	89,001,100

Interest expense	4,251,277	4,690,584
Other expense (income)	(7,291,142)	(670,969)
Net income	154,875,487	84,981,485
Less: Net income attributable to noncontrolling interest	37,337,868	24,419,141
Net income attributable to Nutex Health members	$117,537,619	$60,562,344

See accompanying notes to combined and consolidated financial statements.

F-25

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

	Noncontrolling interest	Nutex Health members	Total equity
Balance at January 1, 2020	$22,525,811	$28,309,764	$50,835,575
Members' contributions	1,718,026	2,478,110	4,196,136
Members' distributions	(6,502,463)	(26,283,744)	(32,786,207)
Net income	24,419,141	60,562,344	84,981,485
Balance at September 30, 2020	42,160,515	65,066,474	107,226,989

Beginning balance January 1, 2021	$61,561,929	$85,806,896	$147,368,825
Members' contributions	12,416,658	105,220	12,521,878
Members' distributions	(19,634,885)	(82,048,855)	(101,683,740)
Net income	37,337,868	117,537,619	154,875,487
Balance at September 30, 2021	$91,681,570	$121,400,880	$213,082,450

See accompanying notes to combined and consolidated financial statements.

F-26

NUTEX HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

	2021	2020
Cash flows from operating activities:
Net income	$154,875,487	84,981,485
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,873,439	5,248,406
Forgiveness of PPP Loans	(5,200,835)	—
Other non-cash income	(869,964)	(440,430)
Changes in operating assets and liabilities:
Accounts receivable	(35,601,637)	(38,629,864)
Accounts receivable - related party	—	(1,196,572)
Inventories	(4,880)	—
Prepaid expenses	(415,003)	573,764
Accounts payable	6,040,931	1,117,498
Accounts payable - related party	363,046	(649,189)
Accrued expenses and other current liabilities	1,673,501	(1,370,980)
Other current assets and liabilities	(36,643)	1,204
Net cash provided by operating activities	126,697.442	48,635,322

Cash flows from investing activities:
Acquisition of property and equipment	(25,088,953)	(20,330,984)
Net cash used in investing activities	(25,088,953)	(20,330,984)

Cash flows from financing activities:
Proceeds from lines of credit	—	2,000,000
Proceeds from notes payable	14,970,896	24,032,781
Proceeds from notes payable-related party	(662,685)	468,623
Repayments of lines of credit	(863,200)	(2,837,291)
Repayments of notes payable	(17,488,009)	(7,378,409)
Other financing activities	320,430	(29,835)
Members' contributions	12,521,878	4,196,136
Members' distributions	(101,683,740)	(32,786,207)
Net cash used in financing activities	(92,884,430)	(12,334,203)

Net increase in cash and cash equivalents	8,724,059	15,970,135
Cash and cash equivalents - beginning of the period	25,514,275	8,004,250
Cash and cash equivalents - end of the period	$34,238,334	23,974,385

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$3,251,427	$4,533,985
Cash paid for income taxes	$—	$—

See accompanying notes to combined and consolidated financial statements.

F-27

NUTEX HOLDCO, LLC AND AFFILIATES

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021 AND 2020

Note 1 – Organization and Operations

Nutex Holdco, LLC (the “Company”, “Nutex”, “we” or “our”) is a holding company in the Micro-hospital and Freestanding Emergency Room (“FSER”) industry. The Company’s operations are all based in the United States, its corporate office is based in Houston, TX, and the Company employs approximately 1,500 employees. Giving effect to the transactions contemplated by the Contribution Agreements (as defined below), Nutex owns:

•	100% of Nutex Health, LLC (“Nutex Health”), a healthcare service provider and facility management firm;
•	100% of Tyvan Billing, LLC (“Tyvan”), a healthcare billing and collections company;
•	Ownership interests in multiple emergency room facilities (the “ERs”) as discussed in the following:

As of September 30, 2021, Nutex did not have an ownership stake in any of the ERs to which it provides services. These facilities were directly and indirectly owned by certain doctors who worked within the facilities (the “Members”). On November 22, 2021, the Members agreed to either (i) keep their existing ownership unchanged, or (ii) transfer all or a portion of their ownership interests in their individual ER’s to the Company (the “Contribution Agreement”) followed by a merger with Clinigence Holdings, Inc. and the exchange of their respective ownership interests in the Company for shares of Clinigence Holdings, Inc. (see Footnote 14 –” Subsequent Events” for more information on the reverse merger transaction). The ERs are not VIEs as they have significant equity at risk and the Company has no variable interest in them. The ERs are combined in these financial statements as entities under common control. The Company’s ownership interest in each ER is presented in the following table. The ERs are classified as of September 30, 2021, as follows:

•	Under Construction – this represents ERs that are not operating, and are still under construction
•	Ramping – facilities that are operating for less than two years
•	Mature – Facilities which have operated for greater than two years
	ER Entity	Location	Ownership
Under Construction
	ABQ Hospital, LLC	Albuquerque, NM	100.00%
	Columbus ER Hospital, LLC	Columbus, OH	100.00%
	Covington Hospital, LLC	Mandeville, LA	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	100.00%
	Fort Myers Hospital, LLC	Fort Myers, FL	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	83.00%
	Gahanna Hospital, LLC	Gahanna OH	100.00%
	Breen Bay Hospital, LLC	Green Bay, WI	75.00%
	Miami ER & Hospital, LLC	Miami, FL	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	80.00%
	NB Hospital, LLC	New Braunfels, TX	61.00%
	Royse City ER, LLC	Royse City, TX	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	61.00%
	Starkey Hospital, LLC	Trinity, FL	62.00%
	Jacksonville ER & Hospital, LLC	Jacksonville, FL	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	100.00%
Ramping
	Northwest Indiana Hospital, LLC	Hammond, IN	74.90%
	Everest Real Estate Investments, LLP	Humble, TX	100.00%
	Texoma ER, LLC	Sherman, TX	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	100.00%
Mature
	Albuquerque ER, LLC	Albuquerque, NM	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	99.50%
	Healthcare HL Emergency Services, LLC	The Colony, TX	64.17%
	Kyle ER, LLC	Kyle, TX	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	81.99%
	Oklahoma ER Hospital, LLC	Oklahoma City, OK	68.70%
	Phoenix ER and Medical Hospital, LLC	Phoenix, AZ	100.00%
	Texarkana ER, LLC	Texarkana, TX	100.00%
	Tucson Hospital, LLC	Tucson, AZ	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, AZ	79.62%
	Wylie ER, LLC	Wylie, TX	80.17%

In addition, the ERs have financial and operating relationships with multiple professional entities (the “PLLCs”) and Real Estate Entities (the “REEs”). The PLLCs employ the doctors who work in the ERs. These entities are consolidated by the Company as VIEs (Variable Interest Entities) because they do not have significant equity at risk, and the ERs have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses.

The REEs own the land and hospital buildings in which the ERs operate and lease the buildings to the ERs. The REEs have loans payable to third parties which are collateralized by the land and buildings. The REEs are also consolidated by the Company as VIEs because they do not have sufficient equity at risk and the ERs are guarantors of the mortgage loans held by the REEs. See Note 14 – VIEs for more information concerning the VIEs.

The Company has no direct or indirect ownership interest in the PLLCs or REEs, so 100% of the equity for these entities is shown as non-controlling interest in the consolidated and combined balance sheets and statements of operations. HoldCo, Tyvan, Nutex, the ERs, PLLCs, and REEs referenced above are referred to as a group as the Companies.

All material inter-company balances and transactions have been eliminated.

F-28

Note 2 - Summary of Significant Accounting Policies

The accounting policies followed by the Company are set forth in Note 2—Summary of Significant Accounting Policies in our audited financials for the years ended December 31, 2020 and 2019. The accompanying unaudited consolidated financial statements include our accounts and the accounts of our majority-owned or controlled subsidiaries. Accounting policies for our operations are in accordance with US GAAP. Except for Net Service Revenue, discussed below, there have been no significant changes to our accounting policies during the nine months ended September 30, 2021.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to interim financial reporting as prescribed by the SEC. The year-end consolidated balance sheet data was derived from audited, combined, and consolidated financial statements, but does not include all disclosures required by the generally accepted accounting principles of the United States of America (“GAAP”). The unaudited combined and consolidated financial statements contained in this report include all material adjustments of a normal recurring nature that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These interim financial statements should be read together with the combined and consolidated financial statements and notes thereto included in our audited financial statements for the years ended December 31, 2020 and 2019 contained elsewhere in the proxy statement. The interim results for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

Adoption of ASC Topic 606

On January 1, 2019, the Company adopted Revenue from Contracts with Customers (Accounting Standards Codification Topic 606) (“Topic 606” or “new guidance”) retrospectively. The adoption of Topic 606 did not have a material impact on the Company’s consolidated financial statements as the Company recorded no cumulative effect adjustments from the adoption of Topic 606. Further, the new guidance has no impact on the timing or classification of the Company’s cash flows as reported in the consolidated statements of cash flows.

F-29

Note 2 - Summary of Significant Accounting Policies (continued)

Net Patient Service Revenue

Net patient service revenue relates to contracts with patients and in most cases involve a third-party payor (commercial insurance and workers compensation insurance) in which the Company’s performance obligations are to provide emergency health care services. The Company provides services primarily on an outpatient basis. Net patient service revenues are recorded at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are net of appropriate discounts to give recognition to differences between the Company’s charges and reimbursement rates from third party payors.

Patient service net revenues earned by the Company are recognized at a point in time when the services are provided, net of contractual allowances and discounts, and are further reduced by allowances for uncollectable accounts. Because all of the Company’s performance obligations relate to contracts with a duration of less than one year, the Company has selected to apply the practical expedient provided under Topic 606 and, therefore, is not required to disclose the aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

The transaction price is determined based on gross charges for services provided, reduced by contractual adjustments provided to third-party payors, discounts and implicit price concessions provided primarily to uninsured patients in accordance with the Company’s policy. For uninsured patients, the Company recognizes revenue based on established rates, subject to certain discounts and implicit price concessions as determined by the Company. The Company is reimbursed from third party payors under various methodologies based on the level of care provided. Each of the ERs and PLLCs are considered “Out-of-Network” with commercial health plans. As there are no contractual rates established with the insurance entities, revenues are estimated based on the “usual and customary” charges allowed by insurance payors using historical collection experience, historical trends of refunds and payor payment adjustments (retractions). Revenue from the Medicare program is based on reimbursement rates set by governmental authorities.

Patients who have health care insurance may also have discounts applied related to their copayment or deductible. Estimates of contractual adjustments and discounts are determined by major payor classes for outpatient revenues based on historical experience. The Company determines estimate of implicate price concessions based on its historical collection experience with these classes of patients using a portfolio approach as a practical expedient to account for patient contracts as collective groups rather than individually. The portfolios consist of major payor classes for outpatient revenue. Based on historical collection trends and other analyses, the Company concluded that revenue for a given portfolio would not be materially different than if accounting for revenue on a contract-by-contract basis.

Customer payments are due upon receipt of an explanation of benefits for insured patients or it is due upon receipt of the bill from the Company for uninsured payments. There is no financing component associated with payments due from insurers and patients.

Construction in Progress

The Company is in the process of constructing new facilities. Costs incurred to construct assets which will ultimately be classified as fixed assets are capitalized and classified in our financial statements as Construction in progress until construction is completed and the asset is available for use. Once the asset is available for use, it is reclassified as another category of fixed assets and depreciated across its useful life.

Recent Accounting Standards

In July 2021, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2021-05, “Leases (Topic 842): Lessors - Certain Leases with Variable Lease Payments” which requires lessors to classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: (1) the lease would have been classified as a sales-type lease or a direct financing lease in accordance with the classification criteria in ASC 842-10-25-2 through 25-3; and (2) the lessor would have otherwise recognized a day-one loss. The amendments are effective for annual periods beginning after December 15, 2021 with early adoption permitted. The Company is currently assessing the impact of this ASU on its consolidated condensed financial statements.

There are no other new accounting pronouncements that are expected to have a material impact on the consolidated financial statements.

F-30

Note 3 - Net Patient Service Revenue

The Company receives payment for services rendered from federal agencies, private insurance carriers, and patients for facility services from the ER’s and doctor services from the PLLC’s. The majority of revenues, generally over 90%, are paid by insurers, federal agencies, and other non-patient third parties. The remaining revenues are paid by our patients in the form of copays, deductibles, and self-payment.

Patient service revenue, net of allowances and discounts, recognized from the ERs and PLLCs for the nine months ended September 30, 2021 and 2020 are as follows:

	2021	2020
ER facilities services revenues	$222,708,992	$142,679,854
PLLC services revenues	43,796,145	24,608,880
Net revenue	$266,505,137	$167,288,734

The following tables present our percentage of payments received by payor type:

Nine months ended September 30, 2021
Insurance	96%
Self pay	3%
Workers comp	1%
Medicare/Medicaid	0%
Total accounts receivable	100%

Nine months ended September 30, 2020
Insurance	92%
Self pay	7%
Workers comp	1%
Medicare/Medicaid	0%
Total accounts receivable	100%

Note 4 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

	September 30, 2021	December 31, 2020
Buildings	$79,192,046	$64,153,226
Land	16,406,298	16,230,514
Land improvements	808,595	808,595
Leasehold improvements	27,645,253	25,011,189
Construction in progress	1,751,427	—
Machinery and equipment	24,294,822	19,426,713
Office furniture and equipment	2,568,434	2,197,468
Computer hardware and software	902,591	754,440
Vehicles	161,670	161,590
Signage	1,151,703	989,368
Total cost	154,882,839	129,733,103
Less: accumulated depreciation	10,672,363	6,563,921
Total property and equipment, net	$144,210,476	$123,169,182

F-31

Note 5 - Intangible Asset

	As of September 30, 2021
	Gross	Accumulated	Net
	Amount	Amortization	Amount
Goodwill	$1,139,297	—	$1,139,297
Licenses	682,649	—	682,649
Total	$1,821,946	$—	$1,821,946

	As of December 31, 2020
	Gross	Accumulated	Net
	Amount	Amortization	Amount
Goodwill	$1,139,297	—	$1,139,297
Licenses	682,649	—	682,649
Total	$1,821,946	$—	$1,821,946

Note 6 - Debt

The Company and its affiliates have entered into private debt arrangements with banking institutions for the purposes of purchasing land, constructing new ER facilities, building out leasehold improvements, purchasing equipment, and to provide working capital and liquidity through cash and lines of credit.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief and Economic Security (the “CARES Act”). Which outlines the provisions of the Paycheck Protection Program (the “PPP”). Nutex Health, LLC determined that it met the criteria to be eligible to obtain a loan under the PPP because, among other reasons, considering the COVID-19 outbreak and the uncertainty of economic conditions related thereto, the loans were considered necessary to support the Company’s ongoing operations and retain its employees. During 2020, the company received a total of $5.5 million in PPP loan under the CARES Act. PPP loans have interest of 1% if loan is not forgiven or 0% if loan is forgiven.

On April 24, 2020, President Trump signed into law the Paycheck Protection Program and Health Care Enhancement Act which increased funding provided by the CARES Act. On June 5, 2020, the Paycheck Protection Program Flexibility Act was signed into law and extended the program until December 31, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the program. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. A total of $5.2 million of PPP loan was forgiven under the CARES Act.

F-32

The Company’s outstanding debt principal as of September 30, 2021 and December 31, 2020, is shown in the following table:

Facility	Type of Debt	Collateral/Guarantors	Origination Date	Maturity Date	Annual Interest rate	September 30, 2021	September 31, 2020
Kyle ER, LLC:
	Term Loan	Commercial Construction and Members	Aug-15	Feb-23	4.00%	$—	$26,056
	Term Loan	Company assets and Members	Apr-16	Apr-23	3.25%	215,784	319,703
	Term Loan	Company assets and Members	Jun-18	Jun-24	4.50%	40,574	858,733
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	—	379,100
	LOC	Company assets and Members	Aug-15	Aug-21	4.75%	—	—
Kyle Assets, LLC:
	Term Loan	Commercial Properties and Members	Jun-15	Jun-31	4.35%	1,005	552,626
Texarkana Emergency Center & Hospital, LLC:
	Term Loan	Commercial Properties and Members	Dec-18	Dec-24	5.75%	2,959,444	3,602,199
	Term Loan	Commercial Properties and Members	Feb-20	Aug-25	5.00%	—	952,787
	Term Loan	Company assets and Members	Apr-20		4.75%	278,777	426,895
	Term Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	—	400,000
	Term Loan	Acquired Equipment	Aug-20	Aug-25	4.75%	361,917	327,641
	Term Loan	Acquired Equipment	Sep-20	Sep-25	4.90%	73,229	85,720
Texarkana Assets, LLC:
	Term Loan	land and building and Members	Dec-18	Dec-24	5.75%	949,717	1,522,990
	Term Loan	land and building and Members	Apr-15	Apr-32	5.25%	1,146,320	1,377,772
Alexandra Hospital, LLC:
	Term Loan	land and building and Members	Sep-18	Oct-29	5.61%	3,447,078	3,770,373
	Term Loan	land and building and Members	Sep-18	Oct-24	6.08%	—	1,029,729
	Term Loan	Acquired Equipment	Aug-19	Jul-24	6.90%	353,398	433,374
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	—	205,000
	Term Loan	Acquired Equipment	Sep-19	Sep-24	6.90%	160,096	195,217
	Term Loan	Company assets and Members				78,520	88,830
	Term Loan	Acquired Equipment	Jul-20	Jul-25	4.62%	62,290	73,242
Alexandria Assets, LLC:
	Term Loan	Land and Members	Sep-19	Oct-29	5.61%	3,056,097	3,339,652
Albuquerque ER, LLC:
	Term Loan	Land Construction and Members	Oct-18	Oct-23	4.80%	5,546	1,385,387
	Term Loan	Acquired Equipment	Apr-19	Oct-23	5.18%	297,836	368,452
	Term Loan	Acquired Equipment	Apr-19	Apr-24	5.26%	131,599	162,761
	LOC		Aug-18	Aug-20	6.00%	—	—
	PPP Loan	Federal Paycheck Protection Program	Jul-20	Apr-21	1-2%	—	365,800
Albuquerque Assets, LLC:
	Term Loan	Land Construction and Members	Oct-18	Oct-23	4.80%	$5,051,070	$5,465,435
Little Rock Hospital 1, LLC:
	Term Loan	Company assets and Members	Jan-19	Jul-24	5.50%	499,876	2,022,178
	Term Loan	Commercial Properties and Members	Dec-19	Jul-24	5.50%	922,289	1,143,357
	LOC		Jan-19	Mar-20	5.25%	—	—
	Term Loan	Acquired Equipment	Jun-19	Jul-24	5.50%	80,767	100,760
	Term Loan	Acquired Equipment	Jun-19	Jul-24	4.66%	106,290	132,995
	Term Loan	Acquired Equipment	Sep-19	Nov-19	5.50%	32,834	40,232
	Term Loan	Acquired Equipment	Oct-19	Nov-24	4.37%	243,388	297,801
	Term Loan	Acquired Equipment	Oct-19	Nov-24	4.49%	346,517	423,804
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Jan-21	1-2%	—	400,235
	Term Loan	Acquired Equipment	Aug-20	Aug-25	4.75%	72,513	85,223
Cabot Assets LLC:
	Term Loan	Commercial Properties and Members	Dec-20	Jan-36	4.25%	4,344,453	4,507,960
Northwest Indiana Hospital LLC:
	Term Loan	Company assets and Members	Nov-20	Nov-25	3.25%	—	743,307
	Term Loan	Company assets and Members	Nov-20	Nov-25	3.25%	—	700,000
	Term Loan	Acquired Equipment	May-20	May-25	4.75%	421,547	500,458
	Term Loan	Acquired Equipment	Jun-20	Jun-25	4.75%	272,760	321,731
	Term Loan	Acquired Equipment	Jun-20	Jun-25	4.75%	138,547	163,421
	Term Loan	Acquired Equipment	Jul-20	Jul-25	4.75%	42,295	48,897
Oklahoma ER, LLC:
	Term Loan	Equipment and fixtures.	Dec-18	Feb-24	4.75%	$1,833,828	$2,377,105
	LOC	Company assets and Members	Dec-18	Dec-20	4.75%	—	—
	Term Loan	Acquired Equipment	Dec-19	Jan-24	5.73%	123,860	156,319
	Term Loan	Acquired Equipment	Feb-19	Feb-24	5.52%	289,842	363,241
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Jan-21	1-2%	—	366,800
Oklahoma Assets:
	Term Loan	Members	Mar-20	Mar-31	5.45%	8,222,794	8,521,360
Phoenix ER Chandler Holdings LLC:
	Term Loan	Members	Nov-20	Nov-30	3.78%	6,646,071	6,820,880
Phoenix ER, LLC:
	Term Loan	Land Construction and Members	Dec-17	Jan-25	5.00%	408,669	1,791,069
	LOC	Company assets and Members	Dec-17	Jan-20	5.25%	—	—
	PPP Loan	Federal Paycheck Protection Program	May-20	May-21	1-2%	—	528,600
The Colony:
	Promissory Note	Company assets and Members	Apr-21	Nov-21	1-2%	$212,500	$—
	Term Loan	Federal Paycheck Protection Program			1-2%	365,762	365,762
Topeka ER Hospital LLC:
	Term Loan	Company assets and Members	Jul-20	Jul-25	4.15%	1,236,283	1,540,840
	Term Loan	Company assets and Members	Jul-20	Jul-21	4.75%	286,875	686,875
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	441,303	520,534
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	278,057	327,979
	Term Loan	Equipment and Members	Jul-20	Jul-25	4.75%	140,489	165,712
	Term Loan	Equipment and Members	Sep-20	Sep-25	4.75%	43,998	51,531
Tucson Hospital, LLC:
	Term Loan	Equipment and Members	Mar-18	Mar-23	5.29%	—	1,113,006
	Term Loan	Equipment and Members	Mar-18	Sep-23	3.67%	—	226,883
	Term Loan	Equipment and Members	Jun-19	Jul-24	4.74%	330,840	402,451
	Term Loan	Equipment and Members	Jan-20	Sep-24	4.19%	227,139	281,200
	Term Loan	Equipment and Members	Mar-20	Oct-24	4.25%	57,208	70,408
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-22	1-2%		539,900
Tucson Assets, LLC:
	Term Loan	Company assets and Members	Mar-18	Sep-23	5.38%	5,867,631	6,041,046
	LOC	Company assets and Members	Mar-18	Dec-20	6.75%	—	—
Wylie ER, LLC:
	Term Loan	Company assets and Members	Dec-18	Apr-24	6.05%	—	340,412
	LOC	Company assets and Members	Mar-18	Dec-20	7.05%	—	—
	PPP Loan	Federal Paycheck Protection Program	May-20	Jun-21	1-2%	—	242,000
Wylie Asset LLC:
	Term Loan		Jun-21	Jun-31	3.65%	3,728,397
SE Texas:
	PPP Loan	Federal Paycheck Protection Program	May-20	Jun-21	1-2%	—	447,000
SE TX ASSETS LLC:
	Term Loan	Company assets and Members	Aug-18	Aug-43	5.25%	7,619,228	7,757,986
Tulsa ER & Hospital, LLC:
	Term Loan	Company assets and Members	Jul-19	Jan-24	4.75%	—	—
	Term Loan	Company assets and Members	Jul-19	Jul-20	4.75%	—	—
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-21	1-2%	—	305,600
TULSA ASSETS LLC:
	Term Loan	Company assets and Members	Dec-20	Dec-40	4.00%	$12,619,757	$12,948,462
Tyvan, LLC:
	PPP Loan	Federal Paycheck Protection Program	Apr-20	Apr-22	1-2%	—	745,800
Texoma ER LLC:
	Term Loan	Company assets and Members	Feb-18	Aug-23	6.00%	684,480	981,481
	PPP Loan	Federal Paycheck Protection Program	Apr-20		1-2%		255,000
	LOC	Company assets and Members	Feb-18	Feb-21	6.50%	73,518	236,711
Gilbert Assets LLC:
	Vo Family LP	Company assets and Members	Feb-21	Aug-22	2.84%	8,400,000	—
Everest Real Estate Investments, LLP:
	Term Loan	Equipment and Members	Mar-19	Mar-24	5.45%	—	—
East Valley Hospital:
	Term Loan	Company assets and Members	Jun-21	Jun-27	3.00%	707,957	—
	Term Loan	Company assets and Members	Jun-21	Jun-27	3.00%	575,659	—
NB Hospital:
	Term Loan	Company assets and Members	May-21	Feb-27	4.25%	$1,003,665	$—
Total						$88,620,181	$96,867,787
Plus: related party long-term debt						3,339,372	4,002,056
Less: unamortized debt issuance costs						334,204	321,095
Less: short-term lines of credit						73,518	936,714
Less: current portion of long-term debt						19,669,216	17,708,377
Total debt reflected as long-term						$71,882,614	$81,903,657

F-33

The amounts of lines of credit and long-term debt coming due during the five years after September 30, 2021, are as follows:

Years Ending
December 31,	Amount
2021	$4,661,272
2022	19,742,734
2023	9,425,095
2024	7,519,395
2025	4,494,504
2026	10,586,619
Thereafter	32,190,563
Total	$88,620,181

The term loan to Kyle Assets is subject to a minimum debt service coverage ratio (“DSCR”) of 1.25:1, tested annually. The term loan for Kyle ER is subject to a minimum DSCR of 1.15:1, tested annually. The term loan to Texarkana ER is subject to a minimum DSCR of 1.25:1, tested annually. The term loan to Tucson ER and Tucson Assets are subject to a minimum DSCR of 1.25:1 and minimum fixed charge coverage ratio of 1.15:1, tested quarterly. The term loans to Alexandria ER and Alexandria Assets are subject to a minimum DSCR of 1.2:1, tested annually, and require one of the partnerships to maintain unencumbered cash and cash equivalents in excess of $5,000,000. The term loan to Phoenix ER is subject to a minimum DSCR of 1.2:1, tested semi annually at June 30th and December 31st of each calendar year, and must maintain liquid assets of not less than $750,000 to be tested annually, and must maintain a cash reserve account with the bank containing an average balance of $250,000 or greater, tested quarterly.

Note 7 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Accrued wages and benefits	$2,838,393	$1,363,393
Accrued other	1,270,393	1,071,892
Total accrued expenses and other current liabilities	$4,108,786	$2,435,285

Note 8 - Leases

The Companies have entered into hospital property and equipment rental agreements with various lessors. The ERs have intercompany lease agreements with the REEs, which are eliminated and not shown in the tables below. The third-party leases shown in the following tables represent hospital building and medical equipment leases. The hospital operating leases expire on various dates between July 2024 through June 2039.

The following tables disclose the impact of third-party leases on our statements of operations for the nine months ended September 30, 2021 and 2020:

	2021	2020
Operating lease cost	$1,018,071	$917,632
Finance lease cost:
Amortization of right-of-use assets	$1,670,911	$1,748,343
Interest on lease liabilities	1,479,240	2,337,482
Total finance lease cost	$3,150,151	$4,085,825
Total lease expense	$4,168,222	$5,003,457

Minimum lease payments for the next five years as of September 30, 2021 are as follows:

Years Ended December 31,	Operating Leases	Finance Leases
2021	$312,185	$761,900
2022	1,280,597	3,087,253
2023	1,297,731	3,149,944
2024	1,314,188	2,985,932
2025	1,334,533	2,767,724
2026	1,278,884	2,825,987
Thereafter	9,273,021	42,033,248
Total minimum lease payments	15,778,955	56,850,088
Less interest	4,041,481	20,308,028
Total lease liabilities	$11,737,474	$36,542,060

F-34

Note 9 - Employee Benefit Plans

The Company’s employees are eligible to participate in the 401(k) Savings Plan. There are no restrictions in eligibility to contribute to the 401(k) Savings Plan. Salary deferrals are allowed in amounts up to 100% of an eligible employee’s salary, not to exceed the maximum allowed by law. Texarkana Emergency Center & Hospital, LLC (“Texarkana”) is the only entity which may contribute a discretionary match up to 5% of its employees’ salaries. For the periods ended September 30, 2021 and December 31, 2020, Texarkana did not make a material discretionary contribution to the employee plan.

Note 10 - Commitments and Contingencies

Litigation

The affiliates of the Company are named in various claims and legal actions in the normal course of its activities. Based upon counsel and management’s opinion, the outcome of such matters is not expected to have a material adverse effect on the Company’s combined financial statements.

Note 11 – Segment Information

Reportable segment information, including intercompany transactions, as of and for the nine months ended September 30, 2021, and 2020, is presented below:

	September 30, 2021
	Healthcare	Real Estate	Eliminations	Consolidated
Revenue (net of allowances and discounts)	$266,505,137	$—	$—	$266,505,137
Rental income	—	5,972,648	(5,972,648)	—
Selling, general and administrative expenses
Payroll	62,888,713	—	—	62,888,713
Contract services	17,610,030	—	—	17,610,030
Medical supplies	10,078,781	—	—	10,078,781
Insurance expense	7,567,426	—	—	7,567,426
Other	10,529,684	121,442	—	10,651,126
Total selling, general and administrative expenses	108,674,634	121,442	—	108,796,076
Depreciation	8,347,435	192,864	(2,666,860)	5,873,439
Operating income	149,483,068	5,658,342	(3,305,788)	151,835,622
Interest expense	6,884,551	(2,912,656)	279,382	4,251,277
Other expense (income)	(7,294,685)	3,543	—	(7,291,142)
Net income	149,893,202	8,567,455	(3,585,170)	154,875,487
Less: Net income attributable to noncontrolling interest	35,048,098	8,567,455	(6,277,685)	37,337,868
Net income attributable to Nutex Health members	$114,845,104	$—	$2,692,515	$117,537,619
Total Assets	$355,416,242	$162,404,616	$(145,689,953)	$372,130,905
Capital expenditures	$8,148,423	$16,940,530	$—	$25,088,953

F-35

Note 11 – Segment Information (Continued)

	September 30, 2020
	Healthcare	Real Estate	Eliminations	Consolidated
Revenue (net of allowances and discounts)	$167,288,734	$—	$—	$167,288,734
Rental income	—	4,927,027	(4,927,027)	—
Selling, general and administrative expenses
Payroll	41,384,857	—	—	41,384,857
Contract services	12,918,101	—	—	12,918,101
Medical supplies	7,163,710	—	—	7,163,710
Insurance expense	3,809,726	—	—	3,809,726
Other	8,686,834	76,000	—	8,762,834
Total selling, general and administrative expenses	73,963,228	76,000	—	74,039,228
Depreciation	6,020,304	31,227	(1,803,125)	4,248,406
Operating income	87,305,202	4,819,800	(3,123,902)	89,001,100
Interest expense (income)	6,021,947	(1,464,249)	132,886	4,690,584
Other expense (income)	(662,969)	(8,000)	—	(670,969)
Net income	81,946,224	6,292,049	(3,256,788)	84,981,485
Less: Net income attributable to noncontrolling interest	6,451,768	6,292,049	11,675,324	24,419,141
Net income attributable to Nutex Health members	$75,494,456	$—	$(14,932,112)	$60,562,344

	December 31, 2020
Total Assets	$264,350,557	$85,046,567	$(40,842,319)	$308,554,805

	September 30, 2020
Capital expenditures	$9,955,348	$10,375,636	$—	$20,330,984

Note 12 – Related Parties

Certain Members of the Companies may have member interests in other entities which are not included within these combined and consolidated financial statements. Transactions with these entities or directly with members of the Companies are classified as related party transactions and are disclosed in the following tables as of September 30, 2021, and December 31, 2020, and for the nine months ended September 30, 2021 and 2020.  The income statement amounts primarily relate to Tyvan’s billing services provided to related parties.

	2021	2020
Balance sheet line items containing related party amounts
Accounts receivable - related party	$763,327	$763,177
Accounts payable - related party	(529,562)	(166,366)
Long-term debt - related party	(3,339,372)	(4,002,056)

Income statement line items containing related party amounts
Other expense (income) – with unconsolidated entities	$(1,474,802)	$(850,389)

F-36

Note 13 – VIEs

The PLLCs and REEs are consolidated in these financial statements as VIEs. Please see Note 1 – Organization and Operations for more information. The following tables provide the amounts related to the VIEs which are included on the Company’s combined and consolidated balance sheet.

	December 31, 2020
	REEs	PLLCs	Total
Current assets	$1,253,579	$20,505,125	$21,758,704
Fixed assets	83,845,968	-	83,845,968
Long-term assets	40,350	4,279	44,629

Total assets	85,139,897	20,509,404	105,649,301

Current liabilities	8,850,534	2,598,775	11,449,309
Long-term liabilities	57,167,003	-	57,167,003

Total liabilities	66,017,537	2,598,775	68,616,312

Equity	19,122,360	17,910,629	37,032,989
Total liabilities and equity	$85,139,897	$20,509,404	$105,649,301

	September 30, 2021
	REEs	PLLCs	Total
Current assets	$4,217,806	$33,069,957	$37,287,763
Fixed assets	99,230,521	-	99,230,521
Long-term assets	40,350	4,279	44,629

Total assets	103,488,677	33,074,236	136,562,913

Current liabilities	18,262,704	4,623,771	22,886,475
Long-term liabilities	55,634,069	730,000	56,364,069

Total liabilities	73,896,773	5,353,771	79,250,544

Equity	29,591,904	27,720,465	57,312,369
Total liabilities and equity	$103,488,677	$33,074,236	$136,562,913

The assets of each ER may only be used to settle the liabilities of the ER or its consolidated VIEs, (i.e. Kyle ER, Kyle PLLC and Kyle Assets LLC) and may not be required to be used to settle the liabilities of any other ER, VIE, or corporate entity (i.e. Topeka ER cannot be required to make payments on Kyle Assets’ debt in an event of default). Additionally, the assets of corporate entities cannot be used to settle the liabilities of VIEs. The Company has aggregated all of the PLLCs and REEs into two categories above, because (i) they have similar risk characteristics, and (ii) presenting distinct financial information for each VIE would not add more useful information to the Financial Statements.

Note 14 - Subsequent Events

SE Texas Equity Purchase. On October 15, 2021, the Company acquired an additional 7.5% member interest in the SE Texas ER for $95,000.

Merger with Clinigence Holdings. On November 23, 2021, Clinigence Holdings, Inc., a Delaware corporation (“Clinigence”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nutex Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Subsidiary”), Nutex Health Holdco LLC, a Delaware limited liability company, Micro Hospital Holding LLC, a Texas limited liability company (solely for the purposes of certain sections of the Merger Agreement), Nutex Health LLC (solely for the purposes of certain sections of the Merger Agreement) and Thomas Vo, M.D., not individually but in his capacity as the representative of the equity holders of Nutex (the “Nutex Representative”). The Merger Agreement is filed as Exhibit 99.1 to Clinigence’s Current Report on 8-K filed November 24, 2021. Under the terms of the Merger Agreement, Merger Subsidiary will merge with and into Nutex, with Nutex becoming a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger Agreement, Nutex has entered into certain Contribution Agreements with holders of equity interests (“Nutex Owners”) of subsidiaries and affiliates of Nutex and MHH (the “Nutex Subsidiaries”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”).

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the effective time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common of Clinigence. The Exchange Ratio may be adjusted proportionally upward based on potential pre-Closing redemptions of Nutex Membership Interests taking into account any new debt incurred by Nutex to finance such redemptions. The structure, number rights privileges and related dollar amounts are not included in this statement for Nutex equity instruments.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Merger will be equal to the aggregate EBITDA of Nutex and the contributing percentages of the Nutex Subsidiaries for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”). The aggregate number of shares of Clinigence Common Stock to be issued in the Merger will be equal to (a) ten times TTM EBITDA (minus the aggregate debt of the Nutex Subsidiaries and Nutex facilities outstanding as of Closing, including any new debt incurred to finance the redemptions of Nutex Membership Interests divided by (b) $2.80 (the “Merger Consideration”).

Upon completion of the Merger, which the Company believes will be accounted for as a “reverse merger,” with Nutex as the accounting acquirer in accordance with ASC 805, Business Combinations, and Clinigence as the accounting acquiree. Resultantly, upon completion of the Acquisition, the identifiable assets and liabilities of Clinigence will be fair valued in accordance with ASC 805. Further, the accounting successor will become Nutex, requiring the historical accounting results of Nutex being reported as the historical results of the Company in all SEC filings related to any periods ending after the acquisition date. The Company’s management is considering the tax elections available upon the acquisition by an incorporate entity.

F-37

 Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NUTEX HEALTH HOLDCO LLC,

CLINIGENCE HOLDINGS, INC.,

NUTEX ACQUISITION LLC,

MICRO HOSPITAL HOLDING LLC (SOLELY FOR THE PURPOSES OF CERTAIN SECTIONS OF ARTICLE IV, SECTION 12.15 AND THE SECTIONS RELATED THERETO),

NUTEX HEALTH LLC (SOLELY FOR THE PURPOSES OF SECTION 4.18 AND THE SECTIONS RELATED THERETO)

AND

THOMAS T. VO, IN HIS CAPACITY AS THE NUTEX REPRESENTATIVE

DATED AS OF NOVEMBER 23, 2021

A-i

Article I Defined Terms	A-2
1.1. Defined Terms	A-2
Article II The Merger	A-2
2.1. The Merger	A-2
2.2. Closing	A-2
2.3. Effective Time	A-3
2.4. Effects of the Merger	A-3
2.5. Organizational Documents	A-3
2.6. Officers	A-3
Article III Effect of the Merger	A-3
3.1. Effect of the Merger	A-3
3.2. Exchange Procedures	A-4
3.3. Capitalization Certificate; Final Consideration	A-7
Article IV Pre-Closing Covenants AND ADDITIONAL AGREEMENTS	A-7
4.1. Parent’s Conduct of the Business	A-7
4.2. Nutex’s Conduct of the Business	A-10
4.3. Access to Information	A-13
4.4. Commercially Reasonable Efforts	A-15
4.5. No Solicitation; Acquisition Proposal	A-15
4.6. Notices of Certain Events; Continuing Disclosure	A-19
4.7. Confidentiality, Press Releases and Public Announcements	A-20
4.8. HSR Act	A-20
4.9. Consents	A-21
4.10. Preparation of the Proxy	A-22
4.11. Parent Stockholder Approval	A-23
4.12. Updated Schedules	A-23
4.13. Listing Application	A-24
4.14. Parent Name Change	A-24
4.15. Post-Closing Parent Governance	A-24
4.16. Nutex Managing Member and Nutex Member Approval	A-25
4.17. Nutex Equity Adjustment	A-25
4.18. NH Obligations	A-26
4.19. MHH	A-26
4.20. Nutex Real Estate Guarantees	A-26
4.21. Nutex Additional Financial Statements	A-27
Article V Closing Deliveries	A-27
5.1. Closing Deliveries by Parent and Merger Sub	A-27
5.2. Closing Deliveries by Nutex	A-28
Article VI Representations and Warranties of Parent and Merger Sub	A-29
6.1. Organization and Qualification	A-30
6.2. Authority; Capacity	A-30
6.3. Capitalization; Ownership of Parent; Debt	A-30
6.4. No Conflicts; Required Consents	A-32
6.5. Subsidiaries	A-33
6.6. Financial Statements	A-33
6.7. Absence of Undisclosed Liabilities	A-33
6.8. Absence of Changes	A-34
A-6.9. Material Contracts	A-34
6.10. Title and Sufficiency of Assets	A-36
6.11. Leased Real Property	A-36
6.12. Intellectual Property	A-38
6.13. Service Providers	A-41
6.14. Parent Benefit Plans	A-43
6.15. Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws	A-44
6.16. Litigation	A-47
6.17. Taxes	A-47
6.18. Brokers	A-50
6.19. Transactions with Affiliates	A-50
6.20. Insurance Policies	A-50
6.21. Bank Accounts	A-50
6.22. Powers of Attorney	A-50
6.23. Certain Securities Law Matters; Certain Business Practices	A-50
6.24. Information Provided	A-52
6.25. Parent Fairness Opinion	A-52
Article VII Representations and Warranties of NUTEX	A-52
7.1. Organization and Qualification	A-53
7.2. Authority; Capacity	A-53
7.3. Capitalization; Ownership of Nutex; Debt	A-53
7.4. No Conflicts; Required Consents	A-54
7.5. Subsidiaries	A-55
7.6. Financial Statements	A-55
7.7. Absence of Undisclosed Liabilities	A-56
7.8. Absence of Changes	A-56
7.9. Material Contracts	A-57
7.10. Title and Sufficiency of Assets	A-59
7.11. Leased Real Property	A-59
7.12. Intellectual Property	A-60
7.13. Service Providers	A-63
7.14. Nutex Benefit Plans	A-65
7.15. Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws	A-67
7.16. Litigation	A-72
7.17. Taxes	A-72
7.18. Brokers	A-75
7.19. Transactions with Affiliates	A-75
7.20. Insurance Policies	A-75
7.21. Bank Accounts	A-75
7.22. Powers of Attorney	A-75
7.23. Certain Business Practices	A-75
7.24. Information Provided	A-76
7.25. Accredited Investor Status	A-76
Article VIII NUTEX REPRESENTATIVE	A-77
8.1. Nutex Representative	A-77
Article IX Conditions to Closing	A-78
9.1. Conditions Precedent to Obligations of Nutex	A-78
9.2. Conditions Precedent to Obligations of Parent and Merger Sub	A-80
Article X NO SURVIVAL OF REPRESENTATIONS AND COVENANTS	A-81
10.1. No Survival of Representations and Covenants	A-81
Article XI Termination	A-82
11.1. Termination	A-82
11.2. Fees and Expenses	A-83
11.3. Effect of Termination	A-84
Article XII Miscellaneous Provisions	A-84
12.1. Expenses	A-84
12.2. Amendments and Waivers	A-85
12.3. Notices	A-85
12.4. Governing Law	A-86
12.5. Exhibits and Schedules	A-86
12.6. Assignments Prohibited; Successors and Assigns	A-86
12.7. No Third-Party Beneficiaries	A-86
12.8. Counterparts	A-86
12.9. Severability	A-86
12.10. Entire Agreement	A-86
12.11. Interpretation	A-87
12.12. Construction	A-87
12.13. Jurisdiction; Service of Process	A-87
12.14. Waiver of Jury Trial	A-87
12.15. Provisional Relief; Specific Performance	A-88
12.16. Recovery of Fees by Prevailing Party	A-88
12.17. Further Assurances	A-88
12.18. Time of the Essence	A-88
12.19. Confidentiality	A-88
12.20. Non-Recourse Persons	A-89
12.21. Conflict Waiver; Privilege	A-89
12.22. Schedules	A-90

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ANNEXES:
Annex A -	Nutex Owners
Annex B -	Nutex Subsidiaries
Annex C-1 -	Officers of Surviving Entity
Annex C-2 -	Officers and Directors of Parent and each Parent Subsidiary

EXHIBITS:
Exhibit A -	Defined Terms
Exhibit B -	Form of Parent Amended and Restated Certificate of Incorporation
Exhibit C -	Form of Certificate of Merger
Exhibit D -	Form of Lock Up Agreement
Exhibit E -	Form of Nutex Amended and Restated LLC Agreement
Exhibit F -	Form of Registration Rights Agreement
Exhibit G -	Forms of Contribution Agreements (Mature, Ramping and Under Construction)

PARENT SCHEDULES
NUTEX SCHEDULES

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made as of November 23, 2021 (the “Signing Date”), by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex”), Clinigence Holdings, Inc., a Delaware corporation (“Parent”), Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”), solely for the purposes of certain Sections in Article IV, Section 12.15 and the Sections related thereto, Nutex Health LLC, a Texas limited liability company (“NH”), solely for the purposes of Section 4.18 and the Sections related thereto, and Thomas T. Vo, in his capacity as the Nutex Representative (as hereinafter defined). Each of Nutex, Parent and Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, prior to or concurrently with the execution hereof, Nutex and the Nutex Owners have entered into certain contribution agreements in the forms attached hereto as Exhibit G (the “Contribution Agreements”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”);

WHEREAS, the consummation of the Contribution Transaction is conditioned upon the approval of this Agreement by the Parent Stockholders and, subject to such approval, will occur immediately prior to Closing, and, subject to the equity adjustment described in Section 4.17 hereof, resulting in (a) the ownership by the Nutex Owners, directly and indirectly, of an aggregate of one hundred percent (100%) of the Nutex Membership Interests, and (b) the ownership by Nutex of the issued and outstanding equity and voting interests in each of the Nutex Subsidiaries as listed on Annex B;

WHEREAS, as of the Signing Date, Parent owns, and immediately prior to the Closing, Parent shall own, one hundred percent (100%) of the issued and outstanding equity interests of Merger Sub and, directly or indirectly, one hundred percent (100%) of the issued and outstanding equity interests of the other Parent Subsidiaries;

WHEREAS, the Parties intend that, at the Closing, Merger Sub be merged with and into Nutex, with Nutex surviving that merger on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, each of the Nutex Manager, the current sole member of Nutex, and, pursuant to their execution of the Contribution Agreements, the Nutex Owners have: (a) determined that it is in the best interests of Nutex and the Nutex Owners, and declared it advisable, to enter into this Agreement and the other Transaction Documents; and (b) the Nutex Manager has approved this Agreement, upon the terms and subject to the conditions set forth herein, and has, upon such terms and subject to such conditions, recommended that the Nutex Owners (pursuant to their execution of the Contribution Agreements) vote in favor of this Agreement and the Merger;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), on behalf of Parent and Merger Sub has: (a) determined that it is in the best interests of Parent and Merger Sub, as applicable, and their respective stockholder(s) and member(s), and declared it advisable, to enter into this Agreement and the other Transaction Documents and to consummate the Merger in accordance with the DGCL; and (b) approved this Agreement upon the terms and subject to the conditions set forth herein, and has, upon such terms and subject to such conditions, recommended that the Parent Stockholders vote in favor of the approval of this Agreement and the Merger;

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WHEREAS, Parent, on its own behalf and as the sole member of Merger Sub, has adopted this Agreement and the other transactions contemplated hereby;

WHEREAS, the Parent Board has approved the issuance of shares of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), in connection with the transactions contemplated herein, including the Merger, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Defined Terms

1.1.  Defined Terms. Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

Article II
The Merger

2.1.  The Merger. On the terms and subject to satisfaction or valid waiver of the conditions set forth in this Agreement and the Certificate of Merger, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into Nutex; (b) the separate corporate existence of Merger Sub will cease; and (c) Nutex will continue its limited liability company existence under the DGCL as the surviving Entity in the Merger and a Subsidiary of Parent (sometimes referred to herein as the “Surviving Entity”).

2.2.  Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of transactions contemplated herein, including the Merger (the “Closing”), will take place via the remote exchange of documents, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date”.

2.3.  Effective Time. In accordance with the terms and subject to the conditions of this Agreement, at the Closing, Nutex, Parent, and Merger Sub shall cause the Certificate of Merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Nutex and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

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2.4.  Effects of the Merger. The Merger shall have the effects set forth in this Agreement, in the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of Nutex and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, and duties of each of Nutex and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Entity.

2.5.  Organizational Documents. The certificate of formation of the Surviving Entity, as in effect immediately after the Effective Time, shall be the same as the certificate of formation of Nutex, as in effect immediately prior to the Effective Time, and such certificate of formation shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the DGCL. At the Effective Time, the Nutex LLC Agreement shall be amended and restated in substantially the form attached hereto as Exhibit E (the “A&R LLC Agreement”), and the A&R LLC Agreement shall be the limited liability company agreement of the Surviving Entity until thereafter amended as provided by the DGCL, the certificate of formation and the A&R LLC Agreement.

2.6.  Officers. Annex C-1 sets forth the Persons who shall be the officers of the Surviving Entity from and after the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL and the Organizational Documents of the Surviving Entity.

Article III
Effect of the Merger

3.1.  Effect of the Merger. At the Effective Time, except as otherwise contemplated by this Agreement, as a result of the Merger and without any action on the part of Parent, Merger Sub, or Nutex or the holder of any Capital Stock of Parent, Merger Sub, or Nutex, any outstanding options, warrants or other convertible securities of Nutex shall be cancelled or terminated prior to the Closing and the following shall occur:

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(a)  Conversion of Nutex Interests. Each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time but after the consummation of the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) fully paid and non-assessable shares of Parent Common Stock (“Merger Consideration”); provided that in case of any Nutex Redemption (as defined in Section 4.17) from the date hereof until the Closing such Exchange Ratio will increase to such number as determined by dividing the Nutex Post-Redemption Value by the number of Nutex Membership Interests outstanding after any such redemption. “Nutex Post Redemption Value” means (i) 10 times the EBITDA of Nutex minus (ii)(A) any aggregate Debt of the Nutex Subsidiaries or Nutex facilities outstanding as of the Closing Date and (B) the New Nutex Debt (as defined in Section 4.17) incurred in connection with the Nutex Redemption. All Nutex Membership Interests that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1 shall as of the Effective Time no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate and each Book-Entry Share which immediately prior to the Effective Time represented such interests shall thereafter represent only the right to receive the Merger Consideration therefor in accordance with the terms of this Agreement. Certificates and Book-Entry Shares previously representing Nutex Membership Interests shall be exchanged for the Merger Consideration, without interest, upon the surrender of such Certificates or Book-Entry Shares in accordance with the provisions of Section 3.2. The aggregate Merger Consideration to be issued in respect of all Nutex Membership Interests hereunder shall be increased by such number of shares as is equal to any share issuances by Parent as required under Section 6.18.

(b)  Parent Capital Stock. Parent shall reserve and take all other actions necessary or appropriate to have available for issuance or transfer a sufficient number of shares of Parent Common Stock for delivery at Closing in accordance with this Section 3.1, which shall include any stock options of Parent that will vest as a result of the Merger.

(c)  Tax Treatment. Given the Nutex Members are receiving at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote of Parent Common Stock and at least eighty percent (80%) of the total number of shares of all other classes of stock of Parent in satisfaction of Section 368(c) of the Code, for U.S. federal income Tax purposes (and state, local and foreign Tax purposes, where applicable), it is intended that the Nutex Members make up a control group and, in relation thereto, the Merger qualifies as a contribution of the Nutex Membership Interests to Parent by such control group in exchange for Parent Common Stock pursuant to and in compliance with the requirements of Section 351 of the Code.  Except as otherwise required by Laws, each Party shall, and shall cause each of its Affiliates to (i) report, act, and file all Tax Returns in all respects and for all purposes consistent with the foregoing treatment, and (ii) not take any position for U.S. federal income Tax purposes and state, local and foreign Tax purposes, where applicable (whether in audits, Tax Returns or otherwise) that is inconsistent with the foregoing treatment.

3.2.  Exchange Procedures.

(a)  Exchange Agent. Prior to the Closing Date, Parent shall designate an exchange agent reasonably acceptable to Nutex (the “Exchange Agent”), to act as the agent for the purpose of exchanging Nutex Membership Interests for the Merger Consideration. Prior to the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of the holders of Nutex Membership Interests, shares of Parent Common Stock and, if applicable, cash in lieu of fractional shares, in an amount equal to the aggregate Merger Consideration (the certificates representing the shares of Parent Common Stock comprising such aggregate Merger Consideration and, if applicable, cash in lieu of fractional shares, being referred to hereinafter as the “Stock Merger Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any purpose other than as set forth in this Agreement.

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(b)  Exchange Procedures. Promptly following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Nutex Membership Interests (the “Certificates”) or of non-certificated Nutex Membership Interests represented by book-entry (“Book-Entry Shares”): (i) a letter of transmittal in form approved by Nutex and Parent prior to the Effective Time (a “Letter of Transmittal”), and (ii) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of Certificates (or affidavits of loss and, if reasonably requested by Parent, appropriate bonds in lieu thereof) or, in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the Letter of Transmittal, for cancellation to the Exchange Agent together with such Letter of Transmittal, properly completed and duly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent or pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration, without interest, allocable to such Certificates or Book-Entry Shares, and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Nutex Membership Interests which is not registered in the transfer records of Nutex, the Merger Consideration may be issued to a transferee if the Certificate representing such Nutex Membership Interests is presented to the Exchange Agent (or in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the letter of transmittal), accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid, provided that the Nutex Owners listed will not be entitled to receive the Merger Consideration unless such Nutex Owner has executed and delivered a Lock-Up Agreement. Until surrendered as contemplated by this Section 3.2(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration allocable to such Certificates or Book-Entry Shares. No dividends or other distributions with respect to Parent Common Stock issued in the Merger having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Common Stock until such Persons surrender their Certificates (or in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the letter of transmittal) as provided in this Section 3.2(b). Upon such surrender, there shall be paid to the Person in whose name the Merger Consideration is issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common Stock between the Effective Time and the time of such surrender. After such surrender, at the appropriate payment date, there shall be paid to the Person in whose name the Merger Consideration is issued any dividends or other distributions on such Parent Common Stock with a payment date after such surrender which shall have a record date after the Effective Time. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

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(c)  Full Satisfaction. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Nutex Membership Interests, and from and after the Effective Time, there shall be no further registration of transfers of the Nutex Membership Interests on the equity interest transfer books of the Surviving Entity.

(d)  Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Capital Stock of Parent or Nutex Membership Interests shall occur (other than as expressly permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split, or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent or Nutex to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(e)  Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE III such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Entity, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Entity, as the case may be, made such deduction and withholding.

(f)  No Fractional Shares. No fractional shares of Parent Common Stock shall be issued, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding anything to the contrary contained herein, each Nutex Member who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all Nutex Membership Interests owned by such Person) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by $3.571428575. The Parties acknowledge that payment of cash in lieu of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration.

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3.3.  Capitalization Certificate; Final Consideration.

(a)  Capitalization Certificate. At least five (5) Business Days before the Closing Date, Parent shall prepare and deliver to the Nutex Representative a certificate (the “Capitalization Certificate”) setting forth, as of immediately prior to the Effective Time, the number of the total issued and outstanding Parent Common Stock on a fully diluted, as-converted basis, calculated in accordance with Section 3.1.

(b)  Consideration Spreadsheet. At least two (2) Business Days prior to the Closing Date, Nutex shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), certified by the Nutex Manager, which shall set forth, as of the Closing Date and based on the information in the Capitalization Certificate (i) each Nutex Member’s address and, if available to Nutex, social security number (or tax identification number, if applicable), (ii) the number of Nutex Membership Interests held by such Person, and (iii) the number of shares of Parent Common Stock issuable to such Person at the Closing in accordance with this ARTICLE III.

Article IV
Pre-Closing Covenants AND ADDITIONAL AGREEMENTS

4.1.  Parent’s Conduct of the Business.

(a)  Except as otherwise contemplated in or required by the terms of this Agreement, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, Parent covenants and agrees to, and to cause the Parent Subsidiaries to, conduct its business and the business of the Parent Subsidiaries only in, and to not take any action except in, the Ordinary Course of Business; and Parent shall, and shall cause the Parent Subsidiaries to, preserve substantially intact the business organization, operations, goodwill and assets of Parent and the Parent Subsidiaries, keep available the services of the current Service Providers of Parent and the Parent Subsidiaries and preserve the current relationships of Parent and the Parent Subsidiaries with customers, suppliers, licensors, licensees, lenders, distributors, lessors and other Persons with which Parent or any of the Parent Subsidiaries has significant business relations. Parent shall, and shall cause the Parent Subsidiaries to, maintain all Governmental Approvals and insurance policies in effect that are necessary or required in any material respect for the ownership and operation of the Parent Business and maintain the books of account and records in the Ordinary Course of Business in accordance with their usual accounting practices.

(b)  Without limiting the generality of Section 4.1(a), except as expressly contemplated by this Agreement or disclosed in Section 4.1(b) of the Parent Disclosure Schedule, Parent shall not, and shall cause the Parent Subsidiaries to not, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, directly or indirectly, do or propose, any of the following without the prior written consent of Nutex:

(i)  Declare or pay any non-cash dividends on or make any other non-cash distributions with respect to any of their shares or other equity interests, or split, combine or reclassify any of their securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for their shares, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests;

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(ii)  Declare or pay any dividends on or make any other distributions with respect to any of their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests, that would, individually or in the aggregate, reasonably be expected to result in (A) the fair value and fair market value of Parent’s or the Parent Subsidiaries’ assets failing to exceed its liabilities, (B) Parent’s or the Parent Subsidiaries’ remaining assets to be unreasonably small in relation to Parent’s or the Parent Subsidiaries’ present and intended future business (without regard to whether the Merger and the transactions contemplated herein are consummated or not) or (C) Parent or the Parent Subsidiaries not being able to pay their debts as they become due;

(iii)  Cause or permit any amendments to the Organizational Documents of Parent or the Parent Subsidiaries or equivalent documents;

(iv)  Form any Subsidiaries;

(v)  Mortgage, pledge, encumber or subject to any Encumbrance, any of the assets or properties of Parent or any Parent Subsidiary;

(vi)  Enter into any Contract, commitment or transaction not in the Ordinary Course of Business;

(vii)  Terminate any Service Providers other than termination for cause or bad behavior in the Ordinary Course of Business or grant severance or termination pay to any Service Provider;

(viii)  Enter into any material transaction with their officers, directors, managers, stockholders, partners, members, or equity holders or its or their Affiliates;

(ix)  Amend or otherwise modify the terms of or grant a waiver of any material term of, or give any material consent with respect to, any Parent Material Contract;

(x)  Enter into a Contract after the Signing Date that would be a Parent Material Contract if entered into prior to the Signing Date;

(xi)  Amend, allow to lapse or otherwise modify the material terms of any Governmental Approval;

(xii)  Transfer to any Person any rights to Parent’s or the Parent Subsidiaries’ Intellectual Property Rights other than non-exclusive licenses granted to end-user customers in the Ordinary Course of Business;

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(xiii)  Sell, lease, license or otherwise dispose of any of Parent’s or the Parent Subsidiaries’ assets outside of the Ordinary Course of Business;

(xiv)  Commence a Proceeding other than for the routine collection of bills;

(xv)  Settle or compromise any Proceeding other than Proceedings involving less than $100,000 in the aggregate that do not impose any non-monetary relief on the Parent and the Parent Subsidiaries;

(xvi)  Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Parent and the Parent Subsidiaries taken as a whole;

(xvii)  Adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than the transactions contemplated by this Agreement;

(xviii)  Other than in the Ordinary Course of Business or except as required by applicable Laws, (i) increase the annual base salary or base wages of any Service Provider, (ii) grant any bonus or incentive compensation to any Service Provider, (iii) materially increase the coverage or benefits available under any (or create any new) benefit plans, programs, policies or arrangement or any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan or arrangement made to, for, or with any Service Provider or otherwise materially amend any such plan, program, policy or arrangement or (iv) enter into any employment, severance, individual consulting, non-competition or similar agreement or Contract (or amend or terminate any such agreement or Contract) involving any Service Provider;

(xix)  Incur any Debt or guarantee any Debt or issue or sell any debt securities or guarantee any debt securities of others;

(xx)  Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or liabilities reflected or reserved against in Parent’s Financial Statements;

(xxi)  Make any Tax election other than in the Ordinary Course of Business, change any Tax election, adopt any Tax accounting method other than in the Ordinary Course of Business, change any Tax accounting method, file any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment (but in each case only if such action would reasonably be expected to result in a Parent Material Adverse Effect, and if such action would not reasonably be expected to result in a Parent Material Adverse Effect, then Parent shall only be obligated to notify Nutex of such action);

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(xxii)  Except as may be required by applicable Laws or under GAAP, change in any material respect any accounting method or cash management policy;

(xxiii)  Fail to pay or otherwise satisfy their monetary obligations as they become due, except such as are being contested in good faith;

(xxiv)  Waive or commit to waive any rights with a value in excess of $25,000, or forgive any Debt owed to Parent or any Parent Subsidiary;

(xxv)  Cancel, amend or renew any insurance policy other than in the Ordinary Course of Business;

(xxvi)  Take any action or fail to take any action that could reasonably be expected to cause or result in a Parent Material Adverse Effect; or

(xxvii)  Enter into any Contract or agree, in writing or otherwise, to take any of the actions described above in this Section 4.1(b), or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Parent or Merger Sub from performing or cause it not to perform its covenants hereunder.

4.2.  Nutex’s Conduct of the Business.

(a)  Except as otherwise contemplated in or required by the terms of this Agreement, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, Nutex covenants and agrees to, and to cause the Nutex Subsidiaries to, conduct its business and the business of the Nutex Subsidiaries only in, and to not take any action except in, the Ordinary Course of Business; and Nutex shall, and shall cause the Nutex Subsidiaries to, preserve substantially intact the business organization, operations, goodwill and assets of Nutex and the Nutex Subsidiaries, keep available the services of the current Service Providers of Nutex and the Nutex Subsidiaries and preserve the current relationships of Nutex and the Nutex Subsidiaries with customers, suppliers, licensors, licensees, lenders, distributors, lessors and other Persons with which Nutex or any of the Nutex Subsidiaries has significant business relations. Nutex shall, and shall cause the Nutex Subsidiaries to, maintain all Governmental Approvals and insurance policies in effect that are necessary or required in any material respect for the ownership and operation of the Nutex Business and maintain the books of account and records in the Ordinary Course of Business in accordance with their usual accounting practices.

(b)  Without limiting the generality of Section 4.2(a), except as expressly contemplated by this Agreement (including in furtherance of the Nutex Redemption or the incurrence of New Nutex Debt) or required in connection with the Contribution Agreements or disclosed in Section 4.2(b) of the Nutex Disclosure Schedule, Nutex shall not, and shall cause the Nutex Subsidiaries to not, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, directly or indirectly, do or propose, any of the following without the prior written consent of Parent:

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(i)  Declare or pay any non-cash dividends on or make any other non-cash distributions with respect to any of their shares or other equity interests, or split, combine or reclassify any of their securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests;

(ii)  Declare or pay any dividends on or make any other distributions with respect to any of their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests, that would, individually or in the aggregate, reasonably be expected to result in (A) the fair value and fair market value of Nutex’s or the Nutex Subsidiaries’ assets failing to exceed its liabilities, (B) Nutex’s or the Nutex Subsidiaries’ remaining assets to be unreasonably small in relation to Nutex’s or the Nutex Subsidiaries’ present and intended future business (without regard to whether the Merger and the transactions contemplated herein are consummated or not) or (C) Nutex or the Nutex Subsidiaries not being able to pay their debts as they become due;

(iii)  Cause or permit any amendments to the Organizational Documents of Nutex or the Nutex Subsidiaries or equivalent documents;

(iv)  Form any Subsidiaries;

(v)  Mortgage, pledge, encumber or subject to any Encumbrance, any of the assets or properties of Nutex or any Nutex Subsidiary;

(vi)  Enter into any Contract, commitment or transaction not in the Ordinary Course of Business;

(vii)  Terminate any Service Providers other than termination for cause or bad behavior in the Ordinary Course of Business or grant severance or termination pay to any Service Provider;

(viii)  Enter into any material transaction with their officers, directors, managers, stockholders, partners, members, or equity holders or its or their Affiliates;

(ix)  Amend or otherwise modify the terms of or grant a waiver of any material term of, or give any material consent with respect to, any Nutex Material Contract;

(x)  Enter into a Contract after the Signing Date that would be a Nutex Material Contract if entered into prior to the Signing Date;

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(xi)  Amend, allow to lapse or otherwise modify the material terms of any Governmental Approval;

(xii)  Transfer to any Person any rights to Nutex’s or the Nutex Subsidiaries’ Intellectual Property Rights other than non-exclusive licenses granted to end-user customers in the Ordinary Course of Business;

(xiii)  Sell, lease, license or otherwise dispose of any of Nutex’s or the Nutex Subsidiaries’ assets outside of the Ordinary Course of Business;

(xiv)  Commence a Proceeding other than for the routine collection of bills;

(xv)  Settle or compromise any Proceeding other than Proceedings involving less than $100,000 in the aggregate that do not impose any non-monetary relief on the Nutex and the Nutex Subsidiaries;

(xvi)  Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Nutex and the Nutex Subsidiaries taken as a whole;

(xvii)  Adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than the transactions contemplated by this Agreement;

(xviii)  Other than in the Ordinary Course of Business or except as required by applicable Laws, (i) increase the annual base salary or base wages of any Service Provider, (ii) grant any bonus or incentive compensation to any Service Provider, (iii) materially increase the coverage or benefits available under any (or create any new) benefit plans, programs, policies or arrangement or any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan or arrangement made to, for, or with any Service Provider or otherwise materially amend any such plan, program, policy or arrangement or (iv) enter into any employment, severance, individual consulting, non-competition or similar agreement or Contract (or amend or terminate any such agreement or Contract) involving any Service Provider;

(xix)  Incur any Debt or guarantee any Debt or issue or sell any debt securities or guarantee any debt securities of others;

(xx)  Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or liabilities reflected or reserved against in Nutex’s Financial Statements;

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(xxi)  Make any Tax election other than in the Ordinary Course of Business, change any Tax election, adopt any Tax accounting method other than in the Ordinary Course of Business, change any Tax accounting method, file any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment (but in each case only if such action would reasonably be expected to result in a Nutex Material Adverse Effect, and if such action would not reasonably be expected to result in a Parent Material Adverse Effect, then Nutex shall only be obligated to notify Parent of such action);

(xxii)  Except as may be required by applicable Laws or under GAAP, change in any material respect any accounting method or cash management policy;

(xxiii)  Fail to pay or otherwise satisfy their monetary obligations as they become due, except such as are being contested in good faith;

(xxiv)  Waive or commit to waive any rights with a value in excess of $25,000, or forgive any Debt owed to Nutex or any Nutex Subsidiary;

(xxv)  Cancel, amend or renew any insurance policy other than in the Ordinary Course of Business;

(xxvi)  Take any action or fail to take any action that could reasonably be expected to cause or result in a Nutex Material Adverse Effect; or

(xxvii)  Enter into any Contract or agree, in writing or otherwise, to take any of the actions described above in this Section 4.2(b), or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Nutex from performing or cause it not to perform its covenants hereunder.

4.3.  Access to Information.

(a)  From the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, subject to the provisions in this Section 4.3 and to the extent doing so would not violate applicable Laws, upon reasonable advance notice, in order for the Parties and their respective Representative to perform due diligence activities and investigations and prepare for the post-Closing transition in connection with the transactions contemplated herein, Parent and Nutex shall each and shall cause their respective Subsidiaries to:

(i)  give the other Party and its Representatives reasonable access during normal business hours to its buildings, offices, and other facilities and properties, to its assets, and to all its books and records, whether located on its premises or at another location;

(ii)  cause its officers to furnish the other Party with such financial, operating, technical and product data and other information with respect to the Parent Business or the Nutex Business as applicable, and the Assets of Parent and Nutex and their Subsidiaries as it from time to time may request, including financial statements and schedules; and

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(iii)  reasonably assist and cooperate with the other Party in the development of integration plans for implementation by Parent and Nutex following the Closing; provided, that notwithstanding anything to the contrary herein, no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made by Parent or Nutex herein.

(b)  Notwithstanding the provisions of Section 4.3(a), (i) a Party’s investigation pursuant to this Section 4.3 shall be conducted in a manner that reasonably minimizes interference with the operation of the business of the other Party and each of the Parties shall abide by the other Parties’ generally applicable safety rules, regulations and operating policies, of which it has received prior written notice, (ii) the right of access granted hereunder shall not entitle such Party to operate equipment or conduct subsurface or other invasive testing or sampling, without the other Party’s prior written permission, which may be withheld for any reason or no reason and (iii) a Party shall have no obligation to provide access pursuant to this Section 4.3 to the extent that such access cannot reasonably be provided as a result of any Laws, orders or other directives issued by a Governmental Authority providing for business closures, “sheltering in place” or other restrictions that arise out of the COVID-19 pandemic.

(c)  The Parties acknowledge that neither Party shall be required to, or to cause any of its Affiliates to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract; provided, however, the disclosing Party shall inform the requesting Party as to the general nature of what is being withheld and the Parties shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if doing so would reasonably permit the disclosure of such information without violating applicable Laws or jeopardizing such privilege.

(d)  Subject to the other terms and provisions of this Section 4.3(d), each of the Parties hereby agrees to defend, indemnify, and hold harmless the other Party and its Affiliates from and against any and all Liabilities for personal injury or property damage directly arising out of, resulting from or relating to any field visit, environmental assessment or other due diligence activity conducted by such Party or its Representative pursuant to this Section 4.3, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE OTHER PARTY, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR ANY VIOLATION OF LAW BY, SUCH PARTY; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, A PARTY’S INDEMNITY SET FORTH IN THIS SECTION 4.3(d) SHALL NOT LIMIT SUCH PARTY’S REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO CONDITIONS AFFECTING OR WITH RESPECT TO THE ASSETS OR PROPERTIES OF THE OTHER PARTY MERELY DISCOVERED BY THE INDEMNIFYING PARTY OR ITS REPRESENTATIVES AND THE INDEMNIFYING PARTY SHALL NOT BE REQUIRED UNDER THIS SECTION 4.3(d) TO INDEMNIFY, DEFEND OR HOLD HARMLESS THE OTHER PARTY OR ITS AFFILIATES FROM AND AGAINST DAMAGES ARISING FROM THE IDENTIFICATION OR DISCOVERY OF CONDITIONS, EVENTS OR CIRCUMSTANCES EXISTING PRIOR TO SUCH PARTY’S OR ITS REPRESENTATIVES’ ACCESS HEREUNDER.

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(e)  The Parties acknowledge that, pursuant to their rights of access pursuant to this Section 4.3, the Parties will become privy to confidential and other information of the other Party and its Affiliates and that such confidential information shall be held confidential by such Party and its Representatives in accordance with the terms of the Confidentiality Agreements.

4.4.  Commercially Reasonable Efforts.

(a)  Subject to the terms and conditions herein provided, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, each of the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of their respective closing conditions set forth in ARTICLE XI); provided, however, that if a Party, as applicable, is unable to satisfy such conditions after using such commercially reasonable efforts, such failure to satisfy shall not constitute a breach of this Section 4.4.

(b)  Nutex shall take such actions as necessary to enforce the Contribution Agreements and compel MHH and its Affiliates to effect the contribution required thereof in the Contribution Agreements, pursuant to their terms, including to cause MHH and all equity owners of MHH to contribute such equity owner’s direct or indirect interest in the applicable Nutex Subsidiary to Nutex under the terms of the Contribution Agreement.

4.5.  No Solicitation; Acquisition Proposal. Until the earlier to occur of Closing or the termination of this Agreement pursuant to ARTICLE XI:

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(a)  Parent’s Non-Solicitation; Parent Acquisition Proposal.

(i)  Except as otherwise permitted by this Section 4.5(a), Parent shall not, and shall use its commercially reasonable efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of a Parent Alternative Proposal, (ii) furnish any confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to a Parent Alternative Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Nutex, the Parent Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Parent Alternative Proposal (the taking of any action described in clause (iii) being referred to as an “Adverse Recommendation Change”).

(ii)  Notwithstanding anything to the contrary contained in Section 4.5(a)(i), if at any time prior to obtaining the Parent Stockholder Approval, (i) Parent has received a Parent Alternative Proposal that the Parent Board believes is bona fide, (ii) the Parent Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Parent Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Parent Alternative Proposal did not result from a material breach of this Section 4.5(a), then Parent may (A) furnish information, including any non-public information, with respect to Parent and its Subsidiaries to the Person making such Parent Alternative Proposal, and (B) participate in discussions or negotiations regarding such Parent Alternative Proposal; provided that (x) Parent shall not, and shall use commercially reasonable efforts to cause its Representatives not to, disclose any non-public information to such Person unless Parent has, or first enters into, a customary confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreements are to Nutex and (y) Parent shall provide to Nutex any non-public information with respect to Parent and its Subsidiaries that was not previously provided or made available to Nutex prior to or substantially concurrently with providing or making available such non-public information to such other Person.

(iii)  In addition to the other obligations of Parent set forth in this Section 4.5(a), Parent shall promptly advise Nutex, orally and in writing, and in no event later than five (5) Business Days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Parent in respect of any Parent Alternative Proposal, and shall, in any such notice to Nutex, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Nutex reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Parent shall promptly provide Nutex with copies of any additional written materials received by Parent or that Parent has delivered to any third party making a Parent Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

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(iv)  Notwithstanding the foregoing, if Parent receives a written Parent Alternative Proposal that the Parent Board believes is bona fide and the Parent Board, after consultation with its financial advisors and outside legal counsel, concludes that such Parent Alternative Proposal constitutes a Superior Proposal, then the Parent Board may, at any time prior to obtaining the Parent Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement; provided, however, that Parent shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal until five (5) Business Days after Parent provides written notice to Nutex advising Nutex that the Parent Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Nutex, Parent shall negotiate in good faith with Nutex during such five (5) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Parent Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Notice and a new five (5) Business Day period under this Section 4.5(a)(iv)).

(v)  Notwithstanding anything in this Section 4.5(a) to the contrary, the Parent Board may, at any time prior to obtaining the Parent Stockholder Approval, effect an Adverse Recommendation Change in response to an Intervening Event if the Parent Board concludes in good faith, after consultation with outside counsel and its financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Parent shall provide Nutex with five (5) Business Days’ prior written notice advising Nutex it intends to effect an Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Intervening Event), and during such five (5) Business Day period, Parent shall consider in good faith any proposal by Nutex to amend the terms and conditions of this Agreement in a manner that would allow the Parent Board not to make such Adverse Recommendation Change consistent with its fiduciary duties. The term “Intervening Event” means, with respect to Parent, a material event or circumstance that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Parent Board; provided, however, that none of the items in subsections (a) – (l) set forth in the definition of “Parent Material Adverse Effect” shall be deemed to be an Intervening Event.

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(b)  Nutex’s Non-Solicitation.

(i)  Nutex shall not, and shall use its reasonable efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of a Nutex Alternative Proposal, or (ii) furnish any confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to a Nutex Alternative Proposal.

(ii)  In addition to the other obligations of Nutex set forth in this Section 4.5(b), Nutex shall promptly advise Parent, orally and in writing, and in no event later than five (5) Business Days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Nutex in respect of any Nutex Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request).

(c)  For purposes of this Agreement:

(i)  “Nutex Alternative Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Nutex or any Subsidiary thereof or any proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than twenty percent (20%) of the fair market value of the business, assets of, Nutex or Nutex Subsidiary, other than the transactions contemplated by this Agreement.

(ii)  “Parent Alternative Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Parent or any proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than twenty percent (20%) of the fair market value of the business, assets or deposits of, Parent, other than the transactions contemplated by this Agreement.

(iii)  “Superior Proposal” means an unsolicited, bona fide written  Parent Acquisition Proposal obtained after the date of this Agreement and not in breach of this Section 4.5, which on its terms and conditions the Parent Board of directors in good faith determines after consultation with its financial advisors and outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, timing and other aspects of the proposal, all conditions contained therein and the Person making the proposal, are more favorable to the Parent Stockholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Nutex in response to such Parent Alternative Proposal).

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4.6.  Notices of Certain Events; Continuing Disclosure.

Each of Nutex and Parent shall promptly notify the other Party of, and, subject to applicable Law, deliver to such other Party copies of all documentation relating to:

(a)  any written notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, including the Merger;

(b)  any Proceeding commenced or, to Nutex’s Knowledge or Parent’s Knowledge, as applicable, threatened against or relating to or involving Nutex or Parent, as applicable, that relates to the consummation of the transactions contemplated by this Agreement, or relates to any of the material Assets of Nutex or Parent, as applicable, or any developments relating to any Proceeding otherwise disclosed pursuant to this Agreement;

(c)  subject to the provisions of Section 4.8, any written notice, report or other document either filed with or sent to, or received from, any Governmental Authority, or any governmental investigation on an alleged violation or noncompliance with Laws on behalf of Nutex or Parent, as applicable, subsequent to the Signing Date in connection with the Merger or any of the other transactions contemplated by this Agreement; and

(d)  copies of all material operating and financial reports prepared by Nutex or Parent, as applicable, for such Party’s senior management or for use in preparing such party’s consolidated financial statements, including: (A) copies of the unaudited monthly consolidated balance sheets of Nutex or Parent, as applicable, and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows and (B) copies of any forecasts, write-off reports, hiring reports and capital expenditure reports prepared for Nutex or Parent’s senior management, as applicable.

The delivery of any notice pursuant to this Section 4.6 will not limit any of the representations and warranties of Nutex or Parent set forth in this Agreement or the remedies available hereunder.

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4.7.  Confidentiality, Press Releases and Public Announcements.

(a)  The terms of the Confidentiality Agreements are hereby incorporated by reference and shall continue in full force and effect until the Closing Date. The Parties hereto acknowledge that any information provided to, or otherwise acquired by, such Party or its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement is subject to the terms of the Confidentiality Agreements. Except for disclosures permitted by the terms of the Confidentiality Agreements, each Party and its respective Representatives shall hold information received from any other Party pursuant to this Section 4.7 in confidence in accordance with the terms of the Confidentiality Agreements.

(b)  Parent and Nutex will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment on any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either Party may determine is required by applicable Laws or Proceedings or by obligations pursuant to any securities exchange or stock market. Notwithstanding the foregoing, if Parent determines it is required by applicable Laws to make a public announcement, including, without limitation, with respect to any filing with the SEC that Parent may be required to make as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, Parent shall give Nutex as much prior notice as is reasonably practicable and shall use reasonable efforts to consult with Nutex about the text of such announcement or filing, but shall not be required to obtain the consent of Nutex with regard to such legally required announcement or filing. Parent and Nutex will reasonably consult and agree with each other concerning the means by which any Service Provider, customer or supplier of or any other Person having any business relationship with Nutex or Parent (or their respective Subsidiaries) will be informed of the transactions contemplated by this Agreement, and the other Party will have the right to be present for any such communication.

4.8.  HSR Act. If applicable, as promptly as practicable following the Signing Date, Parent and Nutex shall, and shall cause their respective Affiliates to, prepare and file with the DOJ and the FTC a notification and report form required for the transactions contemplated in this Agreement by the HSR Act, which filings shall include, if available, a request for early termination of the applicable waiting period under the HSR Act. Parent and Nutex agree to respond as promptly as practicable and advisable to, and substantially comply with, any inquiries or requests for additional information or documentary material from the DOJ or the FTC concerning such filings and to substantially comply with the filing requirements of the HSR Act. Parent and Nutex shall reasonably cooperate with and assist each other and, subject to the terms of the Confidentiality Agreements which shall apply mutatis mutandis to the Parties as disclosing parties and recipients, as applicable, shall promptly furnish all information to the other Party that is necessary in connection with Parent’s and Nutex’s and their respective Affiliates’ compliance with the HSR Act. Parent and Nutex shall keep each other fully advised with respect to the content and status of any oral communication with, and provide each other with copies of any written request from or communication with, the DOJ or FTC concerning such filings and shall consult with each other in advance with respect to all responses thereto. To the extent permitted by applicable Laws and

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reasonably practicable, each of Parent and Nutex will permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals or other materials to be submitted or made to any Governmental Authority. Neither Parent nor Nutex will participate in any substantive meeting or discussion with any Governmental Authority with respect of any filings, applications, review, investigation or other inquiry, or enter into any agreement with any Governmental Authority, without consulting in advance with and giving the other Party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Authority and reasonably practicable, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Parent or Nutex, will be limited to outside antitrust counsel only). The filing fees associated with any such HSR Act filing shall be split equally by Nutex and Parent, and this obligation shall survive the termination of this Agreement. Notwithstanding any provision of this Section 4.8, no Party shall be required to provide the other Party with information subject to the attorney-client privilege, work product doctrine or other similar privilege absent entering into a mutually acceptable joint defense agreement, and materials may be redacted to remove references concerning valuation, as necessary to comply with contractual requirements and applicable Laws and as necessary to address reasonable attorney-client, work product and other privilege or confidentiality concerns. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent or Nutex, or any of their respective Affiliates, without its written consent, to (i) sell, license, dispose of, hold separate or operate in any specified manner any of its respective Assets, properties or businesses (or to discuss, agree or commit to any of the foregoing), (ii) enter into any consent decree, Order or agreement that alters its business or commercial practices in any way or that in any way limits or could reasonably be expected to limit the right of the Nutex Members to own, operate or retain all or any portion of the Parent Company Stock or the right of Parent or Nutex, as applicable, to own, operate or retain all or any portion of Parent’s or Nutex’s Assets, properties or businesses or their freedom of action with respect thereto or to otherwise receive the full benefits of this Agreement, (iii) contest, resist or defend any Proceeding instituted (or threatened to be instituted) by any Governmental Authority or other Person challenging this Agreement or the transactions contemplated hereunder as violating any applicable Law or (iv) have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) or any Law that is effect and that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the Parties under Section 4.4, Section 4.9 and this Section 4.8 to use commercially reasonable efforts shall be limited to compliance with the reporting provisions of the HSR Act and with their express obligations under this Section 4.8.

4.9.  Consents. Each of Parent and Nutex will use commercially reasonable efforts to obtain prior to Closing all Consents from Governmental Authorities as may be required in connection with the Merger. Prior to the Closing and thereafter, each of Parent and Nutex (or, if after the Closing, the Surviving Entity) will use its commercially reasonable efforts to obtain all Consents under any Parent Material Contracts (including all Specified Parent Consents) and Nutex Material Contracts (including all Specified Nutex Consents), as applicable, as required to consummate the Merger with respect to such Parent Material Contracts and Nutex Material Contracts and to preserve all rights of and benefits under such Parent Material Contracts and Nutex Mater Contracts in connection therewith.

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4.10.  Preparation of the Proxy.

(a)  As soon as reasonably practicable following the Signing Date, Parent shall prepare and file with the SEC a preliminary proxy statement in connection with the Merger (the “Proxy”) to obtain the Parent Stockholder Approval. Nutex shall furnish all information concerning itself as Parent may reasonably request in accordance with the SEC’s disclosure requirements in connection with the preparation of the Proxy. In case of SEC review, Parent shall use its reasonable best efforts to have the Proxy cleared for use under the Exchange Act as promptly as practicable after such filing. Parent shall cause the Proxy to be mailed to the Parent Stockholders as promptly as practicable after the clearance is received from the SEC. If at any time prior to the Closing Date any information relating to Parent, Nutex, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Parent shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate the same to the Parent Stockholders. Parent shall promptly notify Nutex of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy or for additional information, and Parent shall supply Nutex with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy or the transactions contemplated hereby. Each of Parent and Nutex represents to the other that the information supplied or to be supplied by such Party for inclusion or incorporation by reference in the Proxy and any amendment or supplement thereto will be timely provided and will not, at the date of mailing to stockholders and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. In addition, Parent shall include in the Proxy a proposal for the approval by the Parent Stockholders of an increase to the number of incentive awards available for issuance by either amending the iGambit 2019 Omnibus Incentive Plan or by adopting a new incentive plan.

(b)  Subject to Section 4.5(a) and except to the extent there is an Adverse Recommendation Change, Parent shall, (i) prior to the mailing of the final Proxy, establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting and (ii) through the Parent Board, recommend to the Parent Stockholders that they adopt this Agreement and approve the Merger pursuant to this Agreement (the “Parent Board Recommendation”). Except to the extent there is an Adverse Recommendation Change, Parent shall include in the Proxy a copy of the Parent Fairness Opinion and (subject to Section 4.5(a)) the Parent Board Recommendation. Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholder Meeting (A) after consultation with Nutex, to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (B) for the absence of quorum, (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Parent has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Parent Stockholder Meeting and (D) if Parent has delivered any notice contemplated by Section 4.5(a). Except to the extent there is an Adverse Recommendation Change, Parent shall use its reasonable best efforts to solicit its stockholders to obtain the Parent Stockholder Approval.

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4.11.  Parent Stockholder Approval. As of the Signing Date, the Parent Board has adopted resolutions approving this Agreement and the transactions contemplated by this Agreement on substantially the terms and conditions set forth in this Agreement, and directing that this Agreement and the other transactions contemplated by this Agreement, on such terms and conditions, be submitted to the holders of Capital Stock of Parent entitled to vote thereon (the “Parent Stockholders”) for their consideration at a special meeting (the “Parent Stockholder Meeting”). Subject to timely receipt from Nutex and the Nutex Subsidiaries of financial and other information necessary or advisable for inclusion in the Proxy in accordance with the SEC’s disclosure requirements and assuming clearance of the Proxy as set forth in Section 4.10(a) hereof, Parent will take, in accordance with the federal securities Laws and its Organizational Documents, including the Parent Certificate of Incorporation and bylaws, all action necessary to (i) duly call and give notice of the Parent Stockholder Meeting as soon as practicable, and (ii) duly convene and hold the Parent Stockholder Meeting on or about the anticipated Closing Date but in no event later than thirty (30) calendar days following the date Parent sends notice of the Parent Stockholder Meeting to the Parent Stockholders (with any and all adjournments to occur within such period), to consider and vote upon the adoption of this Agreement and approval of the other transactions contemplated by this Agreement as well as any other such matters. The Parent Board shall (a) recommend to the Parent Stockholders that they adopt this Agreement at the Parent Stockholder Meeting and (b) use its reasonable best efforts to obtain from the Parent Stockholders the approval of a proposal to adopt this Agreement at the Parent Stockholder Meeting and to appoint the New Nutex Directors to the Parent Board, effective as of the Closing (the “Parent Stockholder Approval”). Parent and Nutex shall jointly prepare the Parent Stockholder Meeting materials in conjunction with obtaining the Parent Stockholder Approval. Parent shall submit this Agreement to the Parent Stockholders at the Parent Stockholder Meeting even if the Parent Board shall have withdrawn, modified or qualified its recommendation, unless this Agreement has been terminated in accordance with its terms. As soon as reasonable practicable after the Parent Stockholder Meeting, Parent shall deliver to Nutex a certificate of an authorized officer of Parent certifying as to the number of shares of Parent Capital Stock voted and Parent Stockholders voting in favor of, voting against, or abstaining from voting on the transactions contemplated herein and the terms of this Agreement, at the Parent Stockholder Meeting.

4.12.  Updated Schedules. Five (5) Business Days prior to the Closing Date, either Parent and Merger Sub or Nutex, as applicable, may supplement or amend such Party’s disclosure schedules, as applicable, with respect to any event, condition, fact or circumstance that first arises after the Signing Date, that would cause or constitute an inaccuracy in, or breach of, any representation or warranty in this Agreement to which such disclosure schedule relates. The Person supplementing or amending its disclosure schedules (the “Disclosing Party”) shall deliver a copy of the amendment or supplement, which shall clearly identify and highlight the relevant changes to such disclosure schedules (the “Supplemental Disclosure”) to Nutex, if Parent and Merger Sub are the Disclosing Party, or to Parent, if Nutex is the Disclosing Party (in each case, the “Receiving Party”). The Receiving Party shall have three (3) Business Days after receipt of such Supplemental Disclosure (the “Termination Period”) in which to review the Supplemental Disclosure. If a Supplemental Disclosure discloses facts that would constitute a breach of the Disclosing Party’s representations and warranties hereunder and such breach would reasonably be expected to result in the failure of the condition to Closing specified in Section 9.2, if Nutex is the Disclosing Party, or Section 9.1, if Parent and Merger Sub are the Disclosing Party, to be satisfied at the Closing, then Parent and Merger Sub, if Nutex is the Disclosing Party, or Nutex, if Parent and Merger Sub are the Disclosing Party, may terminate this Agreement by delivering a written notice of termination to the other Parties in accordance with ARTICLE XI prior to the expiration of the Termination Period (which termination notice shall specify the representation or warranty breached, identify the specific facts in the Supplemental Disclosure that constitute the breach and describe why the failure of the condition to Closing would reasonably be expected to occur). If a notice of termination is not received with respect to any Supplemental Disclosure within the Termination Period, the Receiving Party will be deemed to have waived its right to terminate with respect to such Supplemental Disclosure and the relevant Schedule will be deemed to be amended and supplemented as described in the Supplemental Disclosure as of the date hereof for the purposes hereunder. Notwithstanding anything to the contrary contained in this Section 4.12, the Parties agree that any equity adjustment pursuant to Section 4.17 shall not be considered a Supplemental Disclosure.

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4.13.  Listing Application. Parent shall use commercially reasonable efforts to cause the Parent Common Stock to be eligible for listing on Nasdaq, conditioned on consummation of the Merger and following the Effective Time, under the trading symbol “NUTX”.

4.14.  Parent Name Change. Immediately following the Closing, Parent shall amend its Certificate of Incorporation pursuant to the filing of the A&R Certificate of Incorporation with the Secretary of State of the State of Delaware and shall file all other necessary documents to change its legal name to “Nutex Health Inc.”.

4.15.  Post-Closing Parent Governance.

(a)  At Closing, all directors and officers of Parent and each Parent Subsidiary shall resign as directors and officers except as otherwise contemplated pursuant to this Section 4.15.

(b)  Unless otherwise agreed by Parent and Nutex in writing prior to the Effective Time, the persons designated by Parent and Nutex, respectively, as set forth on Annex C-2 under the heading “Directors”, including the New Nutex Directors, shall be the directors of Parent and each Parent Subsidiary from and after the Effective Time, each serving until the earlier of his or her resignation or removal or until his or her successor is duly elected.

(c)  On or promptly following the Effective Time, the officers of Parent and the officers of each Parent Subsidiary shall consist of the persons set forth on Annex C-2under the heading “Officers”, each serving until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified. The duties, powers and responsibilities of such officers of Parent shall be as set forth in the Organizational Documents of Parent and the duties, powers and responsibilities of each Parent Subsidiary shall be as set forth in the Organizational Documents of such Parent Subsidiary, as the same may be amended.

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4.16.  Nutex Managing Member and Nutex Member Approval. As of the Signing Date, the initial sole member of Nutex and the Nutex Manager have adopted resolutions approving this Agreement and the transactions contemplated by this Agreement on substantially the terms and conditions set forth in this Agreement. Pursuant to their execution of the Contribution Agreement, subject to Section 4.17 below, the Nutex Owners have: (a) determined that it is in the best interests of Nutex and the Nutex Owners, and declared it advisable, to enter into this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby; and (b) voted in favor of this Agreement and the Merger (the “Nutex Member Approval”).

4.17.  Nutex Equity Adjustment.

(a)  Pursuant to the Contribution Agreements, the parties thereto have acknowledged and agreed that the equity consideration described therein to be issued to the Nutex Owners, as applicable, was determined based on the applicable Nutex Subsidiary’s internally prepared financial information for the twelve months ended September 30, 2021 as available on the date of this Agreement (the “Preliminary Financial Information”) and set forth on the exhibits attached thereto. The parties thereto further acknowledged and agreed that such Preliminary Financial Information will be supplemented by Nutex’s preliminary unaudited financial information as of, and for the trailing 12-month period ended, September 30, 2021 which is subject to standard review by Nutex’s independent outside auditors which is expected to be complete on or about January 15, 2022 (such reviewed financial information being referred to herein as the “Updated Financial Information”). In connection therewith, the parties thereto have acknowledged and agreed that (a) to the extent that the Updated Financial Information results in adjustments or revisions to the Preliminary Financial Information and (b) such adjustments or revisions cause increases or decreases with respect to any individual Nutex Owner’s equity consideration described therein by more than ten percent (10%) as provided in the applicable Contribution Agreement, then the Nutex Representative shall provide written notice of such proposed change in such Nutex Owner’s equity consideration to such Nutex Owner(s) within ten (10) days of the receipt by the Nutex Representative of the Updated Financial Information (such notice, an “Equity Consideration Adjustment Notice”). Each such Nutex Owner who receives an Equity Consideration Adjustment Notice shall have ten (10) days after receipt of the Equity Consideration Adjustment Notice to, by written notice to the Nutex Representative, (i) elect to proceed with the consummation of the transactions contemplated by the applicable Contribution Agreement and this Agreement, in which case, (x) such Nutex Owner shall continue to be party and subject to and bound by all of the terms and provisions provided in the Contribution Agreement and (y) such Nutex Owner’s final equity consideration described in the Contribution Agreement shall be updated based on the Updated Financial Information pursuant to the terms thereof (such notice, an “Opt-in Notice”), or (ii) elect to terminate such Nutex Owner’s participation in the transactions contemplated by the applicable Contribution Agreement and this Agreement, in which case such Nutex Owner shall have no further rights or obligations in connection with the Contribution Agreement (other than as specifically set forth therein), this Agreement or the transactions contemplated hereby or thereby (such notice, an “Opt-out Notice”). Additionally, to the extent that the applicable Nutex Subsidiary has any Debt outstanding at or immediately prior to the Closing, the aggregate Membership Interests issued to the applicable Nutex Owners at the consummation of the Contribution Transaction and the corresponding Merger Consideration shall be adjusted at the Closing downwards, pro-rata among such Nutex Owners based on such Nutex Owner’s Membership Interests (as defined in the applicable Contribution Agreement), on a dollar for dollar basis based on the aggregate Debt outstanding pursuant to the terms of the applicable Contribution Agreement. Prior to the Closing, after receipt of the Opt-in Notices and the Opt-out Notices, the Nutex Representative shall provide an updated Section 7.3(a) of the Nutex Disclosure Schedule, as applicable, to the Parent in connection with the equity adjustments contemplated by this Section 4.17(a) and an updated list of Nutex Owners and updated Annex B.

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(b)  The Parties acknowledge and agree that notwithstanding anything to the contrary in this Agreement, at any time prior to the Closing, Nutex may incur additional Debt (collectively, if any, the “New Nutex Debt”) in order to redeem a portion of the outstanding Nutex Membership Interests (in each case, a “Nutex Redemption”). As a result of any Nutex Redemption the Exchange Ratio may increase in accordance with Section 3.1.(a). Prior to the Closing, if any Nutex Redemptions occur, the Nutex Representative shall provide an updated Section 7.3(a) of the Nutex Disclosure Schedule, as applicable, to the Parent in connection with the equity adjustments contemplated by this Section 4.17(b) and an updated list of Nutex Owners and updated Annex B.

4.18.  NH Obligations. NH hereby absolutely, unconditionally and irrevocably guarantees, as principal and not as a surety, to and for the benefit of Parent and Merger Sub, the prompt and complete payment in full as and when payable by Nutex of any and all amounts payable by Nutex pursuant to the terms of or in connection with this Agreement (such payment obligations, the “Obligations”), including, without limitation, payment obligations under this Article IV and payments in respect of damages for any breach of contract claim hereunder and damages as a result of the breach hereof. If for any reason Nutex shall fail to promptly and fully pay any Obligation as and when due and payable, NH shall pay or cause to be paid such Obligation to or as directed by Parent within five (5) Business Days after receiving written notice from the Parent. This guaranty shall terminate upon the earlier of (i) the Closing Date or (ii) the fulfillment of NH of the Obligations

4.19.  MHH. MHH agrees that, for purposes of Sections 4.2, 4.3, 4.5(b), 4.6, 4.7, 4.9 and 4.10, the term “Nutex” shall be deemed to include MHH and MHH agrees to adhere to the covenants, agreements and obligations applicable to Nutex as covenants, agreements and obligations of MHH; provided, however, that such obligations of MHH under Sections 4.2, 4.3, 4.5(b), 4.6, 4.7, 4.9 and 4.10 shall not apply with respect to any action taken by any Nutex Subsidiary that is not a MHH Controlled Affiliate or any individual physician who is not otherwise under the direction of MHH or any MHH Controlled Affiliate.

4.20.  Nutex Real Estate Guarantees. Nutex shall use its commercially reasonable efforts to, and shall cause the Nutex Subsidiaries to use their commercially reasonable efforts to, as applicable, terminate the Nutex Real Estate Guarantees prior to or in connection with the Closing. The Contribution Agreements shall provide that the physician owners shall agree to indemnify the applicable Nutex Subsidiary against any claim against the Nutex Real Estate Guarantees.

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4.21.  Nutex Additional Financial Statements.

(a)  On or prior to December 31, 2021, Nutex shall deliver to Parent the audited consolidated balance sheets, and the related consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries as of and for the years ended December 31, 2019, and December 31, 2020; and

(b)  On or prior to January 15, 2022, Nutex shall deliver to Parent the unaudited consolidated balance sheet of Nutex and the Nutex Subsidiaries as of the Nutex Balance Sheet Date, and the related unaudited consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries for the nine-month period ended on the Nutex Balance Sheet Date ((a) and (b) collectively, the “Nutex Additional Financial Statements”).

Article V
Closing Deliveries

5.1.  Closing Deliveries by Parent and Merger Sub. At the Closing, upon the terms and subject to the conditions of this Agreement, Parent and Merger Sub shall deliver, or cause to be delivered, to Nutex the following items, duly executed by Parent and its Affiliates, as applicable, all of which shall be in form and substance reasonably acceptable to Nutex.

(a)  Parent Secretary’s Certificate. A certificate of the secretary of Parent, duly executed and dated as of the Closing Date, attaching and certifying as to (i) true, correct and complete copies of the Organizational Documents of Parent and the Parent Subsidiaries, including the Parent Certificate of Incorporation and bylaws, in each case, as in effect as of the Closing Date, (ii) resolutions of the Parent’s Board authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents, including the requisite amendments to Parent’s Certificate of Incorporation, and authorizing and approving the transactions contemplated herein and therein, including the Merger, (iii) the Parent Stockholder Approval and (iv) the incumbency of Parent’s officers executing this Agreement and all other Transaction Documents.

(b)  Parent Closing Certificate. A certificate of an officer of Parent, duly executed and dated as of the Closing Date, certifying on behalf of Parent and Merger Sub that the conditions to Closing set forth in Sections 9.1(a), 9.1(b) and 9.1(c) have been fulfilled;

(c)  Certificates of Good Standing. A certificate, dated within ten (10) days of the Closing Date, from the Secretary of State of the State of Delaware or other applicable organizational jurisdiction as to each of Parent’s and the Parent Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes, and the Secretary of State of each state in which Parent and each Parent Subsidiary is qualified to do business as a foreign Entity, as to Parent’s and the Parent Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes.

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(d)  Capitalization Certificate. The Capitalization Certificate, duly executed by an officer of Parent.

(e)  Lock-Up Agreements. The Lock-Up Agreements, duly executed by Parent.

(f)  Amended and Restated Certificate of Incorporation. The A&R Certificate of Incorporation, duly adopted by the Parent Stockholders and the Parent Board, which shall be filed with the Secretary of State of the State of Delaware promptly after the Closing.

(g)  A&R LLC Agreement. The A&R LLC Agreement, duly executed by Parent.

(h)  Resignations. Written resignations, duly executed and dated effective as of the Closing Date, of each of the directors and officers of Parent not listed on Annex C-2 at least five (5) Business Days before the Closing Date.

(i)  Management Services Agreement. The Management Services Agreements, duly executed by Parent.

(j)  Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by Parent.

(k)  Listing. Documentation, in form and substance, reasonably satisfactory to Nutex, evidencing the completion of the actions required in Section 4.13.

(l)  Other Documents. Such other documents and instruments as Nutex may reasonably request and which are deemed by Nutex to be necessary to effect the transactions contemplated herein, including the Merger.

5.2.  Closing Deliveries by Nutex. At the Closing, upon the terms and subject to the conditions of this Agreement, Nutex shall deliver, or cause to be delivered, to Parent the following items, duly executed by Nutex and its Affiliates, as applicable, all of which shall be in form and substance reasonably acceptable to Parent.

(a)  Nutex Officer’s Certificate. A certificate of an officer of Nutex, duly executed and dated as of the Closing Date, certifying as to (i) true, correct and complete copies of the Organizational Documents of Nutex and the Nutex Subsidiaries, including the certificate of formation and limited liability company agreement of Nutex, in each case as in effect as of the Closing Date, (ii) resolutions of the Nutex Managing Member authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents and authorizing and approving the transactions contemplated herein and therein, including the Merger and (iii) the incumbency of the officers of Nutex executing this Agreement and all other Transaction Documents.

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(b)  Nutex Closing Certificate. A certificate of the Nutex Manager, duly executed and dated as of the Closing Date, certifying on behalf of Nutex that the conditions to Closing set forth in Sections 9.2(a), 9.2(b) and 9.2(c) have been fulfilled.

(c)  Certificates of Good Standing. A certificate, dated within ten (10) days of the Closing Date, from the Secretary of State of the State of Delaware or other applicable organizational jurisdiction as to each of Nutex’s and Nutex Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes, and the Secretary of State of each state in which Nutex and each Nutex Subsidiary is qualified to do business as a foreign Entity, as to Nutex’s and Nutex’s Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes.

(d)  Certificate of Merger. The Certificate of Merger, duly executed by Nutex, which shall be filed with the Secretary of State of the State of Delaware promptly after the Closing in accordance with Section 2.3.

(e)  Consideration Spreadsheet. The Consideration Spreadsheet, duly executed by the Nutex Manager.

(f)  Lock-Up Agreements. The Lock-Up Agreements, duly executed by the Nutex Members.

(g)  Management Services Agreement. The Management Services Agreements, duly executed by each of the Nutex Subsidiaries.

(h)  Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by the Nutex Representative.

(i)  Other Documents. Such other documents and instruments as Parent may reasonably request and which are deemed by Parent to be necessary to effect the transactions contemplated herein, including the Merger.

Article VI
Representations and Warranties of Parent and Merger Sub

Except as set forth in the sections of the disclosure schedule (the “Parent Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Parent prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors”, “Forward Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), Parent and Merger Sub hereby, jointly and severally, represent and warrant to Nutex that, as of the Signing Date and as of the Closing Date (other than representations and warranties that speak as of another specific date or time):

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6.1.  Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Clinigence Health, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Clinigence LLC is a limited liability company duly organized and in good standing under the laws of the State of Georgia. Clinigence India is a corporation duly organized, validly existing and in good standing under the laws of India. AHP Health Management Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Accountable Healthcare America, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Procare Health, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and its Subsidiaries has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed as a foreign corporation (and, as of the Closing Date will be duly qualified as a foreign corporation) to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary or where the failure to so qualify would not reasonably be expected to result in a Parent Material Adverse Effect. Parent has provided to Nutex true, correct and complete copies of the Organizational Documents of Parent and each Parent Subsidiary, each as amended prior to the execution of this Agreement, and each as made available to Nutex is in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any of the provisions of such Organizational Documents.

6.2.  Authority; Capacity. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein, including the Merger. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated herein and therein, including the Merger, have been, duly and validly authorized and approved by all requisite actions and no other corporate or other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger, except for the Parent Stockholder Approval which shall be obtained prior to the Closing in accordance with Section 4.11 of this Agreement. This Agreement has been and, at Closing, the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by Parent and Merger Sub. This Agreement constitutes and, at Closing, together with the other Transaction Documents to which it is a party, will constitute the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

6.3.  Capitalization; Ownership of Parent; Debt.

(a)  The authorized capital stock of Parent consists of 800,000,000 shares of Parent Common Stock and 100,000,000 Preferred Shares. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued in accordance with the Certificate of Incorporation and are fully paid and non-assessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights. As of the date hereof, there are 48,071,225 issued and outstanding shares of Parent Common Stock and no preferred stock issued or outstanding of Parent. As of the date of this Agreement, there are outstanding warrants to purchase 12,369,263 shares of Parent Common Stock and convertible promissory notes convertible into 3,706,694 shares of Parent Common Stock. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Parent Stockholders may vote are issued or outstanding. As of the date hereof, there are issued and outstanding, unexercised options for the purchase of 2,965,431 shares of Parent Common Stock, issued pursuant to the 2019 Omnibus Equity Incentive Plan and associated award agreements. At Closing, any outstanding options held by Parent employees, officers and directors shall be exercisable for such period of time as provided in the associated award agreement and the 2019 Omnibus Equity Incentive Plan. At Closing, any and all contractual or similar obligations payable to Parent directors from Parent or its Affiliates, or otherwise owing to such Parent directors as a result of their past, present and future services as Parent directors, shall have been released.

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(b)  Subject to receipt of the Parent Stockholder Approval, the Parent Shares to be issued pursuant to this Agreement will be duly authorized and when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and will be free of any liens or restrictions on transfer other than under this Agreement, the Registration Rights Agreement, the Parent Certificate of Incorporation and bylaws and under applicable state and federal securities Laws.

(c)  Section 6.3(c) of the Parent Disclosure Schedule sets forth the authorized and outstanding capital stock or other equity interests of each of the Parent Subsidiaries, including the names of the holders of all of such issued and outstanding capital stock and other equity interests and the number of shares and series or class of capital stock or other equity interests so owned. Each share of the capital stock or other equity interest of the Parent Subsidiaries is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights of any stockholder, member or other equity holder of any Parent Subsidiary. All of the issued and outstanding shares of capital stock or equity interests of the Parent Subsidiaries have been issued in accordance with all applicable federal and state securities Laws and are free and clear of all Encumbrances, other than Encumbrances arising pursuant to the Organizational Documents of the Parent Subsidiaries (all of which have been waived to the extent that they might affect the consummation of the Merger or the other transactions contemplated herein) and restrictions on transfer under applicable securities Laws.

(d)  Except as set forth in Section 6.3(d) of the Parent Disclosure Schedule, there are no (i) outstanding securities of Parent or its Subsidiaries convertible into or exchangeable for any Capital Stock or securities of Parent or any of its Subsidiaries; (ii) preemptive, registration or similar rights on the part of any holder of any class of securities of Parent or any of its Subsidiaries; (iii) subscriptions, options, warrants, conversion, exchange or other rights, agreements or commitments of any kind relating to or obligating Parent or any of its Subsidiaries to issue, sell, purchase or redeem, or cause to be issued, sold, purchased or redeemed, any shares of capital stock or other equity interest of Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such securities; (iv) other than this Agreement, stockholder agreements, buy-sell agreements, voting agreements, voting trusts or other agreements or understandings relating to the voting, purchase, transfer, redemption or other acquisition of any shares of the Capital Stock of Parent or any of its Subsidiaries; or (v) unpaid dividends or other distributions, whether current or accumulated, due or payable on any of the Capital Stock of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of Capital Stock, and the consummation of the transactions contemplated herein, including the Merger, will not trigger any such obligation.

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(e)  Section 6.3(e) of the Parent Disclosure Schedule sets forth as of the Signing Date a true and complete list of all Debt of Parent and each of its Subsidiaries that exceeds $100,000 individually or $250,000 in the aggregate, including the number of shares of Parent or its Subsidiaries into which such Debt is convertible, as applicable.

6.4.  No Conflicts; Required Consents.

(a)  Other than the filings required in connection with the HSR Act, the Parent Stockholder Approval and those Consents set forth in Section 6.4of the Parent Disclosure Schedule, no material Consents are required with respect to Parent’s or Merger Sub’s execution and delivery of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated herein and therein, including the Merger. The execution, delivery and performance of this Agreement and the other Transaction Documents by Parent and Merger Sub do not and will not, with or without notice or lapse of time:

(i)  conflict with, contravene or violate the Organizational Documents of Parent or any Parent Subsidiary;

(ii)  conflict with, contravene, result of any breach of or violate any Law applicable to Parent or any of its Subsidiaries or by which the Parent Assets or any other property or Asset of Parent or any of its Subsidiaries is bound or affected;

(iii)  assuming the Consents listed in Section 6.4 of the Parent Disclosure Schedule are obtained, conflict with, contravene, result in any breach or violation of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Parent Assets or the Assets of Parent or any of Parent’s Subsidiaries pursuant to any Contract or Governmental Approval; or

(iv)  require Parent or any of its Subsidiaries to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

(b)  The Parent Stockholder Approval is the only vote or approval required of the holders of any class or series of Parent capital stock that shall be necessary to adopt this Agreement and to consummate the transactions contemplated hereby, including the Merger.

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6.5.  Subsidiaries. Except as set forth on Section 6.5 of the Parent Disclosure Schedule, Parent does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity and none of the Parent Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity. Since the date of its formation, Merger Sub has not engaged in any business activities or conducted any operations, nor will Merger Sub prior to the Closing Date engage in any business activities or conduct any operations other than in connection with the transactions contemplated by this Agreement. At the Effective Time, Merger Sub will not have any assets, Liabilities or obligations other than those contemplated by this Agreement.

6.6.  Financial Statements. All of Parent’s financial statements (including any audited or unaudited financial statements and any notes thereto or schedules included therein) set forth in its annual report on Form 10-K filed with the SEC on April 5, 2021, its current report on Form 8-K/A filed on May 21, 2021, and in its quarterly reports filed with the SEC on Form 10-Q on May 24, 2021, August 16, 2021 and November 15, 2021 (collectively, the “Parent Financial Statements”):

(i)  are consistent in all material respects with the Books and Records of Parent and its Subsidiaries;

(ii)  present fairly in all material respects the consolidated financial condition of Parent and its Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of Parent and its Subsidiaries for the periods covered thereby; and

(iii)  have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the unaudited financial statements of Parent are subject in all respects to year-end adjustments and do not contain all footnotes and schedules required in audited financial statements, none of which, individually or in the aggregate, are material.

6.7.  Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any Liabilities other than:

(i)  those set forth in the unaudited consolidated balance sheets (the “Parent Interim Balance Sheet”), and the related unaudited consolidated statements of operations, changes in stockholders’ equity and cash flows, of Parent included in Parent’s quarterly report filed with the SEC on Form 10-Q on November 15, 2021 (the “Parent Balance Sheet Date”);

(ii)  those incurred in the Ordinary Course of Business and not required to be set forth in the Parent Interim Balance Sheet under GAAP and not in excess of an aggregate amount of $100,000;

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(iii)  the Debt listed in Section 6.3(e) of the Parent Disclosure Schedule;

(iv)  those incurred in the Ordinary Course of Business after the Parent Balance Sheet Date;

(v)  those incurred in connection with the execution of any of the Transaction Documents; or

(vi)  those which would otherwise not be expected to result in a Parent Material Adverse Effect.

6.8.  Absence of Changes. Except as set forth in Section 6.8 of the Parent Disclosure Schedule, since the Parent Balance Sheet Date, except as expressly contemplated by this Agreement, (i) Parent and its Subsidiaries have conducted the Parent Business in the Ordinary Course of Business, (ii) no event or circumstance has occurred that has had or is likely to have a Parent Material Adverse Effect, and (iii) neither Parent nor any of its Subsidiaries has:

(a)  Entered into any commitment or transaction in excess of $100,000 or any commitment or transaction not in the Ordinary Course of Business;

(b)  Entered into any transaction with its officers, directors, managers, stockholders, members, partners, equityholders or their Affiliates;

(c)  Amended or otherwise modified the material terms of any Parent Material Contract or Governmental Approval;

(d)  Commenced a Proceeding other than for the routine collection of bills or settled any Proceeding or settled a Proceeding;

(e)  Incurred any Debt or guaranteed any Debt or issued or sold any debt securities or guaranteed any debt securities of others other than in the Ordinary Course of Business;

(f)  Taken any action or failed to take any action that would reasonably be expected to cause or result in a Parent Material Adverse Effect; or

(g)  Entered into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 6.8, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

6.9.  Material Contracts.

(a)  Section 6.9 of the Parent Disclosure Schedule provides a true and complete list of each of the following Contracts to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of its or their respective assets or properties are bound (collectively, the “Parent Material Contracts”):

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(i)  All leases for real property used by Parent or any of its Subsidiaries and all leases of personal property and any Contract affecting any right, title or interest in or to real property;

(ii)  All Contracts with Persons who are Service Providers;

(iii)  Any Contract involving financing or borrowing of money, or evidencing Debt; any liability for borrowed money; any letters of credit; any obligation for the deferred purchase price of property in excess of $100,000; or guaranteeing in any way any Contract or Debt in connection with any Person;

(iv)  Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(v)  Any Contract with any Governmental Authority;

(vi)  Any Contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

(vii)  Any Contract for the purchase or sale of any Parent Assets or assets of or any of its Subsidiaries other than in the Ordinary Course of Business or for the option or preferential rights to purchase or sell any Parent Assets or assets of or any of its Subsidiaries;

(viii)  Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area or that would otherwise result in Parent or any of its Subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Parent Business;

(ix)  Any Contract related to the acquisition of a business or the equity of any other Entity or the sale of Parent or any of its Subsidiaries or any of the Parent Assets or any assets of any of its Subsidiaries;

(x)  Any other Contract which (i) provides for payment or performance by either party thereto having an aggregate value of $100,000 or more; (ii) is not terminable without payment or penalty on thirty (30) days (or less) notice; or (iii) is between, inter alia, Parent or any of its Subsidiaries, on the one hand, and an Affiliate thereof, including any Parent Stockholder, or any current or former director, officer, stockholder, equity holder, or employee of Parent or its Subsidiaries or any immediate family member or Affiliate of any of the foregoing, on the other hand; and

(xi)  Any proposed arrangement of a type that, if entered into, would be a Contract described in any of Section 6.9(a)(i) through 6.9(a)(x) above.

(b)  True and complete copies of each written Parent Material Contract and true and complete written summaries of each oral Parent Material Contract (including all amendments, supplements, modifications and waivers thereto) have been provided to Nutex by Parent.

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(c)  Each Parent Material Contract is currently valid, in full force and effect, and is enforceable by Parent or its Subsidiaries, as applicable, in accordance with its terms.

(d)  Neither Parent nor any of its Subsidiaries is in default, and no party has notified Parent or any of its Subsidiaries in writing that Parent or any of its Subsidiaries is in default, under any Parent Material Contract. No event has occurred, and no circumstance or condition exists, that might, with or without notice or lapse of time:

(i)  result in a violation or breach of any of the material provisions of any Parent Material Contract;

(ii)  give any Person the right to declare a default or exercise any remedy under any Parent Material Contract;

(iii)  give any Person the right to accelerate the maturity or performance of any Parent Material Contract or to cancel, terminate or modify any Parent Material Contract; or

(iv)  otherwise have a Parent Material Adverse Effect in connection with any Parent Material Contract.

(e)  Neither Parent nor any of its Subsidiaries has waived any of its rights under any Parent Material Contract.

(f)  The performance of the Parent Material Contracts will not result in any violation of or failure by Parent or any of its Subsidiaries to comply in all material respects with any Law.

(g)  The Parent Material Contracts constitute all of the material Contracts necessary to enable Parent and its Subsidiaries to conduct the Parent Business in the manner in which such Parent Business is currently being conducted in all material respects.

6.10.  Title and Sufficiency of Assets. Parent or its Subsidiaries has good and marketable title to or, in the case of leased property and assets, has valid and enforceable leasehold interests in, all of the Assets and properties reasonably necessary for the conduct of the Parent Business as presently conducted, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. No Assets, licenses or other rights that are used in the Parent Business are held by any Affiliate of Parent or Merger Sub, including any Parent Stockholder, or any current or former director, officer, stockholder, equity holder, or employee of Parent or Merger Sub or any immediate family member or Affiliate of any of the foregoing.

6.11.  Leased Real Property.

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(a)  Neither Parent nor any of its Subsidiaries owns or has ever owned any real property. Parent or its Subsidiaries have a valid and binding leasehold interest in each of the leased real properties (collectively, the “Parent Facilities”) listed in Section 6.11 of the Parent Disclosure Schedule, free and clear of any Encumbrances, except for Parent Facility Leases and Permitted Encumbrances. Each lease, including all amendments thereto (excluding subordination and non-disturbance agreements, which will be delivered to Nutex on or before Closing), evidencing such leased real property (the “Parent Facility Leases”) is also listed in Section 6.11 of the Parent Disclosure Schedule. Section 6.11 of the Parent Disclosure Schedule sets forth, in respect of each Parent Facility Lease, the date and name of the parties to such Parent Facility Lease. Parent or its Subsidiaries presently occupy each of the Parent Facilities free of any subleases, occupancy agreements, licenses, concessions or other similar agreements granting to any party or parties (other than Parent, its Subsidiaries or the applicable landlord) a right of use or occupancy of any portion of any Parent Facility. Parent’s or its Subsidiaries’ possession and quiet enjoyment of Parent Facilities under each of Parent Facility Leases has not been disturbed and there are no material disputes with respect to any of Parent Facility Leases. Each Parent Facility Lease is valid and in full force and effect, and, to Parent’s Knowledge, no default or event which with the giving of notice or the passage of time, or both, will constitute default has occurred under any Parent Facility Lease or been claimed to have occurred by either the landlord or the tenant thereunder. All Parent Facilities and tenant improvements located on or within such leased real property are adequate and suitable for the purposes for which they are currently being used and there are no deferred maintenance or repair items at any Parent Facility in excess of $100,000. No security deposit or portion thereof deposited with respect to any Parent Facility Lease has been applied in respect of a breach of or default under any of Parent Facility Leases that has not been re-deposited in full. Neither Parent nor any of its Subsidiaries owes and will not in the future owe any brokerage commissions or finder’s fees with respect to any of Parent Facility Leases. There are no material unsatisfied capital expenditure requirements or remodeling obligations of Parent or any of its Subsidiaries under any of Parent Facility Leases, other than ordinary maintenance and repair obligations. Neither Parent nor any of its Subsidiaries has assigned, transferred, sublet, or granted any person the right to use or occupy any of Parent Facilities arising under Parent Facility Leases or granted any other security interest in any Parent Facility Lease or any interest therein. Neither Parent nor any of its Subsidiaries has made any material modifications to Parent Facilities that will be required to be restored or otherwise removed at the expiration or termination of any Parent Facility Lease.

(b)  Neither Parent nor any of its Subsidiaries has any leasehold interest in any leased real property other than Parent Facilities. Prior to the Signing Date, Parent has provided Nutex with true, correct and complete copies of all Parent Facility Leases, including all amendments and supplements thereto. The Parent Facility Leases constitute all of the written and oral agreements of any kind for the leasing, rental, use or occupancy of leased real property to which Parent or any of its Subsidiaries is a party. The Parent Facility Leases are the result of bona fide arm’s length negotiations between the parties thereto. No delivery date of any Parent Facilities under any Parent Facility Leases has been accelerated and the premises not yet delivered.

(c)  To Parent’s Knowledge, neither Parent nor any of its Subsidiaries has received any written notice that its occupancy, use or the condition of any Parent Facility is in material violation of any Laws, zoning ordinances or land use restrictions. Each Parent Facility is in good and operable condition and repair and in material compliance with all Laws.

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(d)  Parent does not know of any facts that would adversely affect the possession, use or occupancy of any of any leased real property or any Parent Facility. No portion of any leased real property nor any Parent Facility is currently subject to any condemnation proceedings, and, to the Knowledge of Parent, no condemnation or taking is threatened or contemplated.

6.12.  Intellectual Property.

(a)  Section 6.12 of the Parent Disclosure Schedule sets forth an accurate and complete list and description of all material (i) Registered Intellectual Property Rights owned or held by or on behalf of Parent or any of its Subsidiaries, and (ii) all trade and corporate names and all material unregistered trademarks and service marks owned or used by Parent or any of its Subsidiaries (collectively, the “Parent Registered Intellectual Property Rights”), specifying as to each such item: the name of the applicant/registrant and current owner, the jurisdictions by or in which each such Parent Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed (or, for domain names, the applicable registrar), the respective registration or application numbers, the dates of issuance, registration or filing, and the prosecution status. Parent or its Subsidiaries are listed in the record of the appropriate Governmental Authority as the sole owner of each item of Parent Registered Intellectual Property Rights (except in the case of unregistered trademarks and service marks).

(b)  Each item of Parent Intellectual Property is owned solely by or is duly and validly licensed to Parent or its Subsidiaries for use in the manner currently used by Parent or its Subsidiaries in the conduct of the Parent Business, free and clear of any Encumbrances, except for non-exclusive licenses granted to end-user customers in the Ordinary Course of Business. Each item of Parent Intellectual Property owned by Parent or its Subsidiaries is valid, subsisting, in full force and effect and, to Parent’s Knowledge, none is involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened proceeding or claim challenging the ownership, use, validity or enforceability of any such item of Parent Intellectual Property. The Parent Intellectual Property constitutes all of the material Intellectual Property and Intellectual Property Rights used in or reasonably necessary for the conduct of the Parent Business.

(c)  No Person who has licensed Intellectual Property to Parent or any of its Subsidiaries has ownership rights or license rights to improvements made by Parent or any of its Subsidiaries in such Intellectual Property pursuant to the terms of such license. Neither Parent nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that are included in Parent Intellectual Property to any Person.

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(d)  All material registration, maintenance and renewal fees due and payable in connection with each item of Parent Registered Intellectual Property Rights have been paid and all documents and certificates necessary to maintain such Parent Registered Intellectual Property Rights have been timely filed with the relevant Governmental Authority, including the United States Patent and Trademark Office (the “PTO”), the U.S. Copyright Office, or their respective counterparts in any relevant foreign jurisdiction, as the case may be. To Parent’s Knowledge, there are no actions that must be taken by Parent or any of its Subsidiaries within one hundred and twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to offices actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Parent Registered Intellectual Property Rights. Parent or its Subsidiaries has timely recorded an assignment of each Registered Intellectual Property Right assigned to Parent or any of its Subsidiaries, if any, with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be. All Parent Registered Intellectual Property Rights were prosecuted and recorded in good faith and in compliance with all applicable rules, policies and procedures of any applicable Governmental Authority.

(e)  Parent and its Subsidiaries have taken commercially reasonable steps sufficient to maintain and protect the secrecy, confidentiality, value and Parent’s and its Subsidiaries’ rights in all Confidential Information and Trade Secrets of Parent and its Subsidiaries, respectively. Since December 31, 2012, neither Parent nor any of its Subsidiaries has received written notice of any misappropriation or unauthorized disclosure of any Trade Secret or Confidential Information related to the Parent Business, the Parent Assets or the assets of any of its Subsidiaries, or any violation or breach of obligations of confidentiality with respect to such, nor does Parent have Knowledge of any basis for such misappropriation, unauthorized disclosure, violation or breach.

(f)  The operation of the Parent Business does not infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Parent nor any of its Subsidiaries has received written notice from any Person claiming that such operation or any Parent Intellectual Property infringes or misappropriates any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Parent have Knowledge of any basis therefor). Neither Parent nor any of its Subsidiaries incorporates or uses the content or images of any third party in any software or website owned or licensed by Parent or any of its Subsidiaries.

(g)  To Parent’s Knowledge, no Person is violating, infringing or misappropriating any Parent Intellectual Property. Neither Parent nor any of its Subsidiaries has made any such claims against any Person with respect to any Parent Intellectual Property, and neither Parent nor any of its Subsidiaries has invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Parent Intellectual Property.

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(h)  There are no Proceedings to which Parent or any of its Subsidiaries is a party before any Governmental Authority (including before the PTO) anywhere in the world related to any of the Parent Intellectual Property, including any Parent Registered Intellectual Property Rights and, to Parent’s Knowledge, no such Proceedings are threatened.

(i)  No Parent Intellectual Property is subject to any Proceeding or any outstanding Order that restricts the use, transfer or licensing thereof by Parent or any of its Subsidiaries or that would reasonably be expected to adversely affect the validity, use or enforceability of such Parent Intellectual Property.

(j)  Neither this Agreement nor the consummation of the Merger will (i) result in any loss of, or give rise to a right to modify or terminate the right to use, any material Parent Intellectual Property, (ii) result in (x) Parent or any of its Subsidiaries granting to any Person any license, covenant not to sue, immunity or other right with respect to any Parent Intellectual Property, including any release of Parent Intellectual Property from escrow; (y) Parent, any of its Subsidiaries or any of their respective Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of their businesses, including the Parent Business; or (z) Parent, any of its Subsidiaries or any of their respective Affiliates being obligated to pay any royalties or other amounts to any Person.

(k)  No current or former Service Provider of Parent or any of its Subsidiaries: (i) is, to Parent’s Knowledge, in violation of any term or covenant of any employment contract, consulting contract, services contract, statement of work, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-competition, non-solicitation agreement or any other contract or agreement with any other party by virtue of such Service Provider’s being employed by, retained or engaged by, or performing services for, Parent or any of its Subsidiaries; or (ii) to Parent’s Knowledge has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Parent or any of its Subsidiaries that is subject to any agreement executed prior to the termination of such Service Provider’s employment or other service to Parent or any of its Subsidiaries (or executed after the termination of such Service Provider’s employment or other service to Parent or any of its Subsidiaries) under which such Service Provider has assigned or otherwise granted to any third party any rights (including any Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(l)  Parent and its Subsidiaries have taken commercially reasonable steps to preserve and maintain all the interests and proprietary rights of Parent and its Subsidiaries in, to and under the Parent Intellectual Property.

(m)  Neither Parent nor any of its Subsidiaries has (i) licensed any of the software included in any Parent Intellectual Property in source code form to any Person, or (ii) entered into any escrow agreements with respect to any such software. No event has occurred, and no circumstances or conditions exist, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by Parent or any of its Subsidiaries (or any Person acting on behalf of Parent or any of its Subsidiaries) of any source code included in any Parent Intellectual Property, other than pursuant to agreements with Service Providers engaged in development activities for Parent or any of its Subsidiaries in the Ordinary Course of Business.

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6.13.  Service Providers.

(a)  Service Providers and Contracts. Except as set forth on Section 6.13(a) of the Parent Disclosure Schedule, no Service Provider of Parent or any of its Subsidiaries has been granted the right to continued employment by Parent or any of its Subsidiaries, as applicable, or to any compensation following termination of employment with Parent or any of its Subsidiaries. Parent does not have any Knowledge that any Service Provider of Parent or any of its Subsidiaries intends to terminate his or her employment or other engagement with Parent or any of its Subsidiaries, nor does Parent or any of its Subsidiaries have a present intention as of the date hereof to terminate the employment or engagement of any Service Provider.

(b)  Compensation. Parent has made available to Nutex an accurate, correct and complete list of all:

(i)  current Service Providers of Parent and its Subsidiaries, including each Service Provider’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire;

(ii)  individuals who are currently performing services for Parent or any of its Subsidiaries related to the Parent Business who are classified as “consultants” or “independent contractors;”

(iii)  bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Merger), any present or former Service Provider since the Parent Balance Sheet Date;

(iv)  increases in any Service Provider’s wage, salary or other compensation since the Parent Balance Sheet Date; and

(v)  increases or changes in any other benefits or insurance provided to any Service Provider since the Parent Balance Sheet Date. Except as set forth on Section 6.13(b)(v) of the Parent Disclosure Schedule, no Service Provider of Parent or any of its Subsidiaries is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

(c)  Disputes. There are no claims, disputes or controversies pending or, to Parent’s Knowledge, threatened involving any Service Provider or group of Service Providers. Since January 1, 2017, neither Parent nor any of its Subsidiaries has suffered or sustained any work stoppage and no such work stoppage is threatened.

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(d)  Wage and Hour Liabilities. Neither Parent nor any of its Subsidiaries has (i) any overtime, meal period, break period, hours of service or wage and hour obligation or liability of whatsoever kind with respect to any of its past or current Service Providers or any liability for failure to comply with any Laws relating to any of the foregoing, or (ii) any obligation or liability for any payment to any trust, pension or other fund, including union trust funds, or to any governmental or administrative authority, with respect to unemployment compensation benefits, workers’ compensation benefits, social security, disability or other benefits for its Service Providers (other than routine payments to be made in the Ordinary Course of Business).

(e)  Labor Relations. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the Knowledge of Parent, threatened between Parent or any of its Subsidiaries, on one hand, and any of their respective Service Providers, and neither Parent nor any of its Subsidiaries has experienced any such strike, slowdown, work stoppage or material controversy within the past three (3) years.

(f)  Compliance with Employment Laws. Parent and its Subsidiaries are in compliance in all material respects with all Laws relating to employment practices and the employment of labor or use of contract workers, including those related to immigration, wages, hours and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority, and have each withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Service Providers of Parent or any of its Subsidiaries, as applicable, and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Neither Parent or nor any of its Subsidiaries knowingly utilizes or continues to utilize contractors who fail to comply with Form I-9, Employment Eligibility Verification, obligations relating to the contractor’s employees or who otherwise fail to comply with U.S. immigration laws. Since January 1, 2015, neither Parent nor any of its Subsidiaries has received any notices from the Social Security Administration or the U.S. Department of Homeland Security regarding a “mismatch” of employee names and Social Security Numbers or employee names and immigration-related documents.

(g)  FLSA. Since January 1, 2016, for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), and all other Laws, (i) all individuals characterized and treated by Parent or any of its Subsidiaries as consultants or independent contractors are properly treated as independent contractors; (ii) all current or former employees compensated on a commission or piecework basis qualify or qualified for an applicable exemption, including Section 7(i) of the FLSA; and (iii) all current and former employees classified as exempt under the FLSA and Laws are or have been properly classified.

(h)  Compliance with Laws. Since January 1, 2018, Parent and its Subsidiaries have complied in all material respects with all Laws related to the employment or engagement of their respective Service Providers, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes.

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6.14.  Parent Benefit Plans.

(a)  Section 6.14 of the Parent Disclosure Schedule lists each material employee benefit plan that the Parent or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a “Parent ERISA Affiliate”) maintains or to which the Parent contributes or has any obligation to contribute or with respect to which the Parent has any liabilities (the “Parent Plans”). Section 6.14 of the Parent Disclosure Schedule identifies each of the Parent Plans that is an “employee welfare benefit plan,” or “employee pension benefit plan” as such terms are defined in Sections 3(1) and 3(2) of ERISA (the “ERISA Plans”). Each Parent Plan has been established, maintained, funded, invested, and administered, in all material respects, in accordance with the terms of such Parent Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code , and other applicable Laws.

(b)  Each Parent Plan that is intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code is identified as a “Qualified Plan” on the schedule of employee benefit plans and has in fact been so qualified from the effective date of its establishment and continues to be so qualified. No event or omission has occurred which would cause any such plan to lose its qualification under Section 401(a) or 401(k) of the Internal Revenue Code, or which would cause the Parent to incur liability for any excise Tax under the Internal Revenue Code with respect to the maintenance, operation, or any other aspect of any such Qualified Plan.

(c)  There have been no non-exempt Prohibited Transactions with respect to any such Parent Plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Parent Plan. The Parent has not incurred any material liability for any excise, income or other Taxes or penalties with respect to any Parent Plan, and to the Knowledge of Parent, no event has occurred and no circumstance exists that would give rise to any such liability. No Proceeding with respect to the administration or the investment of the assets of any such Parent Plan (other than routine claims for benefits) is pending or, to the Knowledge of Parent, threatened.

(d)  With respect to any Parent Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that is a “group health plan” (as defined in Section 607(1) of ERISA and Section 4980B(g)(2) of the Code) that has been maintained by the Parent, such Parent Plan complies and has for the past six (6) years complied, in all material respects, with all of the applicable requirements of Section 4980B of the Code (COBRA), ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, the PPACA, and other applicable Laws. All notices required pursuant to Section 606 of ERISA have been provided on a timely basis and each such plan has otherwise complied in all material respects with the requirements of Sections 606 through 608 of ERISA.

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(e)  With respect to each Parent Plan maintained by the Parent within the three (3) years preceding the Closing, complete and correct copies of the following documents have been made available to Nutex: (i) the current plan documents, amendments thereto and related current trust agreements (and each related trust, insurance contract, or fund),all documents embodying or governing such Parent Plan; (ii) the most recent favorable IRS determination or opinion letter with respect to such Parent Plan; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules attached thereto, with respect to each Parent Plan; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Parent Plan; (v) the most recent summary plan description and summary material modifications for such Parent Plan; and (vi) any insurance policy related to such Parent Plan.; (vii) the coverage and compliance testing for the three (3) most recently completed plan years; (viii) Internal Revenue Service Forms 1094-C and 1095-C for each applicable Parent Plan for the three (3) most recently completed years, and (ix) all material non-routine communications with any Governmental Body regarding and Parent Plan, including the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program or Delinquent Filer Voluntary Correction Program in the last six (6) years.

(f)  Neither Parent or any Parent ERISA Affiliate maintains, sponsors, participates in, contributes to or has any liability or obligation in respect of any Parent Plans subject to Title IV of ERISA or Section 412 of the Code, any multiemployer plan as defined in Section 3(37) of ERISA or any multiple employer plan for which Parent or any ERISA Affiliate has incurred material liability under Section 4063 or 4064 of ERISA.

(g)  All contributions or other amounts withheld from any employee’s pay for deposit in a 401(k) plan or for payment of any health or insurance premiums or for any other purpose with respect to a Parent Plan have been timely deposited or transmitted to an insurance company in accordance with ERISA and applicable Department of Labor regulations and guidance.

(h)  Except as set forth on Section 6.14(h) of the Parent Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not (alone or in combination with any other event other than as a result of actions taken by Parent or any of its Affiliates after the Closing Date) result in or give rise to the acceleration of vesting or payment of benefits or compensation under any Parent Plan (including without limitation, any severance or similar type payments), accelerate the securing or funding obligations of the Parent under any Parent Plan, or result in or satisfy a condition to the payment of compensation to any employee, officer or director of Parent who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Parent Plan currently in effect that would result in an “excess parachute payment” under Section 280G of the Code.

(i)  Each of the Parent Plans has been operated and administered in all material respects in accordance with its terms and Laws, including ERISA and the Code.

6.15.  Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws.

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(a)  Neither Parent nor any of its Subsidiaries is now, or during the past five (5) years has been, in conflict with, or in default, breach or violation of, in any material respect, any Law applicable to Parent or any of its Subsidiaries, as applicable, or by which any Parent Asset is bound, subject or affected, and Parent and its Subsidiaries have filed all material reports, data and other information required to be filed with any Governmental Authority. Parent and its Subsidiaries are in possession of all material Governmental Approvals reasonably necessary for Parent or any of its Subsidiaries, as applicable, to own, lease and operate its properties or to carry on the Parent Business. No suspension or cancellation of any Governmental Approvals is pending or, to the Knowledge of Parent, threatened, and, other than (i) filings under the HSR Act and (ii) compliance with any applicable federal or state securities or takeover Laws, including the filing of the Proxy, as well as the filing of such other forms, notices and other documents as are required under federal securities and state blue sky Laws, the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and filings with Nasdaq, no Governmental Approval is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Transaction Documents. Since January 1, 2016, neither Parent nor any of its Subsidiaries has received written notice or communication from any Person of any inquiry, proceeding or investigation by any Governmental Authority alleging or based upon a violation of any Law by Parent or any of its Subsidiaries or that involves services furnished or data submitted by Parent or any of its Subsidiaries.

(b)  Parent and its Subsidiaries are, and have been for the last five (5) years, in compliance in all material respects with all applicable Health Care Laws applicable to or affecting Parent and its Subsidiaries and the conduct and operation of the Parent Business and the licensure of the Parent’s and its Subsidiaries’ Service Providers. Parent and its Subsidiaries have not received any written notice of, nor is there any investigation, audit or survey pending or, to the Knowledge of Parent, threatened, asserting any noncompliance with Health Care Laws and has no reason to believe that any such investigation, audit or survey is pending, threatened or imminent. Parent and its Subsidiaries have remedied, discharged or complied in all material respects with all applicable plans of correction, such that there are no violations or deficiencies with respect to any Governmental Authorizations held by Parent and its Subsidiaries or Government Programs in which Parent and its Subsidiaries participate. Without limiting the foregoing, Parent and its Subsidiaries and their respective Service Providers are, and for the last five (5) years have been, in material compliance with applicable federal Medicare statutes, 42 U.S.C. §§ 1320a-7(a), 1230a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state statutes and regulations, and have not:

(i)  knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii)  knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii)  presented or caused to be presented a claim for reimbursement for services under a Government Program that is for an item or service that is known or should be known to be (A) not provided as claimed; or (B) false or fraudulent;

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(iv)  knowingly and willfully illegally offered, paid, solicited, or received any remuneration (including kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arrangement for the furnishing of any item or service for which payment may be made in whole or in part by a Government Program or (B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by a Government Program; or

(v)  had any financial relationship, compensation arrangement or ownership arrangement with physicians which fail to comply with applicable Health Care Laws;

in any case, such that the actions or inactions in the foregoing clauses (i) through (v), individually or in the aggregate, would have a Parent Material Adverse Effect.

(c)  Parent and its Subsidiaries maintain, and conduct the Parent Business in all material respects in accordance with, a compliance program, a code of conduct, and policies and procedures applicable to Parent and its Subsidiaries and the Parent Business that are commercially reasonable and appropriate for similarly-situated businesses operating in the sectors of the health care industry in which Parent and its Subsidiaries currently operate.

(d)  Parent and its Subsidiaries (i) are in material compliance with the requirements established by HIPAA and HIPAA’s accompanying privacy, security and breach notification regulations, and (ii) have developed and implemented appropriate policies and procedures, risk assessments and training programs for compliance with HIPAA’s privacy, security and breach notification regulations.

(e)  Except as set forth on Section 6.15(e) of the Parent Disclosure Schedule, neither Parent and its Subsidiaries nor any of its owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors, or agents acting on behalf of or for the benefit thereof, (i) has been convicted of or charged with, or received written or, to the Knowledge of Parent, other notice of a threatened or actual investigation for, (A) a Medicare, Medicaid or other Government Program related offense, or (B) a violation of federal or state laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances; (ii) has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Government Program; or (iii) has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. Parent and its Subsidiaries have not arranged or contracted with (by employment or otherwise) any individual or entity that has been convicted of or pled guilty or nolo contendere to any federal or state criminal offense pertaining to Health Care Laws, subject to any disciplinary action under any state rules of professional conduct, or excluded from participation in a Government Program for the provision of items or services for which payment may be made under such Government Program. No exclusion, suspension, or debarment claims, proceedings or investigations relating to the Parent Business are pending or threatened against Parent and its Subsidiaries or any of their owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors or agents.

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6.16.  Litigation. Except as set forth on Section 6.16 of the Parent Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any Parent Asset or the ability of Parent or any of its Subsidiaries to consummate the transactions contemplated herein, including the Merger. None of Parent, any of its Subsidiaries or any Parent Asset is subject to any Order or any proposed Order that would prevent or delay the consummation of the transactions contemplated herein, including the Merger or would have a material adverse effect on the Parent Assets, the Parent Business or the ability of Parent to consummate the transactions contemplated herein, including the Merger.

6.17.  Taxes.

(a)  Each of Parent and its Subsidiaries has filed all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by Parent and its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects. Parent and its Subsidiaries have timely paid all Taxes shown to be due on such Tax Returns. Copies of all Tax Returns for the three (3) most recent years ending prior to the Signing Date, have been made available to Nutex.

(b)  Each of Parent and its Subsidiaries has withheld and timely paid to the appropriate Governmental Authority all Taxes that it was required to have withheld and paid in connection with amounts paid or owing to any employee, agent, independent contractor, creditor, nonresident or foreign company, stockholder or other third party and has complied with all applicable information reporting requirements, in connection with amounts paid to any such Person.

(c)  Since December 31, 2020 neither Parent nor any of its Subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the Knowledge of Parent, proposed against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

(d)  No audit or other examination of any Tax Return of Parent or any of its Subsidiaries by any Tax Authority is presently in progress, nor has Parent or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. No claim has been made in writing by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or such Subsidiary is or may be subject to taxation by that jurisdiction.

(e)  No adjustment relating to any Tax Returns filed or required to be filed by Parent or any of its Subsidiaries has been proposed in writing by any Tax Authority to Parent or any of its Subsidiaries or any representative thereof.

(f)  Neither Parent nor any of its Subsidiaries has any liability for any unpaid Taxes shown to be due on any Tax Return which has not been accrued for or reserved on their respective balance sheets as of the Parent Balance Sheet Date in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent or any of its Subsidiaries. There are no Encumbrances with respect to Taxes on any of the Parent Assets, other than Encumbrances which are not individually or in the aggregate material, or customary Encumbrances for current Taxes not yet due and payable.

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(g)  Neither Parent nor any of its Subsidiaries (A) has ever been a member of a consolidated group other than a consolidated group of which Parent is the parent corporation, or (B) has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries is a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the Signing Date between current members of Parent’s affiliated group).

(h)  To the Knowledge of Parent, none of the Parent Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

(i)  Parent and its Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(j)  Neither Parent nor any of its Subsidiaries has with respect to any open taxable period applied for and been granted permission to adopt a change in their respective methods of accounting requiring adjustments under Section 481 of the Code or comparable Laws.

(k)  Neither Parent nor any of its Subsidiaries is a partner or owner in any entity classified as a partnership for federal income Tax purposes.

(l)  Each of Parent and its Subsidiaries is and has been at all times since January 1, 2020, properly classified as a “C corporation” for federal and state income Tax purposes. Neither Parent nor any of its Subsidiaries has made an election under Treasury Regulation Section 301.7701-3 with respect to itself or any Entity.

(m)  Neither the Parent nor any of its Subsidiaries is subject to Tax in any jurisdiction, other than the country in which it is organized, by virtue of having, or being deemed to have, a permanent establishment, fixed place of business or similar presence.

(n)  No equity options, equity appreciation rights or other equity based awards issued or granted by Parent are not in material compliance with Code Section 409A. Each “nonqualified deferred compensation plan” (as such term is defined in Code Section 409A and the guidance thereunder) under which Parent or any of its Subsidiaries makes or is obligated to make payments is in good faith operational compliance with the requirements of Code Section 409A and the guidance thereunder. No payment to be made by Parent or any of its Subsidiaries is or will be subject to penalties of Code Section 409A.

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(o)  Neither Parent nor any of its Subsidiaries has entered into any closing agreement with any Governmental Authority, including, but not limited to, a closing agreement pursuant to Code Section 7121, with regard to any Tax liability of Parent or any of its Subsidiaries, respectively.

(p)  Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) closing agreement entered with any Governmental Authority on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the Ordinary Course of Business; (F) election under 965(h) of the Code made on or prior to the Closing Date; or income inclusion pursuant to Section 951 or 951A of the Code with respect to a taxable period or portion thereof ending on or prior to the Closing Date; or (G) deferral of a payment obligation or advance of a credit with respect to Taxes (including (1) the delay of payment of employment Taxes under Section 2302 of the CARES Act, pursuant to IRS Notice 2020-65 or any similar notice or law, (2) the advance refunding of credits under Section 3606 of the CARES Act, and (3) any delay in the payment of estimated Taxes), in each case, to the extent relating to an election, deferral, filing or request made (including the non-payment of a Tax) on or prior to the Closing Date (collectively, “CARES Act Tax Accrual Amounts”).

(q)  Neither Parent nor any of its Subsidiaries is a party to, or is bound by, or has any obligation or potential liability under, any Tax allocation, sharing or indemnity agreement or any other agreement or practice of a similar nature with respect to any amount of Taxes (other than any credit or other commercial agreement entered into in the ordinary course of business, the principal purpose of which does not relate to Tax).

(r)  Neither Parent nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any analogous provision of state, local or foreign law.

(s)  Neither Parent nor any of its Subsidiaries has distributed stock of another Person, and neither Parent nor any of its Subsidiaries has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code in the two (2) years prior to the Closing Date or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated by this Agreement.

(t)  Neither Parent nor any of its Subsidiaries is or has been at any time during the past five years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

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(u)  To the best of Parent’s Knowledge, there is no property or obligation of it, any of its Subsidiaries or any of their respective Affiliates, including uncashed checks to vendors, customers or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state, municipality or other governmental agency or Tax Authority under any applicable escheatment or unclaimed property Laws.

6.18.  Brokers. Except as set forth in Section 6.18 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent, any of its Subsidiaries or any of their respective Affiliates.

6.19.  Transactions with Affiliates. Except as set forth on Section 6.19 of the Parent Disclosure Schedule, there are no existing Contracts or Debt between Parent or any of its Subsidiaries, on the one hand, and any of the current or former directors, officers, managers, stockholder, equityholder or other Affiliates of Parent, on the other hand.

6.20.  Insurance Policies. Parent has made available to Nutex true and correct copies of all policies of insurance maintained by Parent and its Subsidiaries covering or affecting Parent, its Subsidiaries, the Parent Business or any of the Parent Assets. All such policies are valid, outstanding and enforceable and neither Parent nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies prior to the Signing Date, and no such entity has received notice of any actual or threatened modification or cancellation of any such insurance. All premiums due and payable on or prior to the Signing Date for such insurance policies have been duly paid.

6.21.  Bank Accounts. Parent has provided to Nutex the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Parent and its Subsidiaries maintain any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

6.22.  Powers of Attorney. Except as set forth in Section 6.22 of the Parent Disclosure Schedule, there are no Persons who hold general or special powers of attorney from Parent or any of its Subsidiaries.

6.23.  Certain Securities Law Matters; Certain Business Practices.

(a)  Except as set forth in Section 6.23 of the Parent Disclosure Schedule, since January 1, 2020, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension or further extension. As of their respective dates, the SEC Reports complied (or to the extent filed after the date hereof and prior to the Closing Date, will comply) in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained (or to the extent filed after the date hereof and prior to the Closing Date, will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent and its consolidated subsidiaries and affiliates as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Parent maintains a system of “internal control over financial reporting” (as defined in Rule 13(a)-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Parent maintains effective disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

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(b)  To the Knowledge of Parent, neither Parent nor any Subsidiary of Parent has since January 1, 2020, directly or indirectly, made any contribution, payment or gift of funds or property on behalf of the Parent or any Subsidiary of Parent to any official, employee or agent of any Governmental Authority of any jurisdiction or made any contribution to any candidate for public office, in either case where either the payment or purpose of such contribution, payment or gift was or is in violation of Anti-Corruption Laws (as such term is hereinafter defined) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the effective Time applicable to Parent and its Subsidiaries and their respective operations. Parent has instituted and maintained policies and procedures designed to ensure compliance with such Anti-Corruption Laws.

(c)  To the Knowledge of Parent, none of Parent or any Subsidiary or any Affiliate of Parent, nor any of their respective directors, officers, employees, agents or other Representatives has taken, since January 1, 2020, any action, directly or indirectly, that would result in a violation of: the FCPA; the Bribery Act; or any analogous Anti-Corruption Laws applicable to Parent or the Subsidiaries or Affiliates of Parent, as applicable (collectively, “Anti-Corruption Laws”), including, without limitation, offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official used for the purpose of influencing any official act or decision of a foreign governmental official, inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Parent or any Subsidiary or Affiliate of Parent in obtaining or retaining business with, or directing business to, any Person, in each case in violation of any applicable Anti-Corruption Law.

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(d)  No Proceeding by or before any Governmental Authority involving Parent or any Subsidiary or Affiliate of Parent or any of their directors, officers, employees, or agents with respect to any applicable Anti-Corruption Laws is pending or, to the Knowledge of Parent, threatened. Since January 1, 2020, no civil or criminal penalties have been imposed on Parent or any Subsidiary or Affiliate of Parent with respect to violations of any applicable Anti-Corruption Law, except as have already been disclosed in the SEC Reports nor have any disclosures been submitted to any Governmental Authority with respect to violations of the FCPA, the Bribery Act or any other applicable Anti-Corruption Law.

(e)  The operations of Parent and its Subsidiaries are and have been, since January 1, 2020, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any Subsidiary thereof with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

6.24.  Information Provided. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy will, at the date the Proxy is mailed to the Parent Stockholders or at the time of the meeting of the Parent Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy supplied by Parent will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information regarding Nutex incorporated by reference in the Proxy or supplied by Nutex specifically for inclusion in the Proxy.

6.25.  Parent Fairness Opinion. The Parent Board has received the Parent Fairness Opinion as of or prior to the date hereof.

Article VII
Representations and Warranties of NUTEX

Except as set forth in the sections of the disclosure schedule (the “Nutex Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is apparent on its face), Nutex represents and warrants to Parent that, as of the Signing Date, and as of the Closing Date (other than representations and warranties that speak as of another specific date or time):

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7.1.  Organization and Qualification. Nutex is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Nutex Subsidiaries is an Entity duly organized, validly existing and in good standing under the laws of the State of the jurisdiction in which it was originally formed or incorporated. Nutex and each Nutex Subsidiary has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Nutex and each Nutex Subsidiary is duly qualified or licensed as a foreign Entity (and, as of the Closing Date will be duly qualified as a foreign corporation or other entity) to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated thereby or the nature of the business thereof makes such qualification or licensing necessary or where the failure to so qualify would not reasonably be expected to result in a Nutex Material Adverse Effect. Nutex has provided to Parent true, correct and complete copies of the Organizational Documents of Nutex and each Nutex Subsidiary, each as amended as of the execution of this Agreement. Each such Organizational Document is in full force and effect, and neither Nutex nor any Nutex Subsidiary is in violation of any of the provisions of any such Organizational Document.

7.2.  Authority; Capacity. Each of Nutex, MHH and NH has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein, including the Merger. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation by each of Nutex, MHH and NH of the transactions contemplated herein and therein, including the Merger, have been, duly and validly authorized and approved by all requisite actions and no other corporate or other proceedings on the part of Nutex, MHH or NH are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been and, at Closing, the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by each of Nutex, MHH and NH. This Agreement constitutes and, at Closing, together with the other Transaction Documents to which it is a party, will constitute the legal, valid and binding obligation of each of Nutex, MHH and NH, enforceable against each of Nutex, MHH and NH, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

7.3.  Capitalization; Ownership of Nutex; Debt.

(a)  Section 7.3(a) of the Nutex Disclosure Schedule sets forth as of the date hereof, the authorized and outstanding Capital Stock of Nutex and each of its Subsidiaries immediately after the consummation of the Contribution Transaction, including the names of the holders of all of such issued and outstanding Capital Stock and other equity interests and the number of shares and series or class of Capital Stock so owned, which such Section 7.3(a) of the Nutex Disclosure Schedule shall only be updated by the Nutex Representative pursuant to Section 4.17. Each share of the Capital Stock or other equity interest of Nutex and each of its Subsidiaries is duly and validly authorized and issued and fully paid and non-assessable, and was not issued in violation of any pre-emptive rights of any stockholder, member or other equity holder of Nutex or any of its Subsidiaries. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Nutex Members may vote are issued or outstanding. All of the issued and outstanding shares of Capital Stock or equity interests of Nutex and its Subsidiaries has been issued in accordance with all applicable federal and state securities Laws and is free and clear of all Encumbrances, other than Encumbrances arising pursuant to the Organizational Documents of Nutex or its Subsidiaries (all of which have been waived or will be waived prior to the Closing to the extent that they might affect the consummation of the Merger or the other transactions contemplated herein) and restrictions on transfer under applicable securities laws. There are no outstanding options for the purchase of any equity interests in Nutex or any of its Subsidiaries. At Closing, any and all contractual or similar obligations payable to Nutex managers from Nutex or its Affiliates, or otherwise owing to such Nutex managers as a result of their past, present and future services as Nutex managers, shall have been released.

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(b)  Except as set forth in Section 7.3(b) of the Nutex Disclosure Schedule or as otherwise contemplated in connection with the Contribution Transaction, there are no (i) outstanding securities of Nutex or any Nutex Subsidiary convertible into or exchangeable for any Capital Stock or securities of Nutex or any Nutex Subsidiary; (ii) preemptive, registration or similar rights on the part of any holder of any class of securities of Nutex or any Nutex Subsidiary; (iii) subscriptions, options, warrants, conversion, exchange or other rights, agreements or commitments of any kind relating to or obligating Nutex or any Nutex Subsidiary to issue, sell, purchase or redeem, or cause to be issued, sold, purchased or redeemed, any shares of capital stock or other equity interest of Nutex or any Nutex Subsidiary or any securities convertible into or exchangeable for any such securities; (iv) other than this Agreement, stockholder agreements, buy-sell agreements, voting agreements, voting trusts or other agreements or understandings relating to the voting, purchase, transfer, redemption or other acquisition of any shares of the Capital Stock of Nutex or any Nutex Subsidiary; or (v) unpaid dividends or other distributions, whether current or accumulated, due or payable on any of the Capital Stock of Parent or any of its Subsidiaries. Neither Nutex nor any Nutex Subsidiary is obligated to redeem or otherwise acquire any of its outstanding shares of Capital Stock, and the consummation of the transactions contemplated herein, including the Merger, will not trigger any such obligation.

(c)  Section 7.3(c) of the Nutex Disclosure Schedule sets forth as of the Signing Date a true and complete list of all Debt of Nutex and each Nutex Subsidiary that exceeds $100,000 individually or $250,000 in the aggregate.

7.4.  No Conflicts; Required Consents. Other than the filings required in connection with the HSR Act and those Consents set forth in Section 7.4 of the Nutex Disclosure Schedule, no material Consents are required with respect to Nutex’s execution and delivery of this Agreement or the other Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein, including the Merger. Assuming receipt of the Consents set forth in Section 7.4 of the Nutex Disclosure Schedule and compliance with the HSR Act, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Nutex do not and will not, with or without notice or lapse of time:

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(a)  conflict with, contravene or violate the Organizational Documents of Nutex or any Nutex Subsidiary;

(b)  conflict with, contravene, result of any breach of or violate in any material respect any Law applicable to Nutex or any of its Subsidiaries or by which the Nutex Assets or any other property or Asset of Nutex or any Nutex Subsidiary is bound or affected;

(c)  conflict with, contravene, result in any breach or violation of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Nutex Assets or the assets of Nutex or any of Nutex’s Subsidiaries pursuant to any Contract or Governmental Approval; or

(d)  require Nutex or any of its Subsidiaries to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

7.5.  Subsidiaries. Except for the Nutex Subsidiaries listed on Annex B, Nutex does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity and none of the Nutex Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity.

7.6.  Financial Statements.

(a)  Nutex has delivered to Parent the following financial statements (collectively, the “Nutex Financial Statements”):

(i)  The unaudited consolidated balance sheets, and the related consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries as of and for the years ended December 31, 2019, and December 31, 2020.

(b)  All of the Nutex Financial Statements are and the Nutex Additional Financial Statements when delivered in final form, will be:

(i)  true, accurate and complete in all material respects;

(ii)  prepared from and consistent in all material respects with the Books and Records of Nutex and the Nutex Subsidiaries; and

(iii)  prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

(c)  All of the Nutex Financial Statements present and the Nutex Additional Financial Statements when delivered in final form, will present, in each case, fairly and accurately the consolidated financial condition of Nutex and the Nutex Subsidiaries as of the respective dates thereof and the results of operations, changes in members’ equity and cash flows of Nutex and the Nutex Subsidiaries for the periods covered thereby.

(d)  As of the Closing Date Nutex will have net working capital greater than $0.00.

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7.7.  Absence of Undisclosed Liabilities. Neither Nutex nor any of its Subsidiaries has any Liabilities other than:

(i)  those set forth in the Nutex Financial Statements;

(ii)  those incurred in the Ordinary Course of Business and not required to be set forth in the Nutex Financial Statements under GAAP and not in excess of an aggregate amount of $100,000;

(iii)  the Debt listed in Section 7.3(c) of the Nutex Disclosure Schedule;

(iv)  those incurred in the Ordinary Course of Business after the Balance Sheet Date;

(v)  those incurred in connection with the execution of any of the Transaction Documents; or

(vi)  those which would otherwise not be expected to result in a Nutex Material Adverse Effect.

7.8.  Absence of Changes. Except as set forth in Section 7.8 of the Nutex Disclosure Schedule, since the Nutex Balance Sheet Date, except as expressly contemplated by this Agreement or in connection with the Contribution Agreements, (i) Nutex and the Nutex Subsidiaries have conducted the Nutex Business in the Ordinary Course of Business, (ii) no event or circumstance has occurred that has had or is likely to have a Nutex Material Adverse Effect, and (iii) neither Nutex nor any Nutex Subsidiary has:

(a)  Entered into any commitment or transaction in excess of $100,000 or any commitment or transaction not in the Ordinary Course of Business;

(b)  Entered into any transaction with its officers, directors, managers, stockholders, members, partners, equityholders or their Affiliates;

(c)  Amended or otherwise modified the material terms of any Nutex Material Contract or Governmental Approval;

(d)  Commenced a Proceeding other than for the routine collection of bills or settled any Proceeding or settled a Proceeding;

(e)  Incurred any Debt or guaranteed any Debt or issued or sold any debt securities or guaranteed any debt securities of others, other than in the Ordinary Course of Business;

(f)  Taken any action or failed to take any action that would reasonably be expected to cause or result in a Nutex Material Adverse Effect; or

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(g)  Entered into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 7.8, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

7.9.  Material Contracts.

(a)  Section 7.9 of the Nutex Disclosure Schedule provides a true and complete list of each of the following Contracts to which Nutex or any Nutex Subsidiary is party or by which Nutex or any Nutex Subsidiary or any of its or their respective assets or properties are bound (collectively, the “Nutex Material Contracts”):

(i)  All leases for real property used by Nutex or any Nutex Subsidiary and all leases of personal property and any Contract affecting any right, title or interest in or to real property;

(ii)  All employment, consulting, and independent contractor Contracts with Persons who are Service Providers;

(iii)  Any Contract involving financing or borrowing of money, or evidencing Debt; any liability for borrowed money; any letters of credit; any obligation for the deferred purchase price of property in each case in excess of $100,000; or guaranteeing in any way any Contract or Debt in connection with any Person;

(iv)  Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(v)  Any Contract with any Governmental Authority;

(vi)  Any Contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

(vii)  Any Contract for the purchase or sale of any Nutex Assets or Assets of any of the Nutex Subsidiaries other than in the Ordinary Course of Business or for the option or preferential rights to purchase or sell any Nutex Assets or Assets of any of the Nutex Subsidiaries;

(viii)  Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area or that would otherwise result in Nutex or any Nutex Subsidiary being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Nutex Business;

(ix)  Any Contract related to the acquisition of a business or the equity of any other Entity or the sale of Nutex or any Nutex Subsidiary or any of the Nutex Assets or any assets of any Nutex Subsidiary, except as otherwise contemplated in this Agreement or the Contribution Agreements;

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(x)  Any other Contract which (i) provides for payment or performance by either party thereto having an aggregate value of $100,000 or more; (ii) is not terminable without payment or penalty on sixty (60) days (or less) notice; or (iii) is between, inter alia, Nutex or any Nutex Subsidiary, on the one hand, and an Affiliate thereof, including any Nutex Member, or any current or former director, officer, stockholder, equity holder, or employee of Nutex or any Nutex Subsidiary or any immediate family member or Affiliate of any of the foregoing, on the other hand, other than the Contribution Agreements and the Organizational Documents; and

(xi)  Any proposed arrangement of a type that, if entered into, would be a Contract described in any of Section 7.9(a)(i) through 7.9(a)(x) above.

(b)  True and complete copies of each written Nutex Material Contract and true and complete written summaries of each oral Nutex Material Contract (including all amendments, supplements, modifications and waivers thereto) have been Made Available to Parent by Nutex.

(c)  Each Nutex Material Contract is currently valid, in full force and effect, and is enforceable by Nutex or the Nutex Subsidiaries, as applicable, in accordance with its terms.

(d)  Neither Nutex nor any Nutex Subsidiary is in default, and no party has notified Nutex or any Nutex Subsidiary in writing that Nutex or any Nutex Subsidiary is in default, under any Nutex Material Contract event has occurred, and, to the Knowledge of Nutex, no circumstance or condition exists, that might, with or without notice or lapse of time:

(i)  result in a violation or breach of any of the material provisions of any Nutex Material Contract;

(ii)  give any Person the right to declare a default or exercise any remedy under any Nutex Material Contract;

(iii)  give any Person the right to accelerate the maturity or performance of any Nutex Material Contract or to cancel, terminate or modify any Nutex Material Contract; or

(iv)  otherwise have a Nutex Material Adverse Effect in connection with any Nutex Material Contract.

(e)  Neither Nutex nor any Nutex Subsidiary has waived any of its rights under any Nutex Material Contract.

(f)  The performance of the Nutex Material Contracts will not result in any violation of or failure by Nutex or any Nutex Subsidiary to comply in all material respects with any Law.

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(g)  The Nutex Material Contracts constitute all of the material Contracts necessary to enable Nutex and the Nutex Subsidiaries to conduct the Nutex Business in the manner in which such Nutex Business is currently being conducted.

(h)  The consummation of the Merger shall not result in Nutex or any of its Subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Nutex Business.

7.10.  Title and Sufficiency of Assets. Nutex or the Nutex Subsidiaries has good and marketable title to or, in the case of leased property and assets, has valid and enforceable leasehold interests in, all of the material Assets and properties reasonably necessary for the conduct of the Nutex Business as presently conducted, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth in Section 7.10 of the Nutex Disclosure Schedule and except for the Nutex Facilities, no Assets that are used in the Nutex Business are held by any Affiliate of Nutex, including any Nutex Member, or any current or former director, officer, stockholder, equity holder, or employee of Nutex or its Subsidiaries or any immediate family member or Affiliate of any of the foregoing.

7.11.  Leased Real Property.

(a)  Neither Nutex nor any Nutex Subsidiary owns or has ever owned any real property. Nutex or the Nutex Subsidiaries have a valid and binding leasehold interest in each of the leased real properties (collectively, the “Nutex Facilities”) listed in Section 7.11 of the Nutex Disclosure Schedule, free and clear of any Encumbrances, except for Nutex Facility Leases and Permitted Encumbrances. Each lease, including all amendments thereto (excluding subordination and non-disturbance agreements, evidencing such leased real property (the “Nutex Facility Leases”) is also listed in Section 7.11 of the Nutex Disclosure Schedule. Section 7.11 of the Nutex Disclosure Schedule sets forth, in respect of each Nutex Facility Lease, the date and name of the parties to such Nutex Facility Lease. Nutex or the Nutex Subsidiaries presently occupy each of the Nutex Facilities free of any subleases, occupancy agreements, licenses, concessions or other similar agreements granting to any party or parties (other than Nutex, the Nutex Subsidiaries or the applicable landlord) a right of use or occupancy of any portion of any Nutex Facility. Nutex’s or its Subsidiaries’ possession and quiet enjoyment of Nutex Facilities under each of Nutex Facility Leases has not been disturbed and there are no material disputes with respect to any of Nutex Facility Leases. Each Nutex Facility Lease is valid and in full force and effect, and, to Nutex’s Knowledge, no default or event which with the giving of notice or the passage of time, or both, will constitute default has occurred under any Nutex Facility Lease or been claimed to have occurred by either the landlord or the tenant thereunder. All Nutex Facilities and tenant improvements located on or within such leased real property are adequate and suitable for the purposes for which they are currently being used and there are no deferred maintenance or repair items at any Nutex Facility in excess of $100,000. No security deposit or portion thereof deposited with respect to any Nutex Facility Lease has been applied in respect of a breach of or default under any of Nutex Facility Leases that has not been re-deposited in full. Neither Nutex nor any Nutex Subsidiary owes and will not in the future owe any brokerage commissions or finder’s fees with respect to any of Nutex Facility Leases. There are no material unsatisfied capital expenditure requirements or remodeling obligations of Nutex or any Nutex Subsidiary under any of Nutex Facility Leases, other than ordinary maintenance and repair obligations. Neither Nutex nor any Nutex Subsidiary has assigned, transferred, sublet, or granted any person the right to use or occupy any of Nutex Facilities arising under Nutex Facility Leases or granted any other security interest in any Nutex Facility Lease or any interest therein. Neither Nutex nor any Nutex Subsidiary has made any material modifications to Nutex Facilities that will be required to be restored or otherwise removed at the expiration or termination of any Nutex Facility Lease.

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(b)  Neither Nutex nor any Nutex Subsidiary has any leasehold interest in any leased real property other than Nutex Facilities. Prior to the Signing Date, Nutex has Made Available to Parent true, correct and complete copies of all Nutex Facility Leases, including all amendments and supplements thereto. The Nutex Facility Leases constitute all of the written and oral agreements of any kind for the leasing, rental, use or occupancy of leased real property to which Nutex or any Nutex Subsidiary is a party. The Nutex Facility Leases are the result of bona fide arm’s length negotiations between the parties thereto. No delivery date of any Nutex Facilities under any Nutex Facility Leases has been accelerated and the premises not yet delivered.

(c)  To Nutex’s Knowledge, neither Nutex nor any Nutex Subsidiary has received any written notice that its occupancy, use or the condition of any Nutex Facility is in material violation of any Laws, zoning ordinances or land use restrictions. Each Nutex Facility is in good and operable condition and repair and in material compliance with all Laws.

(d)  Nutex does not know of any facts that would adversely affect the possession, use or occupancy of any of any leased real property or any Nutex Facility. No portion of any leased real property nor any Nutex Facility is currently subject to any condemnation proceedings, and, to the Knowledge of Nutex, no condemnation or taking is threatened or contemplated.

7.12.  Intellectual Property.

(a)  Section 7.12 of the Nutex Disclosure Schedule sets forth an accurate and complete list and description of all material (i) Registered Intellectual Property Rights owned or held by or on behalf of Nutex or any Nutex Subsidiary, and (ii) trade and corporate names and all material unregistered trademarks and service marks owned or used by Nutex or any Nutex Subsidiary (collectively, the “Nutex Registered Intellectual Property Rights”), specifying as to each such item: the name of the applicant/registrant and current owner, the jurisdictions by or in which each such Nutex Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed (or, for domain names, the applicable registrar), the respective registration or application numbers, the dates of issuance, registration or filing, and the prosecution status. Nutex or the Nutex Subsidiaries are listed in the record of the appropriate Governmental Authority as the sole owner of each item of Nutex Registered Intellectual Property Rights (except in the case of unregistered trademarks and service marks).

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(b)  Each material item of Nutex Intellectual Property is owned solely by or is duly and validly licensed to Nutex or the Nutex Subsidiaries for use in the manner currently used by Nutex or the Nutex Subsidiaries in the conduct of the Nutex Business, free and clear of any Encumbrances, except for Permitted Encumbrances and non-exclusive licenses granted to end-user customers in the Ordinary Course of Business. Each item of Nutex Intellectual Property owned by Nutex or the Nutex Subsidiaries is valid, subsisting, in full force and effect and, to Nutex’s Knowledge, none is involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened proceeding or claim challenging the ownership, use, validity or enforceability of any such item of Nutex Intellectual Property. The Nutex Intellectual Property constitutes all of the material Intellectual Property and Intellectual Property Rights used in or reasonably necessary for the conduct of the Nutex Business.

(c)  No Person who has licensed Intellectual Property to Nutex or any of its Subsidiaries has ownership rights or license rights to improvements made by Nutex or any of Nutex Subsidiary in such Intellectual Property pursuant to the terms of such license. Neither Nutex nor any Nutex Subsidiary has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that are included in Nutex Intellectual Property to any Person.

(d)  All material registration, maintenance and renewal fees due and payable in connection with each item of Nutex Registered Intellectual Property Rights have been paid and all documents and certificates necessary to maintain such Nutex Registered Intellectual Property Rights have been timely filed with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office, or their respective counterparts in any relevant foreign jurisdiction, as the case may be. To Nutex’s Knowledge, there are no actions that must be taken by Nutex or any Nutex Subsidiary within one hundred and twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to offices actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Nutex Registered Intellectual Property Rights. Nutex or the Nutex Subsidiaries has timely recorded an assignment of each Registered Intellectual Property Right assigned to Nutex or any Nutex Subsidiary, if any, with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be. All Nutex Registered Intellectual Property Rights were prosecuted and recorded in good faith and in compliance with all applicable rules, policies and procedures of any applicable Governmental Authority.

(e)  Nutex and the Nutex Subsidiaries have taken commercially reasonable steps sufficient to maintain and protect the secrecy, confidentiality, value and Nutex’s and the Nutex Subsidiaries’ rights in all Confidential Information and Trade Secrets of Nutex and its Subsidiaries, respectively. Since December 31, 2012, neither Nutex nor any Nutex Subsidiary has received written notice of any misappropriation or unauthorized disclosure of any Trade Secret or Confidential Information related to the Nutex Business, the Nutex Assets or the assets of any Nutex Subsidiaries, or any violation or breach of obligations of confidentiality with respect to such, nor does Nutex have Knowledge of any basis for such misappropriation, unauthorized disclosure, violation or breach.

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(f)  The operation of the Nutex Business does not infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Nutex nor any Nutex Subsidiary has received written notice from any Person claiming that such operation or any Nutex Intellectual Property infringes or misappropriates any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Nutex have Knowledge of any basis therefor). Neither Nutex nor any Nutex Subsidiary incorporates or uses the content or images of any third party in any software or website owned or licensed by Nutex or any Nutex Subsidiary.

(g)  To Nutex’s Knowledge, no Person is violating, infringing or misappropriating any Nutex Intellectual Property. Neither Nutex nor any Nutex Subsidiary has made any such claims against any Person with respect to any Nutex Intellectual Property, and neither Nutex nor any Nutex Subsidiary has invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Nutex Intellectual Property.

(h)  There are no Proceedings to which Nutex or any Nutex Subsidiary is a party before any Governmental Authority (including before the PTO) anywhere in the world related to any of the Nutex Intellectual Property, including any Nutex Registered Intellectual Property Rights and, to Nutex’s Knowledge, no such Proceedings are threatened.

(i)  No Nutex Intellectual Property is subject to any Proceeding or any outstanding Order that restricts the use, transfer or licensing thereof by Nutex or any of its Subsidiaries or that would reasonably be expected to adversely affect the validity, use or enforceability of such Nutex Intellectual Property.

(j)  Neither this Agreement nor the consummation of the Merger will (i) result in any loss of, or give rise to a right to modify or terminate the right to use, any material Nutex Intellectual Property, (ii) result in (x) Nutex or any Nutex Subsidiary granting to any Person any license, covenant not to sue, immunity or other right with respect to any Nutex Intellectual Property, including any release of Nutex Intellectual Property from escrow; (y) Nutex, any Nutex Subsidiary or any of their respective Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of their businesses, including the Nutex Business; or (z) Nutex, any Nutex Subsidiary or any of their respective Affiliates being obligated to pay any royalties or other amounts to any Person.

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(k)  No current or former Service Provider of Nutex or any Nutex Subsidiary: (i) is, to Nutex’s Knowledge, in violation of any term or covenant of any employment contract, consulting contract, services contract, statement of work, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-competition, non-solicitation agreement or any other contract or agreement with any other party by virtue of such Service Provider’s being employed by, retained or engaged by, or performing services for, Nutex or any Nutex Subsidiary; or (ii) to Nutex’s Knowledge has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Nutex or any Nutex Subsidiary that is subject to any agreement executed prior to the termination of such Service Provider’s employment or other service to Nutex or any Nutex Subsidiary (or executed after the termination of such Service Provider’s employment or other service to Nutex or any of its Subsidiaries) under which such Service Provider has assigned or otherwise granted to any third party any rights (including any Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(l)  Nutex and the Nutex Subsidiaries have taken commercially reasonable steps to preserve and maintain all the interests and proprietary rights of Nutex and the Nutex Subsidiaries in, to and under the Nutex Intellectual Property.

(m)  Neither Nutex nor any Nutex Subsidiary has (i) licensed any of the software included in any Nutex Products or Nutex Intellectual Property in source code form to any Person, or (ii) entered into any escrow agreements with respect to any such software. No event has occurred, and no circumstances or conditions exist, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by Nutex or any Nutex Subsidiary (or any Person acting on behalf of Nutex or any Nutex Subsidiary) of any source code included in any Nutex Intellectual Property, other than pursuant to agreements with Service Providers engaged in development activities for Nutex or any of its Subsidiaries in the Ordinary Course of Business.

7.13.  Service Providers.

(a)  Service Providers and Contracts. No Service Provider of Nutex or any Nutex Subsidiary has been granted the right to continued employment by Nutex or any Nutex Subsidiary, as applicable, or to any compensation following termination of employment with Nutex or any Nutex Subsidiary. Nutex does not have any Knowledge that any Service Provider of Nutex or any Nutex Subsidiary intends to terminate his or her employment or other engagement with Nutex or any Nutex Subsidiary, nor does Nutex or any Nutex Subsidiary have an intention as of the date hereof to terminate the employment or engagement of any material Service Provider.

(b)  Compensation. Nutex has made available to Parent an accurate, correct and complete list of all:

(i)  current Service Providers of Nutex and the Nutex Subsidiaries, including each Service Provider’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire;

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(ii)  individuals who are currently performing services for Nutex or any Nutex Subsidiary related to the Nutex Business who are classified as “consultants” or “independent contractors;”

(iii)  bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Merger), any present or former Service Provider since the Nutex Balance Sheet Date;

(iv)  increases in any Service Provider’s wage, salary or other compensation since the Nutex Balance Sheet Date; and

(v)  increases or changes in any other benefits or insurance provided to any Service Provider since the Nutex Balance Sheet Date. No Service Provider of Nutex or any Nutex Subsidiary is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

(c)  Disputes. There are no claims, disputes or controversies pending or, to Nutex’s Knowledge, threatened involving any Service Provider or group of Service Providers. Since January 1, 2017, neither Nutex nor any Nutex Subsidiary has suffered or sustained any work stoppage and no such work stoppage is threatened.

(d)  Wage and Hour Liabilities. Neither Nutex nor any Nutex Subsidiary has (i) any overtime, meal period, break period, hours of service or wage and hour obligation or liability of whatsoever kind with respect to any of its past or current Service Providers or any liability for failure to comply with any Laws relating to any of the foregoing, or (ii) any obligation or liability for any payment to any trust, pension or other fund, including union trust funds, or to any governmental or administrative authority, with respect to unemployment compensation benefits, workers’ compensation benefits, social security, disability or other benefits for its Service Providers (other than routine payments to be made in the Ordinary Course of Business.).

(e)  Labor Relations. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the Knowledge of Nutex, threatened between Nutex or any Nutex Subsidiary, on one hand, and any of their respective Service Providers, and neither Nutex nor any Nutex Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three (3) years.

(f)  Compliance with Employment Laws. Nutex and the Subsidiaries are in compliance in all material respects with all Laws relating to employment practices and the employment of labor or use of contract workers, including those related to immigration, wages, hours and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority, and have each withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Service Providers of Nutex or any Nutex Subsidiary, as applicable, and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Neither Nutex nor any Nutex Subsidiary knowingly utilizes or continues to utilize contractors who fail to comply with Form I-9, Employment Eligibility Verification, obligations relating to the contractor’s employees or who otherwise fail to comply with U.S. immigration laws. Since January 1, 2015, neither Nutex nor any Nutex Subsidiary has received any notices from the Social Security Administration or the U.S. Department of Homeland Security regarding a “mismatch” of employee names and Social Security Numbers or employee names and immigration-related documents.

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(g)  FLSA. Since January 1, 2016, for purposes of the FLSA, and all other Laws, (i) all individuals characterized and treated by Nutex or any Nutex Subsidiary as consultants or independent contractors are properly treated as independent contractors; (ii) all current or former employees compensated on a commission or piecework basis qualify or qualified for an applicable exemption, including Section 7(i) of the FLSA; and (iii) all current and former employees classified as exempt under the FLSA and Laws are or have been properly classified.

(h)  Compliance with Laws. Since January 1, 2018, Nutex and each Nutex Subsidiary have complied in all material respects with all Laws related to the employment or engagement of their respective Service Providers, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes.

7.14.  Nutex Benefit Plans.

(a)  Section 7.14 of the Nutex Disclosure Schedule lists each material “employee benefit plan” that, Nutex or any Nutex Subsidiary, or by any trade or business, whether or not incorporated (a “Nutex ERISA Affiliate”), maintains or to which Nutex contributes or has any obligation to contribute or with respect to which Nutex has any liabilities (the “Nutex Plans”). Section 7.14 of the Nutex Disclosure Schedule identifies each of the Nutex Plans that is an ERISA Plan. Each Nutex Plan has been established, maintained, funded, invested, and administered, in all material respects, in accordance with the terms of such Nutex Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws. No event has occurred nor has there been any omission which would result in violation of any laws, rulings, or regulations applicable to any employee benefit plan. There are no claims pending or, to the Knowledge of the Nutex, threatened with respect to any employee benefit plan, other than claims for benefits by employees, beneficiaries, or dependents arising in the normal course of the operation of any such plan.

(b)  Each Nutex Plan that is intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code is identified as a “Qualified Plan” on the schedule of employee benefit plans and is so qualified and has received a determination from the Internal Revenue Service upon which Nutex may rely that such Qualified Plan is so “qualified”. No event omission, or condition has occurred from such date of determination that would adversely affect the qualified status of any such plan.

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(c)  There have been no non-exempt prohibited transactions with respect to any such Nutex Plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Nutex Plan. Nutex has not incurred any material liability for any excise, income or other Taxes or penalties with respect to any Nutex Plan, and to the Knowledge of Nutex, no event has occurred and no circumstance exists that would give rise to any such liability.

(d)  With respect to any Nutex Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) that is a “group health plan” (as defined in Section 607(1) of ERISA) and Section 4980B(g)(2) of the Code), such plans comply and have for the past six (6) years complied, in all material respects, with all of the applicable requirements of Section 4980B of the Code (COBRA), ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security act, the Health Insurance Portability and Accountability Act of 1996, the PPACA, and other applicable Laws. All notices required pursuant to Section 606 of ERISA have been provided on a timely basis and each such plan has otherwise complied in all material respects with the requirements of Sections 606 through 608 of ERISA.

(e)  Nutex has made available to the Parent complete and correct copies, as applicable, of the following documents: (i) the current plan documents, amendments thereto and related current trust agreements (and each related trust, insurance contract, or fund); (ii) the most recent favorable IRS determination or opinion letter with respect to such Nutex Plan; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules attached thereto, with respect to each Nutex Plan; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Nutex Plan; (v) the most recent summary plan description and summary material modifications for such Nutex Plan; (vi) any insurance policy related to such Nutex Plan; (vii) the coverage and compliance testing for the three (3) most recently completed plan years; (viii) Internal Revenue Service Forms 1094-C and 095-C for each applicable Nutex Plan for the three (3) most recently completed years, and (ix) all material non-routine communications with any Governmental Body regarding and Nutex Plan, including the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program or Delinquent Filer Voluntary Correction Program in the last six (6) years.

(f)  All contributions and premiums that Nutex, any Nutex Subsidiary or any Nutex ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Sections 412, 430 and 431 of the Code, if any, have, to the extent due, been paid in full or properly recorded on the financial statements or records of Nutex or any Nutex Subsidiary, and none of the ERISA Plans or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 306(a) of ERISA and Section 431 of the Code), or any “unpaid minimum required contribution” (as defined in Section 4971(c) of the Code) whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the Signing Date. No lien has been imposed under Section 430(k)(n) of the Code or Section 306(g) of ERISA on the Nutex Assets or any Nutex ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

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(g)  Except as set forth on Section 7.15(g) of the Nutex Disclosure Schedule, neither Nutex nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA), any Multiemployer Plan, a multiple employer plan or a multiple employer welfare arrangement. Nutex does not provide and is not obligated to provide any current or former employee, officer or director (or any spouses, dependents, survivors, or beneficiaries of such persons) with post-termination or post-retirement health, life insurance or other welfare-type benefits, other than in accordance with applicable Laws.

(h)  All contributions or other amounts withheld from any employee’s pay for deposit in a 401(k) plan or for payment of any health or insurance premiums or for any other purpose with respect to a Nutex Plan have been timely deposited or transmitted to an insurance company in accordance with ERISA and applicable Department of Labor regulations and guidance.

(i)  Except as set forth on Section 7.15(i) of the Nutex Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not (alone or in combination with any other event other than as a result of actions taken by Parent or any of its Affiliates after the Closing Date) result in or give rise to the acceleration of vesting or payment of benefits or compensation under any Nutex Plan (including without limitation, any severance or similar type payments), accelerate the securing or funding obligations of the Nutex under any Nutex Plan, or result in or satisfy a condition to the payment of compensation to any employee, officer or director of Nutex who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under Nutex Plan currently in effect that would result in an “excess parachute payment” under Section 280G of the Code.

(j)  Each of the Nutex Plans has been operated and administered in all material respects in accordance with its terms and Laws, including ERISA and the Code.

7.15.  Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws.

(a)  Neither Nutex nor any Nutex Subsidiary is now, or during the past five (5) years has been, in conflict with, or in default, breach or violation of, in any material respect, any Law applicable to Nutex or any Nutex Subsidiary, as applicable, or by which any Nutex Asset is bound, subject or affected, and Nutex and the Nutex Subsidiaries have filed all material reports, data and other information required to be filed with any Governmental Authority. Nutex and the Nutex Subsidiaries are in possession of all material Governmental Approvals reasonably necessary for Nutex or any Nutex Subsidiary, as applicable, to own, lease and operate its properties or to carry on the Nutex Business. No suspension or cancellation of any material Governmental Approvals is pending or, to the Knowledge of Nutex, threatened, and, other than filings under the HSR Act, no Governmental Approval is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Transaction Documents. Since January 1, 2017, neither Nutex nor any Nutex Subsidiary has received written notice or communication from any Person of any inquiry, proceeding or investigation by any Governmental Authority alleging or based upon a violation of any Law by Nutex or any Nutex Subsidiary or that involves services furnished or data submitted by Nutex or any Nutex Subsidiary.

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(b)  Except as set forth in Section 7.15(b) of the Nutex Disclosure Schedule, Nutex and the Nutex Subsidiaries are, and have been for the last five (5) years, in compliance in all material respects with all applicable Health Care Laws applicable to or affecting Nutex and the Nutex Subsidiaries and the conduct and operation of the Nutex Business and the licensure of the Nutex’s and Nutex Subsidiary’s Service Providers. Any past noncompliance with such Health Care Laws by the Nutex and any Nutex Subsidiary set forth in Section 7.15(b) of the Nutex Disclosure Schedule has been fully and finally resolved such that the Nutex and the Nutex Subsidiaries are in full compliance with all Health Care Laws and will not suffer any adverse effects or consequences as a result of such past noncompliance. Nutex and the Nutex Subsidiaries have not received any written notice of, nor is there any investigation, audit or survey pending or, to the Knowledge of Nutex, threatened, asserting any noncompliance with Health Care Laws and has no reason to believe that any such investigation, audit or survey is pending, threatened or imminent. Except as set forth in Section 7.15(b) of the Nutex Disclosure Schedule, Nutex and the Nutex Subsidiaries have remedied, discharged or complied in all material respects with all applicable plans of correction, such that there are no violations or deficiencies with respect to any Governmental Authorizations held by Nutex and the Nutex Subsidiaries or Government Programs in which Nutex and the Nutex Subsidiaries participate. Without limiting the foregoing, Nutex and the Nutex Subsidiaries and their respective Service Providers which are providers under Medicare, as applicable, are, and for the last five (5) years have been, in material compliance with applicable federal Medicare statutes, 42 U.S.C. §§ 1320a-7(a), 1230a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state statutes and regulations, and have not:

(i)  knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii)  knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii)  presented or caused to be presented a claim for reimbursement for services under a Government Program that is for an item or service that is known or should be known to be (A) not provided as claimed or (B) false or fraudulent;

(iv)  knowingly and willfully illegally offered, paid, solicited, or received any remuneration (including kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arrangement for the furnishing of any item or service for which payment may be made in whole or in part by a Government Program or (B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by a Government Program;

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(v)  had any financial relationship, compensation arrangement or ownership arrangement with physicians which fail to comply with applicable Health Care Laws; or

(vi)  otherwise made any false statement or representation with respect to information otherwise required to be submitted by Government Program regulations.

(c)  Section 7.15(c) of the Nutex Disclosure Schedule lists all provider and contract numbers issued to Nutex and the Nutex Subsidiaries by any Government Program. All such provider and contract numbers are current and valid and in full force and effect. There are no pending or, to the Knowledge of Nutex, threatened actions by or on behalf of any Governmental Authority to take adverse action relating to such provider or contract numbers or participation in Government Programs by Nutex or any Nutex Subsidiary.

(d)  All billing by, or on behalf of, Nutex and the Nutex Subsidiaries to patients, responsible parties, and Third Party Payors, including Government Programs, is, and has been for the past five (5) years, true and complete and in compliance with all applicable Laws in all material respects. Except for amounts billed and refunded in the Ordinary Course of Business and immaterial billing errors or discrepancies occurring in the Ordinary Course of Business or as set forth in Section 7.15(d) of the Nutex Disclosure Schedule, for the past five (5) years all claims for reimbursement for services rendered by Nutex and the Nutex Subsidiaries have been prepared and submitted in all material respects in an accurate and complete manner and in accordance with applicable Health Care Laws. Nutex and each Nutex Subsidiary maintains a credit balance management system and patient credit balances have been refunded as required by Law. Except as disclosed in Section 7.15(d) of the Nutex Disclosure Schedule, none of Nutex or any Nutex Subsidiary have received any written notice from any Third Party Payor or Governmental Authority that indicates any material denial of payment or overpayment with respect to billing provided by Nutex and its Subsidiaries, other than those which have been finally resolved, and no audit, investigation, appeal, adjustment, challenge, inquiry, claim review, recoupment or other Proceeding with respect to any billings, claims or other filings is pending that could reasonably be expected to result in any determination that Nutex or its Subsidiaries was overpaid by any Governmental Authority or Third Party Payor. None of Nutex or any Nutex Subsidiary is subject to a “Corporate Integrity Agreement” or a similar government-mandated compliance program. None of Nutex or any Nutex Subsidiary has received written notice of, nor to the Knowledge of Nutex, is there, any pending material dispute between Nutex or any Nutex Subsidiary and any Governmental Authority regarding claims and governmental filings. Nutex and each Nutex Subsidiary have paid all undisputed refunds, known overpayments, patient credit balances, discounts and adjustments that have been discovered during the past five (5) years. Nutex and each Nutex Subsidiary have used commercially reasonable efforts to collect all copayments, deductibles, and other patient financial responsibilities.

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(e)  Nutex and the Nutex Subsidiaries maintain, and conduct the Nutex Business in all material respects in accordance with, a compliance program, a code of conduct, and policies and procedures applicable to Nutex and the Nutex Subsidiaries and the Nutex Business that are commercially reasonable and appropriate for similarly-situated businesses operating in the sectors of the health care industry in which Nutex and the Nutex Subsidiaries currently operate. Nutex and the Nutex Subsidiaries have not, in the past five (5) years: (i) been subject to reporting obligations pursuant to any deferred prosecution, consent decree, settlement, integrity agreement, corrective action plan or other similar obligation or agreement with any Governmental Authority; (ii) to the Knowledge of Nutex, been a target or defendant in any qui tam/False Claims Act or similar litigation; (iii) been served with or received any search warrant, subpoena, civil investigative demand, contact letter or telephone or personal contact by or from any Governmental Authority related to termination or suspension of participation in any Governmental Program or billing and claims submission pursuant to any Governmental Program, or (iv) received any complaints through its telephonic hotlines or any other compliance reporting mechanisms from employees, contractors, vendors, patients or any other person that would indicate that Nutex or any Nutex Subsidiary is reasonably likely to have in the past violated, or is currently in violation of, any applicable Law. To the Knowledge of Nutex, no person (terminated employee, contractor or otherwise) has raised allegations with Nutex or any Subsidiary relative to Nutex or any Nutex Subsidiary that is reasonably likely to qualify such person as a relator or potential relator under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), including allegations of non-compliance with any Laws.

(f)  Nutex and the Nutex Subsidiaries have and during the past five (5) years have had privacy and security policies, notices, procedures and safeguards that are in material compliance with applicable requirements of HIPAA and other Laws governing the privacy and security of personal or health information in all material respects. Nutex and each Nutex Subsidiary has a written, signed, and HIPAA-compliant business associate agreement with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) thereof. Neither Nutex nor any Nutex Subsidiary has received written notice of, and there is no litigation, proceeding (at law or in equity) or, to Nutex’s Knowledge, inquiry or investigation pending or threatened with respect to any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”) or any other violation of HIPAA or other Laws governing the privacy and security of personal or health information by Nutex or any Nutex Subsidiary or the “workforce” (as defined under HIPAA) thereof. No Breach or other violation of HIPAA by Nutex or any Nutex Subsidiary or the “workforce” thereof or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of Nutex or any Nutex Subsidiary or any business associate of thereof.

(g)  Except as provided on Section 7.15(g) of the Nutex Disclosure Schedule, neither Nutex nor any Nutex Subsidiary nor any of its owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors, or agents acting on behalf of or for the benefit thereof, (i) has been convicted of or charged with, or received written or, to the Knowledge of Nutex, other notice of a threatened or actual investigation for, (A) a Medicare, Medicaid or other Government Program related offense, or (B) a violation of federal or state laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances; (ii) has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Government Program; or (iii) has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. Nutex and each Nutex Subsidiary have not arranged or contracted with (by employment or otherwise) any individual or entity that has been convicted of or pled guilty or nolo contendere to any federal or state criminal offense pertaining to Health Care Laws, subject to any disciplinary action under any state rules of professional conduct, or excluded from participation in a Government Program for the provision of items or services for which payment may be made under such Government Program. No exclusion, suspension, or debarment claims, proceedings or investigations relating to the Nutex Business are pending or threatened against Nutex or any Nutex Subsidiary or any of their owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors or agents.

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(h)  Nutex and the Nutex Subsidiaries collectively hold all material healthcare permits necessary for the conduct of the Nutex Business thereof as currently conducted. All of such material healthcare permits are listed on Section 7.15(h) of the Nutex Disclosure Schedule. Nutex or one or the Nutex Subsidiaries, as applicable, is currently and for the previous five (5) years has been in compliance in all material respects with the requirements of such healthcare permits. Each such healthcare permit is in full force. To Nutex’s Knowledge, no event has occurred with respect to any such permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such healthcare permits. To Nutex’s Knowledge, there is not pending or threatened any action, petition, objection, inquiry, investigation or other pleading with any Governmental Authority that would reasonably be expected to materially impair the validity of any healthcare permit or result in the revocation of any healthcare permit.

(i)  Neither Nutex nor any Nutex Subsidiary participates in, or in the last five (5) years, has participated in, any research or clinical trials.

(j)  Except as provided on Section 7.15(j) of the Nutex Disclosure Schedule, to the Knowledge of Nutex, each health care professional who currently is employed or retained by Nutex or any Nutex Subsidiary or at any time during the last five (5) years was employed or retained by Nutex or any Nutex Subsidiary as a health care professional is and has been during such periods of employment or retention by Nutex or any Nutex Subsidiary duly licensed and registered, and in good standing in the State in which such health care professional engages in the practice of such health care professional’s profession, such license and registration have not been suspended, revoked or restricted in any manner and such licenses and registrations are all that are required for such health care professional to perform such Person’s duties for Nutex or such Nutex Subsidiary, and for Nutex or such Nutex Subsidiary to obtain payment or reimbursement from patients and payors with respect to the services provided by such health care professional. Each health care professional has a current Drug Enforcement Administration registration.

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7.16.  Litigation. Except as set forth in Section 7.16 of the Nutex Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Nutex, threatened against or affecting Nutex or any Nutex Subsidiary, any Nutex Asset or the ability of Nutex or any Nutex Subsidiary to consummate the transactions contemplated herein, including the Merger. None of Nutex, any Nutex Subsidiary or any Nutex Asset is subject to any Order or any proposed Order that would prevent or delay the consummation of the transactions contemplated herein, including the Merger or would have a material adverse effect on the Nutex Assets, the Nutex Business or the ability of Nutex to consummate the transactions contemplated herein, including the Merger.

7.17.  Taxes. Except as set forth in Section 7.17 of the Nutex Disclosure Schedule:

(a)  Each of Nutex and the Nutex Subsidiaries has filed all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by Nutex and the Nutex Subsidiaries, and all such Tax Returns are true, correct and complete in all material respect. Nutex and the Nutex Subsidiaries have timely paid all Taxes shown to be due on such Tax Returns. Copies of all Tax Returns for the three (3) most recent years ending prior to the Signing Date have been made available to Parent.

(b)  Each of Nutex and the Nutex Subsidiaries have withheld and timely paid to the appropriate Governmental Authority all Taxes that it was required to have withheld and paid in connection with amounts paid or owing to any employee, agent, independent contractor, creditor, nonresident or foreign company, stockholder or other third party and has complied with all applicable information reporting requirements, in connection with amounts paid to any such Person.

(c)  Since December 31, 2020, neither Nutex nor any Nutex Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the Knowledge of Nutex, proposed against Nutex or any Nutex Subsidiary. Neither Nutex nor any Nutex Subsidiary has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

(d)  No audit or other examination of any Tax Return of Nutex or any Nutex Subsidiary by any Tax Authority is presently in progress, nor has Nutex or any Nutex Subsidiary been notified in writing of any request for such an audit or other examination. No claim has been made in writing by any Governmental Authority in a jurisdiction where Nutex or any Nutex Subsidiary does not file Tax Returns that Nutex or such Nutex Subsidiary is or may be subject to taxation by that jurisdiction.

(e)  No adjustment relating to any Tax Returns filed or required to be filed by Nutex or any Nutex Subsidiary has been proposed in writing by any Tax Authority to Nutex or any Nutex Subsidiary or any representative thereof.

(f)  Neither Nutex nor any Nutex Subsidiary has any liability for any unpaid Taxes shown to be due on any Tax Return which has not been accrued for or reserved on their respective balance sheets as of the Nutex Balance Sheet Date in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Nutex or any of its Subsidiaries. There are no Encumbrances with respect to Taxes on any of the Nutex Assets, other than Encumbrances which are not individually or in the aggregate material, or customary Encumbrances for current Taxes not yet due and payable.

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(g)  Neither Nutex nor any Nutex Subsidiary (A) has ever been a member of a consolidated group other than a consolidated group of which Nutex is the parent corporation, or (B) has any liability for the Taxes of any person (other than Nutex or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Nutex nor any Nutex Subsidiary is a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the Signing Date between current members of Nutex’s affiliated group).

(h)  To the Knowledge of Nutex, none of the Nutex Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

(i)  Nutex and each Nutex Subsidiary are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(j)  Neither Nutex nor any Nutex Subsidiary has with respect to any open taxable period applied for and been granted permission to adopt a change in their respective methods of accounting requiring adjustments under Section 481 of the Code or comparable Laws.

(k)  Neither Nutex nor any Nutex Subsidiary a partner or owner in any entity classified as a partnership for federal income tax purposes.

(l)  Each of Nutex and the Nutex Subsidiaries has been classified as either a partnership or a disregarded entity for federal and state income Tax purposes. Neither Nutex nor any Nutex Subsidiary has made an election under Treasury Regulations Section 301.7701-3 with respect to itself or any Entity.

(m)  Neither Nutex nor any Nutex Subsidiary is subject to Tax in any jurisdiction, other than the country which it is organized, by virtue of having, or being deemed to have, a permanent establishment, fixed place of business or similar presence.

(n)  No equity options, equity appreciation rights or other equity based awards issued or granted by Nutex are not in material compliance with Code Section 409A. Each “nonqualified deferred compensation plan” (as such term is defined in Code Section 409A and the guidance thereunder) under which Nutex or any Nutex Subsidiary makes or is obligated to make payments is in good faith operational compliance with the requirements of Code Section 409A and the guidance thereunder. No payment to be made by Nutex or any Nutex Subsidiary is or will be subject to penalties of Code Section 409A.

(o)  Neither Nutex nor any Nutex Subsidiary has entered into any closing agreement with any Governmental Authority, including, but not limited to, a closing agreement pursuant to Code Section 7121, with regard to any Tax liability of Nutex or any Nutex Subsidiary, respectively.

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(p)  Neither Nutex nor any Nutex Subsidiary will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting made on or prior to the Closing Date or use of any improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) closing agreement entered with any Governmental Authority on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the Ordinary Course of Business; (F) election under 965(h) of the Code made on or prior to the Closing Date; or income inclusion pursuant to Section 951 or 951A of the Code with respect to a taxable period or portion thereof ending on or prior to the Closing Date; or (G) CARES Act Tax Accrual Amounts.

(q)  Neither Nutex nor any Nutex Subsidiary is a party to, or is bound by, or has any obligation or potential liability under, any Tax allocation, sharing or indemnity agreement or any other agreement or practice of a similar nature with respect to any amount of Taxes (other than any credit or other commercial agreement entered into in the ordinary course of business, the principal purpose of which does not relate to Tax).

(r)  Neither Nutex nor any Nutex Subsidiary has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any analogous provision of state, local or foreign law.

(s)  Neither Nutex nor any Nutex Subsidiary has elected to apply the partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 for any taxable year beginning before January 1, 2018.

(t)  Neither Nutex nor any Nutex Subsidiary has distributed stock of another Person, and no Nutex Subsidiary has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code in the two (2) years prior to the Closing Date or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated by this Agreement.

(u)  Neither Nutex nor any Nutex Subsidiary is or has been at any time during the past five (5) years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(v)  To Nutex’s Knowledge, there is no property or obligation of it, any of its Subsidiaries or any of their respective Affiliates, including uncashed checks to vendors, customers or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state, municipality or other governmental agency or Tax Authority under any applicable escheatment or unclaimed property Laws.

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7.18.  Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Nutex, any Nutex Subsidiary or any of their respective Affiliates.

7.19.  Transactions with Affiliates. Except as set forth on Section 7.19 of the Nutex Disclosure Schedule, there are no existing Contracts or Debt between Nutex or any Nutex Subsidiary, on the one hand, and any of the current or former directors, officers, managers, stockholder, equityholder or other Affiliates of Nutex, on the other hand.

7.20.  Insurance Policies. Nutex has made available to Parent true and correct copies of all policies of insurance maintained by Nutex and the Nutex Subsidiaries covering or affecting Nutex, the Nutex Subsidiaries, the Nutex Business or any of the Nutex Assets. All such policies are valid, outstanding and enforceable and neither Nutex nor any Nutex Subsidiary has agreed to modify or cancel any of such insurance policies prior to the Signing Date, and no such entity has received notice of any actual or threatened modification or cancellation of any such insurance. All premiums due and payable on or prior to the Signing Date for such insurance policies have been duly paid.

7.21.  Bank Accounts. Nutex has provided to Parent the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Nutex and the Nutex Subsidiaries maintain any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

7.22.  Powers of Attorney. Except as set forth on Section 7.22 of the Nutex Disclosure Schedule, there are no Persons who hold general or special powers of attorney from Nutex or any Nutex Subsidiary.

7.23.  Certain Business Practices.

(a)  To the Knowledge of Nutex, neither Nutex nor any Nutex Subsidiary has since January 1, 2020, directly or indirectly, made any contribution, payment or gift of funds or property on behalf of Nutex or any Nutex Subsidiary to any official, employee or agent of any Governmental Authority of any jurisdiction or made any contribution to any candidate for public office, in either case where the payment or purpose of such contribution, payment or gift was or is in violation of Anti-Corruption Laws of any relevant jurisdiction covering a similar subject matter as in effect prior to the Effective Time applicable to Nutex and the Nutex Subsidiaries and their respective operations. Nutex has instituted and maintained policies and procedures designed to ensure compliance such Anti-Corruption Laws.

(b)  To the Knowledge of Nutex, none of Nutex, any Nutex Subsidiary or any Affiliate of Nutex, nor any of their respective directors, officers, employees, agents or other Representatives has taken, since January 1, 2020, any action, directly or indirectly, that would result in a violation of: the FCPA; the Bribery Act; or any other analogous Anti-Corruption Laws applicable to Nutex or the Subsidiaries or Affiliates of Nutex, as applicable, including, without limitation, offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official used for the purpose of influencing any official act or decision of a foreign governmental official, inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Nutex or any Nutex Subsidiary or Affiliate of Nutex in obtaining or retaining business with, or directing business to, any Person, in each case in violation of any applicable Anti-Corruption Laws.

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(c)  No Proceeding by or before any Governmental Authority involving Nutex, any Nutex Subsidiary or any other Affiliate of Nutex, or any of their directors, officers, employees, or agents, with respect to any applicable Anti-Corruption Law is pending or, to the Knowledge of Nutex, threatened. Since January 1, 2020, no civil or criminal penalties have been imposed on Nutex, any Nutex Subsidiary or any Affiliate of Nutex with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the FCPA, the Bribery Act or any other applicable Anti-Corruption Law.

(d)  The operations of Nutex and the Nutex Subsidiaries are and have been, since January 1, 2020, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all Money Laundering Laws. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Nutex or any Nutex Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of Nutex, threatened.

7.24.  Information Provided. None of the information supplied by Nutex expressly for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, and (b) the Proxy will, at the date the Proxy is mailed to the Parent Stockholders or at the time of the meeting of the Parent Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided, however, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information regarding Nutex incorporated by reference in the Proxy or supplied by Nutex specifically for inclusion in the Proxy.

7.25.  Accredited Investor Status. Pursuant to the Contribution Agreements, each Nutex Owner has represented that such Nutex Owner (a) is an informed, sophisticated entity or individual with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of the transaction, (b) has determined that the Merger is consistent with its general investment objectives, (c) understands that the Merger involves certain business and other risks, (d) is financially able to bear the risks of the Merger, (e) has had an opportunity to discuss the business, management and financial affairs of Parent and, in entering into this Agreement, is relying on its informed conclusions of its own investigations of such businesses, (f) is acquiring the Parent Common Stock through the Merger for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (g) if an entity, was not organized for the specific purpose of the Merger, (h) understands that the Merger Consideration has not been registered under the Securities Act or the applicable securities or blue sky laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (j) understands that the exemptions from registration under the Securities Act relied upon by Parent are based in part on the fact that such Nutex Owner is an “accredited investor” as defined in Rule 501(a) under the Securities Act. To the Knowledge of Nutex, each of the representations made by a Nutex Owner in the applicable Contribution Agreement that such Nutex Owner is an “accredited investor” as defined in Rule 501(a) of the Securities Act is true and correct.

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Article VIII
NUTEX REPRESENTATIVE

8.1.  Nutex Representative.

(a)  Appointments. For purposes of this Agreement, the other Transaction Documents and any ancillary agreements hereto or thereto, each Nutex Member has consented to the appointment of Thomas T. Vo as the representative, agent and attorney-in-fact for and on behalf of each such Nutex Member (solely in its capacity as such, the “Nutex Representative”) for all purposes in connection with this Agreement and all agreements ancillary hereto, with full power of substitution, to act in the name, place and stead of such Nutex Member for purposes of taking any and all actions and making of any decisions required or permitted to be taken by the Nutex Members under or contemplated by this Agreement and the other Transaction Documents, including the exercise of the power to: (i) execute this Agreement, any other Transaction Documents and any other agreements, documents and certificates pursuant to such agreements, including all amendments to such agreements, and take all actions required or permitted to be taken under such agreements; (ii) resolve, agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to, claims in connection with this Agreement and any other Transaction Documents; (iii) receive and forward notices and communications pursuant to this Agreement and any other Transaction Documents; and (iv) take all other actions necessary, desirable or appropriate in the judgment of the Nutex Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, any other Transaction Documents and any other agreements, documents and certificates pursuant thereto, including making, executing, acknowledging, and delivering all such contracts, orders, receipts, documents, instruments, notices, requests, instructions and certificates and doing all things and taking all actions which the Nutex Representative, in his sole discretion, considers necessary or proper in connection with or to carry out the terms of this Agreement.

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(b)  Replacement. The Nutex Representative may resign at any time. The Nutex Members entitled to at least fifty-one percent (51%) of the Merger Consideration can appoint a new Nutex Representative by written consent and by sending notice and a copy of the duly executed written consent appointing such new Nutex Representative to Parent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent.

(c)  No Liability.  The Nutex Representative will incur no liability to the Nutex Members in connection with his services pursuant to this Agreement and any related agreements except to the extent resulting from his fraud, gross negligence or willful misconduct. The Nutex Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Nutex Members have agreed to indemnity the Nutex Representative against any losses, liabilities and expenses arising out of or in connection with this Agreement and any related agreements, in each case as such losses, liabilities and expenses are suffered or incurred, except in the event that any such losses, liabilities or expenses are finally adjudicated to have been caused by the fraud, gross negligence or willful misconduct of the Nutex Representative. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Nutex Members set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Nutex Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Nutex Representative or the termination of this Agreement. The Nutex Representative shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement.

(d)  Parent’s Reliance.  In regard to the matters set forth in this Section 8.1, (a) Parent shall be entitled to rely on the instructions it receives from Nutex Representative and (b) Parent shall have no liability to Nutex or any Nutex Members if Parent shall act in compliance with such instructions with regard to such matters.

Article IX
Conditions to Closing

9.1.  Conditions Precedent to Obligations of Nutex. The obligations of Nutex to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction of the following conditions, at or prior to the Closing, unless waived (in whole or in part) by Nutex in writing:

(a)  Representations and Warranties. Each of (a) the representations and warranties made by Parent and Merger Sub in ARTICLE VI (in each case, other than the Parent Fundamental Representations and without regard to any Parent Material Adverse Effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Signing Date), which need only be true, correct and complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a Parent Material Adverse Effect, and (b) the Parent Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time).

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(b)  Performance of Obligations. All of the covenants, obligations and agreements that Parent (or any Parent Subsidiary) is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

(c)  No Material Adverse Effect. There shall have been no Parent Material Adverse Effect from the Parent Balance Sheet Date through the Closing Date.

(d)  HSR. Any waiting period (and any extensions thereof) applicable to the consummation of the transactions completed under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(e)  Laws. No Order or Law shall be in effect which restrains, enjoins, prevents, prohibits, makes illegal or materially restricts the consummation of the transactions contemplated herein, including the Merger, and no Proceeding shall be pending or threatened in writing by a Governmental Authority which is reasonably likely to result in an Order or a Law having such an effect.

(f)  Required Consents. Unless customarily obtained after Closing, Parent shall have delivered duly executed and complete copies of all Governmental Authorizations, Consents or other approvals (in form and content reasonably acceptable to Nutex) of third Persons, including Governmental Authorities, the granting of which are necessary for the consummation of the transactions contemplated by this Agreement or for preventing the termination of any right, privilege, license, permit, certificate or agreement of the Parent Business, in each case, as set forth in Schedule 9.1(f) of the Parent Disclosure Schedule (each, a “Specified Parent Consent”).

(g)  Parent Stockholder Approval. Parent shall have obtained Parent Stockholder Approval.

(h)  Closing Deliveries. Parent shall have delivered (or be ready, willing and able to deliver at the Closing) to Nutex all of the closing documents and agreements set forth in Section 5.1.

(i)  Nasdaq Approval. The Parent Common Stock to be issued in the Merger or in connection with the Merger shall have been approved for listing on Nasdaq, conditioned upon the consummation of the Merger and subject to official notice of issuance.

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(j)  Form 8-K. Parent shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex, which will be filed with the SEC on Form 8-K promptly following the Effective Time.

(k)  Incentive Plan. Parent shall have obtained stockholder approval to increase the number of incentive awards available for issuance by either amending the iGambit 2019 Omnibus Incentive Plan or by adopting a new incentive plan, pending closing of the Merger.

9.2.  Conditions Precedent to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction of the following conditions, at or prior to the Closing, unless waived (in whole or in part) by Parent or Merger Sub in writing:

(a)  Representations and Warranties. Each of (a) the representations and warranties made by Nutex in ARTICLE VII (in each case, other than the Nutex Fundamental Representations and without regard to any Nutex Material Adverse Effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Signing Date), which need only be true, correct and complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a Nutex Material Adverse Effect, and (b) the Nutex Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time).

(b)  Performance of Obligations. All of the covenants, obligations and agreements that Nutex (or any Nutex Subsidiary) is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

(c)  No Material Adverse Effect. There shall have been no Nutex Material Adverse Effect from the Nutex Balance Sheet Date through the Closing Date.

(d)  HSR. Any waiting period (and any extensions thereof) applicable to the consummation of the transactions completed under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(e)  Laws. No Order or Law shall be in effect which restrains, enjoins, prevents, prohibits, makes illegal or materially restricts the consummation of the transactions contemplated herein, including the Merger, and no Proceeding shall be pending or threatened in writing by a Governmental Authority which is reasonably likely to result in an Order or a Law having such an effect.

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(f)  Required Consents. Unless customarily obtained after Closing, Nutex shall have delivered duly executed and complete copies of all Governmental Authorizations, Consents or other approvals (in form and content reasonably acceptable to Nutex) of third Persons, including Governmental Authorities, the granting of which are necessary for the consummation of the transactions contemplated by this Agreement or for preventing the termination of any right, privilege, license, permit, certificate or agreement of the Nutex Business, in each case, as set forth in Schedule 9.2(f) of the Nutex Disclosure Schedule (each, a “Specified Nutex Consent”).

(g)  Closing Deliveries. Nutex shall have delivered (or be ready, willing and able to deliver at the Closing) to Parent all of the closing documents and agreements set forth in Section 5.2.

(h)  Form 8-K. Parent and Nutex shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex, which will be filed with the SEC on Form 8-K promptly following the Effective Time.

(i)  Nutex Member Approval. Nutex shall have obtained Nutex Member Approval.

(j)  Contribution. Subject to Section 4.17, the Contribution Transaction shall have been completed as of or immediately prior to the Closing.

(k)  Employment Agreement. Tom Vo shall have entered into an employment agreement with Parent, in form and substance reasonably satisfactory to the parties thereto.

(l)  Parent Stockholder Approval. Parent shall have obtained Parent Stockholder Approval.

(m)  Nutex Real Estate Guarantees. Nutex shall have obtained the Nutex Real Estate Guarantee terminations or the physician owners shall have entered into agreements indemnifying the applicable Nutex Subsidiary against any claim against the Nutex Real Estate Guarantees.

Article X
NO SURVIVAL OF REPRESENTATIONS AND COVENANTS

10.1.  No Survival of Representations and Covenants. None of the representations or warranties, or, except as provided in this Section 10.1, the covenants or other obligations of any Party contained in this Agreement shall survive the Closing (it being understood and agreed that, except as set forth in the last sentence of this Section 10.1, no Person shall have recourse following the Closing for any breach of or inaccuracy in any such representation and warranty, covenant or other obligation, and only the covenants and other obligations set forth in this Agreement which by their terms are required to be performed after Closing shall survive the Closing in accordance with their terms). In furtherance of the foregoing, the Parties hereto, intending to modify any

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applicable statute of limitations or other law, acknowledge and agree that all representations and warranties, covenants and other obligations contained in this Agreement will expire effective as of the Closing and not survive beyond the Closing such that, except as set forth in the last sentence of this Section 10.1, no claim for breach, or failure to be true and correct, of any such representation and warranty, covenant or other obligation (whether in contract, in tort or at law or in equity) may be brought after the Closing by any Person with respect thereto and there will be no liability in respect thereof, whether such liability accrues prior to, at or after the Closing, except for those covenants and other obligations set forth in this Agreement which by their terms are required to be performed after Closing. Notwithstanding the foregoing to the contrary, nothing herein shall operate to limit the common law liability of any Party in the event of Fraud regarding the representations and warranties made by any Party in this Agreement or the statements made in the certificates delivered at the Closing, it being specifically acknowledged and agreed that (a) such representations and warranties were a material inducement to the Parties entering into this Agreement and (b) such representations and warranties and such statements in such certificates were and are a material inducement to the Parties entering into this Agreement and consummating the transactions contemplated hereby and that the Parties were and are reasonably and justifiably relying on the truth and accuracy of such representations and warranties and such statements in connection therewith.

Article XI
Termination

11.1.  Termination.

(a)  Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice:

(i)  by the mutual written consent of Nutex and Parent;

(ii)  by Nutex (A) if an Adverse Recommendation Change shall have occurred or Parent failed to make the Parent Board Recommendation, (B) if Parent breached its obligations under Section 4.5(a) in any material respect or (C) if any of the representations or warranties of the Parent and Merger Sub set forth in ARTICLE VI shall not be true and correct such that (x) the condition to Closing set forth in Section 9.1(a) would not be satisfied and (y) the breach (or breaches) causing such representations or warranties not to be so true and correct is (or are) either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to the Parent and (II) the Termination Date or (D) if any of the covenants and other obligations of the Parent or the Parent Subsidiaries set forth in this Agreement shall not have been performed and complied with in all material respects such that (x) the condition to Closing set forth in Section 9.1(b) would not be satisfied and (y) the failure to comply or perform with such covenants is either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to the Parent and (II) the Termination Date; provided, that Nutex is not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 9.2 to be unsatisfied;

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(iii)  by Parent, (A) at any time prior to receipt of the Parent Stockholder Approval, in order to enter into a binding written agreement with respect to a Superior Proposal, provided that Parent shall have complied in all material respects with its obligations under Section 4.5; or (B) if Nutex breached its obligations under Section 4.5(b) in any material respect; or (C) if any of the representations or warranties of Nutex set forth in ARTICLE VII shall not be true and correct such that (x) the condition to Closing set forth in Section 9.2(a) would not be satisfied and (y) the breach (or breaches) causing such representations or warranties not to be so true and correct is (or are) either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to Nutex and (II) the Termination Date; or (D) if any of the covenants and other obligations of Nutex set forth in this Agreement shall not have been performed and complied with in all material respects such that (x) the condition to Closing set forth in Section 9.2(b) would not be satisfied and (y) the failure to comply or perform with such covenants is either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to Nutex and (II) the Termination Date; provided, that the Parent and Merger Sub are not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 9.1 to be unsatisfied;

(iv)  by either Nutex or Parent if the Closing has not occurred on or prior to the Termination Date, or such later date as mutually agreed to in writing by the Parties, for any reason, provided that neither Nutex or Parent shall be entitled to terminate this Agreement pursuant to this Section 11.1(a)(iv) if such Party is in material breach of this Agreement in any manner that shall have caused the transactions contemplated herein to not be consummated on or before the Termination Date;

(v)  by either Nutex or Parent if (i) a Governmental Authority issues, enacts, promulgates or enforces any Law restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein or (ii) a Governmental Authority issues, enacts, promulgates or enforces an Order or takes any other action permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein, and such Order has become final and nonappealable; provided that the right to terminate under this Section 11.1(a)(v) shall not be available to a Party if any of the foregoing is due to a material breach by such Party of its obligations under this Agreement;

(vi)  by either Party pursuant to Section 4.12 as applicable; or

(vii)  by either Party if the Parent Stockholder Meeting shall have concluded and the Parent Stockholder Approval shall not have been obtained.

11.2.  Fees and Expenses.

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(a)  In the event that (i) a Parent Alternative Proposal shall have been made directly to the Parent Stockholders or otherwise publicly disclosed, (ii) this Agreement is thereafter terminated by Nutex or Parent pursuant to Section 11.1(a)(ii)(A), Section 11.1(a)(iii)(A) or Section 11.1(a)(vii), and (iii) Parent enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Parent shall pay the Termination Fee to Nutex upon the earlier of (A) the date of the execution of such definitive agreement by Parent or (B) consummation of any such transaction.

(b)  Any payment of the Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by Nutex.

(c)  In the event that Parent shall fail to pay the Termination Fee required pursuant to this Section 11.2 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to prime rate, which means the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the Closing Date. The Parties acknowledge that the provisions of this Section 11.2 are an integral part of the transactions contemplated hereby and that, without these agreements, they would not enter into this Agreement.

(d)  The Parties agree that in the event that Parent pays the Termination Fee to Nutex, Parent has no further liability to Nutex of any kind in respect of this Agreement and the transactions contemplated hereby; provided, however, that nothing in this Agreement shall release any Party from liability for Fraud), and in no event shall Parent be required to pay the Termination Fee on more than one occasion.

11.3.  Effect of Termination. If this Agreement is terminated in accordance with Section 11.1(a), all obligations of the Parties hereunder shall terminate, except for the obligations set forth in this Article XI and in ARTICLE XII and except as otherwise expressly provided herein; provided, subject to Section 11.2, that such termination shall not release either party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

Article XII
Miscellaneous Provisions

12.1.  Expenses. Whether or not the transactions contemplated herein are consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the transactions contemplated herein, including all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the consummation of the transactions contemplated herein, shall be the obligation of the respective Party incurring such fees and expenses.

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12.2.  Amendments and Waivers. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by Nutex (or the Nutex Representative if after the Closing) and Parent. Any Party may waive compliance by any other Party with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

12.3.  Notices. All notices, requests, demands and other communications required or permitted under this Agreement and under Laws shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

Clinigence Holdings, Inc.

501 1st Ave., N Suite 901

St. Petersburg, FL 33701

Attention:  Warren Hosseinion

Email:  warren.hosseinion@clinigencehealth.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

415 Mission Street, Suite 5600

San Francisco, CA 94105

Attention:  Mark Mihanovic

Email:  mmihanovic@mwe.com

If to Nutex, to the Nutex Representative as follows:

Thomas T. Vo

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Email:   tvo@nutexhealth.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attention:  Joe Perillo

Email:  jperillo@lockelord.com

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Any Party may alter its notice address by notifying the other Parties of such change of address in conformity with the provisions of this section.

12.4.  Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any conflicts of law principles that would cause the application of the laws of any jurisdiction other than the Laws of the State of Delaware to the rights and duties of the Parties.

12.5.  Exhibits and Schedules. All Annexes, Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

12.6.  Assignments Prohibited; Successors and Assigns. No Party shall assign, suffer, or permit an assignment (by operation of law or otherwise) of, its rights or obligations under or interest in this Agreement without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

12.7.  No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors and permitted assigns, and the Parties do not intend to confer third-party beneficiary rights upon any other Person.

12.8.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

12.9.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

12.10.  Entire Agreement. This Agreement (which per Section 12.5 includes all Annexes, Exhibits and Schedules attached hereto), the other Transaction Documents and the Confidentiality Agreements contain the entire understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written among the Parties. The Parties intend that this Agreement be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement.

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12.11.  Interpretation. The headings of Sections, Articles, Exhibits, and Schedules in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section,” “Article,” “Exhibit,” or “Schedule” refer to the corresponding Section, Article, Exhibit, or Schedule of this Agreement. Unless expressly provided to the contrary, the words “hereunder,” “hereof,” “herein,” and words of similar import are references to this Agreement as a whole and not any particular Section, Article, Exhibit, Schedule, or other provision of this Agreement. Each definition of a defined term herein shall be equally applicable both to the singular and the plural forms of the term so defined. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and (in its various forms) means including without limitation. For any “agreement”, “waiver”, “notice” or words of similar import to be effective, such agreement, waiver or notice must be in writing and delivered by one Party to the other Party pursuant to Section 12.3. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (or the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. The word “day” means calendar day unless Business Day is expressly specified. All references to currency or to “$” herein shall be to, and all payments required hereunder shall be paid in, U.S. Dollars. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Time is of the essence in this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive.

12.12.  Construction. The construction of this Agreement shall not take into consideration the Party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each Party acknowledges that: (a) it has read this Agreement and has had substantial input into the drafting and preparation of this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

12.13.  Jurisdiction; Service of Process. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the State of Delaware, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the District of Delaware. Each of the Parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

12.14.  Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES A COMPLEX MERGER AND THAT DISPUTES HEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE HEREUNDER BE RESOLVED BY A JUDGE APPLYING LAWS.

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12.15.  Provisional Relief; Specific Performance.

(a)  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court as provided in Section 12.13, in addition to any other remedy to which they are entitled at law or in equity.

(b)  Without limiting the foregoing, Parent has the right to enforce, specifically, the obligations of Nutex set forth in Section 4.4(b), including the obligation of Nutex to take such actions as may be necessary to cause all equity owners of MHH to contribute such equity owners’ interest in MHH to Nutex under the terms of the Contribution Agreement.

12.16.  Recovery of Fees by Prevailing Party. If any legal action, including an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

12.17.  Further Assurances. Each Party agrees (a) to furnish upon request to each other Party such further information, (b) to execute and deliver to each other Party such other documents and (c) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein.

12.18.  Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.19.  Confidentiality. The Confidentiality Agreements shall terminate on the Closing Date and will thereafter be of no further force or effect. Each Party shall keep confidential, and cause its Affiliates and instruct its Representatives to keep confidential, all terms and provisions of this Agreement and the other Transaction Documents, except (a) as required by Laws or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject, (b) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 12.19, (c) to the extent required to be disclosed in connection with complying with the terms and provisions of this Agreement, and (d) to the extent that such Party must disclose the same in any Proceeding brought by it to enforce its rights under this Agreement. This Section 12.19 shall not prevent any Party from complying with any disclosure requirements of Governmental Authorities or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject that are applicable to the transactions contemplated by this Agreement. The covenants set forth in this Section 12.19 shall terminate twenty-four (24) months after the Closing Date. Notwithstanding anything herein to the contrary, each of Parent and the Nutex Representative shall be permitted to disclose information to each’s advisors and Representatives and to the Parent stockholders and Nutex Owners, respectively, in each case who have a need to know such information provided that such persons are subject to confidentiality obligations at least as restrictive as the confidentiality obligations set forth in the Confidentiality Agreements.

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12.20.  Non-Recourse Persons. The Parties acknowledge and agree that no past, or present, director, manager, officer, employee, incorporator, member, partner, stockholder, agent, or attorney, of Nutex or any Nutex Subsidiary (excluding, in each case, Nutex, NH, MHH and the other Nutex Subsidiaries, and subject to such exclusion, each a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort, or otherwise) for, and Parent and Merger Sub hereby waive, release, remise and forever discharge, any damages, suits, Proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges, or causes of action whatsoever, in law or in equity, known or unknown, against each Non-Recourse Person which are based on, the negotiation, performance, and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereunder or thereunder; provided that no Non-Recourse Person shall be released from damages, suits, Proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges or causes of action arising from Fraud. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 12.20.

12.21.  Conflict Waiver; Privilege. Parent and Merger Sub on behalf of themselves and their Affiliates (collectively, the “Parent Related Parties”), hereby waive, and agree not to allege, any claim that Locke Lord LLP (“Nutex’s Counsel”) has a conflict of interest or is otherwise prohibited from representing Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), any Nutex Member or any of their respective Affiliates or Representatives (“Nutex Related Parties”) in any post-Closing matter or dispute with any of the Parent Related Parties related to or involving this Agreement (including the negotiation hereof) or the transactions contemplated hereby, even though the interests of one or more of the Nutex Related Parties in such matter or dispute may be directly adverse to the interests of one or more of the Parent Related Parties. Parent, on behalf of itself and all other Parent Related Parties, acknowledges and agrees that Nutex’s (prior to the Effective Time), each Nutex Members’ and each of their Affiliate’s, attorney-client privilege, attorney work-product protection and expectation of client confidence involving the Merger, or Nutex or its Subsidiaries, each of the transactions contemplated herein, or any other transaction contemplated by this Agreement, and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by the Nutex Members and their Affiliates, and may be waived only by the Nutex Representative. The Parties acknowledge and agree that (a) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by any of the Parent Related Parties upon consummation of the Closing, and (b) in the event of a dispute between any of the Parent Related Parties, on the one hand, and a third party, on the other hand, or any other circumstance in which a third party requests or demands that any of the Parent Related Parties produce privileged materials or attorney work-product of Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), any Nutex Member or their Affiliates, Parent shall cause the applicable Parent Related Parties to assert such attorney-client privilege on behalf of Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), the Nutex Members or their Affiliates to prevent disclosure of privileged materials or attorney work-product to such third party. This Section 12.21 is for the benefit of Nutex (prior to the Effective Time), the Nutex Members, and Nutex’s Counsel and such parties are express third-party beneficiaries of this Section 12.21. This Section 12.21 shall be irrevocable, and no term of this Section 12.21 may be amended, waived or modified without the prior written consent of the Nutex Representative. This Section 12.21 shall survive the Closing and shall remain in effect indefinitely.

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12.22.  Schedules. Any fact or item disclosed in any Schedules shall be deemed disclosed in each other Schedule (or Section within such Schedule) to which such fact or item may apply so long as (a) such other Section is referenced by applicable cross-reference or (b) it is reasonably apparent on its face that such disclosure is applicable to such other Section or Schedule. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.

[Signatures Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement or caused it to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

PARENT:

CLINIGENCE HOLDINGS, INC.

By: /s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

MERGER SUB:

NUTEX ACQUISITION LLC

By: /s/ Warren Hosseinion
Name: Warren Hosseinion
Title: President & Chief Executive Officer

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NUTEX:

NUTEX HEALTH HOLDCO LLC

By: /s/ Thomas T. Vo
Name: Thomas T. Vo
Title: Manager

NUTEX REPRESENTATIVE:

/s/ Thomas T. Vo
Thomas T. Vo

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NH:

NUTEX HEALTH LLC (SOLELY for the purposes of Section 4.18 and the sections related thereto)

By: /s/ Thomas T. Vo
Name: Thomas T. Vo
Title: Manager

MHH:

NUTEX HEALTH LLC (SOLELY for the purposes of Section 4.18 and the sections related thereto)

By: /s/ Thomas T. Vo
Name: Thomas T. Vo
Title: Manager

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EXHIBIT A
Definitions

For purposes of this Agreement, in addition to other capitalized terms defined in this Agreement, the following terms have the meanings specified or referred to in this Exhibit A when capitalized:

“A&R Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, in substantially the form attached hereto as Exhibit B.

“A&R LLC Agreement” has the meaning specified in Section 2.5.

“Acquisition Agreement” has the meaning specified in Section 4.5(a)(i).

“Adverse Recommendation Change” has the meaning specified in Section 4.5(a)(i).

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly Controlled by, Controlling, or under common Control with, such Person, including any subsidiary of such Person and any “affiliate” of such Party within the meaning of Reg. §240.12b-2 of the Securities Exchange Act of 1934, as amended. As used in this Agreement, “control” means possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships. The terms “controlled by,” “controlling,” and other derivatives shall be construed accordingly.

“Agreement” means this Agreement and Plan of Merger (including the Parent Disclosure Schedule, the Nutex Disclosure Schedule, and all other schedules, annexes and exhibits attached hereto), as amended from time to time.

“Anti-Corruption Laws” has the meaning specified in Section 6.23(c).

“Assets” means, with respect to Parent, Nutex or their respective Subsidiaries, as applicable, all of the assets whether real, personal, tangible or intangible used or held for use in connection with the Parent Business or the Nutex Business, as applicable, all of which are owned or leased by such Person.

“Balance Sheet Date” means September 30, 2021.

“Books and Records” means all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records of Parent, Nutex or their respective Subsidiaries, as applicable, on whatever medium.

“Book -Entry Shares” has the meaning specified in Section 3.2(b).

“Breach” has the meaning specified in Section 7.17(f).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by applicable Law to close.

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“Capital Stock” means with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalization Certificate” has the meaning specified in Section 3.3(a).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act or any similar applicable federal, state or local applicable Law (together with all regulations and guidance related thereto issued by a Governmental Entity).

“CARES Act Tax Accrual Amounts” has the meaning specified in Section 6.17(p)(E).

“Certificate of Merger” means the certificate of merger, to be filed with the Secretary of State of the State of Delaware in connection with the consummation of the Merger, in substantially the form attached hereto as Exhibit C as is required by, and executed in accordance with, the relevant provisions of the DGCL.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Certificates” has the meaning specified in Section 3.2(b).

“Clinigence Health” means Clinigence Health, Inc., a Delaware corporation.

“Clinigence India” means Clinigence India Private Limited, an entity organized under the laws of India.

“Clinigence LLC” means Clinigence, LLC, a Georgia limited liability company.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all Trade Secrets and other confidential and/or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, algorithms, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its Service Providers or Representatives, and including confidential and/or proprietary information obtained from other Person’s to whom such Person has a duty of confidentiality.

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“Confidentiality Agreements” means that certain (i) Confidentiality Agreement, dated as of June 4, 2021, by and between the Nutex Manager and Parent and (ii) the Nutex Non-Disclosure Agreement, dated as of April 9, 2021, by and between Nutex Health and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Consideration Spreadsheet” has the meaning specified in Section 3.3(b).

“Contract” means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or other legally binding undertaking (whether written or oral).

“Contribution Agreement” has the meaning set forth in the Recitals.

“Contribution Transaction” has the meaning set forth in the Recitals.

“Copyrights” means all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof (including variant delta) or related or associated epidemics, pandemic or disease outbreaks.

“Debt” means, with respect to any Person, as of any particular time, without duplication, (a) indebtedness of such Person for money borrowed from banks or similar financial institutions or evidenced by bonds, debentures, notes or other similar instruments or securities (and whether or not convertible into any other security), including the amount drawn on any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations under any capital leases (as defined under GAAP); (c) obligations of such Person to pay the deferred purchase price or acquisition price of any asset, property, business or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable, (e) obligations for any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing and (d) guarantees of any of the foregoing on behalf of another Person.

“Disclosing Party” has the meaning specified in Section 4.12.

“DGCL” means the Delaware General Corporation Law and Limited Liability Company Act of the State of Delaware, as amended, as applicable.

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“EBITDA” means earnings of Nutex and the Nutex Subsidiaries based on the percentage of each Nutex Subsidiary’s equity interest participating in the Contribution Transaction, before taxes, depreciation and amortization as calculated in accordance with GAAP; provided that notwithstanding anything to the contrary herein, all revenues from Ancillary Services, regardless of payor type or source of payment, shall be excluded from the calculation of EBITDA. For purposes of this definition, “Ancillary Services” means any services other than professional services personally performed by physicians.

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“Effective Time” has the meaning specified in Section 2.3.

“Encumbrance” means, with respect to any property or asset, any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, adverse claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or similar restriction of any nature in respect of such property or Asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any Asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). For the purposes of this Agreement, a Person shall be deemed to own subject to an Encumbrance any property or Asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Entity” means any corporation (including any non-profit corporation), joint stock company, partnership, limited liability company, limited liability partnership, joint venture, estate, association, trust or other entity or organization.

“Environmental Laws” means all Laws relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes, (i) the terms and conditions of any license, permit, approval, or other authorization by any Governmental Authority, and (ii) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Authority. The term “Environmental Laws” shall include, but not be limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., RCRA, the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., CERCLA, the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and any state, county, or local regulations similar thereto.

“Equity Consideration Adjustment Notice” has the meaning specified in Section 4.17(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” has the meaning specified in Section 6.14(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Agent” has the meaning specified in Section 3.2(a).

“Exchange Ratio” has the meaning specified in Section 3.1(a).

“FLSA” has the meaning specified in Section 6.13(g).

“Fraud” means actual and intentional fraud (but not, for the avoidance of doubt, fraud based on constructive knowledge), as determined in accordance with the Laws of the State of Delaware, with respect to the making of any representation or warranty set forth in this Agreement.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

“Governmental Approval” means any permit, license, certificate, concession, approval, consent, ratification, permission, confirmation, exemption, waiver, franchise, certification, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity, court or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

“Government Program” means Medicare, Medicaid, TRICARE, any Medicaid waiver program, any Medicaid or Medicare managed care program, and any other federal, state or local health care payment or reimbursement program that is funded or administered by any Governmental Authority.

“Hazardous Materials” means any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, polychlorinated biphenyls, mercury, flammable or explosive materials; (c) radioactive materials; (d) petroleum or petroleum products (including crude oil); and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

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“Health Care Laws” means any and all Laws, as may be enacted or amended, relating to the regulation of health care or insurance, entities that provide items or services directly or indirectly to, for, or on behalf of health care providers and suppliers or the payment or reimbursement for items or services rendered, provided, dispensed or furnished by health care providers or suppliers, including, but not limited to Laws regarding (i) the relationships among providers, payors, vendors, and consumers in the health care industry; (ii) the delivery, purchase, sale or support of health care services, including the operation of the business; (iii) the licensure, certification, registration, qualification, or authority to provide health care and related services; (iv) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a 7b), the Stark law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a 7a), and the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.)); (v) Government Programs; (vi) quality, safety certification and accreditation standards and requirements; (vii) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (viii) HIPAA and all state and federal Laws relating to the security of health information or personal information; (ix) the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010; (x) medical record documentation requirements and (xi) any state Law or precedent relating to the corporate practice of the learned or licensed health care professions; any state Law concerning the splitting of health care professional fees or kickbacks; any state Law concerning health care professional self-referrals; kickbacks or false claims; any state health care professional licensure Laws, qualifications or requirements for the practice of medicine or other learned health care profession; any applicable state requirements for business corporations or professional corporations or associations that provide medical services or practice medicine or related learned health care profession; any applicable state and federal controlled substance and drug diversion Laws, including, the Federal Controlled Substances Act (21 U.S.C. § 801, et seq.); any and all applicable Laws relating to billing or claims for reimbursement submitted to any Payor, any and all applicable Laws relating to utilization review and risk sharing products, and any other applicable Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services; Laws relating to clinical research; Laws relating to patient confidentiality, informed consent the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Government Programs, peer review, mandated reporting of incidents, occurrences, diseases and events and advertising or marketing of health care services; Laws governing the use, handling, control, storage, transportation, and maintenance of controlled substances, pharmaceuticals, drugs or devices; the Food, Drug and Cosmetic Act (21 C.F.R. §§ 301 et seq.), the Prescription Drug Marketing Act of 1987, the Deficit Reduction Act of 2005, and any and all amendments or modifications made from time to time to the items referenced above.

“HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, and together with any and all rules or regulations promulgated from time to time thereunder: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state Laws regarding patient privacy and the security use or disclosure of health care records.

“HSR Act” means the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

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“Intellectual Property” means, collectively, all technology, inventions, know how, customer lists, supplier lists, methods, proprietary processes and formulae, works of authorship, databases and other compilations and collections of data, software source code and object code, algorithms, architectures, structures, screen displays, photographs, images, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format), domain names, proprietary and confidential information, and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers’ notes, memoranda and records.

“Intellectual Property Rights” means any or all rights in and to Intellectual Property and intangible industrial property rights, including (i) Patents, Trade Secrets, Copyrights, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world, including social media rights (such as Facebook).

“Intervening Event” has the meaning specified in Section 4.5(a)(v).

“IRS” means the Internal Revenue Service.

“Knowledge” with respect to an individual means such individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter, without any duty of inquiry. Parent and Merger Sub will be deemed to have “Knowledge” of a particular fact or other matter if the following individual has Knowledge of such fact or other matter: Warren Hosseinion and Michael Bowen. Nutex will be deemed to have “Knowledge” of a particular fact or other matter if the Nutex Manager has Knowledge of such fact or other matter.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Letter of Transmittal” has the definition set forth in Section 3.2(b).

“Liability” means any Debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, or implied liability), regardless of whether such Debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such Debt, obligation, duty or liability is immediately due and payable.

“Lock-Up Agreement” means a Lock-Up Agreement, in substantially the form attached hereto as Exhibit D, dated as of the Closing Date, by and between Parent and each Nutex Member.

“Made Available” means documents included in the data room established by Nutex and its Affiliates in connection with the transaction contemplated herein from the date that is two days prior to the date hereof until the date hereof.

“Management Services Agreement” means a Management Services Agreement, in form and substance reasonably mutually acceptable to Parent and Nutex, dated as of the Closing Date, by and between Parent and each Nutex Subsidiary.

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“Medicaid” means Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means Title XVIII of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Merger” has the meaning specified in the Recitals.

“Merger Consideration” has the meaning specified in Section 3.1(a)

“Merger Sub” has the meaning set forth in the Preamble.

“MHH” has the meaning set forth in the Preamble.

“MHH Controlled Subsidiary” means any Nutex Subsidiary directly or indirectly controlled by MHH.

“Money Laundering Laws” has the meaning specified in Section 6.23(e).

“Nasdaq” means the Nasdaq Capital Market.

“New Nutex Debt” has the meaning specified in Section 4.17(b).

“New Nutex Directors” means Thomas T. Vo and such other directors as shall be determined by Nutex.

“NH” has the meaning set forth in the Preamble.

“Non-Recourse Person” has the meaning specified in Section 12.20.

“Nutex” has the meaning specified in the Preamble.

“Nutex Additional Financial Statements” has the meaning specified in Section 4.21(b).

“Nutex Alternative Proposal” has the meaning specified in Section 4.5(c)(i).

“Nutex Assets” means all assets, properties, business and goodwill, owned, held or used in or arising from or related to the conduct of the Nutex Business by Nutex as the same shall exist as of the Closing Date.

“Nutex Business” means the business conducted by Nutex and the Nutex Subsidiaries as of the Closing Date.

“Nutex’s Counsel” has the meaning specified in Section 12.21.

“Nutex Disclosure Schedule” means the disclosure schedule of Nutex delivered to Parent concurrently with the execution and delivery of this Agreement.

“Nutex ERISA Affiliate” has the meaning specified in Section 7.14(a).

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“Nutex Facilities” has the meaning specified in Section 7.11(a).

“Nutex Facility Leases” has the meaning specified in Section 7.11(a).

“Nutex Financial Statements” has the meaning specified in Section 7.6(a).

“Nutex Fundamental Representations” means the representations and warranties in Section 7.1, Section 7.2, Section 7.3, Section 7.4(a), Section 7.5, and Section 7.18.

“Nutex Intellectual Property” means all Intellectual Property and Intellectual Property Rights used, held for use, or contemplated to be used in connection with the Nutex Business including the Nutex Registered Intellectual Property Rights.

“Nutex LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Nutex, dated effective as of immediately after the consummation of the Contribution Transaction and immediately prior to the Effective Time, by and among Nutex, the Nutex Manager and the Nutex Members.

“Nutex Material Contracts” has the meaning specified in Section 7.9(a).

“Nutex Member Approval” has the meaning set forth in Section 4.16.

“Nutex Membership Interests” has the meaning specified in Section 3.1(a).

“Nutex Manager” means Thomas T. Vo, an individual.

“Nutex Material Adverse Effect” means any change, circumstance, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on (i) the assets, business, or results of operations of Nutex and the Nutex Subsidiaries, taken as a whole or (ii) the ability of Nutex to consummate the transactions contemplated herein; provided, however, that the term “Nutex Material Adverse Effect” shall not include material adverse effects resulting from (a) Nutex entering into this Agreement or the announcement of the transactions contemplated herein; (b) any action or omission of Nutex or any Nutex Member taken in accordance with the terms of this Agreement or with the prior consent of Parent and Merger Sub; (c) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (d) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or, in each case, any escalation thereof; (e) acts or failures to act of any Governmental Authority (including any new regulations related to the healthcare industry), except to the extent arising from Nutex’s action or inaction; (g) acts of God, including hurricanes, storms, tornadoes, explosions and fires; (h) general changes in Laws, in regulatory policies, or in GAAP; (k) any epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the Signing Date; or (l) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that this clause (l) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Nutex Material Adverse Effect); provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (d) through (k) disproportionately adversely affect Nutex and the Nutex Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the healthcare industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Nutex Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

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“Nutex Material Contracts” has the meaning specified in Section 7.9(a).

“Nutex Members” means (a) prior to the Contribution Transaction, the Nutex Manager, and (b) immediately after the consummation of the Contribution Transaction, the Nutex Owners.

“Nutex Owners” means the Persons listed on Annex A, collectively.

“Nutex Post Redemption Value” has the meaning specified in Section 3.1(a).

“Nutex Plans” has the meaning specified in Section 7.14(a).

“Nutex Redemption” has the meaning specified in Section 4.17(b).

“Nutex Real Estate Guaranty” means any guaranty entered into or executed by Nutex or a Nutex Subsidiary in connection with any Debt on any real property leased by a Nutex Subsidiary or otherwise owned by an Affiliate of a Nutex Subsidiary.

“Nutex Registered Intellectual Property Rights” has the meaning specified in Section 7.12(a).

“Nutex Related Parties” has the meaning specified in Section 12.21.

“Nutex Representative” has the meaning specified in Section 8.1(a).

“Nutex Subsidiaries” means the Entities listed on Annex B, collectively, as the same may be updated pursuant to Section 4.17 and which will become Subsidiaries of Nutex upon consummation of the Contribution Transaction.

“Obligations” has the meaning set forth in Section 4.18.

“Opt-In Notice” has the meaning specified in Section 4.17(a).

“Opt-Out Notice” has the meaning specified in Section 4.17(a).

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“Order” means any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Ordinary Course of Business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practices (including in light of the current COVID-19 pandemic).

“Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or governs its internal affairs. For example, the “Organizational Documents” of (a) a Delaware limited liability company would be its articles of organization and operating agreement or (b) a Delaware corporation would be its certificate of incorporation and bylaws.

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Parent or any other proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than fifty percent (50%) of the fair market value of the business, assets or deposits of Parent, other than the transactions contemplated by this Agreement.

“Parent Alternative Proposal” has the meaning specified in Section 4.5(c)(ii).

“Parent Assets” means all assets, properties, business and goodwill, owned, held or used in or arising from or related to the conduct of the Parent Business by Parent or any of its Subsidiaries as the same shall exist as of the Closing Date.

“Parent Balance Sheet Date” has the meaning specified in Section 6.7(i).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning specified in Section 4.10(b).

“Parent Business” means the business conducted by Parent and its Subsidiaries as of the Closing Date.

“Parent Certificate of Incorporation” means the Certificate of Incorporation of Parent filed with the Secretary of State of the State of Delaware as of the Signing Date, as the same may be amended.

“Parent Common Stock” has the meaning set forth in the Recitals.

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“Parent Disclosure Schedule” means the disclosure schedule of Parent delivered to Nutex concurrently with the execution and delivery of this Agreement.

“Parent ERISA Affiliate” has the meaning specified in Section 6.14(a).

“Parent Facilities” has the meaning specified in Section 6.11(a).

“Parent Facility Leases” has the meaning specified in Section 6.11(a).

“Parent Financial Statements” has the meaning specified in Section 6.6.

“Parent Fundamental Representations” means the representations and warranties in Section 6.1, Section 6.2, Section 6.3, Section 6.4(a)(i) and 6.4(b), Section 6.5, and Section 6.18.

“Parent Intellectual Property” means all Intellectual Property and Intellectual Property Rights used, held for use, or contemplated to be used in connection with the Parent Business, including the Parent Registered Intellectual Property Rights.

“Parent Interim Balance Sheet” has the meaning specified in Section 6.7(i).

“Parent Material Adverse Effect” means any change, circumstance, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on (i) the assets, business, or results of operations of Parent and the Parent Subsidiaries, taken as a whole or (ii) the ability of Parent and Merger Sub to consummate the transactions contemplated herein; provided, however, that the term “Parent Material Adverse Effect” shall not include material adverse effects resulting from (a) Parent and Merger Sub entering into this Agreement or the announcement of the transactions contemplated herein; (b) any action or omission of Parent and Merger Sub taken in accordance with the terms of this Agreement or with the prior consent of Nutex; (c) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (d) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or, in each case, any escalation thereof; (e) acts or failures to act of any Governmental Authority (including any new regulations related to the healthcare industry), except to the extent arising from Nutex’s action or inaction; (g) acts of God, including hurricanes, storms, tornadoes, explosions and fires; (h) general changes in Laws, in regulatory policies, or in GAAP; (k) any epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the Signing Date; or (l) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that this clause (l) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Parent Material Adverse Effect); provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (d) through (k) disproportionately adversely affect Parent and the Parent Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the healthcare industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Parent Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

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“Parent Material Contracts” has the meaning specified in Section 6.9(a).

“Parent Plans” has the meaning specified in Section 6.14(a).

“Parent Related Parties” has the meaning specified in Section 12.21.

“Parent Registered Intellectual Property Rights” has the meaning specified in Section 6.12(a).

“Parent Stockholders” has the meaning specified in Section 4.11.

“Parent Stockholder Approval” has the meaning specified in Section 4.11.

“Parent Stockholder Meeting” has the meaning specified in Section 4.11.

“Parent Subsidiaries” means collectively, Merger Sub, Clinigence Health, Clinigence India, Clinigence LLC, AHP Health Management Services, Inc., Accountable Healthcare America Inc., Procare Health, Inc. and their respective Subsidiaries.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

“Permitted Encumbrances” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other liens arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent or are being contested in good faith, (b) liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar non-monetary matters affecting title to the real property and other title defects) that are not violated by and do not materially interfere with the value of such real property or applicable Person’s present uses or occupancy of such real property, (d) Encumbrances that will be released in connection with the Closing, (e) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the applicable Person, (f) non-monetary Encumbrances that would be disclosed by an accurate survey or inspection of the real property and (g) Encumbrances described on Section 1.1(a) of the Parent Disclosure Schedules with respect to Parent and Section 1.1(b) of the Nutex Disclosure Schedules with respect to Nutex and (i) the leasehold interest of a lessor or sublessor under any lease or other similar agreement or in the property being leased.

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“Person” means an individual, Entity or Governmental Authority.

“Preliminary Financial Information” has the meaning specified in Section 4.17(a).

“Proceeding” means any claim, action, cause of action, demand, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard at law or in equity by or before any Governmental Authority or any arbitrator or arbitration panel.

“Proxy” has the meaning specified in Section 4.10(a).

“PTO” has the meaning specified in Section 6.12(d).

“Receiving Party” has the meaning specified in Section 4.12.

“Registered Intellectual Property Rights” means all United States, international and foreign: (i) Patents, (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks, (iii) Copyright registrations and applications to register Copyrights and (iv) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by the parties thereto at the Closing, substantially in the form attached hereto as Exhibit F.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” of a Person means the officers, managers, directors, Service Providers, attorneys, accountants, advisors, agents, distributors, licensees, members, stockholders, equityholders, Subsidiaries and lenders of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 6.23(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” of a Person means an employee, independent contractor, consultant, officer, director, advisory board member, manager, general partner or other service provider (including any Service Provider Entity and any individuals providing services through, to, for or on behalf of a Service Provider Entity) to such Person.

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“Service Provider Entity” means an Entity engaged by a Person to provide services to or on behalf of such Person. For the avoidance of doubt, a Service Provider Entity can include a consulting firm, temporary placement agency, staffing agency, professional employer organization (PEO), “umbrella company,” “pass through” employment agency, employee leasing firm or agency, an organization that provides outsourced human resources services or an Entity formed by an individual and through which an individual provides services to third parties.

“Signing Date” has the meaning set forth in the Preamble.

“Specified Nutex Consent” has the meaning specified in Section 9.2(f).

“Specified Parent Consent” has the meaning specified in Section 9.2(f).

“Stock Merger Exchange Fund” has the meaning specified in Section 3.2(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Superior Proposal” has the meaning specified in Section 4.5(c)(iii).

“Supplemental Disclosure” has the meaning specified in Section 4.12.

“Surviving Entity” has the meaning specified in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (a) any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, custom, escheat, abandoned or unclaimed property, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

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“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” means any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law related to any Tax.

“Termination Date” means July 31, 2022.

“Termination Fee” means an amount, in cash, equal to the total amount of any and all reasonable, documented third-party fees and expenses incurred by Nutex or any of its Subsidiaries in connection with the drafting, negotiation, execution and delivery of this Agreement, and the other agreements and documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, including reasonable, documented fees and expenses of attorneys, accountants and other advisors of Nutex and the Nutex Subsidiaries’ plus $14,300,000.

“Termination Period” has the meaning specified in Section 4.12.

“Third Party Payor” means any Person on behalf of its employees, private insurance company, health maintenance organization, preferred provider organization, managed care system, plan or program, Governmental Authority, Government Program, contractor of a Governmental Authority or other third party that provides payment or reimbursement for healthcare, wellness or other services, including educational services, or other third party that provides payment or reimbursement for services provided by Parent or Nutex and their respective Subsidiaries or any employees, independent contractors or consultants of Parent or Nutex and their respective Subsidiaries for services provided on behalf of Parent or Nutex and their respective Subsidiaries.

“Trade Secrets” means all trade secrets under Laws and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide a Person with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

“Trademarks” means all trademarks, service marks, trade names, corporate names, service names, brand names, trade dress, logos, designs, artwork or variants thereof, promotional materials, Internet domain names, IP addresses, email addresses, fictitious and other business names, personal names, identities, privacy rights, and general intangibles of like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

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“Transfer Agent” means Transfer Online, Inc. or such other agent as mutually acceptable to Parent and Nutex.

“Transaction Documents” means this Agreement, the Certificate of Merger, the Lock-Up Agreements, the Registration Rights Agreement, and all other agreements, certificates, instruments, documents and writings delivered by Parent, Merger Sub or Nutex in connection with this Agreement and the transactions contemplated herein, including the Merger.

“Treasury Regulations” means the income Tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury Regulations shall include any corresponding provisions of any succeeding, similar, substitute, proposed or final Treasury Regulation.

“Updated Financial Information” has the meaning specified in Section 4.17(a).

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ANNEX A

Nutex Owners

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ANNEX B

Nutex Subsidiaries

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ANNEX C-1

Officers of Surviving Entity

Name:	Office:
Thomas T. Vo	[Chief Executive Officer][President]
Pamela Montgomery	General Counsel and Secretary
[As agreed by the parties prior to Closing.]	Vice President - Finance
[As agreed by the parties prior to Closing.]	Vice President - Marketing
Keelyn Marlatt	Vice President – Billing

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ANNEX C-2

Officers and Directors of Parent and each Parent Subsidiary

PARENT (CLNH to be renamed Nutex Health Inc.)

Current Directors:

Warren Hosseinion, MD, Chairman

Fred Sternberg

Robert Chan, MD

Terrence Martin Breslin (Independent)

Mitchell Creem (Independent)

David Meiri (Independent)

John Waters (Independent)

Mark Fawcett (Independent)

Jacob Margolin (Independent)

Brandon Sim (Independent)

Post-Closing Directors:

Thomas Vo, Chairman

Warren Hosseinion, MD

[Others as agreed by the parties prior to Closing]

Note: the remaining appointees shall include sufficient independent directors and directors with adequate expertise for audit committee.

Current Officers:

Warren Hosseinion, MD, CEO

Fred Sternberg, President

Michael Bowen, Chief Financial Officer

Elisa Luqman, General Counsel, Executive Vice President of Finance and Secretary

Andrew Barnett, Executive Vice President of Mergers and Acquisitions

Post-Closing Officers:

Thomas Vo, Chief Executive Officer

Warren Hosseinion, MD, President

[Others as agreed by the parties prior to Closing]

PARENT SUBSIDIARIES

Clinigence Health, Inc.

Current Directors:

Warren Hosseinion, MD, Chairman

Lawrence Schimmel, Director

Elisa Luqman, Director and Secretary

Current Officers:

Lawrence Schimmel, MD, President and Chief Medical Information Officer

Charles Kandzierski, Chief Operations and Information Officer

Elisa Luqman, CFO

[Post-Closing Directors and Officers as agreed by the parties prior to Closing.]

Accountable Healthcare America, Inc.

Current Directors:

Warren Hosseinion, MD, Chairman

Michael Bowen, Director and Treasurer

Elisa Luqman, Director and Secretary

Current Officers:

Warren Hosseinion, MD, CEO

Fred Sternberg, President

Michael Bowen, Chief Financial Officer

Andrew Barnett, Executive Vice President of Mergers and Acquisitions

[Post-Closing Directors and Officers as agreed by the parties prior to Closing.]

Independent Consultants:

Paul Rothman, Responsibilities of Chief Operations Officer for AHA

Dr. Hymin Zucker, Responsibilities of Chief Medical Officer for AHA

AHP Health Management Services, Inc.

Current Directors:

Dr. Warren Hosseinion, Chairman of the Board

Dr. Robert Chan, Director

Dr. Eli Hendel, Director

Current Officers:

Dr. Robert Chan, CEO and President

Tam Doan, Chief Operating Officer

Michael Bowen, Chief Financial Officer

Elisa Luqman, Secretary

[Post-Closing Directors and Officers as agreed by the parties prior to Closing.]

VIE AHPISP: (Control)

Current Directors:

Dr. Warren Hosseinion, Chairman of the Board

Dr. Robert Chan, Director

Dr. Eli Hendel, Director

Current Officers:

Dr. Robert Chan, CEO and President

Michael Bowne, Chief Financial Officer

Elisa Luqman, Secretary

[Post-Closing Directors and Officers as agreed by the parties prior to Closing.]

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EXHIBIT D - FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is entered into as of [_____________] by and between the undersigned and Clinigence Holdings, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

RECITALS

WHEREAS, prior to or concurrently with the execution of this Agreement, Nutex Health Holdco LLC, a Delaware limited liability company (the “Company”), Parent and Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Merger Agreement, each unit in the Company issued and outstanding immediately prior to the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or such later date or time as agreed by the Company and Parent in writing and specified in the certificate of merger in accordance with the Delaware General Corporation Law and Limited Liability Company Act of the State of Delaware, as amended, the “Effective Time”) but after the consummation of the Contribution Transaction shall be converted into the right to receive 3.571428575 fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”); and

WHEREAS, pursuant to the Merger Agreement and as a condition to the willingness of Parent and Merger Sub to consummate the Merger, Parent and Merger Sub have required that the undersigned agree to enter into this Agreement, which, among other things, restricts the sale, assignment, transfer, encumbrance or other disposition of the Covered Securities (as such term is defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Lock-Up of Securities.

(a)  Lock-Up. In recognition of the benefit that the Merger will confer upon the undersigned, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that:

(i)  during the period commencing on the Effective Time and including the date that is six (6) months from the Effective Time (the “First Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Covered Securities whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Securities, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise (each of the foregoing, a “Transfer”);

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(ii)  during the period commencing on the first calendar day following the end of the First Lock-Up Period to and including the date that is twelve (12) months from the Effective Time (the “Second Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than one-third (1/3) of the Covered Securities; and

(iii)  during the period commencing on the first calendar day following the end of the Second Lock-Up Period to and including the date that is eighteen (18) months from the Effective Time (the “Third Lock-Up Period” and collectively with the First Lock-Up Period and Second Lock-Up Period, the “Lock-Up Periods”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than two-thirds (2/3) of the Covered Securities.

For the purposes of the Agreement, “Covered Securities” shall mean, with respect to the undersigned, any of the following: (i) any and all shares of Parent Common Stock which are owned by the undersigned as of the Effective Time, (ii) any shares of Parent Common Stock issuable upon exercise, conversion or exchange of any securities of the Parent which are owned by the undersigned as of the Effective Time, (iii) any securities of the Parent issued in respect of the shares of Parent Common Stock issued or issuable to the undersigned by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Parent Common Stock issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time and (iv) any other securities of the Parent issued or issuable to undersigned that are convertible into or exercisable or exchangeable for Parent Common Stock, whether at the option of the undersigned or otherwise, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time.

(b)  Permitted Transfers. Notwithstanding the foregoing, the undersigned may Transfer the Covered Securities to a Permitted Transferee without the prior written consent of Parent, provided that (i) Parent receives a signed lock-up agreement in substantially the same form as this Agreement for the balance of the Lock-Up Periods from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such Transfer shall not involve a disposition for value, (iii)if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such Transfer shall be legally required prior to the expiration of the Third Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer, and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers. For the purposes of this Agreement, “Permitted Transferee” means (1) if the undersigned is an individual (x) a member of the undersigned’s immediate family (which shall mean any relationship by blood, not more remote than first cousin, marriage, domestic partnership or adoption) or a trust, corporation, partnership or limited liability company for the benefit of an immediate family member of the undersigned, all of the beneficial interests of which shall be held by the undersigned or one or more members of the undersigned’s immediate family and (y) the undersigned’s heirs, successors, administrators and executors and any beneficiary of the undersigned pursuant to will or other testamentary document or applicable laws of decent, (2) any Affiliate of the undersigned, (3) if the undersigned is a trust, to a trustee or beneficiary of the trust, or (4) if the undersigned is an individual, an entity or a trust, to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code as a bona fide gift or gifts.

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(c)  Stop Transfer. During the Lock-Up Periods, undersigned hereby authorizes Parent to cause any transfer agent for the Covered Securities subject to this Agreement to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities, subject to this Agreement for which the undersigned is the record holder and, in the case of Covered Securities subject to this Agreement for which the undersigned is the beneficial owner but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities subject to this Agreement, if such transfer would constitute a violation or breach of this Agreement.

2.  Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the first day following the expiration of the Third Lock-Up Period; provided that Sections 3 through 16 of this Agreement shall survive termination under this Section 2.

3.  Transfer; Successor and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Transfer of Parent Common Stock shall not be effective unless such transferee executes a lock-up agreement in substantially the same form as this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.  Compliance with Securities Laws. The undersigned shall not, at any time make any Transfer, except (i) Transfers pursuant to an effective registration statement under the Securities Act, (ii) Transfers pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) if the undersigned shall have furnished Parent with an opinion of counsel, if reasonably requested by Parent, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that such Transfer is otherwise exempt from registration under the Securities Act, and in each of (i)-(iii), that such Transfer otherwise complies with the terms of this Agreement.

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5.  Other Restrictions.

(a)  Legends. The undersigned hereby agrees that each outstanding certificate evidencing shares of Parent Common Stock issued to the undersigned shall bear legends reading substantially as follows:

(i)  “THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii)  “THE SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT DATED [_____________], BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST THEREOF. NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.”

(b)  Termination of Restrictive Legends. The restrictions referred to in Section 5(a)(i) hereof shall cease and terminate as to Parent Common Stock (i) when, in the opinion of counsel for Parent, such restriction is no longer required in order to assure compliance with the Securities Act or (ii) when such shares shall have been Transferred in accordance with and pursuant to Rule 144 under the Securities Act or effectively registered under the Securities Act. The restrictions referred to in Section 5(a)(ii) hereof shall cease and terminate at the end of the Lock-Up Periods. Whenever any restrictions under Section 5(a) shall cease and terminate as to any Parent Common Stock, the undersigned shall be entitled to receive from Parent, in exchange for a legended stock certificate then held thereby, without expense (other than applicable transfer fees and taxes, if any, if such unlegended shares are being delivered and Transferred to any person other than the registered holder thereof), a new stock certificate for the same number of shares of Parent Common Stock not bearing the legend set forth in Section 5(a) which have ceased and terminated. As a condition to providing any such new certificate without the legend set forth in Section 5(a)(i) hereof, Parent may require from the undersigned a certificate or an opinion of counsel of the undersigned with respect to any relevant matters in connection with removal of such legend, which certificate or opinion of counsel will be satisfactory to Parent.

(c)  Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Parent, shall be kept with the records of Parent and shall be made available for inspection by any stockholder of Parent. In addition, a copy of this Agreement shall be filed with Parent’s transfer agent of record.

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(d)  Recordation. Parent shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

6.  No Other Rights. The undersigned understands and agrees that Parent is under no obligation to register the sale, Transfer or other disposition of the undersigned’s Covered Securities under the Securities Act or to take any other action necessary in order to ensure compliance with an exemption from such registration is available.

7.  Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an agreement in writing signed by the undersigned and Parent. Either party hereto may waive compliance by the other party hereto with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No such waiver shall be effective unless such waiver is in writing and is signed by the party hereto asserted to have granted such waiver.

8.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9.  Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when both parties hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

10.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.  Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth on such party’s signature page hereto. Either party hereto may alter its notice address by notifying the other party hereto of such change of address in conformity with the provisions of this Section 11.

12.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

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13.  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to as a remedy for any such breach, prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

14.  Recapitalizations and Exchanges Affecting Shares. Except as otherwise provided in Section 1(b), the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Covered Securities, and to any and all shares of capital stock or equity securities of Parent which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

15.  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

16.  Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

PARENT:

CLINIGENCE HOLDINGS, INC.

By:  __________________________________

Name:  __________________________________

Title:  __________________________________

Address:

Facsimile:

Attention:

[_____________]:

_____________________________________

(Signature)

Address:  ____________________________

____________________________

Facsimile: ____________________________

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EXHIBIT F - FORM OF REGISTRATION RIGHTS AGREEMENT

NUTEX HEALTH INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [________], [__], 202[_], by and among Nutex Health Inc., a Delaware corporation (the “Company”), and the stockholders of Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex”) set forth on Schedule A hereto (each a “Stockholder,” and collectively, the “Stockholders”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Merger Agreement dated as of November 23, 2021 by the Company, Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, Micro Hospital Holding LLC, a Texas limited liability company (solely for the purposes of certain sections), Nutex Health LLC, a Texas limited liability company (solely for the purposes of certain sections), and Thomas T. Vo, in his capacity as the Nutex Representative (as may be amended or restated from time to time, the “Merger Agreement”).

RECITALS

Whereas, pursuant to the Merger Agreement, each Stockholder will receive at the Closing that number of Shares as set forth opposite such Stockholder’s name on Schedule A hereto; and

Whereas, in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Stockholders certain registration rights as set forth herein.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article I.
Definitions

1.1  Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)  “Affiliate” of any specified Person means any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)  “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by applicable law to close.

(c)  “Common Stock” means shares of the common stock of the Company, par value $0.001 per share.

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(d)  “Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

(e)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(f)  “Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(g)  “Holder” (collectively, “Holders”) means (i) any Stockholder and (ii) any transferee permitted under Section 3.1, in each case, to the extent holding Registrable Securities, provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

(h)  “Lock-Up Period” means the period commencing on the Effective Time to and including the date that is eighteen (18) months from the Effective Time.

(i)  “Person” means any individual, Entity, trust, Governmental Body or other organization.

(j)  “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(k)  “Registrable Securities” means the Shares; provided, however, that the Shares shall cease to be treated as Registrable Securities on the earliest to occur of (a) the date on which a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement or otherwise transferred to a Person that is not entitled to the registration and other rights hereunder, (b) the date on which such Shares are sold pursuant to Rule 144 , (c) the date on which such Shares cease to be outstanding, or (d) the date on which the Holder thereof, together with such Holder’s Affiliates, is able to dispose of all of such Holder’s Shares without restriction or limitation pursuant to Rule 144 (or any successor rule).

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(l)  “Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing, messenger, telephone and delivery expenses of the Company; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (vii) securities acts liability insurance, if the Company so desires; (viii) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; (x) in case of an underwritten offering, any “road show” expenses; and (xi) the fees and expenses of any Person, including special experts, retained by the Company; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities or any legal fees and expenses of counsel to the Holders.

(m)  “Rule 144” means Rule 144 under the Securities Act.

(n)  “SEC” means the Securities and Exchange Commission.

(o)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(p)  “Shares” means any and all shares of Common Stock issuable pursuant to the Merger Agreement, including pursuant to the Contribution Transactions.

Article II.
Registration Rights

2.1  Resale Registration Statement. As promptly as possible but in no event more than three (3) months following the Effective Time of the Merger, the Company shall file with the SEC, or have filed with the SEC, a resale registration statement (the “Resale Registration Statement”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Registrable Securities shall be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of the Registrable Securities by the Holders. The Company shall file the Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its commercially reasonable efforts to have such Resale Registration Statement declared effective under the Securities Act no later than six (6) months following the Effective Time of the Merger. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Securities covered by such Resale Registration Statement as required by Rule 415 under the Securities Act, continuously until the date that is the earlier of (i) two (2) years following the date of effectiveness of such Resale Registration Statement, or (ii) the date that is the earlier of (A) the date that all Registrable Securities covered by the Resale Registration Statement may be sold by Holders under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (B) the date on which the Holders no longer hold any Registrable Securities.

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2.2  Provisions Relating to Registration.

(a)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Resale Registration Statement (as of the effective date of such Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(b)  The Company shall promptly notify the Holders: (i) when each Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause any Resale Registration Statement not to remain effective; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(c)  As promptly as practicable after becoming aware of such event, the Company shall notify the Holders of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in any Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holders as the Holders may reasonably request; provided, however, that, for not more than 30 consecutive trading days (or a total of not more than 90 trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if such Resale Registration Statement was not filed on Form S-3, such number of days shall not include the fifteen (15) calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to such Resale Registration Statement.

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(d)  Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the affected Registrable Securities under the affected Resale Registration Statement, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the affected Resale Registration Statement. In no event shall the Company, without the prior written consent of the Holders, disclose to the Holders any of the facts or circumstances giving rise to the Suspension Event. The Holders shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement (or such filings), at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Holders may resume effecting sales of the Registrable Securities under such Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the affected Resale Registration Statement.

(e)  Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 2.2 with respect to a Resale Registration Statement, the Company shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.

(f)  The Company shall bear all Registration Expenses incurred by the Company in connection with the registration of the Registrable Securities pursuant to this Agreement.

(g) The Company shall use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in a Resale Registration Statement unless the Holder owning the Registrable Securities to be registered on such Resale Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least two Business Days prior to the scheduled filing date of such Resale Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit A.

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(i) In the event a Holder transfers Registrable Securities included on the Resale Shelf Registration Statement in accordance with Section 4.7. and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to the Resale Shelf Registration Statement.

(j)  Piggyback Registration. (A) If the Company, at any time after the consummation of the Merger, proposes for any reason, whether for its own account or the account of others, to register any of its securities under the Securities Act, other than pursuant to a Special Registration Statement (as hereinafter defined), it shall each such time promptly give written notice to the registered Holders of the Registrable Securities of its intention to do so, and, upon the written request, given within 20 days after receipt of any such notice, of a Holder to register any of its Registrable Securities, the Company shall use its commercially reasonable efforts to cause all Registrable Securities with respect to which Holders shall have so requested registration to be registered under the Securities Act promptly upon receipt of the written request of such Holders for such registration, all to the extent required to permit the sale or other disposition by such Holders of the Eligible Securities so registered in the manner contemplated by such registration statement. “Special Registration Statement” means a registration statement on Form S-8 or Form S-4 or any successor form or other registration statement relating to shares of Common Stock issued in connection with an acquisition of an entity or business or other business combination, or shares of Common Stock issued in connection with stock option or other employee benefit plans.

(B) In connection with any exercise by a Holder of its registration rights pursuant to this paragraph (j) in connection with any underwritten offering of securities of the Company, if the Company is advised in writing (with a copy to the Holders requesting registration) by the lead underwriter for the offering that, in such firm’s opinion, a registration of Registrable Securities at that time would have a material adverse effect on the timing and success of such offering, then the number of shares that may be included in such underwritten offering shall be allocated (i) first, to the Company, (ii) second, to the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities requested to be included by such Holder, and (iii) third, to any other Person requesting registration.

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2.3  Indemnification.

(a)  In the event of the offer and sale of the Registrable Securities held by the Holders under the Securities Act, the Company agrees to indemnify and hold harmless each Holder and its directors, officers, employees, Affiliates and agents and each Person who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in a Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Holder had been notified in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time such Holder sold Registrable Securities under a Resale Registration Statement, (C) such Updated Disclosure Package was not furnished by such Holder to the Entity asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the Securities Act, and (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by any Holder.

(b)  As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, such Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs a Resale Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of the such Holder specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof; provided, however, that the indemnity agreement contained in this Section 2.3(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party and shall survive the transfer by a Holder of such Registrable Securities.

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(c)  Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.3, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.3(a) or 2.3(b)  unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 2.3 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, (ii) does not contain any equitable order, judgment or term that affects, restrains or interferes with the business of Indemnified Party and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 2.3 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.3(a) or 2.3(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.3(a) or 2.3(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.3(c). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if a Holder was treated as one Entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 2.3(c), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Resale Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(d)  The agreements contained in this Section 2.3 shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statements and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

Article III.
Transfer Restrictions

3.1  Transfer Restrictions. Each Holder acknowledges and agrees that the following legend shall be imprinted on any certificate or book-entry security entitlement evidencing any of the Registrable Securities:

(a)  “THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)  “THE SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT DATED [_____________], BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST THEREOF. NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.”

3.2  The legend referred to in Section 3.1(a) shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the Holder thereof to the Company of a written request for such removal if at the time of such written request (i) in the opinion of counsel for the Company the restrictions described therein are no longer required in order to assure compliance with the Securities Act or (ii) such Registrable Securities may be transferred in a transaction in accordance with and pursuant to Rule 144 under the Securities Act or are effectively registered under the Securities Act. The legend referred to in Section 3.1(b) shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the holder thereof to the Company of a written request for such removal if at the time of such request the Lock-Up Period shall have expired. As a condition to providing any such new certificate without the legend set forth in Section 3.1(a) hereof, the Company may require from the undersigned a certificate or an opinion of counsel of the undersigned satisfactory to the Company with respect to any relevant matters in connection with removal of such legend.

3.3  The Registrable Securities may be assigned in accordance with Section 4.7 hereof.

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Article IV.
Miscellaneous.

4.1  Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and shall take such other actions, as such other parties may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

4.2  Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee thereof or (iii) three Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth on Schedule A hereto. Each party hereto may alter its notice address by notifying the other party hereto of such change of address in conformity with the provisions of this Section 4.2.

4.3  Headers. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4  Execution of Agreement; Counterparts; Electronic Signatures. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when all of the parties hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party hereto has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.5  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.6  WAIVER OF JURY TRIAL. EACH OF THE PARTIES OF THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7  Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement; provided that the Registration Rights granted hereunder and the Registrable Securities underlying such Registration Rights may be assigned by a Holder to any Affiliate of the Holder provided (x) the Company is, within a reasonable time after such assignment, furnished with written notice of the name and address of such Affiliate assignee and the Registrable Securities with respect to which such registration rights are being so assigned and (y) such Affiliate assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement.

4.8  Underwriting Agreement. If Registrable Securities are sold pursuant to a registration statement in an underwritten offering pursuant to this Agreement, the Company and the Holders participating therein agree to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of, or, as the case may be, the seller of the securities being registered and customary covenants and agreements to be performed by such issuer or seller, including, without limiting the generality of the foregoing, customary provisions with respect to indemnification by the Company and the Holders of the underwriter(s) of such offering.

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4.9  Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement executed by the Company and Holders holding a majority of the Registrable Securities.

4.10  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

4.11  Termination. This Agreement shall terminate on the date when there are no longer any remaining Registrable Securities or upon the dissolution of liquidation of the Company; provided that Section 2.3 of this Agreement shall survive such termination.

4.12  Parties in Interest. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

4.13  Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement and thereof.

4.14  Construction; Usage.

(a)  Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)  the Schedule attached to this Agreement is hereby incorporated into this Agreement and is hereby made a part of this Agreement as if set out in full in this Agreement;

(ii)  the singular number includes the plural number and vice versa;

(iii)  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iv)  reference to any gender includes each other gender;

(v)  reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

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(vi)  reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vii)  “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement;

(viii)  “including” means including without limiting the generality of any description preceding such term;

(ix)  references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

(x)  references to a “Section” or “Article” in this Agreement shall mean a Section or Article, respectively, of this Agreement unless otherwise provided.

(b)  No Strict Construction; Legal Representation of the Parties. This Agreement was negotiated by the parties to this Agreement and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party to this Agreement shall not apply to any construction or interpretation of this Agreement.

(c)  Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)  Dollar Amounts. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

Nutex Health Inc.,

a Delaware corporation

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

STOCKHOLDER:

[Stockholder Name]

By:
Name:
Title:

[Stockholder Name]

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Schedule A

Stockholders

Stockholder	Contact Information for Notices	Shares of Common Stock

TOTAL
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Exhibit A

Form of Selling Stockholder Questionnaire

NUTEX HEALTH INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of common stock of Nutex Health Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated [________] [__], 202[_], among the Company and the signatories thereto (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described therein). Holders must complete and deliver this Notice and Questionnaire (“Notice and Questionnaire”) in order to be named as selling stockholders in the Prospectus. Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Each Holder of Registrable Securities is advised to consult such Holder’s counsel regarding the consequences of being named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of such Selling Stockholder’s intention to sell or otherwise dispose of Registrable Securities owned thereby and listed below in Part 3(b) pursuant to the Resale Registration Statement. The undersigned Selling Stockholder, by signing and returning this Notice and Questionnaire, understands and agrees that such Selling Stockholder will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned Selling Stockholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

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QUESTIONNAIRE

PART 1. Name:

1.1 Full legal name of the Selling Stockholder:

1.2 Full legal name of the registered holder (if not the same as Part 1(a) above) through which the Registrable Securities listed in Part(3) below are held:

1.3 Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Part (3) below):

PART II. Notices to Selling Stockholder:

(a) Address:

(b) Telephone:

(c) Fax:

(d) Contact person:

(e) E-mail address of contact person:

PART III. Beneficial Ownership of Registrable Securities:

(a)  Type and number of Registrable Securities beneficially owned:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(b) Number of shares of Common Stock to be registered for resale pursuant to this Notice and Questionnaire:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

PART IV. Broker-Dealer Status:

(a)  Are you a broker-dealer?

Yes ☐ No ☐

(b) If you answered “yes” to Part 4(a) above, did you receive your Registrable Securities as compensation for investment banking services provided to the Company?

Yes ☐ No ☐

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

(c)  Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

If you answered “yes”, provide a narrative explanation below:

(d) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

PART V. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Part 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Part 3.

Type and amount of other securities beneficially owned:

PART VI. Relationships with the Company:

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes ☐ No ☐

(b) If your response to Part 6(a) above is “yes”, please state the nature and duration of your relationship with the Company:

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PART VII. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A hereto, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder shall be delivered as set forth in the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Parts 1 through 7 above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with registration statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Notice and Questionnaire are correct.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _____________

Selling Stockholder:

_______________________________________

Name of Entity or Individual

By:____________________________________
Name: _________________________________
Title: __________________________________

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Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLINIGENCE HOLDINGS, INC.

Clinigence Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

1.  The name of this Corporation is Clinigence Holdings, Inc. and this Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on April 13, 2000 under the name “BigVault.com, Inc.”.

2.  This Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.  This Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on the [__] day of [_____], 2022.

By:
Warren Hosseinion, President

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EXHIBIT A

(See attached.)

B-2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NUTEX HEALTH INC.

*****

FIRST: The name of the corporation is Nutex Health Inc. (hereinafter called the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The nature of the Business and of the purposes to be conducted or promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Nine Hundred Million (900,000,000) shares of Common Stock, $.001 par value per share.

FIFTH: The name and mailing address of the Corporation’s registered agent is as follows:

NAME	MAILING ADDRESS
Corporation Service Company	251 Little Falls Drive Wilmington, DE 19808

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on the [__] day of [________], 2022.

By: /s/ Warren Hosseinion
Warren Hosseinion, President

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Annex C

SECOND AMENDED AND RESTATED BYLAWS
OF
NUTEX HEALTH INC.

(formerly Clinigence Holdings, Inc.)

Dated: ___________, 2022

ARTICLE I

CORPORATE OFFICES

1.1  REGISTERED OFFICE

The registered office of Nutex Health Inc. (the “corporation”) shall be fixed in the corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as the same may be amended from time to time.

1.2  OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1  PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the corporation. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”) or any successor provision. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2  ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware, as the board of directors shall designate from time to time and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of the meeting, may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships (provided for the avoidance of doubt that voting power shall be attributed to any such vacancies or unfilled seats).

2.3  SPECIAL MEETING

2.3.1  A special meeting of the stockholders, other than as required by statute, may be called at any time by the board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, the chairperson of the board of directors, the chief executive officer or the president. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of the meeting may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3.2  The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, chairperson of the board of directors, chief executive officer or president (in the absence of a chief executive officer). Nothing contained in this Section 2.3.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

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2.4  ADVANCE NOTICE PROCEDURES

2.4.1  Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4.1, on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4.1. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”)) before an annual meeting of stockholders.

(a)  To comply with clause (C) of Section 2.4.1 above, a stockholder’s notice must set forth all information required under this Section 2.4.1 and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4.1(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(b)  To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for the determination of stockholders entitled to notice of the meeting to disclose the information contained in clauses (3) and (4) above as of such record date. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

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(c)  Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4.1 and, if applicable, Section 2.4.2. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4.1, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

2.4.2  Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4.2 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4.2, on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4.2. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)  To comply with clause (B) of Section 2.4.2 above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4.2 and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4.1(a) above; provided, however, that in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(b)  To be in proper written form, such stockholder’s notice to the secretary must set forth:

(i)  as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among the stockholder, any nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service as a director, including a description of any compensatory, payment or other financial agreement, arrangement or understanding involving the nominee and of any compensation or other payment received by or on behalf of the nominee, in each case in connection with candidacy or service as a director of the corporation, (F) a written statement executed by the nominee acknowledging and representing that the nominee intends to serve a full term on the board of directors if elected and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

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(ii)   as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4.1(b) above, and the supplement referenced in the second sentence of Section 2.4.1(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)  At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation and (3) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4.2.

(d)  Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4.2. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other relevant notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

2.4.3  Advance Notice of Director Nominations for Special Meetings.

(a)  For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4.3, on the record date for the determination of stockholders entitled to notice of the special meeting and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4.2(b) and 2.4.2(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4.3. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other relevant notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

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(b)  The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

2.4.4  Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5  NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6  QUORUM

2.6.1  The holders of a majority of the voting power of the stock issued, outstanding and entitled to vote, and present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.6.2  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

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2.7  ADJOURNED MEETING; NOTICE
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8  CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, or the chief executive officer (in the absence of the chairperson of the board), or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9   VOTING

2.9.1  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

2.9.2  Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.9.3  Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws or the rules of any applicable stock exchange, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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2.11  RECORD DATES

2.11.1  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

2.11.2  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.11.3  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

2.11.4  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12  PROXIES

2.12.1  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.12.2  A proxy may be in the form of a telegram, cablegram, or other means of electronic transmission (as defined in Section 232 of the DGCL, as it may be amended from time to time, or any successor provisions thereto) which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

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2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.14  INSPECTORS OF ELECTION

2.14.1  Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. Such inspectors shall take all actions as contemplated under Section 231 of the DGCL or any successor provision thereto.

2.14.2  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

3.1  POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2  NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

3.3.1  Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.3.2  If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4  RESIGNATION AND VACANCIES

3.4.1  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.4.2  Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the board of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until their successor shall have been duly elected and qualified.

3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

3.5.1  The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

3.5.2  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6  REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

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3.7  SPECIAL MEETINGS; NOTICE

3.8  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the Whole Board.

3.9  Notice of the time and place of special meetings shall be:

(i)  delivered personally by hand, by courier or by telephone;

(ii)  sent by United States first-class mail, postage prepaid;

(iii)  sent by facsimile;

(iv)  sent by electronic mail; or

(v)  otherwise given by electronic transmission (as defined in Section 232 of the DGCL, as it may be amended from time to time, or any successor provisions thereto), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.10  QUORUM; VOTING

3.10.1  At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.10.2  The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

3.10.3  If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

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3.11  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation, these bylaws or DGCL, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12  FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.13  REMOVAL OF DIRECTORS

3.13.1  For so long as the directors of the corporation may be divided into classes, any director may be removed from office by the stockholders of the corporation only for cause.

3.13.2  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1  COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2  COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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4.3  MEETINGS AND ACTION OF COMMITTEES

4.3.1  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a)  Section 3.5 (place of meetings and meetings by telephone);

(b)  Section 3.6 (regular meetings);

(c)  Section 3.7 (special meetings and notice);

(d)  Section 3.8 (quorum; voting);

(e)  Section 3.9 (action without a meeting); and

(f)  Section 7.4 (waiver of notice), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members.

4.3.2  However:

(a)  the time and place of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee;

(b)  special meetings of committees may also be called by resolution of the board of directors; and

(c)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.3.3  Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4  SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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ARTICLE V

OFFICERS

5.1  OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2  APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3  SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4  REMOVAL AND RESIGNATION OF OFFICERS

5.4.1  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors. Any such officer, except in the case of an officer chosen by the board of directors, may also be removed by an officer upon whom such power of removal may be conferred by the board of directors.

5.4.2  Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5  VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

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5.6  REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of any other entity or entities standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7  AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

ARTICLE VI

STOCK

6.1  STOCK CERTIFICATES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

6.2  SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

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6.3  LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4  DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation. The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5  TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6  STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7  REGISTERED STOCKHOLDERS

The corporation: (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE VII

MANNER OF GIVING NOTICE AND WAIVER

7.1  NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2  NOTICE BY ELECTRONIC TRANSMISSION

Without limited the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i)	by electronic mail, when directed the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and
(ii)	such inability becomes known to the secretary or an assistant secretary or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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7.3  NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4  NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5  WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

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ARTICLE VIII

INDEMNIFICATION

8.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (a “Proceeding”), other than a Proceeding by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2  INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3  SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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8.4  INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

8.5  ADVANCE PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other current or former employees and agents of the corporation or by persons currently or formerly serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6  LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a)  for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)   for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)  for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)  initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

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(e)  if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.

8.7  DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of their entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8  NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9  INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10  SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11  EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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8.12  CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX

GENERAL MATTERS

9.1  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2  FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3  SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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9.4  CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, joint venture, trust or other enterprise, and a natural person.

ARTICLE X

AMENDMENTS

10.1  These bylaws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the total voting power of outstanding voting securities. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

10.2  A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

ARTICLE XI

EXCLUSIVE FORUM

11.1  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction.

11.2  Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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 Annex D

AMENDED AND RESTATED NUTEX HEALTH INC.

2022 EQUITY INCENTIVE PLAN

D-1

Page

SECTION 1 Establishment and Purpose.	D-3
(a) Purpose.	D-3
(b) Adoption and Term.	D-3
SECTION 2 Definitions.	D-3
SECTION 3 Administration.	D-8
(a) Committee of the Board of Directors.	D-8
(b) Authority.	D-8
(c) Exchange Program.	D-8
(d) Delegation by the Committee.	D-8
(e) Indemnification.	D-9
SECTION 4 Eligibility and Award Limitations.	D-9
(a) Award Eligibility.	D-9
(b) Award Limitations.	D-9
SECTION 5 Stock Subject To The Plan.	D-9
(a) Shares Subject to the Plan.	D-9
(b) Lapsed Awards.	D-9
SECTION 6 Terms And Conditions Of Stock Options.	D-10
(a) Power to Grant Options.	D-10
(b) Optionee to Have No Rights as a Stockholder.	D-10
(c) Award Agreements.	D-10
(d) Vesting. :	D-10
(e) Exercise Price and Procedures.	D-11
(f) Effect of Termination of Service.:	D-11
(g) Limited Transferability of Options.	D-12
(h) Acceleration of Exercise Vesting.	D-12
(i) No Repricing.	D-12
(j) Modification, Extension, Cancellation and Regrant.	D-12
(k) Term of Option.	D-12
(l) Special Rules For Incentive Stock Options (“ISOs”).	D-12
(m) Shareholder Rights.	D-13
SECTION 7 Restricted Stock.	D-14
(a) Grant of Restricted Stock.	D-14
(b) Establishment of Performance Criteria and Restrictions.	D-14
(c) Share Certificates and Transfer Restrictions.	D-14
(d) Voting and Dividend Rights.	D-14
(e) Award Agreements. l.	D-14
(f) Time Vesting.	D-15
(g) Acceleration of Vesting.	D-15
SECTION 8 Restricted Stock Units	D-15
(a) Grant.	D-15
(b) Vesting Criteria and Other Terms.	D-15
(c) Earning of Restricted Stock Units.	D-16
(d) Dividend Equivalents.	D-16
(e) Form and Timing of Payment.	D-16
(f) Cancellation.	D-16
SECTION 9 Stock Appreciation Rights.	D-16
(a) Grant.	D-16
(b) Exercise and Payment.	D-16
SECTION 10 Performance Units and Performance Shares.	D-17
(a) Grant of Performance Units/Shares.	D-17
(b) Value of Performance Units/Shares.	D-17
(c) Performance Objectives and Other Terms.	D-17
(d) Measurement of Performance Goals.	D-17
(e) Earning of Performance Units/Shares.	D-18
(f) Form and Timing of Payment of Performance Units/Shares.	D-18
(g) Cancellation of Performance Units/Shares.	D-19
(h) Non-transferability.	D-19
SECTION 11 Tax Withholding.	D-19
(a) Tax Withholding for Options.	D-19
(b) Tax Withholding for Restricted Stock and Other Awards.	D-19
SECTION 12 Adjustment of Shares and Representations.	D-19
(a) General.	D-19
(b) Mergers and Consolidations.	D-20
(c) Reservation of Rights.	D-20
SECTION 13 Miscellaneous.	D-20
(a) Regulatory Approvals.	D-20
(b) Strict Construction.	D-21
(c) Choice of Law.	D-21
(d) Compliance With Code Section 409A.	D-21
(e) Date of Grant.	D-21
(f) Conditions Upon Issuance of Shares.	D-21
(g) Clawback Provisions.	D-21
(h) Stockholder Approval.	D-22
SECTION 14 No Employment or Service Retention Rights.	D-22
SECTION 15 Duration and Amendments.	D-22
(a) Term of the Plan.	D-22
(b) Right to Amend or Terminate the Plan.	D-22
(c) Effect of Amendment or Termination.	D-22
SECTION 16 Execution.	D-22
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NUTEX HEALTH, INC. 2022 EQUITY INCENTIVE PLAN

SECTION 1  Establishment and Purpose.

(a)  Purpose. The purpose of the Plan is to promote the interests of Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation (the “Company”), and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Company and its subsidiaries, to increase their efforts to make the Company more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Company.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

(b)  Adoption and Term. The Plan has been approved by the Board of Directors (the “Board”) of the Company, and subject to the approval of a majority of the voting power of the stockholders of the Company, is effective [●], 2022. The Plan will remain in effect until terminated by action of the Board except as otherwise provided in Section 15.

SECTION 2  Definitions.

(a)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(b)  “Award” means the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units or Performance Shares made pursuant to the Plan.

(c)  “Award Agreement” means an agreement entered into by the Company and the Participant setting forth the terms applicable to an Award granted to the Participant under the Plan.

(d)  “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)  “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or adversely affects the Company's operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Company (other than due to a disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company; or (vi) any breach of any obligation or duty to the Company (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "Cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

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(f)  “Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity's securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (v) a liquidation or dissolution of the Company; or (vi) any similar event deemed by the Committee to constitute a Change in Control for purposes of the Plan. For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company's business, being controlled, directly or indirectly, by the same person or persons who controlled the Company, directly or indirectly, immediately before such transaction(s).

(g)  “Code” means the Internal Revenue Code of 1986, as amended.

(h)  “Committee” means the Compensation Committee of the Board of Directors or such other committee or individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 hereof.

(i)  “Common Stock” means the common stock of the Company.

(j)  “Company” means Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation and where applicable, its Subsidiaries.

(k)  “Consultant” means any person other than an Employee, engaged by the Company or Subsidiary to render services to such entity.

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(l)  “Date of Grant” means the date on which the Committee grants an Award pursuant to the Plan.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(n)  “Effective Date” means [l], 2022.

(o)  “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

(p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)  “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 12 or any action taken in connection with a Change in Control transaction or (ii) transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company's shareholders.

(r)  “Exercise Price” with respect to an Option, means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. In no event shall the Exercise Price of any Common Stock made the subject of an Option, be less than the Fair Market Value on the Date of Grant.

(s)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Common Stock is quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Committee deems reliable;

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(iii)  For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock; or

(iv)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board after taking into account such factors as the Board shall deem appropriate.

(t)  “Incentive Stock Option” or “ISO” means a stock option intended to satisfy the requirements of Section 422(b) of the Code.

(u)  “Nonstatutory Option” means a stock option not intended to satisfy the requirements of Section 422(b) of the Code.

(v)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)  “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Common Stock.

(x)  “Option Stock” means those shares of Common Stock made the subject of an Option granted pursuant to the Plan.

(y)  “Optionee” means an individual who is granted an Option.

(z)  “Outside Director” means a member of the Board of Directors who is not an Employee.

(aa)  “Participant” means a person who has an outstanding Award under the Plan. The term Participant also refers to an Optionee.

(bb)  “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

(cc)  “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine pursuant to Section 10.

(dd)  “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

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(ee)  “Plan” means this Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan.

(ff)  “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's securities.

(gg)  “Repricing” means (i) reducing the exercise price of Nonqualified Stock Options, Incentive Stock Options, or Stock Appreciation Right (collectively, “Stock Rights”), (ii) cancel outstanding Stock Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original options or base price of stock appreciation rights, as applicable, (iii) cancel outstanding Stock Rights with an exercise price or base price, as applicable, that is less than the then current Fair Market Value of a Share in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted without stockholder approval.

(hh)  “Restricted Stock” means those shares of Common Stock made the subject of an Award granted under the Plan.

(ii)  “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)  “Service” means service as an Employee, Consultant or Outside Director.

(mm)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(nn)  “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 9 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

(oo)  “Subsidiary” means any Company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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SECTION 3  Administration.

(a)  Committee of the Board of Directors. The Plan may be administered by the Compensation Committee of the Board or such other Committee or individuals as appointed by the Board to administer the Plan. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authorities previously delegated to the Committee. If no Committee has been appointed, the entire Board shall administer the Plan.

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)  Authority. Subject to the terms and conditions of the Plan, the Committee shall have the sole discretionary authority:

(i)  to authorize the granting of Awards under the Plan;

(ii)  to select the Employees, Consultants or Outside Directors who are to be granted Awards under the Plan and to determine the conditions subject to such Awards;

(iii)  to construe and interpret the Plan;

(iv)  to determine Fair Market Value;

(v)  to establish and modify administrative rules for the Plan;

(vi)  to impose such conditions and restrictions with respect to the Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(vii)  to execute or cause to be executed Award Agreements; and

(viii)  generally, to exercise such power and perform such other acts in connection with the Plan and the Awards, and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Any person delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

(c)  Exchange Program. Notwithstanding anything in this Section 3, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company's shareholders.

(d)  Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan's qualification under Code Section 162(m), if applicable, or Rule 16b-3.

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(e)  Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee, the Board, and any Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

SECTION 4  Eligibility and Award Limitations.

(a)  Award Eligibility. Employees, Consultants, and Outside Directors shall be eligible for the grant of Awards under the Plan. Only Employees shall be eligible for the grant of Incentive Stock Options.

(b)  Award Limitations. The Company may apply limits on the grant of Awards during any fiscal year or any particular type or amount of Award.

SECTION 5  Stock Subject To The Plan.

(a)  Shares Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan immediately after the Effective Date is 5,000,000 Shares, subject to both increase under Section 5(b) and adjustment under Section 12 after the Effective Date (the “Share Reserve”); provided, however that the Share Reserve will increase on January 1st of each calendar year beginning on January 1, 2023 and ending on and including January 1, 2027 (each, an “Evergreen Date”), in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) such lesser number of shares of Common Stock as determined to be appropriate by the Committee in its sole discretion. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 5,000,000.

(b)  Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vested), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

D-9

SECTION 6  Terms And Conditions Of Stock Options.

(a)  Power to Grant Options. Subject to the maximum per person share limitation in Section 4, the Committee may grant to such Employees or persons as the Committee may select, Options entitling the Optionee to purchase shares of Common Stock from the Company in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee, and as set forth in the Participant’s Option Award Agreement. Options granted under the Plan may be Nonstatutory Stock Options or Incentive Stock Options.

(b)  Optionee to Have No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.

(c)  Award Agreements. The terms of any Option shall be set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Optionee have executed an Award Agreement setting forth the grant and the terms and conditions of the Option.

(d)  Vesting. Unless a different vesting schedule is listed in an individual Award Agreement, the Shares subject to an Option granted under the Plan shall vest and become exercisable in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

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(e)  Exercise Price and Procedures.

(1)  Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(2)  Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires, and (ii) the last date on which such Option may be exercised as provided in paragraph (f) below.

(3)  Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws, (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion; (v) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.

(f)  Effect of Termination of Service. Subject to paragraph (k) below regarding Special Rules for Incentive Stock Options, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(1)  Termination of Employment for Reasons Other than Death, Disability or a Termination for Cause. Should Optionee’s Service with the Company cease for any reason other than death, Disability or a termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) 3 months following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(2)  Termination of Employment Due to Death or Disability. Should Optionee’s Service cease due to death or Disability, then each Option shall remain exercisable until the close of business on the earlier of (i) the 12 month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

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(3)  Termination for Cause. Should Optionee’s Service be terminated for Cause while his Option remains outstanding, each outstanding Option granted to Optionee (whether vested or unvested) shall terminate immediately and Optionee shall forfeit all rights with respect to such Award.

(g)  Limited Transferability of Options. An Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.

(h)  Acceleration of Exercise Vesting. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant, any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change of Control of the Company, the Committee, in its discretion may provide that Options shall become 100% vested and exercisable on the date of the Change of Control. Options shall also become 100% vested in the event Optionee dies or becomes Disabled while employed.

(i)  No Repricing. The terms of any outstanding Award may not be amended, and action may not otherwise be taken, in a manner to achieve a Repricing; provided, however, that nothing herein shall prevent the Committee from taking any action provided for in Section 14 below

(j)  Modification, Extension, Cancellation and Regrant. Within the limitations of the Plan and after taking into account any possible adverse tax or accounting consequences, the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option or cause a violation of Code Section 409A.

(k)  Term of Option. No Option shall have a term in excess of ten (10) years measured from the date that the Option is granted.

(l)  Special Rules For Incentive Stock Options (“ISOs”). In addition to the provisions of this Section 6, the terms specified below shall be applicable to all Incentive Stock Options granted under the Plan. Except as modified by the provisions of this paragraph (k), all of the provisions of the Plan shall be applicable to Incentive Stock Options. Options that are specifically designated as Nonstatutory Options are not subject to the terms of this paragraph (k).

(1)  Eligibility. Incentive Options may only be granted to Employees.

(2)  Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Stock Options.

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(3)  Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Stock Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonstatutory Options.

(4)  Special Rules for Incentive Stock Options Granted to 10% Stockholder.

a.  Exercise Price. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, the Exercise Price of the Incentive Stock Option must be at least 110% of the Fair Market Value of the Company’s Common Stock.

b.  Term of Option. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date the Incentive Stock Option is granted.

c.  Definition of 10% Stockholder. For purposes of the Plan, an Employee is deemed to be a “10% Stockholder” if he owns more than 10% of the Company or any Subsidiary.

(5)  Special Rules for Exercise of Incentive Stock Options Following Termination of Employment.

a.  Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, Options granted to an Optionee who dies or becomes Disabled while employed must be exercised by the Optionee or his executor or beneficiary no later than (i) 12 months following the date of death or Disability, or (ii) the expiration date of the Incentive Stock Option, if earlier.

b.  Termination For Reason Other Than Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, an Optionee must exercise any vested and outstanding Incentive Stock Options no later than: (i) three (3) months following the date the Optionee terminates employment for any reason other than death or Disability; or (ii) the expiration date of the Incentive Stock Option if earlier.

(6)  Miscellaneous. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. To the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonstatutory Stock Option for all purposes of this Plan.

(m)  Shareholder Rights. Until the Shares covered by an Option are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

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SECTION 7  Restricted Stock.

(a)  Grant of Restricted Stock. The Committee may cause the Company to issue shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

(b)  Establishment of Performance Criteria and Restrictions. Restricted Stock Awards will be subject to time vesting under paragraph (f) of this Section 7. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Corporate or individual performance criteria include, but are not limited to, designated levels or changes in total shareholder return, net income, total asset return, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Restricted Stock Agreement.

(c)  Share Certificates and Transfer Restrictions. Restricted Stock awarded to a Participant may be held under the Participant’s name in a book entry account maintained by or on behalf of the Company. Upon vesting of the Restricted Stock, the Company will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with the Plan.

(d)  Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, until such shares are vested. All distributions, if any, received by the Participant with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

(e)  Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

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(f)  Time Vesting. Except as otherwise provided in a Participant’s Award Agreement, the Restricted Stock granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

In the event a Participant terminates employment prior to 100% vesting, any Shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. However, a Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death or Disability. A Participant shall also be 100% vested in his Restricted Stock on the date of a Change of Control. If a Participant’s Service is terminated for Cause as determined in the sole discretion of the Committee, his or her Restricted Stock Award (whether vested or unvested) shall be forfeited immediately. The Committee may approve Restricted Stock grants that provide alternate vesting schedules. Fractional shares shall be rounded down.

(g)  Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, the Board, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock.

SECTION 8  Restricted Stock Units

(a)  Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. After the Committee determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)  Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Committee in its discretion. Unless a different vesting schedule is set forth in the Award Agreement, the following time vesting schedule will apply:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

D-15

(c)  Earning of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Committee and as set forth in the Award Agreement on the Date of Grant. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout as long as such reduction or waiver does not violate Code Section 409A.

(d)  Dividend Equivalents. The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)  Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both. Timing and payment of Restricted Stock Units will be subject to and structured to comply with the rules of Code Section 409A and the treasury regulations thereunder.

(f)  Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

SECTION 9  Stock Appreciation Rights.

(a)  Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee but shall be a price that is equal to or greater than the Fair Market Value of such shares. Other than as adjusted pursuant to Section 12, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

(b)  Exercise and Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Fair Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment. Shares issuable in connection with a SAR are subject to the transfer restrictions under the Plan.

D-16

SECTION 10  Performance Units and Performance Shares.

(a)  Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees, Consultants or Outside Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)  Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of the grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.”

(c)  Performance Objectives and Other Terms. The Committee will set Performance Goals or other vesting provisions (including, without limitation, continued status as an Employee, Consultant or Outside Director) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to an Employee, Consultant or Outside Director. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(d)  Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

(i)  Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) net income; (vi) pre-tax income or after-tax income; (vii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (viii) raising of financing or fundraising; (ix) project financing; (x) revenue backlog; (xi) power purchase agreement backlog; (xii) gross margin; (xiii) operating margin or profit margin; (xiv) capital expenditures, cost targets, reductions and savings and expense management; (xv) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xvi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xvii) performance warranty and/or guarantee claims; (xviii) stock price or total stockholder return; (xix) earnings or book value per share (basic or diluted); (xx) economic value created; (xxi) pre-tax profit or after-tax profit; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxiii) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxiv) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing milestones, project budget; (xxvii) key regulatory objectives; and (xxviii) enterprise resource planning.

D-17

(ii)  Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more Subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per branch basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(e)  Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Unit/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, and subject to restrictions under Applicable Laws such as Code Section 409A, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

(f)  Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within 90 calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in combination thereof. Prior to the beginning of each Performance Period, Participants may, if so permitted by the Company, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

D-18

(g)  Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, the Shares subject thereto shall again be available for grant under the Plan.

(h)  Non-transferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

SECTION 11  Tax Withholding.

(a)  Tax Withholding for Options. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares of Common Stock issuable under such Optionee's Option, and the Company may defer payment or issuance of the shares of Common Stock upon such Optionee's exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Company.

(b)  Tax Withholding for Restricted Stock and Other Awards. When a Participant incurs tax liability in connection with the vesting, lapse of a restriction or distribution of Restricted Stock or other Award, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the Committee shall establish procedures to satisfy the withholding tax obligation. The Participant also has the option to make payment in cash in United States dollars pursuant to procedures established by the Company. The amount of any such withholding shall be determined by the Company.

SECTION 12  Adjustment of Shares and Representations.

(a)  General. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable pursuant to the Plan, (ii) the number and/or class of securities and the Exercise Price per share in effect for each outstanding Option in order to prevent the dilution or enlargement of benefits, (iii) the number of shares of Restricted Stock granted; or (iv) the number of Performance Shares awarded, if applicable. As a condition to the exercise of an Award, the Company may require the person exercising such Option to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

D-19

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)  Mergers and Consolidations. In the event that the Company is a party to a Change of Control, outstanding Awards that are not yet vested shall be subject to the agreement of merger or consolidation or asset sale. Such agreement, without the Participant’s consent, may provide for:

(i)  The continuation of such outstanding Awards by the Company (if the Company is the surviving Company);

(ii)  The assumption of the Plan and such outstanding Awards by the surviving Company;

(iii)  The substitution by the surviving Company of options with substantially the same terms for such outstanding Awards;

(iv)  Such other action as the Board determines.

Each Option that is assumed or otherwise continued in effect in connection with a Change of Control shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in connection with the consummation of such Change of Control, had the Option been exercised immediately prior to such Change of Control.

(c)  Reservation of Rights. Except as provided in this Section 12, a Participant shall have no Shareholder rights by reason of (i) any subdivision or consolidation of shares of stock of any class, or (ii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13  Miscellaneous.

(a)  Regulatory Approvals. The implementation of the Plan, the granting of any Options, Restricted Stock or Performance Unit/Performance Share Awards under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, lapse of restrictions on Restricted Stock, or payout of Performance Share Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities, if any, including applicable securities laws having jurisdiction over the Plan, the Options or Restricted Stock granted, and the shares of Common Stock issued pursuant to it.

D-20

(b)  Strict Construction. No rule of strict construction shall be implied against the Committee, the Company or Subsidiary or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

(c)  Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware and construed in accordance therewith.

(d)  Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

(e)  Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(f)  Conditions Upon Issuance of Shares.

(i)  Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(ii)  Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(g)  Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

D-21

(h) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SECTION 14  No Employment or Service Retention Rights.

Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 15  Duration and Amendments.

(a)  Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Awards that have already occurred for which shareholder approval is a prerequisite for the granting of such Awards, shall be rescinded, and no such additional grants or awards shall be made thereafter under the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan or (ii) the date determined by the Board pursuant to its authority pursuant to paragraph (b) below.

(b)  Right to Amend or Terminate the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. No Shares of Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any shares of Restricted Stock or Performance Shares previously issued or any Option previously granted under the Plan.

SECTION 16  Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

NUTEX HEALTH INC.

By:
Title:
Date:

D-22

Annex E

November 23, 2021

STRICTLY CONFIDENTIAL

The Board of Directors

Clinigence Holdings, Inc.

2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, FL 33304

To the Board of Directors:

We understand that Clinigence Holdings, Inc. (“CLNH”, the “Company”) intends to enter into an agreement and plan of merger (the “Agreement”) by and among Nutex Health Holdco LLC (“Nutex”), the Company, Nutex Acquisition LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Micro Hospital Holding LLC (“MHH”), Nutex Health LLC (“NH”), and Thomas T. Vo, in his capacity as the Nutex Representative (as defined in the Agreement). We further understand that, prior to or concurrently with the execution of the Agreement, Nutex and the Nutex Owners will have entered into certain contribution agreements (the “Contribution Agreements”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”); that the consummation of the Contribution Transaction is conditioned upon the approval of the Agreement by the Company Stockholders and subject to certain terms and conditions set forth in the Agreement; that at the Closing, Merger Sub will be merged with and into Nutex, with Nutex surviving that merger on the terms and subject to the conditions set forth in the Agreement (the “Transaction”); and that each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time but after the consummation of the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) fully paid and non-assessable shares of CLNH (“Merger Consideration”).

The board of directors of the Company (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark”) provide a written opinion (the “Opinion”) to the Board as to whether the consideration to be paid by the Company in the Transaction is fair to the Company’s shareholders from a financial point of view.

In exchange for our services in rendering this Opinion, the Company has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. The Company has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with the Company. We may seek to provide other financial advisory or investment banking services to the Company and/or its affiliates and other participants in the Transaction in the future for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of the Board (solely in their capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, Nutex or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of Nutex, the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Nutex, the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

  A draft copy of the Agreement dated November 21, 2021;
  certain information relating to the historical, current and future operations, financial condition and prospects of Nutex, made available to us by the Company, including financial statements that included the actual income statements and balance sheets for the twelve months ending 9/30/2021, and a financial model with projected income statements and balance sheets for the quarter ending 12/31/2021 and the years 2022-2026;
  discussions with certain members of the management of the Company and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of Nutex, the Transaction and related matters;
  a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) on Nutex provided to, or discussed with, us by or on behalf of the Company;
  the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that we deemed to be relevant;
  the publicly available financial terms of certain transactions that we deemed to be relevant; and
  such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Nutex and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Nutex since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at this Opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by the Company. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the latest draft of the Agreement provided to us as identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company or Nutex nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the Agreement identified above. Furthermore, the Company represented to Benchmark that the Transaction was negotiated by the parties on an arm’s length basis.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or Nutex or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of the Company and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of the Company.

E-1

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair to the Company’s shareholders from a financial point of view.

Very truly yours,

THE BENCHMARK COMPANY, LLC

By: /s/ John J. Borer III

Name: John J. Borer III

Title: Senior Managing Director & Co-Head of Investment Banking

E-2

INSTRUCTIONS TO VOTE ONLINE

- Go to www.transferonline.com/proxy
- Enter your Proxy Code and Security Code
- Press Submit
- Make your selections
- Press Vote Now

INSTRUCTIONS TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

TRANSFER ONLINE
ATTN PROXY DEPARTMENT
512 SE SALMON ST
PORTLAND, OR 97214

SHAREHOLDER NAME:

PROXY CODE:
SECURITY CODE:

SHARES:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Approve the merger between Nutex Acquisition LLC and Nutex Health Holdco LLC pursuant to the terms and conditions of the Merger Agreement and the Merger Agreement and the transactions contemplated thereunder, including the issuance of shares of Company common stock to Nutex holders as merger consideration.	[]	[]	[]
	[]	[]	[]
	[]	[]	[]
	[]	[]	[]
2. Amend and restate the Certificate of Incorporation of the Company.	[]	[]	[]
3. Amend and restate the Amended and Restated Bylaws of the Company.	[]	[]	[]
4. Amend the 2019 Omnibus Incentive Plan of the Company / 6. Approve the "golden parachute" compensation.	[]	[]	[]
	[]	[]	[]
7. Ratify the appointment of Marcum LLP as the Company's auditor.	[]	[]	[]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date